    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                                         THE DOE RUN RESOURCES CORPORATION
                                               (Exact name of registrant as specified in its charter)
              NEW YORK                                            1031, 3339, 3341
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                             FABRICATED PRODUCTS, INC.
                                               (Exact name of registrant as specified in its charter)
              DELAWARE                                         1799, 2819, 3356, 3442
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                                DOE RUN CAYMAN LTD.
                                               (Exact name of registrant as specified in its charter)
           CAYMAN ISLANDS                                            3331, 3339
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                               DOE RUN MINING S.R.L.
                                               (Exact name of registrant as specified in its charter)
                PERU                                                 3331, 3339
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                                DOE RUN PERU S.R.L.
                                               (Exact name of registrant as specified in its charter)
                PERU                                                 3331, 3339
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                                 DOE RUN AIR S.A.C.
                                               (Exact name of registrant as specified in its charter)
                                                                        4522
                PERU
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                             DOE RUN DEVELOPMENT S.A.C.
                                               (Exact name of registrant as specified in its charter)
                                                                        8711
                PERU
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)
                                                            EMPRESA MINERA COBRIZA S.A.
                                               (Exact name of registrant as specified in its charter)
                                                                        1021
                PERU
  (State or other jurisdiction of                           (Primary Standard Industrial
   incorporation or organization)                           Classification Code Number)


              NEW YORK                             13-1255630
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

              DELAWARE                             43-1755268
  (State or other jurisdiction of               (I.R.S.Employer
   incorporation or organization)             Identification No.)

           CAYMAN ISLANDS                        NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S.Employer
   incorporation or organization)             Identification No.)

                PERU                             NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

                PERU                             NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

                PERU                             NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

                PERU                             NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

                PERU                             NOT APPLICABLE
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)



                            ------------------------

                                                                                                MARVIN K. KAISER
                           1801 PARK 270 DRIVE                                                1801 PARK 270 DRIVE
                        ST. LOUIS, MISSOURI 63146                                          ST. LOUIS, MISSOURI 63146
                              (314) 453-7100                                                     (314) 453-7100
                                                                               (Name, address, including zip code, and telephone
      (Address, including zip code, and telephone number, including                                 number,
         area code, of registrant's principal executive offices)                   including area code, of agent for service)

                                   COPIES TO:
                             MICHAEL C. RYAN, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6177
                    ----------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                                     PROPOSED
                                                                                    PROPOSED         MAXIMUM
                                                                       AMOUNT        MAXIMUM        AGGREGATE        AMOUNT OF
                      TITLE OF EACH CLASS OF                           TO BE     OFFERING PRICE      OFFERING      REGISTRATION
                    SECURITIES TO BE REGISTERED                      REGISTERED     PER NOTE          PRICE+            FEE
11 1/4% Senior Secured Notes due 2005, Series B....................  $50,000,000            100%   $ 50,000,000      $  13,900
Guarantees of 11 1/4% Senior Secured Notes due 2005, Series B......  $50,000,000         100%     $  50,000,000        ++

+ Estimated solely for purposes of computing the registration fee pursuant to Rule 457(f).

++   Pursuant to Rule 457(n), no additional filing fee is required, as no separate consideration will be paid for each of the Guarantees by the Guarantors.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

 THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED; DATED OCTOBER
                                    29, 1998

PROSPECTUS

                                                                  [LOGO]
THE DOE RUN RESOURCES CORPORATION

EXCHANGE OFFER FOR
11 1/4% SENIOR SECURED NOTES DUE 2005

GUARANTEED BY: FABRICATED PRODUCTS, INC.
                DOE RUN CAYMAN LTD.
                DOE RUN MINING S.R.L.
                DOE RUN PERU S.R.L.
                DOE RUN AIR S.A.C.
                DOE RUN DEVELOPMENT S.A.C.
                EMPRESA MINERA COBRIZA S.A.

    INVESTMENT IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 17.

                          TERMS OF THE EXCHANGE OFFER

/ /        The Exchange Offer expires at 5:00
           p.m., New York City time, on
           extended.      , 1998, unless
/ /        The Exchange Offer is not subject
           to any condition other than that
           the exchange notes be freely
           tradeable and that the interests of
           holders of outstanding notes not be
           materially adversely affected by
           consummation of the Exchange Offer.
/ /        All outstanding notes that are
           validly tendered and not validly
           withdrawn will be exchanged.

/ /        Tenders of outstanding notes may be
           withdrawn at any time prior to the
           expiration of the Exchange Offer.
/ /        The exchange of outstanding notes
           for exchange notes will not be a
           taxable event for federal income
           tax purposes.
/ /        We will not receive any proceeds
           from the Exchange Offer.
/ /        The terms of the exchange notes are
           substantially identical to the
           outstanding notes, except that the
           exchange notes will be freely
           tradeable.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS       , 1998.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LAWS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING CERTAIN STATEMENTS UNDER THE CAPTIONS "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "INDUSTRY" AND "BUSINESS" AND LOCATED ELSEWHERE REGARDING OUR FINANCIAL POSITION AND BUSINESS STRATEGY MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALSO, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "BELIEVE" OR "CONTINUE" OR THEIR NEGATIVES OR VARIATIONS OR SIMILAR TERMINOLOGY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, SUCH EXPECTATIONS COULD BE INCORRECT. CAUTIONARY STATEMENTS THAT DESCRIBE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM OUR EXPECTATIONS ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING IN CONJUNCTION WITH FORWARD-LOOKING STATEMENTS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE QUALIFIED IN THEIR ENTIRETY BY THESE CAUTIONARY STATEMENTS. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. WE DISCLAIM ANY OBLIGATION OR UNDERTAKING TO PROVIDE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT ANY CHANGE IN OUR EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                 PRESENTATION OF CERTAIN FINANCIAL INFORMATION

    Unless otherwise specified or the context otherwise requires, references to "$," "US$," "U.S.$," "dollars," and "U.S. dollars" are to United States dollars and references to "S/.," "nuevo sol" or "nuevos soles" are to Peruvian nuevos soles. Each nuevo sol is divisible into 100 centimos. See "Exchange Rates."

    The financial statements of Doe Run Peru S.R.L. and Empresa Minera del Centro del Peru S.A.-- Centromin Peru S.A., La Oroya Division included in this Prospectus are prepared in U.S. dollars and in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

    Our Peruvian subsidiaries maintain their financial records in nuevos soles, prepare financial information in accordance with generally accepted accounting principles in Peru ("Peruvian GAAP") and report such information to the Peruvian government on this basis for purposes of calculating their Peruvian tax liability. These amounts are calculated on the basis of Peruvian GAAP and, therefore, cannot be directly derived from the consolidated financial statements appearing in this Prospectus, which are prepared in accordance with U.S. GAAP. Peruvian GAAP requires the inclusion in financial statements of the Resultado de Exposicion a la Inflacion which seeks to account for the effects of inflation by adjusting the value of non-monetary assets and liabilities and equity by a factor corresponding to Peruvian wholesale price inflation rates during the period covered by the financial statements. Monetary assets and liabilities are not adjusted.

                                 EXCHANGE RATES

    During the last two decades, the Peruvian government has imposed various exchange controls ranging from strict control over exchange rates to market determination of rates. Prior to early 1991, the Peruvian foreign exchange market consisted of multiple exchange rates. Since early 1991, there have been no exchange controls in Peru, and all foreign exchange transactions are based on free market exchange rates. Current Peruvian regulations on foreign investment allow foreign investors to receive and repatriate all earnings and investments in Peru. Investors are allowed to purchase foreign currency at free market exchange rates through any member of the Peruvian banking system and transfer such foreign currency outside Peru without restriction.

    Approximately 30.0%, or $115.4 million, of the pro forma operating costs of our Peruvian operations for the twelve months ended October 31, 1997, were denominated in nuevos soles. Because substantially all the revenues of our Peruvian operations are denominated in U.S. dollars, when inflation in Peru is not offset by a corresponding devaluation of the nuevo sol versus the U.S. dollar, the financial position, results of operations and cash flows of our Peruvian operations will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Inflation and Seasonality." We have not in the past entered into any foreign exchange hedging arrangements.

    The following table sets forth the high and low month-end, average month-end and end of period noon buying rates in New York City for customs purposes, set forth in INTERNATIONAL FINANCIAL STATISTICS published by the International Monetary Fund, of nuevo soles for U.S. dollars for the periods indicated:

                                                              MONTH-END
                                                  ---------------------------------   END OF
YEAR ENDED DECEMBER 31,                             HIGH        LOW       AVERAGE     PERIOD
------------------------------------------------  ---------  ---------  -----------  ---------
                                                                    (PER $)
1992............................................   S/.1.468   S/.0.960    S/.1.211    S/.1.468
1993............................................      2.196      1.710       2.008       2.196
1994............................................      2.250      2.160       2.193       2.180
1995............................................      2.320      2.190       2.252       2.310
1996............................................      2.600      2.360       2.460       2.600
1997............................................      2.730      2.640       2.673       2.730

    The noon buying rate in New York City for customs purposes as set forth in INTERNATIONAL FINANCIAL STATISTICS published by the International Monetary Fund as of October 31, 1997 and July 31, 1998 was S/.2.720 and S/.2.930,
respectively, per $1.00.

    We currently do not, and do not intend to, engage in any hedging or other transactions which are intended to manage risks relating to foreign currency and interest rate fluctuations.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. WE URGE YOU TO READ THE ENTIRE PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISIONS. REFERENCES TO THE TERMS "OUNCE" MEAN A TROY OUNCE (1.09 OUNCES); "TON" MEAN A SHORT TON (2,000 POUNDS); AND "WESTERN WORLD" MEAN THE ENTIRE WORLD EXCLUDING EASTERN EUROPE, THE FORMER SOVIET UNION AND CHINA. OUR FISCAL YEAR ENDS OCTOBER 31; HOWEVER PRIOR TO OCTOBER 23, 1997 WHEN WE ACQUIRED OUR PERUVIAN OPERATIONS, THEY HAD A FISCAL YEAR ENDED DECEMBER 31.

                                  THE COMPANY

    We are the largest fully-integrated lead producer in North America and the second largest primary lead producer in the western world. Through our Peruvian subsidiary Doe Run Peru S.R.L. ("Doe Run Peru"), we operate one of the largest polymetallic processing facilities in the western world. Our facilities offer an extensive product mix of non-ferrous and precious metals, including copper, silver, zinc, lead and gold. The combined capabilities of our U.S. and Peruvian operations represent the largest primary lead producer in the western world.

    On October 23, 1997, Doe Run Peru acquired Empresa Metalurgica La Oroya ("Metaloroya") from Empresa Minera del Centro del Peru S.A. ("Centromin"), a Peruvian government-owned conglomerate, as part of Peru's ongoing privatization program. On August 31, 1998, Doe Run Mining S.R.L. ("Doe Run Mining"), our Peruvian holding company subsidiary, acquired Empresa Minera Cobriza S.A. ("Cobriza"), which operates a mine that supplies Doe Run Peru with copper concentrates, from Centromin in another phase of Peru's privatization efforts. On September 1, 1998, we purchased certain assets of ASARCO Incorporated's Missouri Lead Division, including a smelter and refinery and two mines.

    For the year ended October 31, 1997, our pro forma net sales were $795.1 million, income before extraordinary item was $3.0 million and net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization ("EBITDA") was $90.9 million. For the nine months ended July 31, 1998 our pro forma net sales were $581.8 million, income before extraordinary item was $4.8 million and EBITDA was $64.1 million.

    Our principal executive offices and those of our subsidiaries are located at 1801 Park 270 Drive, St. Louis, Missouri 63146, and our telephone number is
(314) 453-7100.

OUR DOMESTIC OPERATIONS

    Our integrated domestic operations permit us to participate in and manage the entire lead life cycle:

    - mining lead ore;

    - producing refined lead metal;

    - fabricating value-added lead products; and

    - recycling lead-bearing materials, such as spent lead-acid batteries.

We believe our reputation for excellent service, product quality and timely delivery are the key factors leading to our ability to consistently obtain above-market prices for lead.

    In fiscal 1997, we shipped approximately 350,000 tons of refined lead metal and lead alloy products, including recycled lead. These shipments represented approximately 18% of North American consumption and 6% of western world consumption. For fiscal 1997 (excluding the results of Doe Run Peru for the eight days immediately after we acquired Metaloroya on October 23, 1997), our domestic operations' net sales were $277.9 million, net loss was $1.1 million and EBITDA was $31.9 million. For the nine months ended July 31, 1998 (excluding intercompany transactions), our domestic operations' net sales were $180.8 million, net loss was $22.5 million and EBITDA was $5.2 million.

    Refined lead product sales accounted for approximately 67% of net sales ($185.1 million) in fiscal 1997 and 80% of net sales ($144.6 million) for the nine months ended July 31, 1998. Providing tolling services to major U.S. lead-acid battery manufacturers, producing lead by-products, such as zinc and copper concentrates, and fabricating value-added lead products, such as lead sheet and bricks, comprise the balance of our domestic operations' net sales. Net sales from tolling services, by-products and fabricated products provide sources of revenue largely independent of lead prices.

    In 1997, the western world consumed an estimated 5.8 million tons of lead, which represented an approximately $3.2 billion lead market. The production of lead-acid batteries accounted for approximately 4.2 million tons, nearly 75% of overall lead consumption. Approximately 75% of those 4.2 million tons produced starting-lighting-ignition ("SLI") batteries. Replacing car batteries accounts for approximately 77% of SLI battery sales. Demand in the automotive battery replacement market tends to be stable, depending primarily on the number of automobiles in service and battery life.

    The lead-acid battery remains the most cost competitive battery technology for SLI batteries, and management believes that this trend will continue. In addition, refined lead is used in products such as computer and television screens, ammunition, stationary batteries used as backup power sources and rolled and extruded lead products used in radiation shielding and roofing materials.

    As the global economy grows and the number of vehicles in service increases, the demand for lead-acid batteries also continues to grow. Between 1987 and 1997, the compound annual growth rate ("CAGR") of lead consumption in the western world was 2.0%. As developing economies continue to grow, management believes that batteries will become an even larger portion of the lead market, particularly given the expected economic growth in developing economies leading to increased vehicle population.

    Approximately 45% of the lead consumed by the western world annually comes from newly mined or "primary" ore. Secondary sources, principally the recycling of spent lead-acid batteries and other lead-bearing materials, supply the balance. Since 1990, secondary lead capacity has increased, whereas primary lead capacity has remained relatively constant. Management believes that this trend, due to heightened environmental awareness, will continue, and that secondary sources of lead will continue to account for an increasing share of the total worldwide lead market.

    The average London Metal Exchange ("LME") price for refined lead was $.29 per pound in fiscal 1997. As of September 30, 1998, the LME price for lead was $.24 per pound. Over the past ten years, the average price of lead has been $.28 per pound. Management believes that lead prices over the long term will reflect the historical industry average. Due to the recent decreases in lead prices management expects to incur an operating loss in our U.S. operations that will adversely affect our EBITDA in fiscal 1998. We expect to reduce certain costs and achieve certain operating efficiencies during fiscal 1999, and do not anticipate incurring operating losses during fiscal 1999. However, lead prices could decrease further in the future to levels resulting in operating losses.

    We conduct our domestic mining operations along approximately 40 miles of the Viburnum Trend in Southeastern Missouri, one of the world's most productive lead deposits. Prior to the acquisition of the assets of ASARCO Incorporated's Missouri Lead Division, we operated six production shafts, four processing mills, one primary smelter and one secondary smelter. We now operate eight production shafts, six processing mills, two primary smelters and one secondary smelter. During fiscal 1997, we mined in excess of 5.0 million tons of ore containing average grades of 5.17% lead, 1.02% zinc and 0.27% copper. At the end of fiscal 1997, our proven and probable reserves consisted of approximately 70 million tons, containing approximately 3.8 million tons of recoverable lead which should support approximately fourteen years of production at current mining rates.

    Our primary smelter in Herculaneum, Missouri is the largest in North America and the second largest in the world. The smelter has an annual capacity of approximately 250,000 tons of refined lead. We added annual primary smelting capacity of 135,000 tons with the acquisition of a smelter in Glover, Missouri from ASARCO Incorporated on September 1, 1998. Since entering the recycling business in 1992, we have become a leading producer of secondary lead at our Buick recycling facility and secondary smelter located in Boss, Missouri. Here, we reclaim approximately 105,000 tons of refined lead per year. Tolling arrangements with major U.S. battery manufacturers account for approximately 60% of that refined lead.

OUR PERUVIAN OPERATIONS

    Our Peruvian operations' unique combination of base metal smelters, refineries and by-product circuits enable us to process complex polymetallic concentrates and to recover base metals and by-products at international quality standards. Doe Run Peru's La Oroya smelter is located in central Peru, approximately 110 miles from Lima. This strategic location allows us to source concentrates advantageously from mines located throughout the central Andes mountains, particularly in Peru. Our Cobriza mine is located approximately 330 miles from the La Oroya smelter. Moreover, Doe Run Peru's proximity to Lima's Callao port provides ready access to major world markets.

    For the twelve months ended October 31, 1997 and the nine months ended July 31, 1998, Doe Run Peru shipped approximately 70,000 tons and 54,000 tons, respectively, of refined copper, 107,000 tons and 88,000 tons, respectively, of refined lead, 71,000 tons and 60,000 tons, respectively, of refined zinc, 20.5 million ounces and 20.2 million ounces, respectively, of refined silver and 42,000 ounces and 43,000 ounces, respectively, of gold bullion. In addition, we shipped various by-products including bismuth, indium, tellurium, antimony, cadmium and copper blister. For the year ended October 31, 1997, our Peruvian operations' net sales were $431.9 million, net income was $26.4 million and EBITDA adjusted for certain non-recurring charges was $50.7 million. For the nine months ended July 31, 1998 (excluding intercompany transactions), our Peruvian operations' net sales were $346.9 million, net income was $29.5 million and EBITDA was $54.5 million.

    Refined copper, silver, zinc, lead and gold accounted for 35%, 23%, 19%, 15% and 3%, respectively, of our Peruvian operations' net sales for the twelve months ended October 31, 1997 and 24%, 33%, 17%, 13% and 4%, respectively, of our Peruvian operations' net sales for the nine months ended July 31, 1998. The balance of our net sales came from sales of various by-products. For the twelve months ended December 31, 1997, Doe Run Peru was one of Peru's largest exporters, exporting approximately 80% of its total shipments to North America, Europe and Asia, as well as other Latin American countries. Our customers include end-users of base metals and metal by-products, as well as international metal trading companies.

    Our Peruvian operations consist of smelting and refining complex concentrates which Doe Run Peru purchases from our Cobriza mine as well as from unaffiliated mining operations. We typically purchase concentrate feedstock pursuant to annual contracts where the price is based on a percentage of the payable base metal and precious metal content of the concentrates, reduced by processing fees, treatment charges to refine the concentrates, and penalties for impurities within the concentrates, such as arsenic, antimony and bismuth, which we must remove. Base metal prices, treatment charges and penalties are generally established by reference to prevailing market prices. As of September 30, 1998, we have contracted for approximately 30% of our concentrate requirements for fiscal 1999 through the acquisition of Cobriza and contracts with suppliers. By the end of calendar year 1998, approximately 80% to 90% of La Oroya's concentrate supply will be secured. For the nine months ended July 31, 1998, approximately 38% of the La Oroya smelter's copper concentrate requirements were met by Cobriza, and all of the output of Cobriza was and continues to be sold to Doe Run Peru.

    Because we pay for the majority of the metal content of the concentrates purchased, we derive our operating profit primarily from treatment charges and penalties. In addition, we generate operating profit from the sale of by-products, as well as from metals sold above the price we paid for such metal. Moreover, because our metallurgical recoveries are typically greater than the anticipated yield, we are able to sell the excess recoveries and increase our operating profit.

    The markets for Doe Run Peru's products are global and continue to grow as a result of worldwide economic growth. Given the diversity of its products and by-products, our Peruvian operations' financial performance is not solely dependent upon any single product or by-product. Moreover, since the La Oroya smelter is primarily a processor of complex concentrates, Doe Run Peru's financial performance is less sensitive to the volatility of base metal prices.

                              RECENT TRANSACTIONS

ACQUISITION OF METALOROYA

    Doe Run Peru acquired Metaloroya from Centromin on October 23, 1997 pursuant to a subscription agreement which provided that Doe Run Peru would acquire in excess of 99.97% of Metaloroya's shares for approximately $247.0 million. We made (i) a capital contribution to Metaloroya of $126.5 million in exchange for newly issued shares of Metaloroya representing a 51% ownership interest and (ii) a payment to Centromin of $120.5 million in exchange for substantially all of the previously outstanding shares. As mandated by Peruvian law, employees of Centromin purchased a negligible number of the pre-existing shares.

    The acquisition was financed through our Peruvian holding company subsidiary, Doe Run Mining, and our Cayman Island holding company subsidiary, Doe Run Cayman Ltd. ("Doe Run Cayman"). The interim financing used to close the acquisition was largely refinanced through our March 1998 financing described below. As of October 31, 1997, Doe Run Mining had $103.0 million of borrowings outstanding composed of $100.0 million in term loans and $3.0 million under its revolving credit facility.

    Under the subscription agreement with Centromin, Doe Run Peru committed to invest $120.0 million through October 23, 2002 to expand and modernize its operations. Certain expenditures must be made to satisfy environmental regulations within Peru as set forth in the Programa de Adecuacion y Manejo Ambiental (Environmental Remedy and Management Program), an environmental adjustment and management program. If Doe Run Peru does not satisfy these investment commitments, it will be obligated to pay a penalty payment to Centromin in 2002 equal to 30% of any shortfall, up to a maximum of $36.0 million. As of September 30, 1998, Doe Run Peru had expended $8.2 million toward fulfilling its investment requirement.

MARCH 1998 FINANCING

    On March 12, 1998, we sold $200.0 million of our 11 1/4% Senior Notes due 2005 and $55.0 million of our Floating Interest Rate Senior Notes due 2003 (collectively, the "March 1998 Notes"). The net proceeds from the March 1998 financing, approximately $248.6 million, were used as follows:

    - We made a $125.0 million special term deposit in a bank to serve as collateral for a back-to-back loan of the same amount by the bank to Doe Run Mining. The payment terms of the special term deposit and the back-to-back loan match the timing and amount of the payments on $125.0 million of the fixed rate March 1998 Notes, except that additional interest of 0.50% for the first six months and 0.25% thereafter through September 2004 is payable on the back-to-back loan.

    - Doe Run Mining used the proceeds of the back-to-back loan to repay its $103.0 million of outstanding borrowings and the $23.0 million loan from us incurred in connection with the acquisition of Metaloroya.

    - We repaid our existing indebtedness.

    - We redeemed all of our preferred stock held by Renco and paid accrued dividends on the preferred stock.

    - We paid related fees and expenses.

ACQUISITION OF COBRIZA

    On August 31, 1998, Doe Run Mining acquired Cobriza from Centromin for a purchase price of $7.5 million. Of that, $3.0 million was paid at closing and the balance is payable in equal annual installments over three years. The assets of Cobriza are a copper mine and other assets related to the operation of the mine. Cobriza is located approximately 500 kilometers southeast of Lima, Peru. Our La Oroya complex is located approximately 330 kilometers from the Cobriza mine, between Cobriza and Lima. The Cobriza mine produces copper concentrates. Currently, all of Cobriza'a copper concentrates are purchased by Doe Run Peru supplying approximately 40% of Doe Run Peru's copper concentrate requirements.

ACQUISITION OF ASARCO INCORPORATED'S MISSOURI LEAD DIVISION

    On September 1, 1998, we purchased the assets of ASARCO Incorporated's Missouri Lead Division, including a smelter and refinery and two mines. The purchase price for these assets was $54.4 million, plus any potential deferred payments. Whether any deferred payments have to be made depends on the LME lead prices during the five years after the acquisition. We will only be required to make a deferred payment in any year if the annual LME spot lead price exceeds $.285 per pound. Our aggregate deferred payments will not exceed $12.5 million. See "Business--ASARCO MLD Acquisition."

OFFERING OF OUTSTANDING NOTES

    On September 1, 1998, we sold and issued the 11 1/4% Senior Secured Notes due 2005, Series A. We used the net proceeds of the offering of outstanding notes, together with borrowings under our revolving credit facility to:

    - fund the the acquisition of ASARCO Incorporated's Missouri Lead Division; and

    - pay related fees and expenses.

                             CONTROL OF THE COMPANY

    All of our issued and outstanding capital stock is owned indirectly by The Renco Group, Inc. ("Renco"). We indirectly own more than 99% of the interests in Doe Run Peru through Doe Run Cayman and Doe Run Mining (with a negligible number of shares owned by employees pursuant to Peruvian law).

    The following chart sets forth our corporate structure.

                [GRAPHIC REPRESENTATION OF CORPORATE STRUCTURE]

    Renco is 97.9% owned by Mr. Ira Leon Rennert, its Chairman and Chief Executive Officer as well as our Chairman, through trusts established for himself and members of his family (but of which he is not a trustee). Because of such ownership, our company is controlled by Mr. Rennert.

                               THE EXCHANGE OFFER

Registration Rights..........  You are entitled to exchange your notes for freely tradeable exchange notes with substantially identical terms. The
                               Exchange Offer is intended to satisfy your exchange rights.
                               After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes. Accordingly, if you do not exchange your
                               notes, you will not be able to reoffer, resell or otherwise dispose of your notes unless you comply with the
                               registration and prospectus delivery requirements of the
                               Securities Act of 1933, as amended (the "Securities Act"), or there is an exemption available.

The Exchange Offer...........  We are offering to exchange $1,000 principal amount of our
                               11 1/4% Senior Secured Notes due 2005, Series B, which have been registered under the Securities Act, for $1,000
                               principal amount of our outstanding 11 1/4% Senior Secured
                               Notes due 2005, Series A, which were issued in a private
                               offering in September 1998. As of the date of this
                               Prospectus, there are $50.0 million of notes outstanding. We will issue exchange notes promptly after the expiration of the Exchange Offer.

Resales......................  We believe that the exchange notes issued in the Exchange
                               Offer may be offered for resale, resold or otherwise
                               transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

                                   - you are acquiring the exchange notes in the ordinary
                                   course of your business;

                                   - you are not participating, do not intend to
                                   participate and have no arrangement or understanding
                                     with any person to participate, in a distribution of
                                     the exchange notes; and

                                   - you are not an "affiliate" of ours.

                               If you do not meet the above criteria you will have to
                               comply with the registration and prospectus delivery
                               requirements of the Securities Act in connection with any
                               reoffer, resale or other disposition of your exchange notes.

                               Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were
                               acquired as a result of market-making or other trading
                               activities must acknowledge that it will deliver this
                               Prospectus in connection with any sale of exchange notes.

Expiration Date..............  5:00 p.m., New York City time, on            , 1998, unless
                               we extend the expiration date.

Accrued Interest on the
  Exchange Notes and Old
  Notes......................  The exchange notes will bear interest from September 15,
                               1998. If your outstanding notes are accepted for exchange, then you will

                               waive interest on such outstanding notes accrued and unpaid to the date the exchange notes are issued.

Conditions to the Exchange
  Offer......................  The Exchange Offer is not subject to any condition other than that the exchange notes be freely tradeable and that
                               the interests of holders of outstanding notes not be
                               materially adversely affected be consummation of the
                               Exchange Offer. See "The Exchange Offer-- Conditions."

Procedures for Tendering Old
  Notes......................  If you wish to tender outstanding notes, you must complete, sign and date the Letter of Transmittal, or a facsimile of it, in accordance with its instructions and transmit the
                               Letter of Transmittal, together with your notes to be
                               exchanged and any other required documentation to State
                               Street Bank and Trust Company, who is the exchange agent, at the address set forth in the Letter of Transmittal to arrive by 5:00 p.m. New York City time, on the expiration date. See
                               "The Exchange Offer--Procedures for Tendering." By executing the Letter of Transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange
                               notes, and that you are not an "affiliate" of ours. See "The
                               Exchange Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Holders.........  If you are the beneficial holder of notes that are registered in the name of your broker, dealer, commercial
                               bank, trust company or other nominee, and you wish to tender in the Exchange Offer you should contact the person in whose name your notes are registered promptly and instruct such
                               person to tender on your behalf. See "The Exchange
                               Offer--Procedures for Tendering."

Guaranteed Delivery
  Procedures.................  If you wish to tender your notes and you cannot deliver your notes, the Letter of Transmittal or any other required
                               documents to the exchange agent before the expiration date, you may tender your notes according to the guaranteed
                               delivery procedures set forth in "The Exchange
                               Offer--Guaranteed Delivery Procedures."

Withdrawal Rights............  Tenders may be withdrawn at any time before 5:00 p.m., New
                               York City time, on the expiration date.

Acceptance of Old Notes and
  Delivery of Exchange
  Notes......................  Subject to certain conditions, we will accept for exchange any and all outstanding notes which are properly tendered in the Exchange Offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered
                               promptly after the expiration date. See "The Exchange
                               Offer--Terms of the Exchange Offer."

Certain U.S. Federal Income
  Tax Considerations.........  The exchange of outstanding notes for exchange notes will not be a taxable event for federal income tax purposes. You will not

                               recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the
                               exchange. See "Certain U.S. Federal Income Tax
                               Considerations."

Exchange Agent...............  State Street Bank and Trust Company is serving as exchange agent in connection with the Exchange Offer. The mailing
                               address of the exchange agent is State Street Bank and Trust
                               Company, Two International Place, 4th Floor, Boston,
                               Massachusetts 02110, Attention: Claire Young--Corporate
                               Trust Department. Deliveries by hand or overnight courier
                               should be addressed to State Street Bank and Trust Company,
                               61 Broadway, 15th Floor, New York, New York 10016,
                               Attention: Corporate Trust Department. For information about the Exchange Offer, call the exchange agent at telephone
                               number: (860) 244-1846 or facsimile number: (860) 244-1881.

                            SUMMARY OF TERMS OF EXCHANGE NOTES

Securities Offered...........  $50.0 million aggregate principal amount of 11 1/4% Senior
                               Secured Notes due 2005, Series B.

Issuer.......................  The Doe Run Resources Corporation.

Guarantors...................  Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                               Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C., Doe
                               Run Development S.A.C. and Empresa Minera Cobriza S.A.

Maturity Date................  March 15, 2005.

Interest Payment Dates.......  March 15 and September 15, commencing March 15, 1999.

Security.....................  By November 30, 1998, the exchange notes will be secured by a first priority lien on the property, plant and equipment of ASARCO Incorporated's Missouri Lead Division that we
                               acquired on September 1, 1998. If the exchange notes are not so secured by that date, then on December 1, 1998, the
                               interest rate on the exchange notes will increase by 1.0%
                               per annum and will increase by an additional 1.0% per annum after each subsequent 90-day period that the exchange notes are not so secured, up to a maximum interest rate of 18 1/4%
                               per annum. On the date that the exchange notes are so
                               secured, the additional interest will stop accruing.

Ranking......................  Once the exchange notes are secured, they will be senior secured obligations of The Doe Run Resources Corporation and will rank:

                                   - effectively senior in right of payment to all of our
                                   existing and future senior unsecured indebtedness to the
                                     extent of the assets securing the exchange notes; and

                                   - senior in right of payment to all of our and our
                                   subsidiaries' existing and future senior subordinated
                                     and subordinated indebtedness.

                               The guarantees will be general senior obligations of the
                               guarantors and will rank:

                                   - equally in right of payment to all of their existing
                                   and future senior unsecured indebtedness, including the
                                     guarantees of the March 1998 Notes; and

                                   - senior in right of payment to all of their existing
                                   and future subordinated indebtedness, subject, in the
                                     case of the guarantees of our Peruvian subsidiaries,
                                     to preferred exceptions and mandated priorities of
                                     payment obligations based on the date of issuance
                                     under applicable Peruvian law.

                               The indebtedness under our revolving credit facility is
                               secured by substantially all of our current assets, and the indebtedness under Doe Run Peru's revolving credit facility is secured by substantially all of its current assets.
                               Holders of such secured indebtedness, and any other secured indebtedness of us and the guarantors, will have claims that effectively rank prior to yours as a holder of exchange
                               notes with respect to the assets securing such indebtedness.
                               In addition, Doe Run Peru's guarantee is contractually
                               subordinated to the indebtedness of Doe Run Peru under the its revolving credit facility. As of September 30, 1998, on a consolidated basis, we had approximately $477.7 million of indebtedness outstanding (excluding the original issue
                               discount recorded on the outstanding notes, the back-to-back loan of $125.0 million and aggregate unused commitments of
                               $73.5 million under both revolving credit facilities), and none of our indebtedness was subordinated to the outstanding notes or the March 1998 Notes.

Optional Redemption..........  The exchange notes will be redeemable, in whole or in part, at our option, on or after March 15, 2002 at the redemption prices set forth under "Description of the Notes," plus
                               accrued and unpaid interest to the date of redemption. In
                               addition, at any time on or prior to March 15, 2001, notes having a principal amount of up to $17.5 million may be
                               redeemed with the proceeds of one or more offerings of our capital stock (other than to any subsidiary), at a price
                               equal to 111.25% of their principal amount, plus accrued
                               interest to the date of redemption; PROVIDED that at least
                               $32.5 million principal amount of notes remains outstanding.
                               See "Description of the Notes--Optional Redemption."

Change of Control............  Upon a change of control of The Doe Run Resources
                               Corporation, DR Acquisition Corp. or The Renco Group, Inc.,
                               we are required to offer to purchase your exchange note at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See
                               "Description of the Notes--Certain Covenants-- Change of
                               Control."

Certain Covenants............  The indenture governing the exchange notes contains certain covenants that restrict our subsidiaries' ability to:

                                   - incur additional indebtedness;

                                   - pay dividends or make certain other restricted
                                     payments;

                                   - consummate certain asset sales;

                                   - enter into certain transactions with affiliates;

                                   - incur liens;

                                   - impose restrictions on the ability of a subsidiary to
                                   pay dividends or make certain payments to us and other
                                     subsidiaries;

                                   - merge or consolidate with any other person; or

                                   - sell, assign, transfer, lease, convey or otherwise
                                   dispose of all or substantially all of our assets

                               See "Description of the Notes--Certain Covenants."

Original Issue Discount......  The outstanding notes were issued with original issue discount for Federal income tax purposes. See "Certain U.S.
                               Federal Income Tax Considerations."

    For additional information regarding the exchange notes, see "Description of the Notes."

                                USE OF PROCEEDS

    We will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    For a description of the use of proceeds of the offering of outstanding notes, see "--Recent Transactions--Offering of Outstanding Notes."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following tables set forth historical financial data of (i) The Doe Run Resources Corporation and our subsidiaries for each of the three fiscal years ended October 31, 1997, which have been derived from our audited consolidated financial statements, and for the nine months ended July 31, 1997 and 1998 and as of July 31, 1998, which are unaudited, (ii) Doe Run Peru's predecessors for each of the two fiscal years ended December 31, 1996, which have been derived from Doe Run Peru's predecessors' audited consolidated financial statements, and for the period November 1, 1996 to October 23, 1997 (the date the acquisition of Metaloroya was completed) and the nine months ended July 31, 1997, which are unaudited, (iii) Doe Run Cayman Ltd. and its subsidiaries for the nine months ended July 31, 1998, which are unaudited, and (iv) pro forma financial data of The Doe Run Resources Corporation and our subsidiaries for the fiscal year ended October 31, 1997 and as of and for the nine months ended July 31, 1998. The pro forma statement of operations data and other data for the fiscal year ended October 31, 1997 give effect to the acquisition of Metaloroya, the March 1998 financing, the acquisition of the assets of ASARCO Incorporated's Missouri Lead Division (the "ASARCO MLD") and the offering of outstanding notes and for the nine months ended July 31, 1998 give effect to the March 1998 financing, the acquisition of the ASARCO MLD and the offering of outstanding notes as if they had occurred on November 1, 1996. The pro forma balance sheet data give effect to the acquisition of the ASARCO MLD and the offering of outstanding notes as if they had occurred on July 31, 1998. It is important that you read the summary historical and pro forma consolidated financial data presented below along with "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our and Doe Run Peru's predecessors' audited financial statements and the notes thereto included elsewhere in this Prospectus.

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

                                                          YEAR ENDED OCTOBER 31,                NINE MONTHS ENDED JULY 31,
                                               --------------------------------------------  ---------------------------------
                                                 1995       1996              1997             1997              1998
                                               ---------  ---------  ----------------------  ---------  ----------------------
                                                                      ACTUAL     PRO FORMA               ACTUAL     PRO FORMA
                                                                     ---------  -----------             ---------  -----------

                                                                (DOLLARS AND TONS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $ 225,143  $ 274,930  $ 280,467   $ 795,088   $ 206,411  $ 527,765   $ 581,805
Cost of sales................................    180,398    215,489    234,351     666,119     170,145    439,691     485,756
Depletion, depreciation and amortization.....     12,486     13,654     14,718      27,957      10,959     17,012      22,094
Selling, general and administrative
  expenses...................................      8,405     10,079     10,959      34,437       8,049     25,731      29,228
Exploration expense..........................      1,926      2,912      2,705       2,705       2,262      2,764       2,764
                                               ---------  ---------  ---------  -----------  ---------  ---------  -----------
Operating income.............................     21,928     32,796     17,734      63,870      14,996     42,567      41,963

OTHER DATA:
EBITDA(a)....................................  $  34,282  $  46,805  $  32,415   $  90,927   $  25,904  $  59,648      64,126
Capital expenditures.........................      5,377     10,534     13,476                   7,432     17,032

OTHER OPERATING DATA:
Average LME lead price per pound(b)..........  $     .28  $     .35  $     .29               $     .30  $     .25
Tons of primary lead metal sold..............      218.0      228.9      245.1                   182.0      261.1
Tons of secondary lead metal sold............       27.9       39.7       44.1                    26.3       36.9
Tons of secondary lead metal tolled..........       52.4       51.7       60.9                    44.8       40.9
Tons of zinc concentrates sold...............       55.5       68.3       69.7                    51.4       51.2
Tons of copper concentrates sold.............       23.9       31.3       26.6                    19.6       13.3
Tons of copper metal sold....................     --         --            0.8                  --           54.1
Ounces of silver metal sold (in millions)....     --         --            0.1                  --           20.2
Tons of zinc metal sold......................     --         --         --                      --           58.1
Herculaneum primary smelter lead tons per
  manshift(c)................................        2.1        2.2        2.4                    2.47       2.42

                                                                                                             AS OF JULY 31, 1998
                                                                                                            ----------------------
                                                                                                             ACTUAL     PRO FORMA
                                                                                                            ---------  -----------
                                                                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash......................................................................................................  $  12,389   $  12,389
Working capital...........................................................................................    105,218     113,822
Property, plant and equipment, net........................................................................    206,371     254,592
Total assets..............................................................................................    586,351     645,247
Total debt (including current portion)....................................................................    399,662     455,337
Shareholders' equity......................................................................................     18,535      18,535

                 DOE RUN PERU'S PREDECESSOR AND DOE RUN CAYMAN

                                                               DOE RUN PERU'S PREDECESSOR(D)             DOE RUN
                                                       ----------------------------------------------   CAYMAN(E)
                                                                               PERIOD                  -----------
                                                            YEAR ENDED       NOVEMBER 1,  NINE MONTHS  NINE MONTHS
                                                           DECEMBER 31,        1996 TO       ENDED        ENDED
                                                       --------------------  OCTOBER 23,   JULY 31,     JULY 31,
                                                         1995       1996       1997(F)       1997        1998(G)
                                                       ---------  ---------  -----------  -----------  -----------
                                                                     (DOLLARS AND TONS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales............................................  $ 450,929  $ 456,797   $ 429,313    $ 332,518    $ 349,444
Cost of sales........................................    397,524    397,158     364,901      278,036      283,037
Depreciation and amortization........................      4,729      5,353       5,623        4,254        5,010
Selling, general and administrative expenses.........     15,950     17,420      18,524       14,762       24,632
                                                       ---------  ---------  -----------  -----------  -----------
Operating income.....................................     32,726     36,866      40,265       35,466       36,765
OTHER DATA:
EBITDA(a)............................................  $  35,657  $  18,702   $  45,025    $  38,531    $  42,417
Adjusted EBITDA(h)...................................     38,161     47,716      50,190       42,721

OTHER OPERATING DATA:
Tons of lead metal sold..............................       98.7      104.1       106.7         80.7         88.4
Tons of copper metal sold............................       70.0       71.3        68.9         53.9         54.1
Ounces of silver metal sold (in millions)............       19.6       21.2        20.4         15.1         20.2
Tons of zinc metal sold..............................       74.3       77.6        71.0         55.0         60.3
Average LME copper price per pound...................  $    1.33  $    1.04   $    1.07    $    1.10    $     .79
Average LBMA silver price per ounce(i)...............       5.20       5.10        4.79         4.80         5.78
Average LME zinc price per pound.....................        .47        .47         .59          .56          .49

------------------------------
(a) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the recent trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

(b) The average lead price per pound that we realize generally is at a premium over the average LME price.

(c) Primary smelter lead tons per manshift is computed by dividing the metal we produce by the shifts required to produce the related tons. Shifts are computed by dividing the sum of actual hours worked during the period for hourly employees and 52 hours per week for salaried employees by eight hours.

(d) Metaloroya was acquired by Doe Run Peru effective October 23, 1997.

(e) Doe Run Cayman, one of our wholly-owned subsidiaries, is the parent company of Doe Run Mining and currently has no independent operations.

(f) Doe Run Cayman's net sales, operating income and EBITDA for the eight-day period October 23, 1997 to October 31, 1997 were $2.6 million, $.4 million and $.5 million, respectively.

(g) These results include intercompany transactions. Net sales, cost of sales and selling, general and administrative expense excluding the effects of intercompany transactions were $346.9 million, $280.5 million and $12.6 million, respectively.

(h) Adjusted EBITDA is defined as EBITDA adjusted for the following non-recurring charges: (i) for 1995, $2.5 million relating to personnel reduction costs, (ii) for 1996, $3.9 million relating to personnel reduction costs, $21.6 million relating to one-time environmental expenses and $3.6 million relating to privatization costs, (iii) for the period November 1, 1996 to October 23, 1997, $3.2 million relating to privatization costs and $2.0 million relating to personnel reduction costs and (iv) for the nine months ended July 31, 1997, $3.2 million relating to privatization costs and $1.0 million relating to personnel reduction costs.

(i) "LBMA" means the London Bullion Market Association.

                                  RISK FACTORS

    WE URGE YOU TO CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS, BEFORE MAKING ANY INVESTMENT DECISIONS.

SUBSTANTIAL INDEBTEDNESS

    We have, and will continue to have, substantial indebtedness and debt service requirements. As of September 30, 1998, on a consolidated basis, we had $477.7 million of indebtedness outstanding (excluding the original issue discount on the outstanding notes, the $125.0 million back-to-back loan and aggregate unused commitments of $73.5 million under the revolving credit facilities). None of our indebtedness was subordinated to the March 1998 Notes or the outstanding notes. In addition, the indentures governing the exchange notes and the March 1998 Notes permit us to incur certain other indebtedness. See "Description of the Notes--Certain Covenants--Limitation on Indebtedness."

    Our level of indebtedness will have several important effects on our future operations, including the following:

    - a significant portion of our cash flow from operations will be spent on interest payments and will not be available for other purposes;

    - our ability to borrow or dispose of assets is limited by the financial covenants and other restrictions contained in the documents governing the revolving credit facilities;

    - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

Our ability to meet our debt service obligations and to reduce our total debt depends upon our future performance, which is subject to general economic conditions as well as financial, business and other factors affecting our operations. Many of these factors are beyond our control. Moreover, if we cannot meet financial covenants required by the terms of our indebtedness, we may be subject to acceleration of amounts due. For the fiscal quarter ended January 31, 1998 we were not in compliance with the financial covenants under a term loan and the revolving credit facility existing at that time, for which we obtained waivers.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

    Our ability to incur debt, pay dividends, make acquisitions, create liens, make capital expenditures and make certain investments is restricted by the terms and conditions of our revolving credit facilities and the indentures governing the exchange notes and the March 1998 Notes. Events beyond our control could impair our ability to comply with the various restrictions and covenants to which we are subject. Breaching any of these covenants could result in a default under our indebtedness, including the revolving credit facilities and the indentures governing the exchange notes and the March 1998 Notes. In such event, we may be unable to make any payments of principal or interest on the exchange notes for a period of time depending on the actions of the lenders under the revolving credit facilities. In addition, a default could prompt the lenders under the revolving credit facilities to declare all amounts borrowed, together with accrued and unpaid interest, to be immediately due and payable. If we were unable to repay such amounts, the lenders under the revolving credit facilities have the right to foreclose upon certain collateral. If our indebtedness under the revolving credit facilities were to be accelerated, our assets may not be sufficient to repay in full that indebtedness or any of our other indebtedness, including the exchange notes.

SECURITY

    The exchange notes are expected to be secured by the property, plant and equipment of ASARCO Incorporated's Missouri Lead Division that we acquired (as described under "Description of the Notes--Security"), and are not secured by any other plant, property or equipment or any inventory, accounts receivable or other current assets, intangibles, or the capital stock or assets of our subsidiaries.

    The net book value of the collateral on June 30, 1998 was approximately $61.8 million. No appraisals of any of the collateral were prepared in connection with the offering of outstanding notes. The proceeds of the sale of any collateral following a declaration of acceleration of the exchange notes may not be sufficient to satisfy payment of the notes outstanding at that time. Any deficiency claim would rank equally in right of payment with all of our other unsecured senior indebtedness, including the March 1998 Notes. However, the ability of the holders of the outstanding notes to realize upon the collateral may be subject to certain bankruptcy law limitations if we declare bankruptcy. See "Description of the Notes--Certain Bankruptcy Limitations."

    The indenture governing the exchange notes permits the release of collateral without substitution of collateral of equal value under certain circumstances. See "Description of the Notes--Possession, Use and Release of Collateral."

    The outstanding notes are currently unsecured. If the exchange notes are not secured by the collateral by December 1, 1998, interest on the exchange notes will increase. We cannot be certain that the outstanding notes will be secured in such time period or at all. The sole consequence, and your sole remedy, for our failure to secure the exchange notes is the interest rate increase. See "Description of the Notes--Interest."

DEPENDENCE ON CASH FLOW FROM PERUVIAN SUBSIDIARIES

    We depend upon payments from Doe Run Mining and Doe Run Peru, including loans, advances, distributions and dividends from Doe Run Peru, to meet a portion of our debt service requirements. We have entered into various intercompany agreements with Doe Run Mining and Doe Run Peru which provide for certain payments to us. See "Certain Transactions--Intercompany Transactions." We believe that these intercompany agreements and the availability of dividends, distributions, loans or advances from Doe Run Mining or Doe Run Peru will provide sufficient funds, combined with our available resources, to adequately service our debt service requirements. However, such amounts may not be sufficient, and changes in Peruvian laws could adversely affect such payments, loans, advances, distributions or dividends. See "--Governmental Regulation."

VOLATILITY OF BASE METAL PRICES; TREATMENT CHARGES AND PENALTIES

    Base metal prices fluctuate and are affected by numerous factors beyond our control, including inflation, speculative activities, global and regional demand and production, political and economic conditions and production costs in major producing regions. We cannot predict the aggregate effect of these factors, and they could have a material adverse effect on our results of operations, financial condition and liquidity.

    If the market price for lead falls below our production costs and remains at such level for a sustained period, we will experience losses and may need to curtail or discontinue the development of a project or mining at one or more of our properties. In fiscal 1992 and 1993, we experienced operating losses due in part to unfavorable lead prices. As of September 30, 1998, the LME price for lead was $.24 per pound, which was below the ten-year average price of $.28 per pound. As a result of the recent lead price decreases, we expect to incur an operating loss in our U.S. operations that will adversely affect our EBITDA in fiscal 1998. We expect to reduce certain costs and achieve certain operating efficiencies in fiscal 1999, and do not anticipate incurring an operating loss in our U.S.

operations for fiscal 1999. However, lead prices could decrease further in the future to levels resulting in operating losses.

    With the acquisition of Cobriza, Doe Run Peru became an integrated copper producer. As such, Doe Run Peru's results of operations and financial condition are now more sensitive to copper price fluctuations.

    If base metal prices, treatment charges or penalties fall to such levels that Doe Run Peru cannot cover its production costs and remain at such levels for a sustained period, or result in the closure of the mines providing concentrate feedstock, Doe Run Peru will experience losses. Base metal prices, treatment charges or penalties could decrease in the future to levels resulting in operating losses for Doe Run Peru.

    While we may periodically use hedging techniques to reduce a portion of our exposure to the volatility of base metal prices, we may not be able to do so effectively. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources-- Hedging Activities."

GOVERNMENTAL REGULATION

    Our domestic mining operations are subject to inspection and regulation by the Mine Safety and Health Administration of the Department of Labor ("MSHA") under provisions of the Federal Mine Safety and Health Act of 1977. All of our other domestic operations are subject to inspection and regulation by the Occupational Safety and Health Administration of the Department of Labor ("OSHA") under the provisions of the Occupational Safety and Health Act of 1970. It is our policy to comply with the directives and regulations of MSHA and OSHA. In addition, we take actions we believe are required to provide for the safety and health of our employees. MSHA and OSHA directives have had no material adverse impact on our domestic results of operations or financial condition, and we believe that our domestic operations are substantially in compliance with the regulations promulgated by MSHA and OSHA. However, compliance with new, more stringent MSHA and/or OSHA directives could have a material adverse effect on our results of operations, financial condition and liquidity.

    In connection with the acquisition of Metaloroya, Doe Run Peru, Doe Run Mining and Doe Run Cayman entered into a series of stabilization agreements with two Peruvian government agencies, the Ministry for Energy and Mines (the "MEM") and the National Commission for Foreign Investments. Under these stabilization agreements, the Peruvian government guaranteed that, for a period of ten years from the date of the acquisition, Doe Run Peru, Doe Run Mining and Doe Run Cayman will not be adversely affected by changes in Peruvian legal regimes relating to, among other things, income tax, employment, free access to foreign exchange, right to remit investments and profits outside Peru and non-discrimination based on non-Peruvian ownership. However, the Peruvian government could impose other conditions that may adversely affect Doe Run Peru's business, financial condition or results of operations not covered by the stabilization agreements. In addition, changes in Peruvian legal regimes could adversely affect Doe Run Peru, Doe Run Mining or Doe Run Cayman after these agreements expire.

ENVIRONMENTAL MATTERS AND CLAIMS

    We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, air emissions, waste water discharge, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. We are a defendant in four lawsuits filed in 1995 claiming property damage and personal injury from alleged releases of lead from the Herculaneum smelter. Plaintiffs in these lawsuits are also seeking punitive damages. Environmental laws and regulations have changed rapidly in recent years and may become more stringent in the future. Insurance against environmental risks (including potential for pollution or other hazards as a result of disposal of waste products occurring from mining, milling and smelting) is not generally available to companies within this industry. If we cannot fully fund the cost of compliance or of remediating an environmental problem, we might be required to suspend operations or enter into interim compliance measures requiring additional expenditures pending completion of the required remedy. Compliance with environmental laws and regulations, as well as personal injury and property and other damage claims, could have a material adverse effect on our results of operations, financial condition and liquidity. See "Business--The Company's Domestic Operations--Environmental Matters."

    Our Peruvian operations are subject to numerous environmental laws and regulations enacted in the last ten years in Peru governing, among other things, air emissions, waste water discharge, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. The current and future application of these laws and regulations to our Peruvian operations is modified by certain agreements with the MEM. Given the developing nature of environmental law and enforcement policies in Peru, however, the Peruvian government could require compliance with additional environmental requirements in the future that could adversely affect our Peruvian subsidiaries' businesses, financial conditions or results of operations. Further, the Peruvian government or other interested persons could seek changes to the terms and conditions of any of the agreements made by Doe Run Peru or Doe Run Mining with the MEM that may adversely affect our Peruvian subsidiaries' businesses, financial conditions or results of operations. Doe Run Peru is also subject to claims for alleged personal injury and property and other damages resulting from release of certain substances into the environment, including lead, to the extent such liabilities were not retained nor satisfied by Centromin. Compliance with environmental laws and regulations, as well as personal injury and property and other damage claims, could have a material adverse effect on our Peruvian subsidiaries' businesses, financial conditions or results of operations. Generally, insurance against environmental risks (including potential for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not available to companies within this industry. If our Peruvian subsidiaries are subject to environmental liabilities, the payment of such liabilities would reduce their available funds. If our Peruvian subsidiaries cannot fully fund the cost of remediating an environmental problem, they could be required to suspend operations or take interim compliance measures pending completion of the required remedy. See "Business--The Company's Peruvian Operations--Environmental Matters."

OPERATING RISKS

    The business of mining is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations, cave-ins, rockbursts, flooding and periodic interruptions due to inclement or hazardous weather conditions. Such risks could result in damage to, or destruction of, mineral properties or producing facilities, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability. Although we maintain insurance coverage consistent with industry practice, such insurance could become economically unfeasible in the future.

    In July 1992, workers at the Herculaneum smelter went on strike, lasting 29 months, resulting in metal output significantly lower than planned levels and higher operating expenses due to increased security costs and outside services. Although our work force is no longer significantly unionized, we could still experience labor disputes in the future. At the newly acquired Glover smelter, 127 employees are members of local 7450 of the United Steelworkers of America (the "USWA"). We have recognized the USWA to the extent required by law, and have begun negotiating a collective bargaining agreement. Although we anticipate that, if required, we will be able to reach an agreement with the USWA, we may not be able to reach such an agreement.

    In addition, other factors could lead to decreased productivity. In July and August 1993, for example, production at the Herculaneum smelter was curtailed significantly due to flooding of the Mississippi River. Future flooding or other adverse conditions beyond our control could adversely affect our operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

    The business of smelting and refining complex concentrates is subject to a number of risks and hazards, including environmental hazards, industrial accidents and labor disputes. Such risks could result in personal injury, environmental damage, delays in operation, monetary losses and possible legal liability. Although our Peruvian subsidiaries maintain insurance coverage consistent with industry practice, such insurance could become economically unfeasible in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FACTORS RELATING TO OUR DOMESTIC OPERATIONS

  DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS

    We rely heavily on a small number of customers who purchase a significant portion of our lead to produce lead-acid batteries. Johnson Controls, Inc. purchased lead and tolling services representing approximately 12% of our fiscal 1997 net sales. In addition, Big River Zinc Corporation purchased zinc concentrates representing approximately 10% of our fiscal 1997 net sales. The loss of any of our largest customers or curtailment of purchases by such customers could have a material adverse effect on our results of operations, financial condition and liquidity.

  DEPENDENCE ON LEAD-ACID BATTERY USE

    We sell a significant portion of our lead production for use in lead-acid batteries. Lead-acid battery producers or their suppliers accounted for approximately 63% of our fiscal 1997 net sales. The obsolescence of, or any curtailment in the use of, lead-acid batteries could have a material adverse effect on our results of operations, financial condition and liquidity.

  RESERVES

    The ore reserve figures presented in this Prospectus are, in large part, estimates made by our technical personnel. The indicated level of recovery of these metals may not be realized. Market price fluctuations of lead, as well as increased production costs or reduced recovery rates, may render ore reserves containing relatively lower grades of mineralization uneconomic and may ultimately result in a restatement of reserves. Moreover, short-term operating factors relating to the ore reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades, may adversely affect our results of operations in any particular accounting period. We assume certain metal prices for our mineral reserve calculations, which approximate current market prices, but these lead prices may vary from current market prices based on a number of factors likely to influence lead prices over the near term. See "Business--The Company's Domestic Operations--Reserves."

  EXPLORATION AND DEVELOPMENT

    We compete to acquire properties producing or capable of producing lead and other minerals, conduct exploration activities and engage in development projects. Competition for property, especially from companies with greater financial resources, may preclude us from acquiring attractive mining properties on acceptable terms. Mineral exploration is highly speculative in nature, involves many risks and frequently is nonproductive. Our mineral exploration efforts may not be successful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Our ability to increase production longevity depends on the successful development of new ore bodies and/or expansion of existing mining operations. Actual cash operating costs and economic returns of any and all development projects may materially differ from the estimated costs and returns. Accordingly, our programs may not yield new reserves to expand and replace existing reserves that are being depleted by current production.

FACTORS RELATING TO PERUVIAN OPERATIONS

  EXPANSION AND MODERNIZATION PROGRAM

    Doe Run Peru is undertaking an expansion and modernization program to enhance its competitive position and financial performance and to comply with certain environmental regulatory requirements (see "Business--The Company's Peruvian Operations--Environmental Matters") and the subscription agreement with Centromin. Doe Run Peru has developed a ten-year capital investment program of approximately $300.0 million. The capital investment program is designed to improve its operations, comply with environmental requirements and fulfill an investment commitment with Centromin. Under the subscription agreement with Centromin, Doe Run Peru has until October 2002 to fulfill a commitment to invest $120.0 million to expand and modernize its operations. The maximum penalty that may be assessed for failing to comply with this investment commitment is 30% of the unfulfilled commitment. Overall, Doe Run Peru expects to invest approximately $195.0 million over ten years in order to comply with environmental requirements, some of which will satisfy Doe Run Peru's commitment to Centromin.

    Although management expects that cash from existing and future operations, borrowings under Doe Run Peru's revolving credit facility and anticipated future borrowings will cover the costs of its capital investment program, Doe Run Peru may need to seek additional funds to complete its expansion and modernization program. If Doe Run Peru incurs borrowings under its revolving credit facility, its increased leverage could have an adverse effect on its liquidity. If Doe Run Peru needs additional funds, it may not be able to obtain the required funds on terms and conditions it finds acceptable. If Doe Run Peru cannot obtain acceptable financing, it may have to delay completion of its expansion and modernization program until it can obtain additional financing or generate sufficient funds internally. Such delay could have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru.

  AVAILABILITY OF CONCENTRATES

    Doe Run Peru purchases only a portion of its concentrates feedstock requirements from affiliated mining operations. In fiscal 1999, Doe Run Peru will obtain approximately 70% of its copper concentrates from the Peruvian domestic market, approximately 35% of which will be sourced from the Cobriza mine. All of Doe Run Peru's lead and zinc concentrates are sourced from the Peruvian domestic market. Doe Run Peru's current concentrate contracts are predominately for one-year terms expiring December 31, 1998. Doe Run Peru may find that it can only renew these contracts on less favorable terms or not at all. If mines which supply concentrates close due to exhaustion of reserves, low metals prices or otherwise, or if Doe Run Peru is not able to obtain concentrates on favorable terms, this difficulty in obtaining concentrates could have a material adverse effect on its business, financial condition or results of operations.

  SUPPLY AND COST OF RAW MATERIALS

    In addition to concentrates feedstock, Doe Run Peru's operations are heavily dependent on the supply of various raw materials, including water, hydroelectric power, oxygen, coal and fluxes. Doe Run Peru produces its oxygen requirements from its oxygen plant and extracts limestone and silica fluxes from deposits close to its facility. Doe Run Peru fulfills its coal requirements through annual contracts based on market prices. Doe Run Peru has entered into a long-term contract with Empresa de Electricidad de Los Andes, S.A. to supply electricity on satisfactory terms, though at costs higher than those paid by Doe Run Peru's predecessor. The availability of raw materials is subject to natural disasters and other factors beyond Doe Run Peru's control. Any protracted interruption in the availability of any raw materials could have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru.

  LABOR MATTERS

    Approximately 89% of Doe Run Peru's workforce is represented by labor unions. Doe Run Peru recently entered into new five-year collective bargaining agreements with its labor unions. Although management believes that present labor relations are generally good, in the past, work stoppages and strikes have interrupted operations. A work stoppage or strike could occur prior to the expiration of the current labor agreements or during negotiations for new labor agreements (including extensions of the existing labor agreements). We cannot predict the effect of any work stoppage or strike on Doe Run Peru's production levels. Such work stoppages or other labor-related developments could have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru. See "Business--The Company's Peruvian Operations--Employees" and "--Benefit Plans."

  ENFORCEABILITY OF JUDGMENTS UNDER PERUVIAN LAW

    Substantially all of the assets of Doe Run Peru and Doe Run Mining are located in Peru. In the event that the holders of the exchange notes were to obtain a judgment in the United States against Doe Run Mining or Doe Run Peru and seek to enforce such judgment in Peru, the holders' ability to enforce the judgment in Peru would be subject to Peruvian laws regarding recognition and enforcement of foreign judgments. According to the rules of recognition and enforcement of foreign judgments provided by the Peruvian Civil Code, a judgment issued by a competent court outside Peru will be recognized and enforced by Peruvian courts if a treaty between the country where such foreign court sits and Peru, regarding the recognition and enforcement of foreign judgments, is in effect. Without such treaty, as is the case between the United States and Peru, Peruvian courts will treat the foreign judgment with the same force as that given by the country where such foreign court sits to judgments enacted by Peruvian courts, PROVIDED that the foreign judgment complies with the following statutory limitations set forth in Article 2104 of the Peruvian Civil Code: (i) the judgment must not resolve matters for which exclusive jurisdiction of Peruvian courts applies (for example, disputes relating to real estate located in Peru); (ii) the competence of the foreign court which issued the judgment must be recognized by Peruvian conflicts of law rules; (iii) the party against whom the judgment was obtained must have been properly served in connection with the foreign proceedings; (iv) the judgment of the foreign court must be a final judgment (not subject to any further appeal); (v) no pending proceedings may exist in Peru among the same parties and on the same subject; (vi) the judgment by the foreign court cannot be in violation of public policy; and (vii) the foreign court must grant reciprocal treatment to judgments issued by Peruvian courts.

FACTORS RELATING TO PERU

  POLITICAL AND ECONOMIC SITUATION IN PERU

    During the past 30 years, Peru has experienced political instability under both civilian and military governments. These governments have pursued various policies, including frequent intervention in the economic and social structure. Past governments have imposed controls on prices, exchange rates, local and foreign investment and international trade, restricted the ability of companies to dismiss employees, expropriated private sector assets, and prohibited the remittance of profits to foreign investors and payments to foreign creditors. In 1974, the government of Peru expropriated the assets of Doe Run Peru's predecessor and transferred them to Centromin, a government-owned conglomerate.

    Since the current administration took office in July 1990, the Peruvian government has implemented a broad-based reform of Peru's political system, economy and social conditions, aimed at stabilizing the economy, restructuring the national government by reducing bureaucracy, privatizing state-owned companies, promoting private investment, developing and strengthening free markets, institutionalizing democratic representations, and enacting programs for the strengthening of basic services related to education, health, housing and infrastructure. Its then existing congressional body was dissolved in April 1992, and a new democratically elected congressional body was established in November 1992. A new Constitution was enacted and ratified in the fourth quarter of 1993. Under the current administration, inflation, as measured by the Peruvian Banco Central de Reserva (the "Central Bank"), has decreased from 7,649.7% in 1990 to 11.8% for 1996 and 6.5% for 1997. In addition, Peru's gross domestic product, as measured by the Central Bank, in real terms increased by 6.4% in 1993, 13.1% in 1994, 7.2% in 1995, 2.6% in 1996 and 7.4% in 1997.

    Notwithstanding the progress achieved in restructuring Peru's political institutions and revitalizing the economy during the administration's first term, current and/or future administrations may not be able to sustain such progress. While the Peruvian economy has experienced strong growth in recent years, such growth may not continue at similar rates in the future. Our Peruvian subsidiaries' financial conditions and results of operations could be adversely affected by changes in economic or other policies of the Peruvian government, including the trend toward privatization, or other political or economic developments in Peru.

  EXCHANGE CONTROLS

    During the 1970s and 1980s, government policies restricted the ability of companies in Peru to, among other things, repatriate funds and import products, including oil, from abroad. In addition, the government strictly controlled currency exchange rates. The government required all export sales revenues to be deposited in the Central Bank where they were exchanged from U.S. dollars to the then local currency at less-than-market rates of exchange. Currently, companies operating in Peru are not restricted from transferring foreign currency from Peru to other countries or converting Peruvian currency into foreign currency or foreign currency into Peruvian currency. Prior to 1991, Peru had restrictive exchange controls and exchange rates. In the 1970s and 1980s, all foreign exchange proceeds were required to be deposited with the Central Bank. The Peruvian government could discontinue its current policy of permitting unrestricted currency transfers and conversions. Our Peruvian subsidiaries could become unable to service their debt obligations in a timely manner if the Peruvian government reinstituted exchange controls. Notwithstanding the foregoing, certain of the stabilization agreements relate to free access to foreign exchange. However, changes in the Peruvian legal regimes could adversely effect Doe Run Peru, Doe Run Mining or Doe Run Cayman upon expiration of the stabilization agreements.

  TERRORIST ACTIVITY

    Peru experienced significant terrorist activity in the 1980s and early 1990s, during which period terrorist groups escalated their acts of violence against the government, the private sector and Peruvian residents. According to the Peruvian government, an estimated 25,000 deaths and an estimated $25 billion in damage to property and the economy have been caused by terrorist activity in Peru during the past 16 years.

    There has been substantial progress in suppressing terrorist activity since 1990. Terrorist leaders and approximately 2,000 members of the two principal terrorist groups have been arrested. Approximately 6,000 additional persons have agreed to cooperate with the government under an amnesty law. Notwithstanding the success achieved, some terrorist activity continues to occur, including the recently resolved hostage incident at the residence of the ambassador of Japan to Peru. Although our Peruvian subsidiaries have implemented certain anti-terrorist practices, future terrorist activity could have a material adverse effect on the businesses, financial conditions or results of operations of our Peruvian subsidiaries.

  INFLATION AND CURRENCY DEVALUATION

    Peru has in the past experienced high levels of inflation. However, the inflation rate in Peru, as measured by the Central Bank consumer price index, has fallen from 7,649.7% in 1990 to 139.2% in 1991, 56.7% in 1992, 39.5% in
1993, 15.4% in 1994, 10.2% in 1995, 11.8% in 1996 and 6.5% in 1997. Although the
Peruvian government's stabilization plan has reduced inflation significantly, inflation could increase from its current level. In addition, the Peruvian currency has been devalued numerous times during the last twenty years. The devaluation rate, as measured by the Central Bank, was 4,012.9% in 1990, 77.0% in 1991, 69.8% in 1992, 31.9% in 1993, 1.4% in 1994, 6.0% in 1995, 12.6% in 1996
and 5.9% in 1997. Because a portion of the operating costs of our Peruvian subsidiaries are denominated in nuevos soles, fluctuations in the rate of inflation in Peru could significantly affect such operating costs. If inflation in Peru were to increase significantly without a corresponding devaluation of the nuevo sol, the financial condition and results of operations of our Peruvian subsidiaries could be materially and adversely affected.

CONTROL BY RENCO

    The Doe Run Resources Corporation and the guarantors are indirect subsidiaries of Renco, of which Mr. Ira Leon Rennert is the controlling shareholder. As a result of his indirect ownership, Mr. Rennert is, and will continue to be, able to direct and control our policies, including mergers, sales of assets and similar transactions.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

    The outstanding notes were issued at a substantial discount from their principal amount. Consequently, the holders of exchange notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of any cash payment on the exchange notes to which the income is attributable. See "Certain U.S. Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders of the exchange notes of the ownership and disposition of exchange notes.

    If we commence a bankruptcy case, or one is commenced against us, under the United States Bankruptcy Code, the claim of a holder of exchange notes with respect to the principal amount thereof will likely be limited to an amount equal to the accreted value as of the commencement of such case and not the principal amount thereof.

ABSENCE OF A PUBLIC MARKET

    The exchange notes will be new securities for which there is currently no public market. We do not intend to list the exchange notes on any national securities exchange or quotation system. Jefferies & Company, Inc., the initial purchaser in the offering of outstanding notes, have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and, if commenced, may discontinue such market making at any time. Accordingly, no market may develop for the exchange notes, and if a market does develop, it may have limited or no liquidity. As outstanding notes are tendered and accepted in the Exchange Offer, the aggregate principal amount of outstanding notes will decrease, which will decrease their liquidity.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange your notes for exchange notes, you will continue to be subject to the restrictions on transfer of your notes set forth in their legend because the outstanding notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding notes under the Securities Act.

                                USE OF PROCEEDS

    We will not receive any proceeds from the Exchange Offer. In consideration for issuing the exchange notes, we will receive in exchange outstanding notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    For a description of the use of proceeds of the offering of outstanding notes, see "Prospectus Summary--Recent Transactions--Offering of Outstanding Notes."

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of The Doe Run Resources Corporation and our subsidiaries as of July 31, 1998 on an actual basis and as adjusted for the acquisition of ASARCO Incorporated's Missouri Lead Division, the offering of outstanding notes and borrowings under our revolving credit facility. It is important that you read the table below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus.

                                                                        AS OF JULY 31, 1998
                                                                       ----------------------
                                                                        ACTUAL    AS ADJUSTED
                                                                       ---------  -----------
                                                                       (DOLLARS IN THOUSANDS,
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
Long-term debt (including current portion):
  Revolving credit facility(a).......................................  $   6,767   $  17,729
  Peruvian revolving credit facility(b)..............................     12,000      12,000
  11 1/4% Senior Notes due 2005, Series B............................    200,000     200,000
  Floating Interest Rate Senior Notes due 2003, Series B.............     55,000      55,000
  11 1/4% Senior Secured Notes due 2005, Series A(c).................     --          44,713
  Back-to-back loan(d)...............................................    125,000     125,000
  Industrial revenue bonds...........................................        895         895
                                                                       ---------  -----------
Total long-term debt.................................................  $ 399,662   $ 455,337

Shareholders' equity:
  Common stock, par value $.10 per share, 1,000 shares authorized,
    issued and outstanding...........................................          0           0
  Additional paid-in capital.........................................      5,000       5,000
  Retained earnings..................................................     13,535      13,535
                                                                       ---------  -----------
Total shareholders' equity...........................................     18,535      18,535
                                                                       ---------  -----------
Total capitalization.................................................  $ 418,197   $ 473,872
                                                                       ---------  -----------
                                                                       ---------  -----------

------------------------

(a) Represents our $100.0 million revolving credit facility which will expire in March 2001. See "Description of Revolving Credit Facilities--Doe Run Revolving Credit Facility."

(b) Represents Doe Run Peru's $40.0 million revolving credit facility. See "Description of Revolving Credit Facilities--Doe Run Peru Revolving Credit Facility."

(c) Represents $50.0 million face amount of the outstanding notes less an original issue discount of approximately $5.3 million.

(d) Represents a $125.0 million loan to Doe Run Mining from proceeds of the March 1998 financing that we deposited in a bank. See "Prospectus Summary--Recent Transactions--March 1998 Financing."

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma consolidated financial data has been prepared to give effect to:

    - the acquisition of Metaloroya;

    - the offering of the March 1998 Notes and the application of the proceeds from that offering (see "Prospectus Summary--Recent Transactions--March 1998 Financing") (the "March 1998 Financing");

    - the acquisition of the ASARCO MLD from ASARCO Incorporated ("ASARCO"); and

    - the offering of outstanding notes.

The unaudited pro forma balance sheet gives effect to the acquisition of the ASARCO MLD and the offering of outstanding notes as if they had occurred on July 31, 1998. The unaudited pro forma consolidated statement of operations and other data for the year ended October 31, 1997 give effect to the acquisition of Metaloroya, the March 1998 Financing, the acquisition of the ASARCO MLD and the offering of outstanding notes and for the nine months ended July 31, 1998 give effect to the March 1998 Financing, the acquisition of the ASARCO MLD and the offering of outstanding notes as if they had occurred on November 1, 1996.

    The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Pro forma adjustments are applied to account for the acquisitions of Metaloroya and the ASARCO MLD under the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to Doe Run Peru's or the ASARCO MLD's, as the case may be, assets and liabilities based on their relative fair values. The purchase price for the ASARCO MLD was $54.4 million plus any potential deferred payments. Whether any deferred payments have to be made depends on the LME lead prices during the five years after the acquisition. We will only be required to make a deferred payment in any year if the annual LME spot lead price exceeds $.285 per pound. Our aggregate deferred payments will not exceed $12.5 million.

    The pro forma consolidated financial data has been prepared in accordance with U.S. GAAP. It is important that you read the pro forma consolidated financial data along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our and our predecessor's audited financial statements and those of the ASARCO MLD, and the related notes, and the other financial information included elsewhere in this Prospectus. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been obtained had the acquisition of Metaloroya, the March 1998 Financing, the acquisition of the ASARCO MLD and the offering of outstanding notes been consummated on the dates indicated or which may be expected to occur in the future.

                       THE DOE RUN RESOURCES CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     ADJUSTMENTS
                                                                                       FOR THE
                                                                                    ACQUISITION OF
                                                                                    THE ASARCO MLD
                                                                                       AND THE
                                                                                     OUTSTANDING
                                                                                        NOTES
                                                                        HISTORICAL   OFFERING(A)      PRO FORMA
                                                                        ----------  --------------  -------------
                                                     ASSETS
Current assets:
    Cash..............................................................  $   12,389    $   --         $    12,389
    Trade accounts receivable, net of allowance for doubtful
      accounts........................................................      72,746        --              72,746
    Inventories.......................................................     109,172         8,925         118,097
    Prepaid expenses and other current assets.........................      34,299           250          34,549
                                                                        ----------       -------    -------------
      Total current assets............................................     228,606         9,175         237,781
  Property, plant and equipment, net..................................     206,371        48,221         254,592
  Special term deposit................................................     125,000        --             125,000
  Net deferred tax assets.............................................       8,364        --               8,364
  Other noncurrent assets, net........................................      18,010         1,500          19,510
                                                                        ----------       -------    -------------
      Total assets....................................................  $  586,351    $   58,896     $   645,247
                                                                        ----------       -------    -------------
                                                                        ----------       -------    -------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current maturities of long-term debt......  $   12,895    $   --         $    12,895
  Accounts payable....................................................      52,219        --              52,219
  Accrued liabilities.................................................      49,629           571          50,200
  Net deferred tax liabilities........................................       8,645        --               8,645
                                                                        ----------       -------    -------------
    Total current liabilities.........................................     123,388           571         123,959
Long-term debt, less current maturities...............................     386,767        55,675         442,442
Other noncurrent liabilities..........................................      57,661         2,650          60,311
                                                                        ----------       -------    -------------
    Total liabilities.................................................     567,816        58,896         626,712
Shareholders' equity:
  Common stock, $.10 par value, 1,000 shares authorized, issued, and
    outstanding.......................................................      --            --             --
  Additional paid in capital..........................................       5,000        --               5,000
  Retained earnings...................................................      13,535        --              13,535
                                                                        ----------       -------    -------------
    Total shareholders' equity........................................      18,535        --              18,535
                                                                        ----------       -------    -------------
    Total liabilities and shareholders' equity........................  $  586,351    $   58,896     $   645,247
                                                                        ----------       -------    -------------
                                                                        ----------       -------    -------------

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1998

(a) Represents the estimated purchase price allocation related to the acquisition of the ASARCO MLD and the offering of outstanding notes.

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                       ADJUSTMENTS
                                                   HISTORICAL                            FOR THE
                                             -----------------------                 ACQUISITION OF
                                             THE DOE RUN                                   THE
                                              RESOURCES                                ASARCO MLD
                                             CORPORATION              ADJUSTMENTS        AND THE
                                                 AND        ASARCO      FOR THE     OUTSTANDING NOTES
                                             SUBSIDIARIES   MLD(A)    TRANSACTIONS      OFFERING        PRO FORMA
                                             ------------  ---------  ------------  -----------------  -----------
Net sales..................................   $  527,765   $  54,040   $   --           $  --           $ 581,805
Costs and expenses:
  Cost of sales............................      439,691      46,823       --                (758)(d)     485,756
  Depletion, depreciation and
    amortization...........................       17,012       6,569       --              (1,487)(e)      22,094
  Selling, general and administrative
    expenses...............................       25,731       3,497       --              --              29,228
  Exploration expense......................        2,764      --           --              --               2,764
                                             ------------  ---------  ------------        -------      -----------
    Total costs and expenses...............      485,198      56,889       --              (2,245)        539,842
                                             ------------  ---------  ------------        -------      -----------
    Income from operations.................       42,567      (2,849)      --               2,245          41,963

Other income (expense):
  Interest expense.........................      (27,037)     --           (7,174)(b)        (5,773)(f)    (39,984)
  Interest income..........................        6,000      --           --              --               6,000
  Other, net...............................           69      --           --              --                  69
                                             ------------  ---------  ------------        -------      -----------
                                                 (20,968)     --           (7,174)         (5,773)        (33,915)

    Income before income taxes and
      extraordinary item...................       21,599      (2,849)      (7,174)         (3,528)          8,048
Income tax expense (benefit)...............        7,942        (241)      (2,511)(c)        (1,991)(c)      3,199
                                             ------------  ---------  ------------        -------      -----------
    Income (loss) before extraordinary
      item.................................   $   13,657   $  (2,608)  $   (4,663)      $  (1,537)      $   4,849
                                             ------------  ---------  ------------        -------      -----------
                                             ------------  ---------  ------------        -------      -----------

Other data:
    EBITDA(g)..............................                                                             $  64,126

                            ------------------------

    In addition to the pro forma adjustments directly attributable to the acquisition of the ASARCO MLD set forth above, the effect of the elimination of ASARCO corporate overhead allocations, which would have decreased selling, general and administrative expenses by $2.9 million for the nine months ended July 31, 1998, should be considered.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 1998

(a) Represents the historical results of operations of the ASARCO MLD for the period November 1, 1997 to July 31, 1998.

(b) Pro forma interest expense reflects the elimination of historical interest expense due to the retirement of substantially all of the existing debt obligations. Interest expense, as adjusted, includes interest of $21.8 million on the March 1998 Notes, interest on the back-to-back loan of $10.8 million and amortization of debt issuance costs totaling $1.6 million. The pro forma consolidated statement of operations does not reflect interest income on the special term deposit of $10.5 million.

(c) Reflects the income tax effect of pro forma adjustments at, and adjusts the ASARCO MLD tax provision to, an assumed statutory tax rate of 35%.

(d) Represents the difference between the salaries, wages and benefits reflected in the historical results of operations of the ASARCO MLD and those that would have been expensed under our programs, into which substantially all of the employees of the ASARCO MLD were enrolled as a condition of the acquisition of the ASARCO MLD pursuant to the related asset purchase agreement.

(e) Reflects the decrease in depreciation based upon allocating the effective purchase price to the fair value of the assets to be purchased in the acquisition of the ASARCO MLD.

(f) Reflects incremental interest at 11.25% on $50.0 million aggregate principal amount of outstanding notes issued to finance the acquisition of the ASARCO MLD of $4.2 million, incremental interest on loans of $11.0 million under our revolving credit facility of $.8 million, amortization of original issue discount on the outstanding notes of $.6 million and amortization of related financing costs of $.2 million.

(g) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of recent trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                          ADJUSTMENTS
                                              HISTORICAL                                                    FOR THE
                                ---------------------------------------                                   ACQUISITION
                                THE DOE RUN                                                                  OF THE
                                 RESOURCES                                ADJUSTMENTS     ADJUSTMENTS      ASARCO MLD
                                CORPORATION       DOE RUN                   FOR THE         FOR THE         AND THE
                                    AND           PERU'S        ASARCO   ACQUISITION OF    MARCH 1998     OUTSTANDING
                                SUBSIDIARIES  PREDECESSOR(A)    MLD(B)     METALOROYA      FINANCING     NOTES OFFERING   PRO FORMA
                                -----------   ---------------   -------  --------------   ------------   --------------   ---------
Net sales.....................   $280,467        $429,313       $85,308     $--             $ --            $--           $795,088
Costs and expenses:
  Cost of sales...............    234,351         364,901       68,429       --               --              (1,562)(g)   666,119
  Depletion, depreciation and
    amortization..............     14,718           5,623        8,209        1,119(c)        --              (1,433)(h)    28,236
  Selling, general and
    administrative expenses...     10,959          18,524        4,954       --               --             --             34,437
  Exploration expense.........      2,705         --              --         --               --             --              2,705
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
    Total costs and
      expenses................    262,733         389,048       81,592        1,119           --              (2,995)      731,218
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
    Income from operations....     17,734          40,265        3,716       (1,119)          --               2,995        63,870
Other income (expense):
  Interest expense............    (13,740)         (1,211)        --         --              (30,871)(e)      (7,697)(i)   (53,519)
  Interest income.............         21         --              --         --               --             --                 21
  Other, net..................        (37)           (863)        --         --               --             --               (900)
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
                                  (13,756)         (2,074)        --         --              (30,871)         (7,697)      (54,398)
    Income before income taxes
      and extraordinary
      item....................      3,978          38,191        3,716       (1,119)         (30,871)         (4,702)        9,193
Income tax expense
  (benefit)...................      4,331          11,513         (168 )      1,518(d)       (10,805)(f)        (177)(j)     6,212
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
    Income (loss) before
      extraordinary item......   $   (353)       $ 26,678       $3,884      $(2,637)        $(20,066)       $ (4,525)     $  2,981
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
                                -----------   ---------------   -------     -------       ------------   --------------   ---------
  EBITDA(k)...................                                                                                            $ 90,927

                            ------------------------

    In addition to the pro forma adjustments directly attributable to the acquisition of Metaloroya set forth above, the effect of the following on historical results for the year ended October 31, 1997 should be considered: (i) an increase in power costs associated with a market price contract negotiated in conjunction with the acquisition of Metaloroya would have increased cost of sales by $9.6 million, (ii) the elimination of $2.0 million of unusual personnel reduction costs related to the privatization program and a decrease of $1.3 million in workers' profit sharing expense as a result of such elimination would have decreased selling, general and administrative expenses by $3.3 million and
(iii) the elimination of $3.2 million of costs related to the privatization program and $.1 million of tax fines and penalties that would not have been incurred had the acquisition of Metaloroya occurred on November 1, 1996 would have increased other, net by $3.3 million.

    In addition to the pro forma adjustments directly attributable to the acquisition of the ASARCO MLD set forth above, the effect of the elimination of ASARCO corporate overhead allocations, which would have decreased selling, general and administrative expenses by $4.1 million for the year ended October 31, 1997, should be considered.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1997

(a) Represents the historical results of operations for Doe Run Peru's predecessor for the period from November 1, 1996 through October 23, 1997.

(b) Represents the historical results of operations of the ASARCO MLD for the period from January 1, 1997 to December 31, 1997.

(c) Reflects the increase in depreciation and amortization, based upon allocating the effective purchase price to the fair values of the assets purchased in the acquisition of Metaloroya.

(d) Represents the income tax effects of the above adjustments at the U.S. statutory rate, which reduced income tax expense by $.4 million. The adjustment also reflects the incremental U.S. tax at a rate of 5% on the income before taxes of Doe Run Peru's predecessor for the period from November 1, 1996 to October 23, 1997, which increased income tax expense by $1.9 million.

(e) Pro forma interest expense reflects the elimination of historical interest expense due to the retirement of substantially all of the existing debt obligations. Interest expense, as adjusted, includes interest of $29.1 million on the March 1998 Notes, interest on the back-to-back loan of $14.5 million, amortization of debt issuance costs totaling $2.1 million and $.1 million on other obligations. The pro forma consolidated statement of operations does not reflect interest income on the special term deposit of $14.1 million.

(f) Reflects the income tax effect of the pro forma adjustments at an assumed statutory tax rate of 35%.

(g) Represents the difference between the salaries, wages and benefits reflected in the historical results of operations of the ASARCO MLD and those that would have been expensed under our programs, into which substantially all of the employees of the ASARCO MLD were enrolled, as a condition of the acquisition of the ASARCO MLD pursuant to the related asset purchase agreement.

(h) Represents the decrease in depreciation based upon allocating the effective purchase price to the fair value of the assets to be purchased in the acquisition of the ASARCO MLD.

(i) Reflects incremental interest at 11.25% on $50.0 million aggregate principal amount of outstanding notes issued to finance the acquisition of the ASARCO MLD of $5.6 million, incremental interest on loans of $11.5 million under our revolving credit facility of $1.0 million, amortization of original issue discount on the outstanding notes of $.8 million and amortization of related financing costs of $.3 million.

(j) Reflects the income tax effect of pro forma adjustments at, and adjusts the ASARCO MLD tax provision to, an assumed statutory rate of 35%.

(k) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the recent trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following tables set forth historical financial data of (i) our predecessor as of and for the year ended October 31, 1993 and for the five months ended March 31, 1994, which have been derived from our predecessor's unaudited consolidated financial statements, (ii) The Doe Run Resources Corporation and our subsidiaries as of and for the seven months ended October 31, 1994 and as of and for each of the three fiscal years ended October 31, 1997, which have been derived from our audited consolidated financial statements, and for the nine months ended July 31, 1997 and as of and for the nine months ended July 31, 1998, which are unaudited, (iii) Doe Run Peru's predecessor as of and for each of the three fiscal years ended December 31, 1996 and for the period January 1, 1997 to October 23, 1997 (the date the acquisition of Metaloroya was completed), which have been derived from Doe Run Peru's predecessor's audited consolidated financial statements, and for the period November 1, 1996 to October 23, 1997 and the nine months ended July 31, 1997, which are unaudited, and (iv) Doe Run Cayman as of and for the nine months ended July 31, 1998, which are unaudited. It is important that you read the selected historical consolidated financial data presented below along with "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our and Doe Run Peru's predecessor's audited financial statements and the notes thereto included elsewhere in this Prospectus.

       THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES AND PREDECESSOR

                                           PREDECESSOR(A)               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES
                                      --------------------------------------------------------------------------------------------

                                                      FIVE         SEVEN                                       NINE MONTHS ENDED
                                         YEAR        MONTHS       MONTHS
                                         ENDED        ENDED        ENDED         YEAR ENDED OCTOBER 31,             JULY 31,
                                      OCTOBER 31,   MARCH 31,   OCTOBER 31,  -------------------------------  --------------------
                                        1993(B)       1994         1994        1995       1996       1997       1997       1998
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS AND TONS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................   $ 121,101    $  70,668    $ 123,335   $ 225,143  $ 274,930  $ 280,467  $ 206,411  $ 527,765
Cost of sales.......................     140,107       65,511      102,582     180,398    215,489    234,351    170,145    439,691
Depletion, depreciation and
  amortization......................      22,515        8,808        6,251      12,486     13,654     14,718     10,959     17,012
Selling, general and administrative
  expenses..........................       8,243        3,295        4,360       8,405     10,079     10,959      8,049     25,731
Exploration expense.................       1,525          271          912       1,926      2,912      2,705      2,262      2,764
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).............     (51,289)      (7,217)       9,230      21,928     32,796     17,734     14,996     42,567
Interest expense....................         206           65        8,375      14,361     14,348     13,740    (10,634)   (27,037)
Interest income.....................         404           31           12         140        113         21          7      6,000
Other income (expense)..............       1,684         (652)         151        (132)       355        (37)       (51)        69
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income tax
  expense and extraordinary item....     (49,407)      (7,903)       1,018       7,575     18,916      3,978      4,318     21,599
Income tax expense..................      --           --            2,523       3,252      6,451      4,331      4,241      7,942
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary
  item..............................     (49,407)      (7,903)      (1,505)      4,323     12,465       (353)        77     13,657
Extraordinary item net of income tax
  benefit...........................      --           --           --          --         --         (1,062)      (314)    (6,607)
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...................   $ (49,407)   $  (7,903)   $  (1,505)  $   4,323  $  12,465  $  (1,415) $    (237) $   7,050
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                      -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------

FINANCIAL RATIOS AND OTHER DATA:
EBITDA(c)...........................   $ (27,090)   $     939    $  15,632   $  34,282  $  46,805  $  32,415  $  25,904  $  59,648
Capital expenditures................       9,487        2,146        1,599       5,377     10,534     13,476      7,432     17,032
Ratio of earnings to fixed
  charges(d)........................      --           --             1.13x       1.56x      2.28x      1.22x      1.34x      1.97x

                                            PREDECESSOR(A)               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES
                                       --------------------------------------------------------------------------------------------

                                                       FIVE         SEVEN                                       NINE MONTHS ENDED
                                          YEAR        MONTHS       MONTHS
                                          ENDED        ENDED        ENDED         YEAR ENDED OCTOBER 31,             JULY 31,
                                       OCTOBER 31,   MARCH 31,   OCTOBER 31,  -------------------------------  --------------------
                                         1993(B)       1994         1994        1995       1996       1997       1997       1998
                                       -----------  -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                                                     (DOLLARS AND TONS IN THOUSANDS)

OTHER OPERATING DATA:
Average LME lead price per
  pound(e)...........................   $     .19    $     .21    $     .25   $     .28  $     .35  $     .29  $     .30  $     .25
Tons of primary lead metal sold......       169.2         92.4        134.5       218.0      228.9      245.1      182.0      261.1
Tons of secondary lead metal sold....        39.1         18.9         22.1        27.9       39.7       44.1       26.3       36.9
Tons of secondary lead metal
  tolled.............................        26.4         15.1         23.3        52.4       51.7       60.9       44.8       40.9
Tons of zinc concentrates sold.......        35.9         20.1         23.3        55.5       68.3       69.7       51.7       51.2
Tons of copper concentrates sold.....        17.5         11.9         15.5        23.9       31.3       26.6       19.6       13.3
Tons of copper metal sold............      --           --           --          --         --            0.8     --           54.1
Ounces of silver metal sold (in
  millions)..........................      --           --           --          --         --            0.1     --           20.2
Tons of zinc metal sold..............      --           --           --          --         --         --         --           58.1
Herculaneum primary smelter lead tons
  per manshift(f)....................         2.0          2.0          2.0         2.1        2.2        2.4       2.47       2.42

                                                                                THE DOE RUN RESOURCES CORPORATION
                                                      PREDECESSOR(A)                    AND SUBSIDIARIES
                                                      ----------------------------------------------------------------------

                                                          AS OF                  AS OF OCTOBER 31,                  AS OF
                                                       OCTOBER 31,   ------------------------------------------   JULY 31,
                                                          1993         1994       1995       1996       1997        1998
                                                      -------------  ---------  ---------  ---------  ---------  -----------
                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash................................................       --           --         --         --      $   8,943   $  12,389
Working capital.....................................    $  51,057    $  35,373  $  32,571  $  33,989     76,951     105,218
Property, plant and equipment, net..................      131,926      109,700    102,606    104,162    206,348     206,371
Total assets........................................      212,993      197,563    195,246    203,914    380,841     586,351
Total debt (including current portion)..............        4,952       98,834     90,645     82,791    234,740     399,662
Shareholders' equity................................      122,536        5,995     10,318     20,830     14,174      18,535

                 DOE RUN PERU'S PREDECESSOR AND DOE RUN CAYMAN

                                                                                                     DOE RUN
                                               DOE RUN PERU'S PREDECESSOR(G)                        CAYMAN(H)
                           -----------------------------------------------------------------------------------

                                                              PERIOD       PERIOD
                                                            JANUARY 1,   NOVEMBER 1,
                               YEAR ENDED DECEMBER 31,        1997 TO      1996 TO    NINE MONTHS  NINE MONTHS
                           -------------------------------  OCTOBER 23,  OCTOBER 23,  ENDED JULY   ENDED JULY
                             1994       1995       1996        1997        1997(I)     31, 1997    31, 1998(J)
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
                                        (DOLLARS AND TONS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales................  $ 367,057  $ 450,929  $ 456,797   $ 352,805    $ 429,313    $ 332,518    $ 349,444
Cost of sales............    339,302    397,524    397,158     305,959      364,901      278,036      283,037
Depreciation and
  amortization...........      4,448      4,729      5,353       4,730        5,623        4,254        5,010
Selling, general and
  administrative
  expenses...............     11,097     15,950     17,420      13,805       18,524       14,762       24,632
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
Operating income.........     12,210     32,726     36,866      28,311       40,265       35,466       36,765
Interest expense.........      6,784      2,100      3,332         832        1,211         (866)     (10,104)
Interest income..........     --         --         --          --           --           --              559
Other income (expense)...       (402)    (1,798)   (23,517)     (1,217)        (863)      (1,189)         642
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
Income before income tax
  expense and
  extraordinary item.....      5,024     28,828     10,017      26,262       38,191       33,411       27,862
Income tax expense.......      2,803     10,332      4,128       7,879       11,513       10,078        8,031
Income before
  extraordinary item.....      2,221     18,496      5,889      18,383       26,678       23,333       19,831
Extraordinary item net of
  income tax benefit.....     --         --         --          --           --           --           (2,369)
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
Net income...............  $   2,221  $  18,496  $   5,889   $  18,383    $  26,678    $  23,333    $  17,462
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
                           ---------  ---------  ---------  -----------  -----------  -----------  -----------
OTHER DATA:
EBITDA(c)................  $  16,256  $  35,657  $  18,702   $  31,824    $  45,025    $  38,531    $  42,417
Adjusted EBITDA(k).......     16,256     38,161     47,716      36,514       50,190       42,721

OTHER OPERATING DATA:
Tons of lead metal
  sold...................       95.1       98.7      104.1        87.1        106.7         80.7         88.4
Tons of copper metal
  sold...................       65.6       70.0       71.3        56.7         68.9         53.9         54.1
Ounces of silver metal
  sold (in millions).....       18.5       19.6       21.2        17.3         20.4         15.1         20.2
Tons of zinc metal
  sold...................       72.6       74.3       77.6        58.4         71.0         55.0         60.3
Average LME copper price
  per pound..............  $    1.05  $    1.33  $    1.04   $    1.07    $    1.07    $    1.10    $     .79
Average LBMA silver price
  per ounce..............       5.28       5.20       5.10        4.77         4.79         4.80         5.78
Average LME zinc price
  per pound..............       0.45       0.47       0.47        0.61         0.59         0.56         0.49

                                                            DOE RUN PERU'S PREDECESSOR(G)      DOE RUN CAYMAN(H)
                                                           ---------------------------------------------------------

                                                                 AS OF DECEMBER 31,            AS OF        AS OF
                                                           -------------------------------  OCTOBER 31,   JULY 31,
                                                             1994       1995       1996        1997         1998
                                                           ---------  ---------  ---------  -----------  -----------
                                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash.....................................................  $      61  $      62  $     582   $   7,364    $  12,389
Working capital..........................................      6,081     54,208     44,319       7,713       54,797
Property, plant and equipment, net.......................     46,092     55,557     50,814      97,739       96,641
Total assets.............................................    146,482    188,474    148,314     170,969      236,375
Total debt (including current portion)...................     23,160     19,626     15,068     103,000      137,000
Net assets...............................................     51,481    107,667     78,575       1,729       19,191

                                          (FOOTNOTES COMMENCE ON FOLLOWING PAGE)

(a) The Doe Run Resources Corporation was acquired by Renco effective as of April 1, 1994.

(b) Results for fiscal 1993 were affected by a strike at the Herculaneum smelter and curtailment of production at the Herculaneum smelter due to flooding of the Mississippi River. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

(c) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the recent trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's historical ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

(d) Fixed charges consist of interest expense net of interest income plus capitalized interest and the portion of rental expense representative of interest expense, less amortization of deferred financing costs. Earnings consist of income before income tax expense and extraordinary item plus fixed charges less capitalized interest.

(e) The average lead price per pound that we realize generally is at a premium over the average LME price.

(f) Primary smelter lead tons per manshift is computed by dividing the metal we produce by the shifts required to produce the related tons. Shifts are computed by dividing the sum of actual hours worked during the period for hourly employees and 12 hours per week for salaried employees by eight hours.

(g) Metaloroya was acquired by Doe Run Peru effective October 23, 1997.

(h) Doe Run Cayman, one of our wholly-owned subsidiaries, is the parent company of Doe Run Mining and currently has no independent operations.

(i) Doe Run Cayman's net sales, operating income and EBITDA for the eight-day period October 23, 1997 to October 31, 1997 were $2.6 million, $.4 million and $.5 million, respectively.

(j) These results include intercompany transactions. Net sales, cost of sales and selling, general and administrative expenses excluding the effects of intercompany transactions were $346.9 million, $280.5 million and $12.6 million, respectively.

(k) Adjusted EBITDA is defined as EBITDA adjusted for the following non-recurring charges: (i) for 1995, $2.5 million relating to personnel reduction costs, (ii) for 1996, $3.9 million relating to personnel reduction costs, $21.6 million relating to one-time environmental expenses and $3.6 million relating to privatization costs, (iii) for the period January 1, 1997 to October 23, 1997, $3.2 million relating to privatization costs and $1.5 million relating to personnel reduction costs, (iv) for the period November 1, 1996 to October 23, 1997, $3.2 million relating to privatization costs and $2.0 million relating to personnel reduction costs and (v) for the nine months ended July 31, 1997, $3.2 million relating to privatization costs and $1.0 million relating to personnel reduction costs.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Doe Run Resources Corporation ("Doe Run" and together with its subsidiaries, the "Company") is the largest fully-integrated lead producer in North America and the second largest primary lead producer in the western world. Renco acquired Doe Run on April 1, 1994. Through its subsidiaries, Doe Run Peru and Doe Run Mining, Doe Run operates one of the largest polymetallic processing companies in the world offering an extensive product mix of non-ferrous and precious metals, including copper, silver, lead, zinc and gold. Doe Run Peru acquired Metaloroya from Centromin on October 23, 1997. The combined capabilities of Doe Run, Doe Run Peru and Doe Run Mining represent the largest primary lead producer in the western world.

    The following discussion and analysis of Doe Run and its Peruvian subsidiaries should be read in conjunction with the historical and pro forma financial statements of Doe Run and Doe Run Peru and the ASARCO MLD, and the notes thereto, and other financial information included elsewhere herein.

DOE RUN

    Doe Run is engaged in exploration, development, mining and processing of base metals, primarily lead, and recycling of spent lead-acid batteries and other lead-bearing materials. Doe Run also fabricates and repairs lead-lined process equipment and lead products used in radiation shieldings, pollution control devices and medical equipment, and produces lead oxide for use in automotive batteries.

    Doe Run's principal product, refined lead, is actively quoted and traded on the LME. The LME provides an efficient and orderly market on which to trade lead and other non-ferrous metals. The market provides reference prices for worldwide pricing of activities relating to non-ferrous metals and provides for storage facilities to enable market participants to make or take physical delivery of approved brands of metals, such as Doe Run lead. Lead options and futures are also traded on the LME which enable participants to hedge against risks arising from price fluctuations.

    During fiscal 1993, Doe Run experienced certain non-recurring events, which contributed to Doe Run's operating losses during this period. Beginning in July 1992, Doe Run experienced a 29-month labor strike at its primary smelter. Although Doe Run was able to keep the smelter operational and satisfy most of its obligations during the strike by utilizing salaried employees from throughout Doe Run, as well as outside contractors, metal output fell significantly short of planned levels. Despite lower production levels, operating expenses increased due to substantially increased security costs and outside services. These factors combined to increase the conversion cost per ton of metal by approximately 25%. In July and August 1993, flooding of the Mississippi River caused Doe Run to shut down the Herculaneum smelter, thereby reducing fiscal 1993 production by approximately 10%. During the shut down, Doe Run continued to incur full production level costs.

    In addition to the non-recurring events at Doe Run, Doe Run's results of operations were adversely affected by lower lead prices for a portion of the period from 1993 to 1994. These lower lead prices were primarily a result of an increased supply of lead due to increased net exports of lead from Eastern Europe, the former Soviet Union and China. See "Industry--Lead."

    Subsequent to these events and its acquisition by Renco in April 1994, Doe Run undertook various changes to improve profitability under all market conditions and diversify its revenue sources. Specifically, as part of its program to improve profitability, Doe Run has increased production at both its Herculaneum and Buick smelting facilities. Primary lead production at Herculaneum grew from approximately 162,000 tons per year in fiscal 1993 to approximately 241,000 tons in fiscal 1997, while secondary production at Buick grew from approximately 66,000 tons per year in fiscal 1993 to approximately 102,000 tons in fiscal 1997. Recent blast furnace productivity improvements have increased the annual production capacity at Herculaneum from the original capacity of approximately 225,000 tons to approximately 250,000 tons presently. Increased production capacity enables Doe Run to lower unit costs by better leveraging its fixed cost base.

    In recent years, Doe Run has made two strategic acquisitions of lead fabrication operations. Margins on these products are relatively insensitive to lead price fluctuations as Doe Run is generally able to reflect such fluctuations in the price of the end product. In addition, Doe Run has a growing tolling business with major U.S. lead-acid battery manufacturers pursuant to contractual agreements under which recycled lead is returned to the supplier in exchange for a processing fee which is largely independent of lead prices.

    The average LME price for refined lead was $.29 per pound in fiscal 1997. As of September 30, 1998, the LME price for lead was $.24 per pound, which was below the ten-year average price of $.28 per pound. Management believes that lead prices will remain relatively stable or will modestly increase for the remainder of fiscal 1998 and over the long term will reach historical industry averages. During the second quarter of fiscal 1998 the Company implemented plans to minimize the impact of the decline in metal prices through cost reductions and productivity and revenue enhancements. These plans included maintenance and other expense reductions, increased lead ore grade at the Company's lead mines and increased secondary smelter production. Despite significant reductions in costs and enhancement of revenues as a result of these plans, as a result of the recent lead price decreases, the Company expects that it will incur an operating loss in its U.S. operations that will adversely affect its EBITDA in fiscal 1998.

  RESULTS OF OPERATIONS

    NINE MONTHS ENDED JULY 31, 1998 COMPARED TO NINE MONTHS ENDED JULY 31, 1997

    NET SALES   for the nine months ended July 31, 1998 (the "1998 period") were
$527.8 million compared to $206.4 million for the nine months ended July 31, 1997 (the "1997 period"). Of this increase, $346.9 million is attributable to the addition of Doe Run Peru. Doe Run's net sales for the 1998 period were $25.5 million less than the 1997 period primarily due to lower lead prices. Lead metal net sales decreased 11.2% from $138.0 million in the 1997 period to $122.5 million in the 1998 period. Doe Run's net realized price was 11.9% lower in the 1998 period compared to the 1997 period due to an 18.0% decline in the average LME prices for lead metal. The resulting $16.5 million net sales decrease was partially offset by improved lead metal sales volume. Copper concentrate net sales were lower by $4.3 million or 60.8% in the 1998 period compared to the 1997 period due to a 31.9% decrease in volume and a 42.3% decrease in net realized price. The volume decrease is primarily due to lower production resulting from the focus on lead production while the net realized price decrease is the result of a 28.2% decrease in the LME average price of copper. Sales by Seafab Metals Company ("Seafab"), the Company's lead oxide and fabrication division acquired in August, 1996, by Fabricated Products, Inc. ("FPI"), were $4.6 million lower in the 1998 period compared to the 1997 period, primarily as a result of the planned relocation of the fabrication plant from Seattle, Washington to Casa Grande, Arizona. A slowdown in oxide sales due to lower battery demand also contributed to the reduction.

    COST OF SALES for the 1998 period was $439.7 million compared to $170.1 million for the 1997 period. Of this increase, $280.5 million is attributable to the addition of Doe Run Peru. Doe Run's cost of sales was $159.2 million for the 1998 period compared to $170.1 million for the 1997 period. Increased volume of lead metal offset by lower zinc, copper and lead concentrate and toll volumes accounted for $2.0 million of the cost decrease. The cost of purchased lead concentrates and higher costs for purchased feed material and salaries and wages were offset by reduced spending on purchased services, purchased lead metal and materials and supplies, and the impact of a 4.2% increase in lead metal production volume. As a result, the average cost per ton produced was 2.8% lower in the 1998 period, compared to the 1997 period, reducing cost of sales by $5.6 million from the 1997 period. Lower volume at Seafab, primarily related to the relocation of the fabrication plant, reduced cost of sales by $3.3 million.

    DEPLETION, DEPRECIATION AND AMORTIZATION for the 1998 period increased by $6.1 million compared to the 1997 period. An increase of $5.0 million for the 1998 period is attributable to the addition of Doe Run Peru. The remainder of the increase is primarily due to depreciation of plant and equipment on recent capital additions.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased by $17.7 million for the 1998 period compared to the 1997 period. The addition of Doe Run Peru accounts for $12.6 million of the increase. Increased domestic general and administrative expenses associated with the operation of Doe Run Peru totaled $3.4 million for the 1998 period. Other expenses, primarily salaries, wages and benefits, long-term incentive compensation for executives and audit fees, account for the remainder of the increase.

    EXPLORATION EXPENSE for the 1998 period increased $.5 million or 22.2% compared to the 1997 period. These increases were due to increased drilling activities on potential properties located in Missouri and the Republic of South Africa.

    OPERATING INCOME for the 1998 period was $42.6 million compared to $15.0 million for the 1997 period. An increase of $48.8 million for the 1998 period is attributable to the addition of Doe Run Peru. The remainder of the changes are due to the factors discussed above.

    INTEREST EXPENSE increased by $16.4 million in the 1998 period compared to the prior year due to an increase of approximately $300 million in the Company's average outstanding debt balance partially offset by lower average interest rates. The increase in the Company's outstanding debt balance is primarily associated with the acquisition of Metaloroya and operation of Doe Run Peru.

    INTEREST INCOME increased $6.0 million in the 1998 period compared to the 1997 period, primarily due to interest income on the $125.0 million special term deposit associated with the back-to-back loan.

    INCOME TAX EXPENSE for the nine month period ended July 31, 1998 reflects an effective rate of approximately 37%. Income tax expense for the nine month period ended July 31, 1997 reflects the effect of a valuation allowance of U.S. alternative minimum tax in excess of the Company's regular tax liability.

    FISCAL 1997 COMPARED TO FISCAL 1996

    NET SALES in fiscal 1997 (including the results for Doe Run Peru for the eight-day period October 23, 1997 (the date of the Acquisition) to October 31, 1997 (the "Acquisition Stub Period")) were $280.5 million compared to $274.9 million in fiscal 1996, an increase of 2.0%. Lead metal net sales decreased from $195.7 million to $185.1 million, a decrease of 5.4%. This change is attributable to an increase in lead metal sales volume of 17,046 tons or 6.4% offset by a $23.1 million reduction due to lower realized prices. The average LME price for lead metal decreased by $.0577 per pound or 16.4% from fiscal 1996 to fiscal 1997. As a result, the Company's net realized price was 11.1% less than fiscal 1996 (realized prices are net of hedge transactions; see "--Liquidity and Capital Resources--Hedging Activities"). Net sales of lead concentrates to third parties were reduced by $8.3 million in fiscal 1997 from fiscal 1996, as these lead concentrates were used in Doe Run's production. Tolling net sales for fiscal 1997 increased $7.3 million from fiscal 1996 due to a 17.9% increase in volume, as well as 25.5% increase in tolling processing charges per ton. Zinc concentrate net sales in fiscal 1997 increased $2.4 million or 10.8% from fiscal 1996 due primarily to higher realized prices. Copper concentrate net sales in fiscal 1997 decreased $3.6 million or 29.0% from fiscal 1996, and $1.8 million of this decrease is attributable to lower realized prices and $1.8 million is due to lower volume resulting from an emphasis on production of lead/zinc ore. The addition of Seafab, resulting from an acquisition of assets from Seafab Metal Corporation in August 1996 added $15.9 million to net sales and the inclusion of

Doe Run Peru from October 23, 1997, the acquisition date, through October 31, 1997 added $2.6 million. Other net sales were lower by $.1 million accounting for the remainder of the change.

    COST OF SALES for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) was $234.4 million, an increase of $18.9 million or 8.8% compared to fiscal 1996. Increased volumes of lead metal, tolling and zinc concentrates offset by lower copper and lead concentrate volumes accounted for $6.8 million of the increase. Higher costs of salaries and wages, materials and supplies, and purchased feed, primarily related to increased production, were more than offset by reduced costs of purchased lead and the impact of greater production volume. As a result, the average cost per ton produced was approximately 1.1% lower than the prior year reducing cost of sales by $3.1 million. The addition of Seafab contributed $13.0 million to the cost of sales increase while the inclusion of Doe Run Peru added $2.0 million to cost of sales. Other costs of sales were higher by $.2 million accounting for the remainder of the change.

    DEPLETION, DEPRECIATION AND AMORTIZATION for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) increased by 7.8% primarily due to depreciation of property, plant and equipment on recent capital additions.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) increased by $.9 million or 8.7% compared to fiscal 1996, primarily due to the addition of Seafab.

    EXPLORATION EXPENSE for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) was $2.7 million, a decrease of 7.1% from fiscal 1996. This change is attributable to less drilling on potential mineral properties.

    OPERATING INCOME for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) was $17.7 million compared to $32.8 million for fiscal 1996. This decrease is attributable to the factors discussed above.

    INTEREST EXPENSE for fiscal 1997 (including the results for Doe Run Peru for the Acquisition Stub Period) was $13.7 million or 4.2% less than fiscal 1996. Lower interest on subordinated notes of $.9 million was offset by the interest under the Old Doe Run Mining Credit Facility entered into in connection with the acquisition of Doe Run Peru which added $.3 million to interest expense.

    INCOME TAX EXPENSE reflected an effective tax rate of 109% in fiscal 1997 and 34% in fiscal 1996. In both years, the income tax expense was provided on the basis of alternative minimum taxes paid, which exceeded the income tax provision based on pre-tax book income. Higher pre-tax book income in fiscal 1996 reduced the impact of the alternative minimum taxes paid on the effective tax rate for that year. Because of the uncertainty of the future benefit of net deferred tax assets, Doe Run has recorded a valuation allowance against its net deferred tax assets.

    FISCAL 1996 COMPARED TO FISCAL 1995

    NET SALES in fiscal 1996 were $274.9 million compared to $225.1 million in fiscal 1995, an increase of 22.1%. Lead metal net sales increased from $167.2 million to $195.7 million, an improvement of 17.0%. The average LME price for lead metal was $.3524 per pound during fiscal 1996, $.0716 per pound greater than the average during fiscal 1995. The higher LME price and more favorable market conditions improved Doe Run's net realized price for both lead metal and lead concentrates generating increases in net sales of $13.7 million and $2.9 million, respectively. An increase in mine output along with production improvements at Doe Run's smelters generated a $14.8 million and $5.1 million increase in net sales from lead metal and lead concentrate volume, respectively. Zinc and copper concentrate net sales increased by $4.1 million and $3.6 million, respectively, primarily as a result of increased sales volume. The addition of Lone Star Lead Construction Company ("Lone Star"), resulting from the acquisition of the assets of Lone Star Lead Construction Corp. in August 1995, and the addition of Seafab in August 1996 contributed $7.7 million to the increase in net sales. Such increases were offset by a $2.1 million decrease in net sales due to lower realized prices on copper concentrates and changes in other by-products.

    COST OF SALES for fiscal 1996 was $215.5 million, an increase of $35.1 million or 19.5% over fiscal 1995. The greater production volume, primarily of lead metal and lead, copper and zinc concentrates, accounts for $20.3 million of this increase. Higher costs for certain raw materials, supplies, purchased services, and increased incentive compensation of $1.9 million resulting from significantly improved profitability were partially offset by the impact of greater production volume. As a result, the average cost per ton produced in fiscal 1996 was approximately 2.6% higher than the prior year, adding $6.1 million to cost of sales. The inclusion of Lone Star and Seafab contributed $6.4 million to the increase, while changes in other costs, primarily smelter by-products, account for the remaining $.4 million increase.

    DEPLETION, DEPRECIATION AND AMORTIZATION for fiscal 1996 increased by $1.2 million or 9.4% from fiscal 1995 primarily due to depreciation of property, plant and equipment related to recent capital expenditures.

    SELLING, GENERAL AND ADMINISTRATIVE expenses increased by $1.7 million or 19.9% from fiscal 1995 to fiscal 1996. Higher incentive compensation as a result of higher profitability accounts for $1.1 million of this increase. Increased legal costs associated with various defenses of lawsuits (see "Business-Environmental Matters") and consulting costs for operational efficiency studies initiated during fiscal 1996 account for the remainder of this increase.

    EXPLORATION EXPENSE increased by $1.0 million or 51.2% in fiscal 1996 compared to fiscal 1995 due primarily to increased drilling on potential mineral properties.

    OPERATING INCOME for fiscal 1996 was $32.8 million compared to $21.9 million for fiscal 1995. This increase is attributable to the factors discussed above.

    INCOME TAX EXPENSE reflected an effective tax rate of 34% in fiscal 1996 and 43% in fiscal 1995. In both years, income tax expense was provided on the basis of alternative minimum taxes paid, which exceeded the income tax provision based on pre-tax book income. Higher pre-tax book income in fiscal 1996 reduced the impact of the alternative minimum taxes paid on the effective tax rate for that year. Because of the uncertainty of the future benefit of net deferred tax assets, Doe Run has recorded a valuation allowance against its net deferred tax assets.

DOE RUN PERU

    Doe Run Peru is engaged in the smelting and refining of concentrates of polymetallic ores, including copper, silver, zinc, lead and gold, which are sold primarily to customers outside of Peru. These activities are the same as those that were carried out by Metaloroya and Centromin. Metaloroya was established on September 20, 1997, and commenced operations on October 23, 1997, as the successor company to the operations of the former La Oroya Metallurgical Complex of Centromin, pursuant to the Subscription Agreement.

    Given the diversity of its products and by-products, Doe Run Peru's financial performance is not solely dependent upon the prospects for one of its products or by-products. Moreover, since Doe Run Peru is a processor of complex concentrates and does not presently own any mines from which it sources concentrates, Doe Run Peru's financial performance is less sensitive to the volatility of base metal prices. The primary factors affecting Doe Run Peru's results of operations are (i) commercial terms under which Doe Run Peru purchases concentrates and (ii) Doe Run Peru's operating costs and other expenses.

  RESULTS OF OPERATIONS

    NINE MONTHS ENDED JULY 31, 1998 COMPARED TO NINE MONTHS ENDED JULY 31, 1997

    NET SALES for the 1998 period were $349.4 million compared to $332.5 million for the 1997 period. The increase is due primarily to higher prices and volumes for silver offset by lower copper prices. The production improvements previously discussed increased silver sales volume by 5.2 million ounces or 34.2% in the 1998 period contributing $25.2 million to the net sales increase. The average LBMA price for silver was 21.0% higher in the 1998 period, compared to the 1997 period. As a result, the net realized price for refined silver increased by $.93 per ounce, increasing net sales by $18.8 million. Net sales of refined copper were 29.2% or $34.9 million lower in the 1998 period due to lower prices partially offset by increased volume. The net realized price for refined copper was lower by 29.5%, which reduced net sales by $35.2 million. Bullion lead net sales were higher by $7.2 million in the 1998 period compared to the 1997 period due to a 234.3% increase in volume and a 32.6% increase in net realized price. The volume increase is the result of the increased lead and silver production while the price increase is a result of increased silver content in the lead bullion due to increased silver in feed material. Refined lead net sales were $4.4 million lower in the 1998 period compared to the 1997 period due to a 16.7% decrease in the net realized price offset by a 9.6% increase in sales volume.

    COST OF SALES increased 1.8% from $278.0 million in the 1997 period compared to $283.0 million in the 1998 period. The 1998 period included higher power cost resulting from the new electricity contract, a sales volume increase of approximately 10.8% and $2.3 million of workers' profit sharing expense which was classified as administrative expense in the 1997 period. These increases were offset by the impact of improved metallurgical recoveries and a decrease in feed cost due to lower average prices of copper, silver, gold and lead.

    DEPRECIATION AND AMORTIZATION expense increased by $.7 million in the 1998 period compared to the 1997 period, primarily due to the change in asset basis resulting from purchase accounting for the acquisition of Metaloroya.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES decreased 14.9% from $14.8 million in the 1997 period to $12.6 million in the 1998 period. Of this decrease, $1.3 million was due to the personnel reduction program undertaken by Centromin, which was completed during the 1997 period and $2.9 million was due to the reclassification of workers' profit sharing to cost of sales. Selling expenses were $.7 million lower due to a decrease in sales commissions and other commercial expenses, primarily salaries. These decreases were offset by increases in audit and legal fees, salaries and other administrative costs.

    INTERCOMPANY FEES for the 1998 period represent charges recorded pursuant to various services and agency agreements between Doe Run and Doe Run Peru, which are designed to reimburse Doe Run for the cost of selling and administrative services provided to Doe Run Peru.

    OPERATING INCOME increased $1.3 million in the 1998 period compared to the 1997 period due to the factors discussed above.

    INTEREST EXPENSE increased $9.2 million in the 1998 period compared to the 1997 period, due primarily to the increases in the long-term debt associated with the acquisition of Metaloroya.

    OTHER, NET for the 1998 period increased by $1.8 million over the 1997 period due to the factors discussed above and to the elimination of expenses related to the acquisition of Metaloroya.

    PERIOD FROM JANUARY 1, 1997 TO OCTOBER 23, 1997 COMPARED TO YEAR ENDED
       DECEMBER 31, 1996

    The results of operations for the period January 1, 1997 to October 23, 1997 are not necessarily comparable with the results of operations for the year ended December 31, 1996 due to the shorter period included in the 1997 results.

    NET SALES decreased 22.8% from $456.8 million in 1996 to $352.8 million in the 1997 period, due principally to the shorter period in 1997, changes in the mix of existing products and a significant blister copper sale made in 1996. Net sales of copper decreased 17.8% from $148.4 million in 1996 to $122.0 million in the 1997 period, due to a volume decrease of 20.4% from 71,287 tons in 1996 to 56,725 tons. This decrease included a volume decrease of 96.6% from 5,537 tons in 1996 to 186 tons in the 1997 period, when two years' of accumulated stock of copper blister was sold. The volume changes were offset partially by an increase in the average price per pound of 3.8% from $1.04 in 1996 to $1.08 in the 1997 period. Net sales of silver decreased 25.9% from $111.0 million in 1996 to $82.2 million in the 1997 period, due to a volume decrease of 18.4% from 21.2 million ounces in 1996 to 17.3 million ounces in the 1997 period as well as a decrease in the average price per ounce of 10.2% from $5.23 in 1996 to $4.70 in the 1997 period. Net sales of gold decreased 42.2% from $20.4 million in 1996 to $11.8 million in the 1997 period, due to a volume decrease of 34.4% from 52,277 ounces in 1996 to 34,305 ounces in the 1997 period and a decrease in the average price per ounce of 11.9% from $389.5 in 1996 to $342.9 in the 1997 period. Refined lead net sales decreased 31.6% from $76.3 million in 1996 to $52.2 million in the 1997 period, due to a volume decrease of 16.3% from 104,063 tons in 1996 to 87,135 tons in the 1997 period and a decrease in the average price per pound of 18.9% from $.37 in 1996 to $.30 in the 1997 period. Refined bismuth net sales increased 37.5% from $4.8 million in 1996 to $6.6 million in the 1997 period, due primarily to a volume increase of 53.0% from 660 tons in 1996 to 1,010 tons in the 1997 period and a decrease in the average refined bismuth price per pound of 10.3% from $3.30 to $2.96.

    COST OF SALES decreased 23.0% from $397.2 million in 1996 to $305.9 million in the 1997 period, due principally to the shorter period, 18.1%, as well as lower labor expenses resulting from the personnel reduction costs carried out in 1996.

    DEPRECIATION AND AMORTIZATION EXPENSES decreased 13.0% from $5.4 million in 1996 to $4.7 million in the 1997 period, due primarily to the shorter period in 1997 as well as the adjustment to the depreciation of initial balances of fixed assets made in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (INCLUDING MARKETING EXPENSE) decreased 20.7% from $17.4 million in 1996 to $13.8 million in 1997. Personnel reduction costs decreased 61.5% from $3.9 million in 1996 to $1.5 million in the 1997 period, as Doe Run Peru had substantially completed its personnel reduction program in 1996. Selling, marketing and administrative expenses were lower by $2.3 million, or 18.6%, in the 1997 period, primarily due to the shorter period in 1997. Worker's profit sharing was greater by $1.1 million, or 91%, in the 1997 period due primarily to improved profitability.

    OPERATING INCOME declined from $36.9 million in 1996 to $28.3 million in the 1997 period due to the factors discussed above.

    INTEREST AND BANK CHARGES decreased 75.8% from $3.3 million in 1996 to $0.8 million in the 1997 period, due primarily to a decrease of debt levels through 1997, which was offset by the effects of a slight increase in the weighted average interest rate in the 1997 period.

    OTHER, NET decreased 94.9% from $23.5 million in 1996 to $1.2 million in the 1997 period. In 1996, the Company incurred special charges related primarily to
(i) costs related to relocating residents away from the metallurgical complex of La Oroya, such as demolition, and construction of apartments, schools and parks at a new location and (ii) an accrual to provide for estimated future expenditures under the PAMA of $21.5 million.

    INCOME TAX increased 92.7% from $4.1 million in 1996 to $7.9 million in the 1997 period as a result of the increase in pretax income due to reasons discussed above.

    NET INCOME increased 212.2% from $5.9 million in 1996 to $18.4 million in the 1997 period, due to reasons discussed above.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    NET SALES increased 1.3% from $450.9 million in 1995 to $456.8 million in 1996, due principally to sale of a new product and changes in the mix of existing products. In 1996, Doe Run Peru commenced sale of a new product, blister copper, amounting to $14.0 million. Refined lead net sales increased 29.4% from $58.9 million in 1995 to $76.3 million in 1996, due to a volume increase of 5.4% from 98,746 tons in 1995 to 104,063 tons in 1996 and an increase in the average price per pound of 23.3% from $.30 in 1995 to $.37 in 1996. Refined bismuth net sales also increased 17.1% from $4.1 million in 1995 to $4.8 million in 1996, due primarily to a volume increase of 26.7% from 574 tons in 1995 to 728 tons in 1996 and a decrease in the average price per pound of 6.8% from $3.54 in 1995 to $3.30 in 1996. Although the volume of refined copper sold in 1996 increased 1.8% from 70,006 tons in 1995 to 71,287 tons in 1996, the decrease in the price per pound of refined copper of 21.8% from $1.33 in 1995 to $1.04 in 1996 resulted in a decrease in net sales of refined copper of 20.6% from $186.9 million in 1995 to $148.4 million.

    COSTS OF SALES decreased 0.1% from $397.5 million in 1995 to $397.2 million in 1996, due to the effects of the 1996 personnel reduction program, which was offset by the additional cost related to the use of independent contractors in place of terminated employees. This reduction in cost was achieved despite a moderate increase in the volume of concentrates processed in 1996.

    DEPRECIATION AND AMORTIZATION EXPENSES increased 14.9% from $4.7 million in 1995 to $5.4 million in 1996 due primarily to adjustment of the depreciation of the initial balances of the fixed assets.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (INCLUDING MARKETING EXPENSE) increased by 8.8% from $16.0 million in 1995 to $17.4 million in 1996. Personnel reduction costs increased 56.0% from $2.5 million in 1995 to $3.9 million in 1996 due to the implementation of a second personnel reduction program of 600 workers in 1996. Administrative expenses increased 26.7% from $4.5 million in 1995 to $5.7 million in 1996 primarily due to the shift to use of independent contractors in place of employees. Selling and marketing expenses increased 11.7% from $6.0 million in 1995 to $6.7 million in 1996 due to the increased volume of metal sold in 1996 as discussed above.

    OPERATING INCOME increased from $32.7 million in 1995 to $36.9 million in 1996 due to the factors discussed above.

    INTEREST AND BANK CHARGES increased 57.1% from $2.1 million in 1995 to $3.3 million in 1996, due primarily to higher average borrowings, which was offset by the effects of a slight decrease in the weighted average interest rate in 1996.

    OTHER, NET increased from $1.8 million in 1995 to $23.5 million in 1996. In 1996, Doe Run Peru incurred special charges related primarily to (i) costs related to relocating residents away from the metallurgical complex of La Oroya, such as demolition, and construction of apartments, schools and parks at a new location and (ii) an accrual to provide for estimated future expenditures under the PAMA of $21.5 million.

    INCOME TAX decreased 60.2% from $10.3 million in 1995 to $4.1 million in 1996 as a result of the decrease in pretax income due primarily to the special charges discussed above.

    NET INCOME decreased 68.1% from $18.5 million in 1995 to $5.9 million in 1996, due to reasons discussed above. As a percentage of net sales, net income was 4.1% in 1995 compared to 1.3% in 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity requirements arise from working capital requirements, capital investments and interest payment obligations. Doe Run's primary available sources of liquidity are cash provided by operating activities and existing cash balances in the United States, as well as cash receipts from certain management services and sales agency agreements, loans, advances, distributions or dividends between

Doe Run and Doe Run Peru. See "Certain Transactions--Intercompany Transactions." Doe Run also has available its revolving credit facility (the "Doe Run Revolving Credit Facility") that provides for advances by the lender to a maximum of $100.0 million less outstanding letters of credit, based on specific percentages of eligible receivables and inventories. As of September 30, 1998, $31.8 million was outstanding, exclusive of $4.9 million of letters of credit, under the Doe Run Revolving Credit Facility. See "Description of Revolving Credit Facilities--Doe Run Revolving Credit Facility." Doe Run was not in compliance with the minimum net worth and maximum leverage ratio covenants under agreements governing certain indebtedness repaid in the March 1998 financing for the fiscal quarter ended January 31, 1998, for which Doe Run received waivers.

    Doe Run Peru's primary available source of liquidity is cash provided by operating activities. Doe Run Peru also has available its revolving credit facility ("the Doe Run Peru Revolving Credit Facility") that provides for advances by the lender to a maximum of $40.0 million less outstanding letters of credit, based upon specific percentages of eligible receivables and inventories. As of September 30, 1998, $15.0 million was outstanding, exclusive of $14.8 million of letters of credit, under the Doe Run Peru Revolving Credit Facility. See "Description of Revolving Credit Facilities--Doe Run Peru Revolving Credit Facility."

    On September 1, 1998, Doe Run purchased the assets of the ASARCO MLD, including a smelter and two mines. Net proceeds of $43.4 million from the offering of outstanding notes plus net loans under the Doe Run Revolving Credit Facility of $11.0 million financed the purchase price for such assets. After this borrowing under the Doe Run Revolving Credit Facility and borrowing for interest payments on the outstanding notes and other operating activity, the net unused availability under the Doe Run Revolving Credit Facility and the Doe Run Peru Revolving Credit Facility was $23.8 million and $19.5 million, respectively, as of September 30, 1998. Management believes that availability will improve from these levels and will be adequate to support ongoing operations.

    With respect to the Company, for the nine months ended July 31, 1998, the $3.4 million net increase in cash was a result of $3.8 million used in operating activities, $142.0 million used in investing activities (including the $125.0 million special term deposit discussed below) and $149.3 million provided by financing activities. In fiscal 1997, $18.0 million was provided by operating activities, $141.7 million was used in investing activities and $132.6 million was provided by financing activities. As part of its financing activities, Doe Run borrowed $130.0 million under the a term loan to finance, in part, the acquisition of Metaloroya. The net proceeds of that term loan were used to pay $60.0 million to Doe Run's former parent corporation in full settlement of acquisition indebtedness, to make the $23.0 million subordinated loan to Doe Run Mining, to make a $2.0 million capital contribution to Doe Run Cayman and to repay all amounts outstanding under Doe Run's then existing revolving credit facility.

    As part of its financing activities, Doe Run issued the March 1998 Notes with a face amount of $255.0 million. The net proceeds of the March 1998 Notes offering were primarily used to pay $128.1 million plus accrued interest to financial institutions in full settlement of a Doe Run term loan and to make the $125.0 million special term deposit in a bank to collateralize the back-to-back loan of the same amount by the bank to Doe Run Mining. Doe Run Mining used the proceeds of the back-to-back loan to pay $100.0 million plus accrued interest to financial institutions in full settlement of a term loan and to pay $23.0 million to Doe Run in full settlement of a subordinated note. Due Run used the proceeds of the repayment of the subordinated note to pay $14.4 million plus accrued interest to financial institutions in full settlement of its then existing revolving credit facility, to pay Renco $5.0 million to redeem the preferred stock for $2.5 million plus accrued dividends and a transaction fee, and to pay related fees and expenses.

    Doe Run has projected capital expenditures of approximately $15.3 million for fiscal 1998, primarily for maintenance of operations and operational and environmental improvements. In addition to ongoing capital investments, Doe Run has expended an average of approximately $59.5 million per year on maintenance from fiscal 1995 through fiscal 1997. As a result of these expenditures and ongoing efforts, Doe Run believes that it operates and will continue to maintain modern and efficient facilities.

    With respect to Doe Run Peru, for the nine months ended July 31, 1998, the $4.3 million net increase in cash was a result of $8.6 million used in operating activities, $3.9 million used in investing activities and $16.9 million provided by financing activities. For the period January 1, 1997 to October 23, 1997, $28.1 million was provided by operating activities and $28.6 million was used in financing activities. Historical cash flows from Doe Run Peru's operating and investing activities for the period January 1, 1997 to October 23, 1997 are not necessarily comparable with the historical cash flows for the year ended December 31, 1996 due to the shorter period included in the 1997 period. As a division of Centromin, Doe Run Peru's predecessor was historically dependent on Centromin for its working capital management and liquidity requirements.

    As part of the acquisition of Metaloroya, Doe Run Peru will undertake over a ten-year period a capital investment program of approximately $300.0 million, in part to satisfy its investment commitment of $120.0 million as set forth in the acquisition contract. Doe Run Peru has projected approximately $9.4 million for capital expenditures for fiscal 1998, primarily for maintenance of operations and operational and environmental improvements.

    The Company has significant indebtedness outstanding. See "Risk Factors--Substantial Indebtedness." As of July 31, 1998, on a consolidated basis, the Company had $399.7 million of indebtedness outstanding, or $274.7 million net of the $125.0 million back-to-back loan. In addition, the Company incurred $50.0 million aggregate principal amount of Old Notes plus additional loans of $11.5 million under the Doe Run Revolving Credit Facility to finance the acquisition of the ASARCO MLD. Management believes that cash flow from operations at Doe Run and Doe Run Peru, in addition to availability under the revolving credit facilities, will be sufficient to provide for the Company's liquidity needs for the foreseeable future.

    The revolving credit facilities and the indentures governing the March 1998 Notes and the outstanding notes contain numerous covenants and prohibitions that impose limitations on the liquidity of the Company, including requirements that Doe Run and Doe Run Peru satisfy certain financial ratios and limitations on the incurrence of additional indebtedness. See "Risk Factors--Restrictions Imposed by Terms of the Company's Indebtedness," "Description of Revolving Credit Facilities" and "Description of the Notes--Certain Covenants." The ability of the Company to meet its debt service requirements and to comply with such covenants will be dependent upon future operating performance and financial results which will be subject to financial, economic, political, competitive and other factors affecting the Company, many of which are beyond the Company's control.

INFLATION AND SEASONALITY

    In general, the Company's cost of sales and selling, general and administrative expenses are affected by inflation and the effects of inflation may be experienced by the Company in future periods. Management believes, however, that such effects have not been material to Doe Run during the past three years. With respect to Doe Run Peru, its labor costs and selling, general and administrative expenses, are denominated in local currency, whereas substantially all of its net sales are denominated in U.S. dollars. Doe Run's business is somewhat seasonal; typically in excess of 60% of annual lead metal shipments are made in the months of July through December as a result of seasonal demand from battery manufacturers. Doe Run Peru's business is generally not affected by seasonal factors.

ENVIRONMENTAL MATTERS

    The Company has incurred and will continue to incur capital and operating expenditures for matters relating to environmental control and monitoring. Capital expenditures by Doe Run for environmental control and monitoring were $1.8 million, $6.8 million and $7.3 million for the fiscal years 1995, 1996 and 1997, respectively. Due to the pending sale and associated uncertainties, Metaloroya environmental expenditures in 1995, 1996 and 1997 were modest. Doe Run and Doe Run Peru estimate their environmental capital expenditures will be approximately $4.8 million and $2.7 million, respectively, in fiscal 1998, and $3.3 and $3.7, respectively, in fiscal 1999. See "Business--The Company's Domestic Operations--Environmental Matters," "--The Company's Peruvian Operations--Environmental Matters" and "ASARCO MLD Acquisition--Environmental Matters."

    Doe Run expended on all environmental matters, which includes amounts capitalized, amounts charged to operating expense and amounts charged to reserves, approximately $17.5 million in fiscal 1997, and the Company estimates such expenditures will be $18.0 million and $18.2 million in fiscal 1998 and 1999, respectively.

    Environmental laws and regulations have changed rapidly in recent years, and the Company may become subject to more stringent environmental laws and regulations in the future. Compliance with more stringent environmental laws and regulations could have a material adverse effect on the Company's consolidated financial position, results of operations and liquidity. The Environmental Protection Agency (the "EPA") has asserted certain alleged environmental violations against Doe Run, which are described in "Business--The Company's Domestic Operations--Environmental Matters."

HEDGING ACTIVITIES

    In the normal course of its business, Doe Run has used in the past and may use in the future forward sales commitments and commodity put and call option contracts to manage its exposure to fluctuations in the prices of lead, copper, zinc and silver. Contract positions are designed to ensure that the Company will receive a defined minimum price for certain quantities of its production. Gains and losses, and the related costs paid or premiums received, for option contracts which hedge the sales prices of commodities are recognized in net sales when the related production is sold. None of the aforementioned activities have been entered into for speculative purposes.

    Metaloroya, as a government-owned enterprise, did not undertake hedging activities. Doe Run has implemented hedging activities on behalf of Doe Run Peru consistent with the practices at Doe Run.

YEAR 2000 BUSINESS MATTERS

    Many information and process control systems used in the current business environment were designed to use only two digits in the date field, and thus may not function properly in the year 2000. Any of the Company's programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in a major system failure or in miscalculation. The Company has conducted a comprehensive review of its computerized information systems to identify the systems that could be affected by the "year 2000 problem" and has implemented a plan to resolve the issues identified. Currently, most of the major information systems of the Company have been modified to be year 2000 compliant. The Company anticipates that the appropriate modifications to all information systems will be completed by mid-1999.

    Process control and other systems are being evaluated individually and may require replacement software, reprogramming and other corrective actions. The Company has not completed an evaluation of the status of these systems, and is unable at this time to estimate the required actions, if any, and related costs of making these systems year 2000 compliant.

    The Company's operations depend on the availability of utility services, primarily electricity and transportation services. A substantial disruption in any of these services due to providers of these services failing to achieve year 2000 compliance could have a material adverse effect on the Company's results of operations, financial condition and liquidity. The Company intends to assess possible modifications to mitigate the risk of disruption to its operations.

    The cost of achieving year 2000 compliance is included in the Company's operating and administrative expenses.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

GENERAL

    In connection with the sale of our 11 1/4% Senior Secured Notes due 2005, Series A (the "Old Notes") to Jefferies & Company, Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement, dated August 26, 1998, among Doe Run, FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air S.A.C. and Doe Run Development S.A.C. (collectively, the "Initial Guarantors" and together with Empresa Minera Cobriza S.A., the "Guarantors") and the Initial Purchaser, the holders of the Old Notes became entitled to the benefits of the Registration Rights Agreement, dated as of September 1, 1998 (the "Registration Rights Agreement"), among Doe Run, the Initial Guarantors and the Initial Purchaser.

    Under the Registration Rights Agreement, Doe Run became obligated to (a) file a registration statement in connection with a registered exchange offer within 60 days after September 1, 1998, the date the Old Notes were issued (the "Issue Date"), and (b) cause the registration statement relating to such registered exchange offer to become effective within 150 days after the Issue Date. The Exchange Offer being made hereby, if consummated within the required time periods, will satisfy Doe Run's obligations under the Registration Rights Agreement. Doe Run understands that there were approximately six beneficial owners of such Old Notes as of October 6, 1998. This Prospectus, together with the Letter of Transmittal, is being sent to all such beneficial holders known to Doe Run.

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, Doe Run will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined). Doe Run will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

    Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter"), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13,
1988) (the "Exxon Capital Letter") and similar letters, Doe Run believes that the 11 1/4% Senior Secured Notes due 2005, Series B (the "Exchange Notes") issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person who received such Exchange Notes, whether or not such person is the holder (other than any such holder or other person which is (i) a broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, or (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such holder's or other person's business, neither such holder nor such other person is engaged in or intends to engage in any distribution of the Exchange Notes and such holders or other persons have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

    If any person were to be participating in the Exchange Offer for the purposes of participating in a distribution of the Exchange Notes in a manner not permitted by the Commission's interpretation, such person (a) could not rely upon the Morgan Stanley Letter, the Exxon Capital Letter or similar letters and
(b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities. Doe Run has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Doe Run will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." Doe Run has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement. No underwriter is being used in connection with the Exchange Offer.

    Doe Run shall be deemed to have accepted validly tendered Old Notes when, as and if Doe Run has given oral or written notice thereof to State Street Bank and Trust Company, as exchange agent (the "Exchange Agent"). The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the Exchange Notes from Doe Run and delivering Exchange Notes to such holders.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain conditions set forth herein under "--Conditions" without waiver by Doe Run, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Doe Run will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offer. See "--Fees and Expenses."

    In the event the Exchange Offer is consummated, Doe Run will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless Doe Run, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

    In order to extend the Expiration Date, Doe Run will notify the Exchange Agent of any extension by oral or written notice and will issue a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that Doe Run is extending the Exchange Offer for a specified period of time.

    Doe Run reserves the right (a) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by Doe Run (if permitted to be waived by Doe Run), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (b) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by Doe Run to constitute a material change, Doe Run will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment, and Doe Run may extend the Exchange Offer for a period of up to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Notes, if the Exchange Offer would otherwise expire during such extension period.

    Without limiting the manner in which Doe Run may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, Doe Run shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest from September 15, 1998, payable semiannually on March 15 and September 15 of each year, commencing March 15, 1999, at the rate of 11 1/4% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued and unpaid up until the date of the issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by instruction 3 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents. To be validly tendered, such documents must reach the Exchange Agent on or before 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a holder of Old Notes will constitute an agreement between such holder and Doe Run in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect such tender for such holders.

    The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent on or before 5:00 p.m. New York City time, on the Expiration Date. No Letter of Transmittal or Old Notes should be sent to Doe Run or the Guarantors.

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of Doe Run or any other person who has obtained a properly completed bond power from the registered holder.

    Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such registered holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Doe Run, evidence satisfactory to Doe Run of their authority so to act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), and withdrawal of the tendered Old Notes will be determined by Doe Run in its sole discretion, which determination will be final and binding. Doe Run reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Doe Run's acceptance of which would, in the opinion of counsel for Doe Run, be unlawful. Doe Run also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. Doe Run's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Doe Run shall determine. None of Doe Run, the Guarantors, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, Doe Run reserves the right in its sole discretion to (a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

    By tendering, each holder will represent to Doe Run that, among other things, (a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder or other person, (b) neither such holder nor such other person is engaged in or intends to engage in a distribution of the Exchange Notes (c) neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such Exchange

Notes, and (d) such holder or other person is not an "affiliate," as defined under Rule 405 of the Securities Act, of Doe Run or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as result of market-making activities or other trading activities. Doe Run has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Doe Run will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." Doe Run has agreed to bear the expenses of the Exchange Offer pursuant to the Registration Rights Agreement. No underwriter is being used in connection with the Exchange Offer.

    The Old Notes were issued on September 1, 1998 and there is no public market for them at present. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (a) whose Old Notes are not immediately available or (b) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if: (i) the tender is make through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

    To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (a) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (b) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (c) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (d) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Doe Run, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Doe Run will not be required to accept for exchange, or Exchange Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if Doe Run or the holders of at least a majority in principal amount of Old Notes reasonably determine in good faith that any of the following conditions exist: (a) the Exchange Notes to be received by such holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by each such holder (other than a holder which is an affiliate of Doe Run at any time on or prior to the consummation of the Exchange Offer) without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States, (b) the interests of the holders of the Old Notes, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer or (c) after conferring with counsel, the Commission is unlikely to permit the making of the Exchange Offer prior to January 29, 1999.

    Pursuant to the Registration Rights Agreement, if an Exchange Offer shall not be consummated prior to the Exchange Offer Termination Date, Doe Run will be obligated to cause to be filed with the Commission a shelf registration statement with respect to the Old Notes (the "Shelf Registration Statement") as promptly as practicable after the Exchange Offer Termination Date and thereafter use its best efforts to have the Shelf Registration Statement declared effective.

    "Exchange Offer Termination Date" means the date on which the earliest of any of the following events occurs: (a) applicable interpretations of the staff of the Commission do not permit Doe Run to effect the Exchange Offer, (b) any holder of Notes notifies Doe Run that either (i) such holder is not eligible to participate in the Exchange Offer or (ii) such holder participates in the Exchange Offer and does not receive freely transferable Exchange Notes in exchange for tendered Old Notes or (c) the Exchange Offer is not consummated within 150 days after the Issue Date.

    If any of the conditions described above exist, Doe Run will refuse to accept any Old Notes and will return all tendered Old Notes to exchanging holders of the Old Notes.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:

                   BY MAIL                              BY HAND/OVERNIGHT DELIVERY

     State Street Bank and Trust Company            State Street Bank and Trust Company
     Two International Place, 4th Floor                   61 Broadway, 15th Floor
         Boston, Massachusetts 02110                     New York, New York 10006
  Attention: Claire Young--Corporate Trust         Attention: Corporate Trust Department
                  Department

    Doe Run will indemnify the Exchange Agent and its agents for any loss, liability or expense incurred by them, including reasonable costs and expenses of their defense, except for any such loss, liability or expense caused by negligence or bad faith.

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Doe Run. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of Doe Run and its affiliates in person, by telephone or facsimile.

    Doe Run will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. Doe Run, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. Doe Run may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and expenses, will be paid by Doe Run, and are estimated in the aggregate to be approximately $500,000.

    Doe Run will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes (or Old Notes for principal amounts not tendered or accepted for exchange) are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    Doe Run will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by Doe Run over the term of the Exchange Notes under U.S. GAAP.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

    This summary is based on interpretations of the Internal Revenue Code of 1986, as amended, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed) as of the date of this Prospectus, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only Holders that own Exchange Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, securities dealers, or investors whose functional currency is not the U.S. dollar). No ruling from the Internal Revenue Service will be sought with respect to the Exchange Notes, and the IRS could take a contrary view with respect to the matters described below. Accordingly, U.S. Holders of Old Notes are urged to consult their tax advisors with respect to the federal, state, local and foreign tax consequences of the Exchange Offer.

    The exchange of Old Notes for Exchange Notes in the Exchange Offer will not be a taxable exchange for federal income tax purposes. A U.S. Holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange. See "Certain U.S. Federal Income Tax Considerations."

                                    INDUSTRY

    Doe Run's principal product is refined lead, and Doe Run Peru's principal products include base metals, copper, lead and zinc, and precious metals, silver and gold. Market prices for these metals tend to be cyclical and reflect a combination of factors, including prevailing economic conditions, market demand, prevailing trends of inventory levels and, to a lesser extent, inventory carrying costs (primarily interest rates), international exchange rates and the actions of participants in the commodity markets. These factors have been of varying importance in influencing the prevailing metal prices and often have had divergent impacts on such price. Lead, copper, silver, zinc and gold are all publicly traded on one or more commodity exchanges, including the LME. The LME provides an efficient and orderly market on which to trade non-ferrous metals. The market provides reference prices for worldwide pricing of activities relating to non-ferrous metals, and it provides storage facilities to enable market participants to make or take physical delivery of approved brands of metals. Summarized below is a general overview of the lead, copper, zinc and silver markets.

LEAD

    Lead is a versatile metal used in both its pure form and in alloys, due to its electrochemical characteristics, density, malleability and corrosion resistance. Primary uses for refined lead include lead-acid batteries, lead pigments and compounds, rolled and extruded products, cable sheathing and ammunition.

    Similar to other base metals, lead prices fluctuate generally based on world supply and demand. Western world consumption of lead for 1997 was estimated at
5.8 million tons, which represents a total market of approximately $3.2 billion. The following table sets forth western world lead consumption by end use for the period 1960 through 1997:

                   WESTERN WORLD LEAD CONSUMPTION BY END USE

                                                                           1960       1970       1980       1990       1997
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                                          (TONS IN THOUSANDS)
Batteries..............................................................        767      1,305      2,046      3,124      4,120
Pigments and Compounds.................................................        251        440        740        645        598
Rolled and Extruded Products...........................................        285        280        392        496        464
Cable Sheathing........................................................        474        430        350        248        141
Gasoline...............................................................        206        422        348         50         50
Other..................................................................        459        962        478        396        439
                                                                         ---------  ---------  ---------  ---------  ---------
    Total..............................................................      2,442      3,839      4,354      4,959      5,812
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------

                                                                            CAGR
                                                                           1960 TO
                                                                            1997
                                                                         -----------
Batteries..............................................................         4.6%
Pigments and Compounds.................................................         2.4
Rolled and Extruded Products...........................................         1.3
Cable Sheathing........................................................        (3.2)
Gasoline...............................................................        (3.8)
Other..................................................................        (0.1)
    Total..............................................................         2.4%

    Lead demand has increased consistently at a CAGR of approximately 2.4% for the period 1960 to 1997 and approximately 2.0% for the period 1987 to 1997, driven primarily by demand for lead-acid batteries. Approximately 4.2 million tons, or 72%, of the lead consumed in 1997 was used in the production of lead-acid batteries, 75% of which was for SLI batteries. Approximately 77% of SLI battery sales are in the automotive replacement market, a market with stable demand characteristics, which is dependent upon the number of automobiles in service and battery life.

    Lead pigments and compounds are the second largest use of lead and include such end uses as computer and television screens, leaded glass and crystal and printed circuit boards. Uses of rolled and extruded lead products include lead anode plates used in the production of refined copper, radiation shielding for health care applications and roof flashings construction applications. Historically, lead has also been used as an additive in gasoline to reduce engine knock and for insulation of underground cables. Environmental concerns arising in the early 1980s, however, caused a significant reduction in the amount of lead utilized for gasoline, and technical considerations have reduced usage of lead in cable sheathings.

    The western world supply of refined lead is dependent upon the availability of lead ore, the principal raw material for primary smelters, secondary sources and net exports of lead from non-western world countries, such as the former Soviet Union and China. The following table summarizes western world refined lead supply for the period 1988 to 1997:

                       WESTERN WORLD REFINED LEAD SUPPLY

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                              (TONS IN THOUSANDS)
Western World:
  Primary Production.......................      2,628      2,583      2,431      2,503      2,563      2,550      2,540      2,531
  Secondary Production.....................      2,308      2,489      2,495      2,385      2,369      2,316      2,528      2,722
Non-Western World Net Exports..............        (44)       (31)        88         75        205        165        255        241
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total supply...........................      4,892      5,041      5,014      4,963      5,137      5,031      5,323      5,494
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                               1996       1997
                                             ---------  ---------

Western World:
  Primary Production.......................      2,477      2,562
  Secondary Production.....................      2,858      2,981
Non-Western World Net Exports..............        328        243
                                             ---------  ---------
    Total supply...........................      5,663      5,786
                                             ---------  ---------
                                             ---------  ---------

    Since 1991, primary lead production has remained relatively constant. Management believes that due to capital costs and environmental concerns, no new primary smelting capacity will be added in the world in the foreseeable future. As a result, primary production is expected to remain relatively constant, with any increase resulting from operational improvements at existing facilities.

    Refined lead supply is also affected by the availability of lead ore which is the principal raw material for primary production facilities throughout the world. The following table summarizes western world lead mine production for the period 1988 to 1997:

                       WESTERN WORLD LEAD MINE PRODUCTION

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                              (TONS IN THOUSANDS)
North America..............................        820        745        779        804        769        548        558        624
Australia..................................        482        517        592        588        582        548        528        485
Latin America..............................        425        462        459        442        427        428        472        455
Western Europe.............................        411        381        374        335        306        276        301        270
Africa.....................................        216        192        181        187        185        213        203        200
Asia.......................................        131        123        119        121        115         91         86         98
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total..................................      2,485      2,420      2,504      2,477      2,384      2,104      2,148      2,132
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                               1996       1997
                                             ---------  ---------

North America..............................        707        665
Australia..................................        540        535
Latin America..............................        477        486
Western Europe.............................        267        289
Africa.....................................        202        194
Asia.......................................        109         91
                                             ---------  ---------
    Total..................................      2,302      2,260
                                             ---------  ---------
                                             ---------  ---------

    Although primary production has remained relatively constant, lead production from secondary sources has increased, driven primarily by the greater availability of spent lead-acid batteries and other lead-bearing materials. Due to heightened environmental awareness, stockpiling of lead-bearing materials such as batteries became economically unviable during the early 1990s. As a result, battery manufacturers established outlets for spent batteries returned in connection with replacement battery sales, which has resulted in the development of secondary facilities throughout the world. By 1997, approximately
3.0 million tons of lead were being converted from secondary materials. Secondary processing of lead results in approximately 98% recovery of lead from the lead-bearing materials. Battery manufacturers have increasingly integrated their operations into the secondary market in addition to purchasing primary and secondary lead from third parties such as Doe Run. Management estimates that the secondary supply of lead will continue to increase in the foreseeable future, as the availability of spent lead-acid batteries and other lead bearing materials requiring recycling increases. This trend is expected to result in a more predictable pattern of lead supply.

    Lead supply in the western world is also impacted by net exports of lead from Eastern Europe, the former Soviet Union and China. Prior to 1990, these regions were net importers of refined lead. In the early 1990s, these regions experienced adverse economic conditions and consequently began exporting lead and other metals to build hard currency reserves. Since 1994, exports from Eastern Europe and the former Soviet Union have declined, which management believes reflects both a reduction in inventories and production capabilities resulting from the closure of inefficient facilities. Increased exports from China have more than offset this reduction, resulting in an increase of net exports to the western world in 1996. Industry data for 1997 indicates that net exports from China declined 30.0% from 1996, and consumption in China increased 4.0%.

    The price of refined lead in the western world reflects a combination of factors including prevailing economic conditions, lead demand and the availability of refined lead in the market. Lead prices are also affected by international trade with non-western world producers that export lead into the western world. The following table sets forth the average LME prices for lead during each of the years 1988 to 1997.

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LME Prices (per pound).....................  $     .30  $     .31  $     .37  $     .25  $     .24  $     .18  $     .25  $     .29

                                               1996       1997
                                             ---------  ---------
LME Prices (per pound).....................  $     .35  $     .28

    The LME price for lead as of September 30, 1998 was $.24 per pound. Management attributes the decline from 1997 levels to a general slowdown in replacement battery sales resulting from more moderate weather conditions in late 1996 and early 1997 in North America and Europe.

COPPER

    Copper ranks second to aluminum as the most widely used non-ferrous metal in the world. Recognized for its metallurgical and physical properties, including high electrical and thermal conductivity, corrosion resistance, ductility, malleability and strength, copper is a versatile metal, used in its pure form and in alloys in a variety of industrial markets. These markets include construction, electrical and electronic parts, industrial machinery and equipment, transportation and consumer products.

    From 1987 to 1997, western world copper demand grew at a CAGR of approximately 3.3%, during which time copper prices averaged $1.08 per pound. In 1997, western world copper consumption was estimated at 12.3 million tons, a record level for the twelfth consecutive year, which represents a total market of $25.3 billion. The following table sets forth the average LME prices for copper during each of the years 1988 to 1997.

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LME Prices (per pound).....................  $    1.18  $    1.29  $    1.21  $    1.06  $    1.04  $     .87  $    1.05  $    1.33

                                               1996       1997
                                             ---------  ---------
LME Prices (per pound).....................  $    1.04  $    1.03

    The LME price for copper as of September 30, 1998 was $.74 per pound. Management attributes the decline from 1997 levels to a general increase in metal inventories following higher production levels against softening demand in Asia.

ZINC

    Zinc is the third most widely used non-ferrous metals in the world, with annual consumption exceeded only by aluminum and copper. Zinc is principally used as an anti-corrosive coating to produce galvanized steel, which ultimately is consumed in the automotive and construction industries. The galvanizing of steel sheet and strip accounts for approximately 50% of annual zinc consumption and is the largest growth sector for zinc. Other uses for zinc include alloys, such as brass, used in a variety of consumer products and zinc-aluminum used in the production of pressure die cast parts. From 1987 to 1997, western world zinc demand grew at a CAGR of approximately 2.5%, during which time zinc prices averaged $.53 per pound. In 1997, western world zinc consumption was estimated at 7.1 million tons, which represents a total market of $8.5 billion. The following table sets forth the average LME prices for zinc during each of the years 1988 to 1997.

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LME Prices (per pound).....................  $     .56  $     .78  $     .69  $     .51  $     .56  $     .44  $     .45  $     .47

                                               1996       1997
                                             ---------  ---------
LME Prices (per pound).....................  $     .47  $     .60

    The LME price for zinc as of September 30, 1998 was $.44 per pound. Management attributes the decline from 1997 levels to an increase in the availability of zinc concentrates in the market.

SILVER

    Silver historically has been used principally in coinage, reflecting its monetary value as a precious metal. Presently, however, demand for silver is predominately commercial, with uses in photography, electrical and electronic products, tableware, jewelry, medicine and dentistry. Industrial demand, which accounts for approximately 98% of total silver demand, increased 5.5% in 1997 to 799 million ounces, which represents a total market of $3.9 billion. From 1987 to 1997, western world silver demand grew at a CAGR of approximately 5.8%, during which time silver prices averaged $4.97 per ounce. The following table sets forth the average LBMA prices for silver during each of the years 1988 to 1997.

                                               1988       1989       1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LBMA Prices (per ounce)....................  $    6.53  $    5.50  $    4.83  $    4.05  $    3.95  $    4.30  $    5.28  $    5.20

                                               1996       1997
                                             ---------  ---------
LBMA Prices (per ounce)....................  $    5.10  $    4.90

    The LBMA silver price as of September 30, 1998 was $5.37 per ounce. Management believes that increases in 1998 reflect an imbalance between supply and demand for silver, with the demand for silver for commercial applications exceeding the available supply from producers.

                                    BUSINESS

GENERAL

    Doe Run is the largest fully-integrated lead producer in North America and the second largest primary lead producer in the western world. Through Doe Run's Peruvian subsidiary Doe Run Peru, Doe Run operates one of the largest polymetallic processing facilities in the western world. Doe Run's facilities offer an extensive product mix of non-ferrous and precious metals, including copper, silver, zinc, lead and gold. The combined capabilities of the Company's U.S. and Peruvian operations represent the largest primary lead producer in the western world.

    On October 23, 1997, Doe Run Peru acquired Metaloroya from Centromin, a Peruvian government-owned conglomerate, as part of Peru's ongoing privatization program. On August 31, 1998, Doe Run Mining, the Company's Peruvian holding company subsidiary, acquired Cobriza, which operates a mine that supplies Doe Run Peru with copper concentrates, from Centromin in another phase of Peru's privatization efforts. On September 1, 1998, Doe Run purchased certain assets of the ASARCO MLD, including a smelter and refinery and two mines.

    For the year ended October 31, 1997, the Company's pro forma net sales were $795.1 million, income before extraordinary item was $3.0 million and EBITDA was $90.9 million. For the nine months ended July 31, 1998 the Company's pro forma net sales were $581.8 million, income before extraordinary item was $4.8 million and EBITDA was $64.1 million.

  THE COMPANY'S DOMESTIC OPERATIONS

    Doe Run's integrated operations permit it to participate in and manage the entire lead life cycle:

    - mining lead ore;

    - producing refined lead metal;

    - fabricating value-added lead products; and

    - recycling lead-bearing materials, such as spent lead-acid batteries.

Doe Run believes its reputation for excellent service, product quality and timely delivery are the key factors leading to its ability to consistently obtain above-market prices for lead.

    In fiscal 1997, Doe Run shipped approximately 350,000 tons of refined lead metal and lead alloy products, including recycled lead. These shipments represented approximately 18% of North American consumption and 6% of western world consumption. For fiscal 1997 (excluding the results of Doe Run Peru for the eight days immediately after Doe Run Peru acquired Metaloroya on October 23,
1997), Doe Run's net sales were $277.9 million, net loss was $1.1 million and EBITDA was $31.9 million. For the nine months ended July 31, 1998 (excluding intercompany transactions), Doe Run's net sales were $180.8 million, net loss was $22.5 million and EBITDA was $5.2 million.

    Refined lead product sales accounted for approximately 67% of net sales ($185.1 million) in fiscal 1997 and 80% of net sales ($144.6 million) for the nine months ended July 31, 1998. Providing tolling services to major U.S. lead-acid battery manufacturers, producing lead by-products, such as zinc and copper concentrates, and fabricating value-added lead products, such as lead sheet and bricks, comprise the balance of Doe Run's net sales. Net sales from tolling services, by-products and fabricated products provide sources of revenue largely independent of lead prices.

    In 1997, the western world consumed an estimated 5.8 million tons of lead, which represented an approximately $3.2 billion lead market. The production of lead-acid batteries accounted for approximately 4.2 million tons, nearly 75% of overall lead consumption. Approximately 75% of those 4.2 million tons produced SLI batteries. Replacing car batteries accounts for approximately 77% of SLI battery sales. Demand in the automotive battery replacement market tends to be stable, depending primarily on the number of automobiles in service and battery life.

    The lead-acid battery remains the most cost competitive battery technology for SLI batteries, and management believes that this trend will continue. In addition, refined lead is used in products such as computer and television screens, ammunition, stationary batteries used as backup power sources and rolled and extruded lead products used in radiation shielding and roofing materials.

    As the global economy grows and the number of vehicles in service increases, the demand for lead-acid batteries also continues to grow. Between 1987 and 1997, the CAGR of lead consumption in the western world was 2.0%. As developing economies continue to grow, management believes that batteries will become an even larger portion of the lead market, particularly given the expected economic growth in developing economies leading to increased vehicle population.

    Approximately 45% of the lead consumed by the western world annually comes from newly mined or "primary" ore. Secondary sources, principally the recycling of spent lead-acid batteries and other lead-bearing materials, supply the balance. Since 1990, secondary lead capacity has increased, whereas primary lead capacity has remained relatively constant. Management believes that this trend, due to heightened environmental awareness, will continue, and that secondary sources of lead will continue to account for an increasing share of the total worldwide lead market.

    The average LME price for refined lead was $.29 per pound in fiscal 1997. As of September 30, 1998, the LME price for lead was $.24 per pound. Over the past ten years, the average price of lead has been $.28 per pound. Management believes that lead prices over the long term will reflect the historical industry average. Due to the recent decreases in lead prices management expects to incur an operating loss at Doe Run that will adversely affect its EBITDA in fiscal 1998. The Company expects to reduce certain costs and achieve certain operating efficiencies during fiscal 1999, and does not anticipate incurring operating losses during fiscal 1999. However, lead prices could decrease further in the future to levels resulting in operating losses.

    Doe Run conducts its domestic mining operations along approximately 40 miles of the Viburnum Trend in Southeastern Missouri, one of the world's most productive lead deposits. Prior to the acquisition of the assets of the ASARCO MLD, Doe Run operated six production shafts, four processing mills, one primary smelter and one secondary smelter. Doe Run now operates eight production shafts, six processing mills, two primary smelters and one secondary smelter. During fiscal 1997, Doe Run mined in excess of 5.0 million tons of ore containing average grades of 5.17% lead, 1.02% zinc and 0.27% copper. At the end of fiscal 1997, Doe Run's proven and probable reserves consisted of approximately 70 million tons, containing approximately 3.8 million tons of recoverable lead which should support approximately fourteen years of production at current mining rates.

    Doe Run's primary smelter in Herculaneum, Missouri is the largest in North America and the second largest in the world. The smelter has an annual capacity of approximately 250,000 tons of refined lead. Doe Run added annual primary smelting capacity of 135,000 tons with the acquisition of a smelter in Glover, Missouri from ASARCO on September 1, 1998. Since entering the recycling business in 1992, Doe Run has become a leading producer of secondary lead at its Buick recycling facility and secondary smelter located in Boss, Missouri. Here, Doe Run reclaims approximately 105,000 tons of refined lead per year. Tolling arrangements with major U.S. battery manufacturers account for approximately 60% of that refined lead.

  THE COMPANY'S PERUVIAN OPERATIONS

    The Company's Peruvian operations' unique combination of base metal smelters, refineries and by-product circuits enable it to process complex polymetallic concentrates and to recover base metals and by-products at international quality standards. Doe Run Peru's La Oroya smelter is located in central Peru, approximately 110 miles from Lima. This strategic location allows Doe Run Peru to source concentrates advantageously from mines located throughout the central Andes mountains, particularly in Peru. The Cobriza mine is located approximately 330 miles from the La Oroya smelter. Moreover, Doe Run Peru's proximity to Lima's Callao port provides ready access to major world markets.

    For the twelve months ended October 31, 1997 and the nine months ended July 31, 1998, Doe Run Peru shipped approximately 70,000 tons and 54,000 tons, respectively, of refined copper, 107,000 tons and 88,000 tons, respectively, of refined lead, 71,000 tons and 60,000 tons, respectively, of refined zinc, 20.5 million ounces and 20.2 million ounces, respectively, of refined silver and 42,000 ounces and 43,000 ounces, respectively, of gold bullion. In addition, Doe Run Peru shipped various by-products including bismuth, indium, tellurium, antimony, cadmium and copper blister. For the year ended October 31, 1997, Doe Run Peru's net sales were $431.9 million, net income was $26.4 million and EBITDA adjusted for certain non-recurring charges was $50.7 million. For the nine months ended July 31, 1998 (excluding intercompany transactions), Doe Run Peru's net sales were $346.9 million, net income was $29.5 million and EBITDA was $54.5 million.

    Refined copper, silver, zinc, lead and gold accounted for 35%, 23%, 19%, 15% and 3%, respectively, of Doe Run Peru's net sales for the twelve months ended October 31, 1997 and 24%, 33%, 17%, 13% and 4%, respectively, of Doe Run Peru's net sales for the nine months ended July 31, 1998. The balance of Doe Run Peru's net sales came from sales of various by-products. For the twelve months ended December 31, 1997, Doe Run Peru was one of Peru's largest exporters, exporting approximately 80% of its total shipments to North America, Europe and Asia, as well as other Latin American countries. Doe Run Peru's customers include end-users of base metals and metal by-products, as well as international metal trading companies.

    The Company's Peruvian operations consist of smelting and refining complex concentrates which Doe Run Peru purchases from the Cobriza mine as well as unaffiliated mining operations. Doe Run Peru typically purchases concentrate feedstock pursuant to annual contracts where the price is based on a percentage of the payable base metal and precious metal content of the concentrates, reduced by processing fees, treatment charges to refine the concentrates, and penalties for impurities within the concentrates, such as arsenic, antimony and bismuth, which Doe Run Peru must remove. Base metal prices, treatment charges and penalties are generally established by reference to prevailing market prices. As of September 30, 1998, Doe Run Peru has contracted for approximately 30% of Doe Run Peru's concentrate requirements for fiscal 1999 through the acquisition of Cobriza and contracts with suppliers. By the end of calendar year 1998, approximately 80% to 90% of La Oroya's concentrate supply will be secured. For the nine months ended July 31, 1998, approximately 38% of the La Oroya smelter's copper concentrate requirements were met by Cobriza, and all of the output of Cobriza was and continues to be sold to Doe Run Peru.

    Because Doe Run Peru pays for the majority of the metal content of the concentrates purchased, Doe Run Peru derives its operating profit primarily from treatment charges and penalties. In addition, Doe Run Peru generates operating profit from the sale of by-products, as well as from metals sold above the price Doe Run Peru paid for such metal. Moreover, because Doe Run Peru's metallurgical recoveries are typically greater than the anticipated yield, Doe Run Peru is able to sell the excess recoveries and increase its operating profit.

    The markets for Doe Run Peru's products are global and continue to grow as a result of worldwide economic growth. Given the diversity of its products and by-products, Doe Run Peru's financial performance is not solely dependent upon any single product or by-product. Moreover, since the La Oroya smelter is primarily a processor of complex concentrates, Doe Run Peru's financial performance is less sensitive to the volatility of base metal prices.

COMPETITIVE STRENGTHS

    The Company believes that its competitive strengths include the following:

  FOCUSED BUSINESS STRATEGY

    The production of lead and related products is Doe Run's primary business, whereas lead generally represents a small percentage of its competitors' overall operations. As a result, Doe Run believes that its ability to quickly recognize and respond to various trends that affect the lead industry and its customers provide Doe Run with a preferred status with its customers. This responsiveness, along with its reputation for excellent service, product quality and timely delivery, permits Doe Run to consistently realize premiums for its products, resulting in sales prices above the market price for lead quoted on the LME.

    With the assistance and direction provided by Doe Run, Doe Run Peru, as a private enterprise, is well positioned to recognize and respond to various trends that affect the smelting and refining industry, as well as its customers. Doe Run Peru will implement its business strategy with the operating flexibility to (i) make discretionary capital expenditures and (ii) purchase an optimum mix of concentrate feedstock from a wider range of suppliers than it could under the constraints that existed as a government-owned enterprise.

  DIVERSE PROCESSING CAPABILITIES

    The combination of Doe Run's and Doe Run Peru's processing capabilities provides the Company greater diversity in its net sales and EBITDA. Specifically, with the acquisition of Metaloroya, approximately 74% and 81% of the Company's net sales for the twelve months ended October 31, 1997 and the nine months ended July 31, 1998, respectively, were derived from (i) the treatment and processing of base metal concentrates, including copper, silver, zinc, lead and gold, (ii) the fabrication of lead and lead related products,
(iii) the tolling and recycling of spent lead-acid batteries for major U.S. lead-acid battery manufacturers and (iv) the sale of zinc and copper concentrates. Such value-added tolling and other products and services are less sensitive to base metal price fluctuations.

  FAVORABLE ACCESS TO RAW MATERIALS

    Peru and its neighboring Latin American countries, primarily Bolivia, are significant producers of complex concentrates that contain multiple metals and high levels of impurities. Doe Run Peru obtains substantially all of its lead and zinc concentrates and approximately 80% of its copper concentrates from Peruvian sources. Since Doe Run Peru operates one of the few complex concentrate processing facilities in the world, Doe Run Peru obtains favorable pricing terms from its concentrate suppliers due to the complex nature of the concentrates and its proximity to the producing mines. As a result, Doe Run Peru believes that it operates at a geographic competitive advantage to comparable facilities located farther from their sources of complex concentrates. Currently, Doe Run Peru has entered into supply contracts, primarily with one-year terms, that meet approximately 95% of its concentrate requirements for fiscal 1998.

  FLEXIBLE MINING OPERATIONS

    Due to its extensive polymetallic ore resources, Doe Run has flexibility in developing its mining and milling plans to take advantage of prevailing market conditions for lead, zinc and copper. Depending on lead, zinc and copper prices, Doe Run has the ability, to a certain extent, to optimize its mine production by targeting certain ore grades in order to enhance operating margins. By maintaining such flexibility, Doe Run is able to reduce its exposure to metal price volatility.

  U.S. DOLLAR-BASED REVENUES

    The mining industry in which Doe Run Peru is a major participant is Peru's largest export industry, representing approximately 45% of Peru's total export sales in 1997. For the twelve months ended October 31, 1997 and the nine months ended July 31, 1998, exports accounted for 78% and 72%, respectively, of Doe Run Peru's shipments and more than 79% and 78%, respectively, of its net sales. In addition, substantially all of Doe Run Peru's net sales are denominated in U.S. dollars. As a result, Doe Run Peru's net sales is less sensitive to foreign currency fluctuations.

  EXPERIENCED MANAGEMENT AND LABOR FORCE

    Doe Run's management team has extensive experience in the mining and metals production industry with an average of 23 years in the industry. The extensive experience of the Doe Run management team complements the skills of Doe Run Peru's executive personnel to provide Doe Run Peru with the strong management team necessary to compete as a private enterprise in the world markets. In addition, the Company employs a highly skilled workforce whose average tenure with the Company is more than 20 years.

  HIGH BARRIERS TO ENTRY

    Management believes that the capital costs and environmental requirements associated with constructing facilities comparable to those of the Company result in high barriers to entry for prospective entrants. Management estimates that it would cost approximately $700 million to establish mining, milling and smelting operations with the production capacity and efficiency of Doe Run. Moreover, management is not aware of any significant mineral deposit in North America with lead grades and reserves similar to that of the Viburnum Trend. With respect to Doe Run Peru, management estimates that it would cost approximately $950 million to establish smelting and refining operations with the production capacity and efficiency of Doe Run Peru. Management believes that the cost and time commitment required to achieve commercial production for any new mining, milling, smelting or processing operation, including regulatory approvals, heightens the barriers to entry.

BUSINESS STRATEGY

    The Company's business strategy is to improve its operations and financial performance by focusing on the following principal elements:

  INCREASE CAPACITY AND IMPROVE OPERATING EFFICIENCIES

    Doe Run is committed to improving its operating efficiencies through focused capital investments that increase capacity utilization, enhance productivity and lower costs. Since the acquisition of Doe Run by Renco in April 1994, Doe Run has completed approximately $44.1 million of capital investments through July 31, 1998 designed in part to reduce production costs and improve product quality. Additionally, Doe Run seeks to identify non-capital cost reduction opportunities throughout its operations. Doe Run has increased its primary lead production capacity from the original annual capacity of 225,000 tons to approximately 250,000 tons presently with minimal capital investment. In addition, Doe Run has increased its secondary lead production capacity from the original annual capacity of 60,000 tons to approximately 105,000 tons presently with minimal capital investment.

    The Company has identified a number of strategic initiatives designed to improve Doe Run Peru's operating efficiencies and its competitive position within the industry through focused capital investment. In furtherance of this strategy, Doe Run Peru has adopted a ten-year capital investment program of approximately $300.0 million in an effort to enhance various elements of Doe Run Peru's operations. The capital investment program will target specific areas of Doe Run Peru's facilities, such as the copper and lead circuits, to improve product quality, increase capacity, improve productivity and reduce costs in the targeted area, thereby enhancing Doe Run Peru's net sales and EBITDA. In addition, the capital investment program is designed to help achieve compliance with applicable environmental standards in Peru.

  MAINTAIN AND BUILD STRONG RELATIONSHIPS WITH STRATEGIC CUSTOMERS

    Through its ongoing research and development efforts and customer service initiatives, Doe Run strives to build and maintain strong relationships with its customers. Since lead is Doe Run's principal business, Doe Run sales and technical professionals are dedicated to working closely with Doe Run's customers to be responsive to their needs, such as small order quantities, specialized shapes, sizes and alloys, technical assistance and flexible deliveries.

    As a private enterprise, Doe Run Peru is implementing many of the successful customer service initiatives utilized by Doe Run to build and maintain strong relationships with its customers. Such initiatives will include ongoing research and development efforts, technical assistance and other customer service practices that will encourage a close working relationship with Doe Run Peru's customers. In addition, Doe Run Peru is shifting the focus of its marketing efforts to end users of its products from international trading companies.

  OPTIMIZE CONCENTRATE SUPPLY AT DOE RUN PERU

    As a private enterprise, Doe Run Peru is endeavoring to optimize the mix of complex concentrates from a wider range of suppliers than it purchased as a government-owned enterprise. Historically, Doe Run Peru obtained the vast majority of its concentrate requirements from Centromin mines, typically pursuant to annual contracts. Given Doe Run Peru's unique position as one of the few processing facilities in the world for complex concentrates, Doe Run Peru will source its raw materials on a competitive basis within Peru from Centromin mines, private mines and Cobriza, as well as from other Latin American suppliers. Currently, Doe Run Peru has entered into supply contracts, primarily with one-year terms, that meet approximately 95% of its concentrate requirements for fiscal 1998. As of September 30, 1998, Doe Run Peru has contracted for approximately 30% of its concentrate requirements for fiscal 1999 through the acquisition of Cobriza and contracts with suppliers. The acquisition of Cobriza will ensure a secure source of copper concentrates to the La Oroya facility.

  GROW DOE RUN'S CORE LEAD BUSINESS

    Doe Run seeks to increase sales and operating cash flow through the growth of its core lead operations. Such efforts include increased sales of refined lead resulting from the expansion of its primary lead production capacity. In addition, Doe Run strives to expand its product offerings of value-added fabricated products including various shapes, sizes and alloys. Margins on fabricated products are relatively insensitive to lead price fluctuations because such fluctuations are generally reflected in the price of the end product. Doe Run is also growing its recycling and related tolling business with U.S. lead-acid battery manufacturers pursuant to contractual agreements under which recycled lead is returned to the supplier in exchange for a processing fee. Such processing fee is generally independent of lead prices.

  BROADEN REVENUE SOURCES THROUGH STRATEGIC ACQUISITIONS

    The Company seeks to broaden its revenue sources through the acquisition of related resource assets or businesses that capitalize on the combined experience of Doe Run and Doe Run Peru in mining, milling, smelting and refining base and precious metals. With respect to Doe Run, such opportunities, domestic or international, could be operations in primary or secondary lead production, lead fabrication or non-lead resource businesses. With respect to Doe Run Peru, such opportunities could include the acquisition of mining assets in Peru or other Latin American countries, including, without limitation, those presently undergoing privatization in Peru.

    The acquisition of Metaloroya reflects the Company's business strategy of broadening its revenue sources through a strategic acquisition, focusing on treatment and processing of base metal concentrates, as well as other metal related services. In particular, Doe Run Peru represented a unique opportunity for Doe Run to capitalize on Doe Run's extensive experience in efficiently managing mature smelter operations. Through the focused investment of capital and the implementation of Doe Run's operating practices, Doe Run Peru believes that it will increase its refined metals capacities and improve product quality, thereby enhancing financial performance through increased revenues and EBITDA.

    The acquisition of the ASARCO MLD assets reflects the Company's strategy of growing the core lead business. Furthermore, the proximity of the ASARCO MLD to our existing operations offers opportunities to reduce combined operating costs.

THE COMPANY'S DOMESTIC OPERATIONS

  PRODUCTS AND SERVICES

    Doe Run's principal products include refined lead from primary and secondary sources, fabricated products, zinc and copper concentrates and other by-products. In addition, Doe Run provides tolling services where it receives a processing fee for recycling spent lead-acid batteries and other lead-bearing materials. The following table sets forth net sales for each of Doe Run's products and services:

                                                                                                     NINE MONTHS
                                                                       YEAR ENDED OCTOBER 31,           ENDED
                                                                 ----------------------------------    JULY 31,
                                                                    1995        1996        1997         1998
                                                                 ----------  ----------  ----------  ------------
                                                                       (DOLLARS IN THOUSANDS)
Primary Lead...................................................  $  148,067  $  165,932  $  156,077   $  100,535
Secondary Lead: Tolling........................................      14,435      15,119      22,369       15,076
               Metal Sales.....................................      19,156      29,782      29,039       22,010
               Other...........................................       3,175       3,910       6,063        6,040
Fabricated Products............................................       1,643       9,294      24,121       12,421
Zinc Concentrates..............................................      17,694      22,363      24,772       17,738
Copper Concentrates............................................      11,619      12,431       8,822        2,783
Other..........................................................       9,354      16,099       6,633        4,216
                                                                 ----------  ----------  ----------  ------------
    Total......................................................  $  225,143  $  274,930  $  277,896   $  180,819
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------

    PRIMARY LEAD

    Doe Run produces high quality refined lead products at its primary Herculaneum smelter, including 99.99% pure lead, the purest commercial lead available. Doe Run also provides a wide variety of product shapes and sizes, as well as a complete series of lead alloys to meet the specialty demands of its customers. Primary lead is used in automotive batteries, computer and television screens, forklift, marine and golfcart batteries, stationary batteries used as backup power sources, as well as rolled and extruded lead products in radiation shielding and roofing materials. High purity lead is required for newer high technology batteries, and is preferred by battery manufacturers for lead oxide, the electrically active component of lead-acid batteries. Doe Run's lead alloy products are used in the manufacture of numerous fabricated products, as well as for ammunition. The ASARCO MLD, acquired by Doe Run on September 1, 1998, shipped approximately 127,000 tons of refined lead in 1997, which accounted for approximately 92% of its sales in that period.

    SECONDARY LEAD

    Doe Run produces secondary lead at its recycling facility located in Boss, Missouri, where it recycles spent lead-acid batteries and other lead-bearing materials. Of Doe Run's secondary lead production, approximately 60% is derived from tolling arrangements with battery manufacturers. Under such multi-year arrangements, manufacturers send spent batteries to Doe Run, which recovers the lead and returns it to the battery manufacturer for a processing fee. As part of such arrangements, Doe Run offers its tolling customers the opportunity to purchase or receive primary lead or lead alloys in exchange for their spent lead-acid batteries at specified economic terms. Due to the terms of these arrangements, Doe Run's operating profits from this service are largely unaffected by lead price fluctuations. In addition to revenues resulting from tolling services, Doe Run directly sells secondary lead and recycles other lead-bearing materials for which it receives processing fees.

    FABRICATED LEAD PRODUCTS

    Doe Run processes lead metal into custom products such as: lead oxide, the key ingredient in lead-acid batteries; lead anode plates used in copper refining; x-ray and radiation shields for the medical profession; roof flashings for the construction industry; and lead for ammunition. Doe Run also installs radiation shielding in hospitals and cancer treatment centers and installs and maintains lead-lined storage tanks and pollution control devices for the chemical, petroleum and smelting industries. Margins on Doe Run's sales of value-added products are relatively insensitive to lead price fluctuations, as Doe Run generally is able to reflect such fluctuations in the price of the end product.

    ZINC CONCENTRATES

    Doe Run mines zinc as a by-product of its lead-mining operations. Zinc concentrates are sold on the open market or to zinc smelters. In fiscal 1997, Doe Run produced approximately 70,000 tons of zinc concentrates, with an average metal content of 59.6% zinc.

    COPPER CONCENTRATES

    Doe Run mines copper as a by-product of its lead operations. Copper concentrates are sold on the open market or to copper smelters. In fiscal 1997, Doe Run produced approximately 27,000 tons of copper concentrates, with an average metal content of 29.1% copper.

    OTHER PRODUCTS AND SERVICES

    Doe Run produces various other by-products resulting from the production of lead. Such products include sulfuric acid which is sold to fertilizer manufacturers, as well as primary and secondary furnace drosses, which are sold to custom smelters for further recovery of various minerals. The secondary facility also sells polypropylene and sodium sulfate and provides other services, including stripping of lead-sheathed cable and recycling of various hazardous materials.

  MARKETING AND SALES

    Doe Run's marketing and sales strategy is to maximize the net realized selling prices for its products. In furtherance of this strategy, Doe Run provides its customers small order quantities, specialized shapes, sizes and alloys, technical assistance and flexible deliveries.

    Doe Run generally sells lead on a delivered basis with freight charges included. Doe Run's central U.S. location allows it to have transportation costs significantly lower than its major competitors with operations outside of North America. Moreover, due to its location, Doe Run is able to provide its customers just-in-time delivery at a lower cost than most of its competitors.

    Doe Run is actively involved with several customers in developing new uses for lead. Such uses include lead foil for advanced lead-acid batteries, low radiation lead solder for printed circuit boards and superior lead alloys for optimizing battery performance.

    Zinc and copper concentrates generally are sold to North American smelters pursuant to multi-year (typically three year) contracts awarded under a bid process. Due to Doe Run's geographic location, transportation costs for its zinc and copper concentrates are low relative to its competitors' costs. Similar to lead, transportation costs are a significant factor in selling concentrates.

    Doe Run's sales of lead metal, concentrates and by-products are handled by Doe Run's staff of direct sales people assisted by customer service representatives. Technical assistance is provided by plant operating personnel.

  CUSTOMERS

    Doe Run had approximately 160 lead metal customers in fiscal 1997, of which the five largest accounted for approximately 41% of Doe Run's lead metal net sales. Approximately 70% of Doe Run's lead sales were pursuant to contractual agreements, typically one year or less. Such contracts generally set forth minimum volume and pricing terms. Exports represented approximately 7% of Doe Run's net sales in fiscal 1997.

    Doe Run's customers include six of the seven largest lead-acid battery manufacturers in the world which accounted for approximately 40% of Doe Run's net sales in fiscal 1997, including Johnson Controls, Inc. which purchased lead and tolling services representing approximately 12% of Doe Run's fiscal 1997 net sales. In addition, Big River Zinc Corporation, a producer of zinc metal and associated co-products, purchased zinc concentrates, which represented approximately 10% of Doe Run's net sales in fiscal 1997. No other single customer accounted for more than 10% of Doe Run's net sales in fiscal 1997. The loss of any of Doe Run's largest customers or curtailment of purchases by such customers could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run. As a result of the acquisition of Metaloroya, however, no single customer is expected to account for more than 10% of the Company's net sales in fiscal 1998.

  COMPETITION

    Doe Run is the largest fully-integrated lead producer in North America and the second largest primary lead producer in the western world. The leading producer of lead in the world is Quexco Incorporated, with operations in Europe, as well as North America where it operates secondary operations under the name of RSR Corporation. Metaleurop S.A. is a significant European producer of both primary and secondary lead. In North America, Doe Run's principal competitors in primary lead include Cominco Ltd., Noranda Inc. and Industrias Penoles S.A. In secondary recycling of lead, Doe Run competes with Exide, which is also a customer of Doe Run, GNB Inc., RSR Corporation and several other smaller industry participants.

  PRODUCTION PROCESS

    Doe Run produces refined lead metal from its primary processing facility, as well as through its secondary recycling operations. Summarized below is a description of the production process for primary and secondary lead production.

    PRIMARY

    The production of lead involves three major stages: mining, milling and smelting.

    MINING AND MILLING. Doe Run operates eight production shafts and six processing mills. Doe Run's polymetallic ore bodies are mined using the "room and pillar" method. With this method, ore is removed by blasting in a manner that leaves pillars to support the rooms created by the removed ore. Mining involves drilling and blasting limestone rock 500 to 1,000 feet below the earth's surface. The ore is hauled by large, diesel-powered equipment before being hoisted above ground to the mill. During fiscal 1997, Doe Run's mining operations produced in excess of 5.0 million tons of ore, containing average grades of 5.17% lead, 1.02% zinc and 0.27% copper.

    The milling process includes further crushing and grinding, subsequent to which the ore is treated in a flotation process to separate and concentrate the minerals. The milling process recovers payable minerals from the ore. The remaining materials, or tailings, are sent to settling ponds near the mill sites, which are operated and maintained to ensure groundwater purity.

    The final products are lead, zinc and copper concentrates that are shipped off-site for smelting. The lead concentrates are shipped to the Herculaneum smelter, while zinc and copper concentrates are marketed to other firms.

    SMELTING. Located on the Mississippi River, south of St. Louis, the Herculaneum smelter is the largest lead smelter in North America and the second largest in the world. The smelter commenced operations in 1892 and has been in continuous operation since that time, processing lead concentrates from Doe Run's mining and milling operations. The smelter has a capacity of 250,000 tons per year and utilizes a pyrometallurgical process to produce 99.99% refined lead.

    The annual capacity of the smelter was recently upgraded to approximately 250,000 tons following the introduction of certain process control improvements at the blast furnace and other plant modifications. Doe Run is in the process of further increasing the capacity to approximately 270,000 tons per year. Doe Run has completed construction of a $7.2 million 550-foot tall emissions stack that has allowed production capacity to increase at its primary smelter and improved the facility's environmental performance.

    Consistent with Doe Run's commitment to product quality and customer service, in January 1998, Doe Run's Herculaneum facility obtained ISO 9002 certification, an internationally recognized quality system standard.

    Doe Run acquired the Glover primary smelter on September 1, 1998 from ASARCO. The smelter is located approximately 90 miles southwest of St Louis. The smelter commenced operations in 1968 and has been in continuous operation since that time. The smelter has a capacity of approximately 135,000 tons and utilizes a pyrometallurgical process to produce 99.99% refined lead.

    SECONDARY

    Located in Boss, Missouri, Doe Run's recycling facility processes spent lead-acid batteries and other lead-bearing materials. The facility is a Resource Conservation Recovery Act approved site. The facility employs a sophisticated monitoring system to prevent leaks from penetrating the surrounding environment. In fiscal 1997, the facility reclaimed approximately 105,000 tons of refined lead. Approximately 60% of this total results from tolling contracts, while 53% of the total supply resulted from automobile batteries. Production capacity has been increased to approximately 110,000 tons currently from the original capacity of 60,000 tons with minimal capital investment.

    At Doe Run's recycling facility, whole batteries are dismantled in a hammer mill, and the components are recovered by a combination of screening and gravity separation in water columns. Grids and posts are collected in a bin, polypropylene is loaded into trucks and lead paste is separated for further treatment. Grids and posts are melted in a rotary furnace to produce antimonial lead alloys. The paste is processed in a reverberatory furnace to produce pure lead and a high antimony slag which is further processed in a blast furnace to recover additional lead, antimony and tin. The remaining slag is disposed of as a non-hazardous material at a licensed facility. Management believes this recycling facility generates two-thirds less waste than traditional battery recycling facilities.

    Consistent with Doe Run's commitment to product quality and customer service, in April 1997, Doe Run's recycling facility obtained ISO 9002 certification.

  MINING OPERATIONS

    Doe Run's operations are centered around the ore-rich Viburnum Trend in Southeastern Missouri.

                 [MAP OF MISSOURI WITH LOCATIONS OF OPERATIONS]

------------------------

+   Smelting operations

*   Mining and milling operations

x   Acquired September 1, 1998 from ASARCO

    GEOLOGY

    Approximately 500 million years ago, the Precambrian core of the St. Francois Mountains formed a group of islands. The water around these islands was shallow, and algae formed a reef around them. Over time, the islands and the reef were covered by sea water and layers of sediment. These layers eventually hardened into rock. Mineral-bearing fluids flowed through the rock, depositing substantial amounts of lead, zinc and copper near and in the reef. Portions of this reef and surrounding areas contain valuable mineral deposits now known as the Viburnum Trend.

    Doe Run's Viburnum Trend ore body is predominantly in the Bonne Terre geologic formation, which is dolomitic limestone. The principal metallic constituents are lead, zinc and copper, with trace amounts of silver. The ore body being mined is an irregular mass of sulfide ores, principally lead, zinc and copper sulfides, approximately 1,000 feet in depth and with varying widths of up to 2,000 feet.

    PRODUCTION SHAFTS

    Doe Run's mining operations utilize eight production shafts that form a north-south line along approximately 40 miles of its Viburnum Trend ore body. Three production shafts, Viburnum-28, Viburnum-29 and Viburnum-35, lie within a five-mile radius east, north and south, respectively, of Viburnum, Missouri. The Buick, Brushy Creek West Fork, Fletcher and Sweetwater production shafts are eight miles, sixteen miles, 18 miles, 20 miles and 29 miles, respectively, south of Viburnum, Missouri. All of Doe Run's mining and milling facilities are accessible by state or county roads or Company-owned haul roads. Products are shipped by truck over public roads or by rail, with rail loading capabilities at two of Doe Run's mining facilities.

    Five of the production shafts, Viburnum-28, Viburnum-29, Viburnum-35, Brushy Creek and Fletcher, were developed by predecessors of Doe Run. The Buick production shaft was developed and initially operated by a joint venture of Homestake Mining Company and American Metal Climax (the "Homestake Joint Venture") in the 1960s. In 1986, the Buick mining operations became part of Doe Run's predecessor. The West Fork shaft was developed by ASARCO, Incorporated in the 1980s. The Sweetwater shaft was developed in the late 1960s by Kennecott Copper, Inc. until the property was closed in the early 1980s. It was idle until ASARCO acquired it in 1986, when production resumed. Doe Run acquired the assets of the West Fork and Sweetwater mining operations September 1, 1998.

    Doe Run owns the property where the necessary surface structures for mining and milling are located. The mineral rights are held either by fee title or mineral leases with either private landowners or the federal government. There are numerous mineral exploration leases, most of which are for exploration of new mineral ore deposits. Five of the production leases are private leases, and 11 are government leases. The mineral leases with private landowners have no expiration periods. The government leases are for a period of either ten or 20 years and are renewable. The related mining operations are conducted pursuant to four development contracts, which also are for ten or 20, as the case may be, years subject to renewal. The Viburnum, Fletcher, Buick and Brushy Creek development contracts consist of four, two, one and two leases, respectively, which are due for renewal March 31, 2018, May 31, 2003, October 31, 2004 and May 31, 2003, respectively. West Fork and Sweetwater are each producing under a single lease, due to expire January 31, 2003 and June 30, 2000, respectively. The government has not yet assigned development contracts to these leases. Doe Run is required to make royalty payments under the leases.

    The production shafts are approximately 1,000 feet deep, with the exception of Viburnum-28 and Viburnum-29 which are 800 feet and 500 feet deep, respectively. All mining by Doe Run is performed underground on one level by the room and pillar method. Blasting typically is accomplished by using an ammonium nitrate fuel oil mix; however, dynamite is used under wet conditions. Front-end loaders are used to load the blasted ore onto trucks that haul the ore from the production face to the production shaft.

    Doe Run maintains fleets of trucks, drilling equipment and loading equipment, which generally are rubber-tired and diesel-powered, at each of its production shafts. An underground rail ore haulage system is employed at the Sweetwater mine. The equipment is of various ages, and much of the older equipment has been upgraded or rebuilt. Doe Run employs a computerized maintenance scheduling and tracking system that directs and monitors preventive maintenance and repair activities of all equipment. In addition to maintaining its existing equipment, Doe Run has recently acquired or leased new equipment which enhances operating efficiencies, such as low-profile equipment capable of operating in ten-foot openings rather than the standard twelve-foot openings and drilling equipment for removal of pillars in excess of 40 feet in height.

    EXPLORATION

    Doe Run continues to explore actively within the Viburnum Trend and historically has replaced a significant portion of annual production with new reserves. A development project is on-going in the northern section of the Viburnum-28 mining area with a view to opening additional ore reserves. In addition, limited surface exploration drilling is being conducted in this area. Doe Run is engaged in limited surface diamond drilling beyond the extreme north and south ends of the Viburnum-29 mining area. At Viburnum-35, development activity is focused on accessing the eastern blanket ore body access, and in the northern section of the mining area, following the main mineralization trend. Doe Run has completed a 4,500-foot drift from the northern end of the Brushy Creek mining area to the southern extremity of the Buick mining area. Surface exploration drilling continues in areas south of the present Brushy Creek mining area. Exploration is being actively pursued south of the Fletcher mining area, where mineralization is present but not yet delineated sufficiently to constitute ore reserves. Doe Run also holds exploration tracts outside the Viburnum Trend, which are being actively explored. In fiscal 1997, Doe Run spent $6.2 million on exploration activities, including $2.6 million outside the Viburnum Trend.

    FACILITIES

    The following table sets forth the location of and certain other information about Doe Run's facilities:

                                                                                                      SIZE
                                                                                            -------------------------
FACILITY                                                                 LOCATION              LAND        FACILITY
--------------------------------------------------------------  --------------------------  -----------  ------------
                                                                                                           (SQUARE
                                                                                              (ACRES)       FEET)
MINING AND MILLING:
Viburnum (three production shafts)............................  Viburnum, Missouri                 679       139,000
Buick.........................................................  Boss, Missouri                      82       144,000
Brushy Creek..................................................  Bunker, Missouri                   400        92,000
West Fork.....................................................  Bunker, Missouri                   475        79,700
Fletcher......................................................  Bunker, Missouri                   162        88,000
Sweetwater....................................................  Ellington, Missouri              1,015       131,074

SMELTING:
Herculaneum--Primary..........................................  Herculaneum, Missouri              235       365,000
Glover--Primary...............................................  Glover, Missouri                 1,080       347,000
Buick--Secondary..............................................  Boss, Missouri                     193       200,000

FABRICATING:
Seafab(a).....................................................  Casa Grande, Arizona            (b)           75,000
                                                                Vancouver, Washington           (b)           15,000
Lone Star.....................................................  Houston, Texas                  (b)           33,000

------------------------

(a) FPI is currently relocating its remaining lead oxide manufacturing operations from the Seattle facility to Vancouver, Washington. Upon completion of the relocation, the Seattle facility will be closed.

(b) This facility is leased.

    Doe Run operates six mills. The Viburnum mill is located on the eastern edge of Viburnum, Missouri, and has the largest capacity of any mill in the area with its 12,000 ton per day concentrator. Ores from Viburnum-28, Viburnum-29 and Viburnum-35 are processed at the Viburnum mill. The Buick mill is located at the site of the Buick production shaft, and its concentrator has a capacity of 7,200 tons per day. The Fletcher mill is located at the site of the Fletcher production shaft, and its concentrator has a capacity of 5,000 tons per day. The Fletcher mill processes ores from the Fletcher production shaft. The Brushy Creek mill is located at the site of the Brushy Creek production shaft, and its concentrator has a capacity of 5,000 tons per day. The West Fork mill is located at the site of the West Fork production shaft and its concentrator has a capacity of 4,000 tons per day. The Sweetwater mill is located at the site of the Sweetwater production shaft and has a capacity of 6,800 tons per day. At the Viburnum mill and Buick mill, lead concentrates are placed in rail cars for transport to the Herculaneum smelter. The Brushy Creek, West Fork, Fletcher and Sweetwater mills do not have rail access. Lead concentrates from the Brushy Creek and Fletcher mills are first trucked to a rail siding near the Buick mill for transport by rail. Lead concentrates produced at the West Fork and Sweetwater mills are trucked to the Glover smelter. Zinc and copper concentrates are shipped from the mills to smelter customers by rail or truck.

    The Herculaneum primary lead smelter is located approximately 35 miles south of St. Louis on the Mississippi River in Herculaneum, Missouri. The St. Joseph Lead Company, a predecessor of Doe Run, built the first smelting operation on the property in 1892. The last reconstruction of the smelter facility was in the mid-1960's. Doe Run owns the smelter property.

    Located in Glover, Missouri, approximately 20 miles southeast of the Sweetwater production shaft, the Glover primary smelter commenced operations in 1968 and has been in continuous operations since that time. This facility processes lead concentrates for the adjacent mining operations, formerly a part of the ASARCO MLD, as well as lead concentrates purchased from third parties. The Glover smelter has a capacity of 135,000 tons per year and utilizes a pyrometallurgical process similar to that utilized at Doe Run's Herculaneum smelter to produce 99.99% refined lead. The ASARCO MLD recently invested in excess of $13 million to improve the environmental performance of this facility, including ventilation improvements at the sinter plant and blast furnace areas.

    The recycling facility, with its secondary smelter, located in Boss, Missouri, was constructed in 1991, on the site of a former primary lead smelter. The recycling facility utilizes some of the existing structures and equipment from the primary lead smelter. The primary smelter was originally owned and operated by the Homestake Joint Venture. This property was also acquired initially by Doe Run's predecessor.

    In addition to ongoing capital investments, Doe Run has expended an average of approximately $59.5 million per year on maintenance during fiscal 1995 through 1997. As a result of these expenditures and ongoing efforts, Doe Run believes that it operates and will continue to maintain modern and efficient facilities.

    ELECTRICAL POWER

    The electric power source for all the facilities, except Viburnum-35, is Union Electric Company, a public utility headquartered in St. Louis, Missouri. Viburnum-35 obtains its electric power from Black River Co-op.

  RESERVES

    As of March 31, 1998, Doe Run's Viburnum Trend ore reserves consisted of approximately 8.9 million proven tons, containing grades of 8.50% lead, 1.72% zinc and 0.40% copper, and 55.2 million probable tons, containing grades of 4.97% lead, 1.05% zinc and 0.24% copper. The term "reserve" means that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The term "proven (measured) reserves" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established. The term "probable (indicated) reserves" means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

    Proven and probable reserves, as stated above, are part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

    The following tables sets forth the mineable reserves and mineral deposit as of March 31, 1998 for Doe Run's Viburnum Trend ore body (inclusive of the Higdon deposit, which is outside the Viburnum Trend) which have been audited by Pincock, Allen & Holt, Lakewood, Colorado, an international mineral industry consulting firm.

                        RESERVE AUDIT--MINEABLE RESERVES
                              AS OF MARCH 31, 1998

                                                                                       GRADE+
                                                                          ---------------------------------
MINE                                                            TONS        LEAD       ZINC       COPPER
-----------------------------------------------------------  -----------  ---------  ---------  -----------
                                                                 (IN
                                                             THOUSANDS)
PROVEN:
Viburnum-28................................................         714        4.88%      0.22%       0.28%
Viburnum-29................................................       1,411        6.11       0.79        0.37
Fletcher...................................................       1,806        9.18       0.87        0.09
Brushy Creek...............................................         717        5.37       1.41        0.46
Viburnum-35................................................         893        4.85       0.33        1.71
Buick......................................................       3,126       11.36       3.48        0.21
Magmont....................................................         250       13.52       1.36        0.63
                                                             -----------
  Total Proven.............................................       8,916        8.50       1.72        0.40

PROBABLE:
Viburnum-28................................................       2,081        4.51       0.23        0.59
Viburnum-29................................................       2,304        4.05       0.53        0.53
Fletcher...................................................       6,574        5.97       0.41        0.09
Brushy Creek...............................................      16,979        5.11       1.40        0.07
Viburnum-35................................................      10,760        4.08       0.72        0.64
Buick......................................................      13,241        5.02       1.23        0.08
Magmont....................................................         762        9.22       0.93        0.37
Higdon.....................................................       4,374        4.97       1.61        0.26
Mined from November 1, 1997 to March 31, 1998..............      (1,925)       5.37       0.95        0.20
                                                             -----------
  Total Probable...........................................      55,149        4.97       1.00        0.24
                                                             -----------
    Total Proven and Probable..............................      64,065        5.46       1.20        0.28
                                                             -----------
                                                             -----------

------------------------

+ The estimated average extraction recovery after allowing for expected dilution for lead, zinc and copper are 88.97%, 88.22% and 87.38%, respectively. Estimated average metallurgical recoveries for lead, zinc and copper are 95.70%, 81.40% and 57.50%, respectively. None of the above losses have been computed in the above reserve table.

                         RESERVE AUDIT--MINERAL DEPOSIT
                              AS OF MARCH 31, 1998

                                                                                        GRADE
                                                                          ---------------------------------
MINE                                                            TONS        LEAD       ZINC       COPPER
-----------------------------------------------------------  -----------  ---------  ---------  -----------
                                                                 (IN
                                                             THOUSANDS)
Viburnum-28................................................       8,621        3.30%      0.35%       0.26%
Viburnum-29................................................       7,056        3.25       0.43        0.35
Fletcher...................................................      11,702        5.26       0.35        0.13
Brushy Creek...............................................      23,970        4.78       1.32        0.09
Viburnum-35................................................      18,433        3.83       0.56        0.46
Buick......................................................      17,305        4.90       1.17        0.09
Magmont....................................................         794        9.57       0.93        0.39
Higdon.....................................................       6,592        4.33       1.34        0.28
Pillars....................................................      29,412        5.87       1.12        0.27
Mined from November 1, 1997 to March 31, 1998..............      (1,925)       5.37       0.95        0.20
                                                             -----------
  Total Mineral Deposit....................................     121,960        4.76       0.93        0.23
                                                             -----------
                                                             -----------

    As of September 1, 1998, West Fork's and Sweetwater's ore reserves consisted of approximately 14.6 million proven and probable tons, containing approximately
0.8 million tons of recoverable lead or approximately six years of production at current mining rates. These ore reserve estimates have been derived from preliminary evaluation by Doe Run and have not been audited by a consulting firm. There can be no assurance that these ore reserve estimates would be the same if Doe Run were to apply the methodology used in the previous tables.

    The term "mineral deposit" or "mineralized material" means a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Such a deposit does not qualify as a reserve, until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors conclude legal and economic feasibility.

  MINING AND MILLING

    The following table sets forth production information for Doe Run's mining and milling operations for the three years ended October 31, 1997.

                                                                                               YEAR ENDED OCTOBER 31,
                                                                                           -------------------------------
                                                                                             1995       1996       1997
                                                                                           ---------  ---------  ---------
Wet tons (in thousands) of ore milled....................................................      3,956      4,869      5,168
No. of operating days....................................................................        252        253        252
Average tons (in thousands) per operating day............................................         16         19         21
Average ore grade:
  Lead...................................................................................        5.7%       5.2%       5.2%
  Zinc...................................................................................        1.1%       1.1%       1.0%
  Copper.................................................................................        0.3%       0.3%       0.3%
Lead concentrate:
  Tons (in thousands)....................................................................        267        303        314
  Average Lead grade.....................................................................         76%        77%        79%
  Tons (in thousands) of lead metal contained in concentrate.............................        204        234        247
Zinc concentrate:
  Tons (in thousands)....................................................................         54         69         70
  Average Zinc grade.....................................................................         59%        59%        60%
  Tons (in thousands) of zinc metal contained in concentrate.............................         32         40         42
Copper concentrate:
  Tons (in thousands)....................................................................         25         31         27
  Average Copper grade...................................................................         29%        28%        29%
  Tons (in thousands) of copper metal contained in concentrate...........................          7          9          8

    In addition, during 1997, the mining operations of the ASARCO MLD produced in excess of 2.4 million tons of ore, containing average grades of 4.67% lead and 0.56% zinc.

  RAW MATERIALS

    Doe Run's operations utilize various raw materials, principally coke, electricity, natural gas, propane and spent batteries. Doe Run believes that it has adequate sources of these raw materials to meet its present production needs.

  ENVIRONMENTAL MATTERS

    Doe Run is subject to numerous federal, state and local environmental laws and regulations governing, among other things, air emissions, waste water discharge, solid and hazardous waste treatment, and storage, disposal and remediation of releases of hazardous materials. In common with much of the mining industry, Doe Run's facilities are located on sites that have been used for heavy industrial purposes for decades and may require remediation. Environmental laws and regulations may become more stringent in the future which could increase costs of compliance.

    Doe Run is a defendant in several lawsuits alleging certain damages from lead emission stemming from the operations at the Herculaneum smelter. The cases brought in the Circuit Court, 23rd Judicial Circuit at Hillsboro, Jefferson County, Missouri are: KARLA RICHARDSON, ET AL. V. THE DOE RUN RESOURCES CORP., ET AL., Case No. 195-5492-CC-J4, filed September 12, 1995; SARA DIXON, ET AL. V. THE DOE RUN RESOURCES CORP., Case No. 195-5112 CC-J1, filed August 25, 1995; RONALD HEATH, ET AL. V. THE DOE RUN RESOURCES CORP. ET AL., Case No. 195-6936-CC-J2, filed November 20, 1995; and ANDREA MASSA, ET AL. V. THE DOE RUN RESOURCES, ET AL., Case No. 195-7290-CC-J3, filed December 8, 1995. The DIXON and HEATH cases are class action lawsuits. In the DIXON case, the plaintiffs are seeking to have certified two separate classes. The first class consists of property owners in a certain section of Herculaneum, alleging that property values have been damaged due to the operations of the smelter. The second class is children who lived in Herculaneum during a period of time when they were six months to six years old, and the remedy sought is medical monitoring for the class. The HEATH case is seeking certification of a class of property owners allegedly damaged by operations from the smelter, but the potential size of the class is every home in Herculaneum, Missouri. The RICHARDSON and MASSA cases are personal injury actions by fourteen individuals collectively who allege damages from the effects of lead poisoning due to operations at the smelter. Punitive damages also are being sought in each of the RICHARDSON and MASSA cases. Doe Run is vigorously defending all of these claims. Preliminary investigation and research by Doe Run indicates property values in Herculaneum are consistent with those of surrounding communities and have not been affected by the smelter. Finally, based on rules for class certification, Doe Run believes class certification is not appropriate. However, because the cases are in the early stages of discovery, Doe Run is unable at this time to state with certainty the expected outcome of and the final costs of any of these cases. Therefore, there can be no assurance that these cases would not have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run.

    Primary smelter slag produced by and stored at the Herculaneum smelter is currently exempt from hazardous waste regulation under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). However, the EPA recently published a proposed rule which, if adopted, would require this slag to be managed as a hazardous waste. Certain other waste materials, including baghouse dust, generated at the smelter and now recycled in the smelter may also become regulated as hazardous wastes. At this time, Doe Run cannot predict the final outcome of the EPA's proposed rule. However, if the slag or other wastes at the smelter are regulated as hazardous waste, Doe Run may be required to take corrective action under RCRA at the smelter, as well as to adopt stricter management practices for these wastes, which could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run. Disposal of the slag at the plant site as a hazardous waste could result in potential capital and operating costs of approximately $1.0 million per year.

    The area surrounding the Herculaneum smelter currently is out of compliance with the ambient air quality standard for lead promulgated under the federal Clean Air Act. Doe Run is working with regulators to develop a new three-year compliance plan to begin after fiscal 1998 to implement identified control measures. Under the Clean Air Act, there are no penalties for failure to meet the ambient air quality standard. Nevertheless, penalties could be imposed should Doe Run fail to meet the terms of the new three-year compliance plan. Doe Run expects to make capital expenditures for additional control measures totaling approximately $2.9 million for fiscal 1999 and an additional $3.0 million during the three year compliance period.

    Doe Run has received notice that it is a potentially responsible party ("PRP") subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), at the following sites: four sites in St. Francois County, Missouri, including the Big River Mine Tailings site, the Bonne Terre site, the Federal site and the National site; the Oronogo-Durenweg site in Jasper County, Missouri; the Cherokee County site in Cherokee County, Kansas; the Tar Creek site in Ottawa County, Oklahoma; the Block "P" site in Cascade County, Montana; and the Missouri Electric Works site in Cape Girardeau, Missouri. There are four additional sites in St. Francois County for which the EPA has indicated it will issue notice. These sites involve historical operations of predecessors of Doe Run. CERCLA provides for strict and, in certain circumstances, joint and several liability for response costs and natural resource damages. Doe Run has a reserve as of October 31, 1997 of $17.8 million for these sites, including the four additional sites in St. Francois County, which Doe Run believes is adequate based on its investigations to date. However, depending upon the types of remediation required and certain other factors, costs at these sites, individually or collectively, could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run.

    Doe Run signed a voluntary Administrative Order of Consent ("AOC") in 1994 with the EPA to remediate the Big River Mine Tailings Site. In February 1997, Doe Run signed an AOC to perform an Engineering Evaluation/Cost Analysis ("EE/CA") on the Bonne Terre Site. In March 1998, an AOC was signed to perform on EE/CA on the National Site. In addition to remediating the mine waste areas at these sites, Doe Run has signed an AOC with the EPA to conduct a Remedial Investigation/Feasibility Study ("RIFS") to assess potential off-site impacts of site operations on and the need for remediation regarding groundwater, residential soils, several creeks and a river. The RIFS is being conducted by a third party and is approximately one-half complete, with completion expected within two years. Doe Run believes the current reserves assigned to these sites are adequate. However, should remediation goals or areas change, requiring substantially increased measures, there can be no assurance that the reserves would be adequate.

    Doe Run has been advised by the EPA that it is considering taking certain response actions at a mine site in Madison County, Missouri known as the Mine LaMotte Site. A predecessor of Doe Run was a former operator of the site. The EPA has not decided whether any action will be taken, but held a meeting with Doe Run and two other PRPs at the site on June 17, 1998 to discuss possible future response actions. This site is substantially smaller than the sites in St. Francois County where Doe Run has been named a PRP, and the potential issues are less complex. At this time, based on this preliminary meeting and an inspection of the site, management does not believe that any future action will result in a material adverse impact to the results of operations, financial condition or liquidity of Doe Run. The Company has received from the EPA a request for information under CERCLA concerning a mine site in Iron County, Missouri, identified as the Annapolis Mine Site. A predecessor of Doe Run owned the site from 1952 to 1982, but did not conduct mining operations at the site. At this time it is not known what, if any, actions may be taken at the site. The site is substantially smaller than the sites in St. Francois County.

    The Block "P" site in Montana was a polymetallic mine with a waste facility located on U.S. Forest Service land. Studies of the tailings site, mine and potential impacts on surface water have been requested by the State of Montana, EPA and the U.S. Forrest Service.

    Doe Run has been sued for contribution for superfund remediation costs in RSR CORPORATION AND QUEMETCO V. AVANTI, ET AL., filed on October 11, 1995 in the United States District Court for the Southern District of Indiana. The site in question, known as the Avanti Site located in Indianapolis, Indiana, was a secondary smelter formerly owned by a subsidiary of Doe Run's predecessor which was sold to RSR Corporation ("RSR"), in 1972. RSR has entered into an AOC with the EPA to remediate the Avanti Site and claims that Doe Run should reimburse a portion of its costs. It is Doe Run's position that RSR assumed the liabilities of Doe Run's former subsidiary and, in any event, Doe Run has no liability for any acts of its former subsidiary. In June 1996, the EPA issued an order under
Section 106 of CERCLA to Doe Run requesting it to make a good faith offer of participation to RSR. Although Doe Run believes it has no liability to RSR, and there are other PRPs named by the EPA and by RSR as defendants in the litigation, Doe Run made what it considers to be a good faith participation offer to RSR of $112,500 which was not accepted. The estimated cost of the selected remedy for the site is $7.0 to 10.0 million. Doe Run does not believe that resolution of this matter will have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run.

    Doe Run's recycling facility is subject to corrective action requirements under RCRA, as a result of a storage permit for certain wastes issued in 1989. This has required and may involve future remediation of solid waste management units at the site. Although it is not possible to predict whether completed actions will be approved or new actions required, Doe Run has reserves as of October 31, 1997 of $1.9 million for future corrective actions and $2.6 million for closure costs for the permitted storage area.

    Under the Clean Air Act Amendments of 1990, Congress required the EPA to study certain industry sectors to determine Maximum Achievable Control Technology ("MACT") for each sector. A MACT rule has been adopted which could require substantial capital and operating expenses for the recycling facility. Doe Run challenged the rule by filing a petition for review with the United States Court of Appeals, D.C. Circuit, on August 21, 1995. A settlement with the EPA was reached and published in the Federal Register, which diminishes the need for additional compliance costs. The EPA is also reviewing MACT for primary smelters and in April 1998 proposed a rule to regulate air toxics from primary lead smelters. In the event a MACT rule for primary smelters is adopted by the EPA, the rule could increase compliance costs at the Herculaneum smelter by increasing the costs of administrative reporting requirements. The proposed MACT will also impose additional storage costs.

    Doe Run's operating facilities have waste water discharge permits issued under the federal Clean Water Act, as amended. It is expected that stricter discharge limits than previously in effect will be included in permits now subject to renewal. As a result, there will be additional treatment facilities required with an anticipated total capital expenditure of $4.0 million over the next five years to meet applicable permit requirements. There will be no appreciable increase in operating costs.

    Doe Run's mining and milling operations include, with the acquisition of the assets of the ASARCO MLD, seven mine waste disposal facilities that are subject to Missouri mine closure permit requirements. Doe Run has begun certain closure requirements ahead of closure and is also accruing for the cost of ultimate closure at a rate of approximately $.3 million per year and has a reserve as of October 31, 1997 of $4.8 million.

    Doe Run has a total reserve as of July 31, 1998 of $26.9 million for CERCLA response costs, corrective action and closure costs as discussed above, $16.6 million of which is for CERCLA response costs.

    Doe Run expended on all environmental matters, which includes amounts capitalized, amounts charged to operating expense and amounts charged to reserves, approximately $17.5 million in fiscal 1997, and estimates such expenditures will be $16.0 million and $14.5 million in fiscal 1998 and 1999, respectively.

    Pursuant to the Asset Purchase Agreement relating to the acquisition of the ASARCO MLD, Doe Run has not assumed, and will be indemnified for, any environmental liability or obligation arising out of the conduct, ownership, use or operation by ASARCO of the ASARCO MLD assets acquired, except with respect to certain matters specified below. Doe Run assumed all continuing obligations at the Glover smelter in connection with a Consent Decree with the State of Missouri with respect to achieving compliance with the ambient air quality standard for lead. This Consent Decree required the installation of certain environmental controls and the imposition of certain operating conditions. The ASARCO MLD has fulfilled its obligations under the Consent Decree and currently is in compliance with the ambient air quality standard, and thus, Doe Run's obligation is to continue compliance with the operating conditions. Doe Run has also assumed all obligations with respect to the closure or cessation of operations at the Sweetwater and Westfork mines and the Glover smelter. Missouri closure permits for the Glover smelter and its slag pile and the Sweetwater and Westfork mine facilities and their tailings areas set forth the actions required to be performed when such facilities cease operations.

    At the Glover smelter, compliance with sulphur dioxide emission limitations is now achieved by use of an intermittent control strategy involving periodic curtailment of operation of the sinter to achieve compliance. This imposes a practical limitation of approximately 133,000 to 135,000 tons per year on production. The EPA is considering adoption of a new control strategy for sulphur dioxide emissions in the next few years which, if implemented, could require adoption of control measures and/or additional limits on sinter operation. Based on available information, the Company does not believe that such a new control strategy would have a material adverse effect on operations of the smelter.

    ASARCO is currently a party to a Consent Decree with the Missouri Department of Natural Resources requiring a site assessment investigation at the Glover facility and, if necessary, appropriate corrective action with respect to soil and/or ground water contamination. Under the Asset Purchase Agreement, ASARCO has retained full responsibility for all actions related to this site assessment investigation.

  SAFETY

    Throughout its operations, Doe Run strongly emphasizes providing employees a safe working environment through extensive training of employees to ensure safe work practices and worker knowledge of proper equipment operation. Doe Run's mining and milling operations are regulated by MSHA and its smelting and fabricating operations by OSHA.

    Doe Run believes it has achieved safety results that are among the best in its industry classifications. Each year since 1973, one of Doe Run's mining units has been named either the safest or second safest underground metal mine in the United States by MSHA. Doe Run has achieved the top award ten times in the last 22 years. Doe Run's smelting operations have achieved a strong safety record as well, with typical loss rates averaging approximately three to four times better than industry averages in recent years.

  EMPLOYEES

    As of July 31, 1998, Doe Run had 343 active salaried employees and 979 active hourly employees. Management believes that its labor relations are good. Effective as of the closing of the acquisition of the ASARCO MLD, substantially all of the ASARCO MLD employees were terminated from employment with the ASARCO MLD and were offered employment under Doe Run's terms and conditions upon successful completion of Doe Run's application process. As of September 1, 1998, of the 434 employees hired, 127 were members of Local 7450 of the United Steelworkers of America (the "USWA"). Doe Run has recognized the USWA to the extent required by law, and has begun negotiating a collective bargaining agreement. Although Doe Run anticipates that, if required, we will be able to reach an agreement with the USWA, Doe Run may not be able to reach such an agreement.

  BENEFIT PLANS

    PENSION

    Doe Run has defined benefit retirement plans for all salaried employees, hourly employees in Viburnum and Boss and hourly employees in Herculaneum. An investment committee establishes a funding policy for each plan and determines the contributions to be made to each plan by Doe Run. An eligible salaried employee who reaches age 65 receives a right to a nonforfeitable normal retirement annuity equal to 1.5% of his final average salary multiplied by the number of years of his service; eligible hourly employees in Southeast Missouri and in Herculaneum receive a nonforfeitable pension equal to a monthly amount of $25 for each year of service. Salaried employees and hourly employees at both sites who work past the age of 70 1/2 will receive an in-service retirement annuity (based on the same formula) and an in-service monthly pension, respectively. The amount payable under each plan is reduced by the value of benefits each employee received or is entitled to receive under another retirement plan of Doe Run, under retirement plans of Doe Run's predecessor and certain companies acquired by Doe Run's predecessor or under any other plan to which Doe Run has contributed other than profit sharing or stock bonus plans.

    SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

    Doe Run has a supplemental retirement plan for employees who participate in Doe Run's pension plans but whose benefits are reduced by the Internal Revenue Code of 1986, as amended. Under this plan, Doe Run pays eligible employees a benefit equal to the difference between the retirement benefit the employee would have received under the pension plan if the Code were disregarded and the retirement benefit the employee actually is entitled to receive under the pension plan.

    PROFIT SHARING PROGRAM

    Eligible employees participate in a Profit Sharing Program under which Doe Run pays 15% of pre-tax income, as defined in the Profit Sharing Program, into a profit sharing pool at the conclusion of each fiscal year. If pre-tax income does not exceed $10.0 million, the profit sharing pool will be distributed to eligible employees in the form of a contribution to Doe Run's Savings Resource Plan (the "401(k) Plan"). If pre-tax income exceeds $10.0 million, the first $1.5 million of the pool will be distributed as a contribution to the 401(k) Plan, and the remaining amount will be distributed in two phases to eligible employees in the form of cash payments. The first phase is a partial distribution based on a preliminary pool calculated from Doe Run's unaudited fiscal year-end financial information, and the second phase is a distribution of any remainder based on a final pool calculated from Doe Run's final audited fiscal year-end financial information. Allocation of the cash payments shall be on the basis of each eligible employee's total fiscal year base pay as a percentage of all eligible employees' total fiscal year base pay. Every employee on the payroll of Doe Run is eligible to participate in any cash distribution; however, participation in a distribution to the 401(k) Plan shall be in accordance with the 401(k) Plan.

    GAINSHARING PLAN

    Doe Run's employees participate in a gainsharing plan under which Doe Run pays a bonus based on performance in key result areas. On a monthly and yearly basis, Doe Run determines an improvement factor based on performance in areas such as production (volumes, costs and efficiencies), profit margins, safety and environmental, as well as other key operating areas. Each individual participant's profit share is determined by multiplying this factor by a salary component.

  PENDING LITIGATION

    Doe Run is involved in various claims and lawsuits incidental to the ordinary course of its business that are not expected to have a material adverse effect on the results of operations and financial condition of Doe Run.

    For a description of pending litigation related to environmental matters, see "--Environmental Matters."

THE COMPANY'S PERUVIAN OPERATIONS

  PRODUCTS

    Doe Run Peru's principal products include refined copper, silver, zinc, lead and gold. In addition, Doe Run Peru produces a variety of by-products, including bismuth, indium, tellurium, antimony, cadmium, selenium, sulfuric acid, zinc-silver concentrate, zinc sulfate, copper sulfate, arsenic trioxide and others. The following table sets forth net sales for each of Doe Run Peru's principal products.

                                                                            TWELVE MONTHS ENDED     NINE MONTHS
                                            YEAR ENDED DECEMBER 31,             OCTOBER 31,        ENDED JULY 31,
                                       ----------------------------------  ----------------------  --------------
                                          1994        1995        1996        1996        1997          1998
                                       ----------  ----------  ----------  ----------  ----------  --------------

                                                         (DOLLARS IN THOUSANDS)
Copper...............................  $  129,007  $  186,905  $  148,426  $  155,641  $  148,898   $     84,649
Silver...............................      97,311     100,853     110,967     114,544      98,006        116,622
Zinc.................................      62,507      72,599      73,753      74,855      83,521         60,798
Lead.................................      45,259      58,999      76,353      74,648      65,385         46,008
Gold Bullion.........................      21,383      19,619      20,361      21,084      14,605         12,834
By-Products..........................      11,590      11,954      26,937      19,869      21,469         28,533
                                       ----------  ----------  ----------  ----------  ----------  --------------
      Total..........................  $  367,057  $  450,929  $  456,797  $  460,641  $  431,884   $    349,444
                                       ----------  ----------  ----------  ----------  ----------  --------------
                                       ----------  ----------  ----------  ----------  ----------  --------------

    COPPER

    Doe Run Peru produces refined copper cathodes with a purity level of 99.975%. Copper sales accounted for $148.9 million of Doe Run Peru's net sales for the twelve months ended October 31, 1997. Peru represented the largest market for Doe Run Peru's copper shipments in 1997, which accounted for 30% of total shipments, followed by the United States and Hong Kong which represented 27% and 16% of total shipments, respectively. In 1997, approximately 38% of the copper cathode production was further processed at Doe Run Peru's adjacent fabricating facility for the production of copper wirebars and wirerods. The largest market for refined copper, accounting for over 50% of western world copper consumption, is wirerod, which is used almost exclusively in the production of insulated wire and cable. Other important markets for refined copper include copper sheet and strip and tube used in the construction and transportation industries.

    SILVER

    Refined silver produced by Doe Run Peru is good delivery 99.996% pure as registered by the LBMA and COMEX. Silver sales accounted for $98.0 million of net sales for the twelve months ended October 31, 1997. Doe Run Peru also produces small amounts of sterling silver directed to the domestic jewelry market. The United States, accounting for 38% of total shipments, represented the largest market for Doe Run Peru's silver, followed by Brazil and Great Britain at 23% and 16% of total shipments, respectively. The photographic film industry accounts for one-third of western world silver demand, and jewelry and silverware also account for one-third. Other important uses for silver include electronics and silver-minted coins.

    ZINC

    Doe Run Peru produces LME-registered refined zinc with a purity level of 99.996%. Zinc sales accounted for $83.5 million of Doe Run Peru's net sales for the twelve months ended October 31, 1997. During 1997, Peru represented the largest single market for Doe Run Peru's zinc output, accounting for 31% of total shipments, as a result of strong local demand from export-oriented industries with applications for steel coatings, specialized alloys and dry battery plates. The United States represented 25% of total shipments that were primarily exported to manufacturers of coatings, paints and protectants, casters of auto parts and toy manufacturers.

    LEAD

    Doe Run Peru produces LME-registered 99.997% pure refined lead ingots and blocks. Lead sales accounted for $65.4 million of net sales for the twelve months ended October 31, 1997. Doe Run Peru also provides antimonial lead alloys to meet the specialty demands of certain customers. The three largest markets for Doe Run Peru's lead production in 1997 were Taiwan, accounting for 14% of total shipments, followed by Brazil and Korea which each represented 10% of total shipments. The largest market for refined lead remains lead-acid batteries used in automobiles, forklifts, golf carts, marine applications and stationary applications for backup power sources. Other markets for refined lead include lead compounds used in the manufacture of computer and television screens and rolled and extruded lead products for radiation shielding and roofing materials.

    With the additional lead production from the operations of Doe Run Peru, Doe Run is the second largest primary lead producer in the western world. Doe Run Peru and Doe Run intend to work together to take advantage of opportunities to optimize lead marketing efforts.

    GOLD BULLION

    Doe Run Peru produces 99.8% pure gold bullion bars exported primarily to Europe and the United States. Gold bullion sales accounted for $14.6 million of net sales for the twelve months ended October 31, 1997. During 1997, the United States represented 44% of total shipments, followed by Germany and Peru, accounting for 40% and 16% of total shipments, respectively.

    BY-PRODUCTS

    Principal by-products produced by Doe Run Peru include bismuth, indium, tellurium, antimony and cadmium. Sales of these by-products totaled $21.5 million for the twelve months ended October 31, 1997. Bismuth, the largest by-product revenue generator, is exported primarily to Europe. Bismuth has a wide variety of uses including pharmaceutical compounds, chemicals, low melting alloys and pigments. Pharmaceutical uses include the treatment of stomach ulcers and over-the-counter products.

    Indium is consumed primarily in the flat-panel display industry, as well as in aerospace products, architectural glass, solar energy and lighting applications. Indium is a difficult metal to extract because of its considerable chemical affinity to other elements. Japan is estimated to account for more than 50% of the world indium market for use in the thin-film industry.

    Tellurium is used to improve the machining quality of copper and stainless steel products and to color glass and ceramics. Other industrial uses include thermoelectric devices, rubber compounds and blasting caps.

    Antimony is used with lead in alloys for battery production in flame retardants, fabrics, plastics and ammunition. Cadmium is used primarily for battery production, as well as in pigments, coating and plating of iron, plastic and synthetic products and alloys.

  MARKETING AND SALES

    Doe Run Peru's marketing and sales strategy is to maximize the net realized selling prices for all its products. In addition, Doe Run Peru is shifting the focus of its marketing efforts to end users of its products from international trading companies. In furtherance of this strategy, Doe Run Peru plans to provide customers flexible quantities and deliveries, additional metal alloy choices and technical assistance.

    Doe Run Peru generally exports metal on a delivered basis with freight charges included. In many of the foreign markets, sales agents are utilized to ensure smooth delivery and to help further develop the local market. Doe Run Peru's location in the central Andes of Peru and its proximity to the Callao port position it favorably for shipment to major world markets and to the emerging Latin American market. Metal sales within Peru are sold both on a delivered and "free on board" basis from facilities in Callao. Doe Run Peru plans to market additional metal into the Latin American market in order to take advantage of lower freight costs and strong metal premiums.

    Doe Run currently is actively involved in several industry associations promoting and developing lead consumption. Through Doe Run Peru, Doe Run plans to gain membership and or to continue membership in other metal industry associations.

  CAPITAL INVESTMENT PROGRAM

    Doe Run Peru will undertake over a ten-year period a capital investment program of approximately $300.0 million to enhance various elements of Doe Run Peru's operations. The objective of the capital investment program is to increase net sales and EBITDA by improving product quality, increasing production capacity and reducing unit costs. In addition, through the environmental expenditures described below, Doe Run Peru will endeavor to achieve compliance with environmental regulations in Peru. See "--Environmental Matters."

    Management believes that cash flow from operations in addition to availability under the Doe Run Peru Revolving Credit Facility will be sufficient to fund the capital investment program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following summarizes the capital investment program including expenditures planned for each metal circuit.

    COPPER CIRCUIT

    Doe Run Peru has identified the copper circuit as the most important of the strategic initiatives to improve its operations, requiring total expenditures, including sustaining capital requirements, of approximately $60.0 million through fiscal 2007. Current projects are designed to increase capacity and reduce energy costs through oxygen injection into the furnaces.

    LEAD CIRCUIT

    Utilizing Doe Run's extensive experience in lead operations, Doe Run Peru has identified several opportunities to introduce Doe Run operating procedures to increase production capacity and reduce costs. Specific projects include improving oxygen availability to the sinter plant and blast furnaces, enlarging one blast furnace and refurbishing the refinery cell blocks. The combination of these capital projects are expected to increase lead production capacity from approximately 110,000 tons to 127,000 tons per year by the year 2000. Doe Run Peru anticipates that the cost of the lead circuit improvements, including sustaining capital requirements, will be approximately $20.0 million through fiscal 2007.

    ZINC CIRCUIT

    Doe Run Peru anticipates investing approximately $18.0 million, including sustaining capital requirements, in the zinc circuit through fiscal 2007, primarily to improve metallurgical recoveries and to retrofit an existing sulfuric acid plant. The installation of an additional purification stage prior to electrowinning will improve the removal of copper, cadmium, cobalt and other impurities, thereby increasing overall zinc recoveries, allowing greater feed flexibility and reducing concentrate purchases and unit operating costs. Presently, Doe Run Peru's zinc production capacity is approximately 77,000 tons which will remain relatively stable in the forseeable future.

    ENVIRONMENTAL IMPROVEMENTS

    As part of the acquisitions of Metaloroya and Cobriza, Doe Run Peru and Doe Run Mining entered into certain agreements with the MEM under which they are required to expand and modernize our Peruvian subsidiaries' operations, including expenditures to comply with environmental regulations in Peru, such as those governing the treatment, handling and disposal of solid wastes, liquid effluent discharges and gaseous emissions. Principal projects related to environmental matters at the La

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Oroya smelter include building sulfuric acid plants for the metal circuits, new converter and roaster technology for the copper circuit, replacement of the roaster equipment for the zinc circuit, water and sewage treatment facilities, and slag and slimes handling equipment and disposal facilities. Doe Run Peru estimates that expenditures related to environmental matters will be approximately $195.0 million through fiscal 2007. See "--Environmental Matters." Under its agreement with the MEM, Doe Run Mining is required to make certain improvements by May 2002 at Cobriza at an estimated cost of approximately $5.0 million.

    OTHER

    Doe Run Peru will invest approximately $7.0 million over the ten-year period for various other projects, including phone and computer system upgrades, expenditures related to employee health and safety, and other miscellaneous capital expenditures.

  CUSTOMERS

    Doe Run Peru had approximately 421 customers in 1997, of which the five largest accounted for approximately 28% of its net sales. Doe Run Peru's customers include a wide variety of industrial and international trading companies with the two largest, Engelhard Corporation and Tecnofil S.A., accounting for approximately 9.8% and 5.1%, respectively, of Doe Run Peru's 1997 net sales. Approximately 78% of total shipments and approximately 79% of net sales were exported outside of Peru, with Latin American countries representing the largest destination in 1997 with approximately 47% of net sales, followed by North America, Asia and Europe with 26%, 18% and 9% of net sales, respectively. Approximately 80% in 1997 of Doe Run Peru's metal sales were pursuant to contractual agreements, typically one year or less. Such contracts generally set forth minimum volumes and pricing mechanisms. Due Run Peru conducts substantially all of its business with its customers in U.S. dollars.

  COMPETITION

    Doe Run Peru is among the largest metal processing companies in the world with the unique combination of base metal smelters, refineries and by-product circuits capable of processing complex concentrates into base and precious metals and various by-products to international quality standards. Only three other facilities in the western world, Union Miniere S.A.'s facility in Hoboken, Belgium, Boliden Limited's facility in Ronnskar, Sweden and The Goldfield Corporation's facility in Tsumeb, Namibia, have the capability to treat lead and copper concentrates containing high antimony, arsenic, bismuth and precious metal values in addition to a variety of residues. Unlike Doe Run Peru, none of the facilities listed above have a dedicated zinc production circuit. Given Doe Run Peru's access to complex concentrates in Peru and neighboring Latin American countries, Doe Run Peru believes it operates at a geographic competitive advantage to comparable facilities located farther from their sources of complex concentrates.

    Although there are other facilities throughout the world that process complex concentrates, those operations do not have Doe Run Peru's capability to process complex concentrates which contain high levels of impurities, such as bismuth, arsenic and cadmium. Such facilities include Industrias Penoles S.A.'s facility in Torreon, Mexico and Dowa Mining Co. Ltd.'s facility in Kosaka, Japan.

  RAW MATERIALS

    Doe Run Peru's primary raw material is concentrate feedstock. In addition to concentrate feedstock, Doe Run Peru utilizes various raw materials, principally water, electricity, oxygen, coal and fluxes.

    CONCENTRATE FEEDSTOCK

    Doe Run Peru is located in the central Andes of Peru, which is among the most productive mining regions in the world. Peruvian concentrates typically contain high levels of precious metals in addition

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to impurities such as arsenic, antimony, bismuth and others, that increase the complexity of the metallurgical processes required to separate impurities from base and precious metals. Doe Run Peru's operations were designed and customized since its construction in 1922 to handle the characteristics of raw materials available in the region.

    COPPER. During 1997, approximately 84% of the copper concentrates processed at Doe Run Peru were supplied from the Peruvian domestic market, with Centromin's mines accounting for a substantial portion of the total feedstock. For the nine months ended July 31, 1998, approximately 38% of the La Oroya smelter's copper concentrates requirements were met by Cobriza. In fiscal 1999, Doe Run Peru will obtain approximately 70% of its copper concentrates from the Peruvian domestic market, 35% of which will be sourced from Cobriza. Contained copper production by Peruvian mines totaled approximately 529,000 tons in 1996 and increased to approximately 579,000 tons in 1997. The complexity of some concentrates from the domestic market result in favorable concentrate pricing terms for Doe Run Peru and increased revenues from the recovery and commercialization of by-products. In addition, due to its location close to the mines of Peru, the smelter is able to save substantially on concentrate freight charges. These savings typically are shared between Doe Run Peru and the concentrate suppliers. Doe Run Peru obtains the balance of its copper concentrate requirements from neighboring Latin American countries. Such concentrates share similar metallurgical characteristics as Peruvian concentrates. Imported concentrates reflect international market terms and are purchased to produce the appropriate concentrate blend for the smelter.

    ZINC. During 1997, all of the zinc concentrates processed at Doe Run Peru were supplied from the Peruvian domestic market, with Centromin's mines accounting for approximately 94% of the total feedstock. The disadvantage of consuming concentrates from certain of the Centromin mines is the high level of contained iron. Zinc ferrites form in the leaching phase in an amount proportional to the iron content in the feedstock. These ferrites capture approximately 10% to 13% of the zinc contained in the concentrate feedstock and effectively reduce the metallurgical recovery of the circuit. As a private enterprise, Doe Run Peru will not face any limitations with respect to sources of concentrate and, thus, will have an opportunity to obtain concentrates with reduced iron content.

    Zinc metal contained in concentrates produced by Peruvian mines was approximately 804,000 tons in 1996 and increased substantially to approximately 961,000 tons in 1997. Doe Run Peru requires approximately 70,000 tons of zinc metal contained in concentrates per year to maximize production capacity. With present mine production, Doe Run Peru believes that sufficient concentrates will be available to meet its requirements for the foreseeable future.

    LEAD. During 1997, approximately 99% of the lead concentrates processed at Doe Run Peru were supplied from the Peruvian domestic market, with Centromin's mines accounting for approximately half of the total feedstock. Contained lead metal production by Peruvian mines totaled approximately 273,000 tons in 1996 and increased to approximately 287,000 tons in 1997. Since Doe Run Peru has no local Peruvian competitor in lead smelting, all of the concentrates, the total of which far exceeds Doe Run Peru's requirements, are available to Doe Run Peru.

    A majority of the lead concentrates purchased by Doe Run Peru contain certain impurity levels that result in lower concentrate prices due to penalties imposed on such concentrates. In addition, such concentrates increase revenues for Doe Run Peru due to the recovery and marketing of silver and by-products.

    WATER

    Water is utilized throughout Doe Run Peru's operations, particularly for:
(i) slag granulation in copper and lead processes; (ii) cooling systems of the sulfuric acid plant, lead blast furnaces, compressors and rectifiers; (iii) steam generation; and (iv) hydrometallurgical and electrometallurgical processes. Water for the Doe Run Peru facility is obtained from three main sources: the Mantaro

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River; the Tishgo River; and the Cuchimachay Spring. Doe Run Peru believes these three sources, in addition to numerous adjacent springs and wells, provide adequate water supply for the facility.

    ELECTRICITY

    The Doe Run Peru facility receives electric power from Centromin's Electroandes hydroelectric division and consumes approximately 63 megawatts ongoing load, which represents approximately one-third of the division's capacity. Doe Run Peru recently signed a ten-year power supply contract with Centromin and Electroandes. Doe Run Peru believes that the contract provides sufficient power to Doe Run Peru over the life of the contract at satisfactory long-term rates. Such rates, however, are above what Doe Run Peru's Predecessor historically paid.

    OTHER

    Doe Run Peru installed an oxygen plant in 1994 that, with a capacity of 353 tons per day. The oxygen plant supplies oxygen for the oxy-fuel burners of the reverberatory furnace of the copper smelter and for the blast furnaces of the lead smelter. Coal is imported from Colombia to produce metallurgic coke for the lead circuit blast furnaces. Fluxes consumed in the smelting process are supplied from Doe Run Peru's limestone and silica deposits adjacent to the facility. Both coal and fluxes are transported to the smelter by rail.

  PRODUCTION PROCESS

    Doe Run Peru utilizes conventional pyrometallurgical processes for smelting or roasting concentrates followed by hydrometallurgical refining processes. Summarized below is a description of the production process for copper, silver and gold, zinc and lead.

    COPPER CIRCUIT

    The copper circuit consists of the smelter, responsible for processing copper concentrates into a 98.6% pure copper blister, and the refinery, responsible for upgrading copper blister into 99.975% pure refined copper metal. Current estimated annual capacity at the refinery is 73,000 tons. Production of refined copper reached approximately 71,000 tons for 1997. Doe Run Peru's overall metallurgical recovery of copper is approximately 96.5%.

    Copper concentrates are mixed with fluxes and inter-plant transfers in the preparation plant prior to entering the roasting section. The roasters produce a calcine from the copper concentrates that is transported to the oxygen-fuel reverberatory furnace. The reverberatory furnace produces two products: a heavy matte containing the recoverable metals and a slag waste-product that is granulated in water and transported to a slag disposal area. The hot matte is then ladled to the converter section where a two step process converts the matte into 98.6% copper blister that is directly cast into 584 pound blister anodes.

    The copper refinery is located three kilometers west of the smelter where blister anodes are received from the smelter by rail. The refinery utilizes an electrolytic process whereby the copper in the blister anode is transferred to a cathode starting sheet. As the copper anode dissolves, gold, silver, and other impurities are deposited at the bottom of the cells as an insoluble slime that is collected at the end of the anode cycle. Copper cathodes, which are 99.975% refined copper metal, are collected from the tankhouse every seven days.

    ZINC CIRCUIT

    The zinc circuit employs conventional roasting, leaching and electrowinning technologies. During 1997, the circuit produced approximately 75,000 tons of refined zinc. Current estimated capacity of the zinc refinery is approximately 77,200 tons of refined zinc with an overall metallurgical recovery of 88%. The roasting plant produces a calcine that is processed continuously in a hydrometallurgical leaching

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and purification section that dissolves the zinc oxides and sulfates contained in the calcine. The zinc sulfate solution is separated from solid residues by thickening and filtering processes. After purification, the solution is pumped to the electrowinning section. The zinc refinery is adjacent to the roaster and utilizes an electrolytic process whereby zinc from the sulfate solution is transferred to a cathode starting sheet. Solid residues from the leaching process are processed in a flotation plant to produce a zinc-silver concentrate sold to international markets. Certain remaining unprocessed zinc ferrites are sent to a disposal pond. Zinc cathodes, which are 99.996% refined zinc metal, are collected from the tankhouse every sixteen hours.

    LEAD CIRCUIT

    The lead circuit consists of the smelter, responsible for processing lead concentrates into 96% pure lead bullion, and the refinery, responsible for upgrading lead bullion into 99.997% pure refined lead metal. Current estimated annual capacity of the lead refinery is approximately 110,000 tons of lead metal. Production of refined lead metal reached approximately 108,000 tons for 1997. Doe Run Peru's overall metallurgical recovery of lead is approximately 95%.

    Lead concentrates are mixed with inter-plant transfers and other lead bearing materials in the preparation plant prior to entering the sinter plant. The sinter plant utilizes an up-draft sinter machine that removes a majority of the sulfur from the feedstock. Following sintering, the processed material is blended with coke and fed to the blast furnace to produce two products: a heavy bullion containing the recoverable metals and a slag waste-product that is granulated in water and transported to a slag disposal area. The hot bullion is then transferred to the dross plant for further processing prior to casting into lead bullion anodes.

    The lead refinery is located three kilometers west of the smelter where bullion anodes are received from the smelter by rail. The refinery utilizes an electrolytic process whereby the lead in the blister anode is transferred to a cathode starting sheet. As the lead anode dissolves, gold, silver, and other impurities are deposited at the bottom of the cells as an insoluble slime that is collected at the end of the anode cycle. Lead cathodes, which are 99.995% refined lead metal, are collected from the tankhouse every four days.

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
    ANODE BY-PRODUCTS CIRCUIT AND SILVER REFINING

    The anode residue plant treats insoluble slimes remaining from the copper and lead refining processes. The plant processes these slimes to recover bismuth, selenium, tellurium and a metal ore that is further upgraded in the silver refinery. The estimated capacity of the silver refinery is approximately
32.2 million ounces per year of refined silver and approximately 76,000 ounces of gold bullion. During 1997, the silver refinery produced approximately 22.4 million ounces of silver and approximately 44,000 ounces of gold bullion. In fiscal 1999, the capacity of the silver refinery is expected to increase to approximately 37.0 million ounces per year.

  COBRIZA MINING OPERATIONS

    Cobriza is a manto-type deposit, effectively a replaced limestone bed. The ore body dips approximately 45 degrees and is 25 to 30 meters thick and presents nearly vertical outcrops of mineralization. The ore body has been developed in two adjacent sections, Coris and Pumagayoc, within an area approximately two kilometers in length and 1,000 meters in vertical extent. Primary access to the deposit is provided by adits in or adjacent to the outcrop.

    The Cobriza mine is located southeast of Lima in the district of San Pedro de Coris, Chucampa Province, Department of Huancavelica. Access to the site is by improved dirt road through rugged topography. Concentrates produced at the mine are trucked 206 kilometers over dirt road to Huancayo, and then an additional 298 kilometers over paved road to the La Oroya smelter. In addition, access to the Cobriza mine is also possible from the city of Ayacucho, approximately a five-hour drive southwest of the mine.

    The Pampa de Coris mill at Cobriza is a modern facility with a throughput capacity of approximately 9,900 tons per day of ore. Ore arrives at the facility by rail. A three-stage crushing facility prepares run of mine ore for two grinding circuits. Conventional flotation technology is used for separation. The mill produces a copper/silver concentrate, all of which is shipped by truck to the La Oroya smelter.

    The Cobriza mine was initially developed by Cerro De Pasco Copper Corporation ("Cerro de Pasco"), which commenced mining activities in 1967 with an initial production capacity of approximately 1,000 tons per day. In 1982, the Pampa de Coris concentrator was completed and capacity increased to approximately 9,900 tons per day. Cerro de Pasco was nationalized in 1974. and Doe Run Mining acquired Empresa Minera Cobriza S.A., the entity which holds the Cobriza assets, from Centromin in August 1998, as part of the Peruvian government's privatization program.

  FACILITIES

    Doe Run Peru's operations are located in the town of La Oroya, located approximately 110 miles from the Peruvian capital of Lima, approximately 75 miles from the Cerro de Pasco mine and approximately 78 miles from the city of Huancayo, at an altitude of approximately 2.3 miles above sea level. The complex is linked to these locations by highway and railroad service. The principal operations reside in two areas within La Oroya. The copper smelter, lead smelter and zinc refinery, in addition to the antimony plant, arsenic plant, coke plant, cadmium plant and maintenance shops are located on the southern bank of the Mantaro River directly behind the central offices. Operations at this location began in 1922 under Cerro de Pasco, and it continues to utilize many of the original structures. Additions include a new lead sinter plant installed in 1983 and the oxygen plant completed in 1994.

    The copper refinery, lead refinery, copper fabricating plant and several storage yards are located three kilometers west of the smelter facilities at Huaymanta. Operations at this location also began in 1922, and many of the existing structures remain in use. Major additions include the wirerod plant constructed in 1966 and additional refinery cell blocks added in the mid-1970s.

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    The following table sets forth the total land area and facility size of Doe
Run Peru's facilities:

                                                                                  SIZE
                                                                        -------------------------
FACILITY                                                                   LAND        FACILITY
----------------------------------------------------------------------  -----------  ------------

                                                                                       (SQUARE
                                                                          (ACRES)       FEET)
Copper Smelter........................................................         3.5       302,000
Lead Smelter..........................................................         3.1       262,000
Copper and Lead Refinery..............................................         6.9       311,000
Zinc Refinery.........................................................         4.3       258,000
Solid Disposal Area...................................................       110.3        --
Other Areas...........................................................        11.4       554,000

    Landholdings at Cobriza include approximately 2,600 acres of surface ownership and approximately 125,000 acres of mining concessions. The area encompassed by these mining concessions is larger than is required for existing mining operations. Economic mineralization outside the existing mining area has not been confirmed. The Company's estimates, which have not been audited by a consulting firm, indicate proven and probable reserves sufficient for approximately five years of production at approximately 2.5 million tons per year. The surface structures of the Cobriza mining operations cover approximately 200,000 square feet.

  SAFETY

    Doe Run Peru's safety performance has improved significantly since 1990, and with further assistance and direction provided by Doe Run, Doe Run Peru will continue to maintain a high regard for safety and hygiene. Recently, Peru's Ministerio de Trabajo y Promocion Social (the Industrial Safety Department) has been enforcing measures to minimize any work-related illnesses or accidents through continuous inspections to ensure compliance with numerous safety standards.

  EMPLOYEES

    As of July 31, 1998, Doe Run Peru employed 864 active salaried employees and 2,053 active hourly employees. In addition, Doe Run Peru employed 1,001 people on a contract basis for production work-orders, maintenance and other tasks.

    There are two unions for hourly employees and two unions for salaried employees. The principal union representing 90.4% of the hourly employees is the Sindicato de Trabajadores Metalurgicos La Oroya (La Oroya Metallurgic Workers Union). The Sindicato de Trabajadores Ferroviarios La Oroya (La Oroya Railway Workers Union) represents 3.8% of the hourly workers, and the remainder of the hourly workers (5.8%) are not affiliated with either union. On July 26, 1998, Doe Run Peru entered into five-year labor agreements, effective through July 25, 2003.

    The salaried employees are represented by the Sindicato de Empleados Yauli-La Oroya (Yauli-La Oroya Employees Union), representing 64.9% of the salaried employees and by the Sindicato de Empleados Ferroviarios La Oroya (La Oroya Railway Employees Union), representing 9.0% of salaried employees. The remainder of salaried employees, 26.1%, are not affiliated with either union. The current salaried employees' labor agreement continues until December 31, 2002. Management believes that Doe Run Peru's labor relations have been good as evidenced by three consecutive years of labor harmony without strikes and likewise three consecutive years of solution without conflict of the labor agreements with workers and employees.

  BENEFIT PLANS

    The benefit plan for Doe Run Peru is centered around a severance payment, a social benefit directed by the Compensacion por Tiempo de Servicios, a Peruvian labor legislative decree. This benefit includes a money reserve established by the employer and deposited in a banking entity for the benefit of the worker when the employment relationship ends. Deposits are made twice a year and, combined, equal one month's salary. Other benefits include a social security system operated by the

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Peruvian government which provides benefits for both health and pensions. In addition to social security, Doe Run Peru maintains a private system of private pension, the cost of which is paid by the employee through paycheck deductions.

  ENVIRONMENTAL MATTERS

    LEGAL FRAMEWORK

    Modern environmental legislation has been introduced only in the last decade in Peru. For mining and metallurgical activities, the MEM is the principal regulatory authority. The MEM has issued "maximum permissible limits" for liquid effluent, air emissions and ambient air quality. In addition, the Consejo Nacional del Ambiente (National Environmental Council) coordinates government regulations and policies. The Direccion General de Salud Ambiental (Directorate General of Environmental Health) (the "DIGESA"), a division of the Ministerio de Salud (Ministry of Health), issues waste water discharge permits based on standards governing receiving water quality. Peruvian law requires all new mining or metallurgical operations, and existing operations that are undergoing an expansion of over 50% of installed capacity, to submit to the MEM an Estudio de Impacto Ambiental (Environmental Impact Study).

    As to mining and metallurgical operations in existence prior to 1994, concession holders (i.e. owner/operators) were required to submit to the MEM an Evaluacion Ambiental Preliminar (Preliminary Environmental Assessment) (the "EVAP") that identified environmental impacts and twelve months of baseline monitoring. Based on the results of the EVAP, the operator was to submit to the MEM a Programa de Adecuacion y Manejo Ambiental (Environmental Remedy and Management Program) (the "PAMA") that consisted of an environmental impact analysis, monitoring plan, and data, mitigation measures and closure plan. The PAMA also sets forth the actions and corresponding annual investments the concession holder agrees to undertake in order to achieve compliance with the maximum applicable limits prior to expiration of the PAMA (ten years for smelters, such as Doe Run Peru's operations, and five years for any other type of mining or metallurgical operation). The required amount of annual investment must not be less than one percent of annual sales. Once approved, the PAMA functions as the equivalent of an operating permit with which the operator must comply. After expiration of the PAMA, the operator must comply with all applicable standards and requirements. Mining, metallurgical and processing operators must present annual sworn statements to the MEM that describe their operations and resultant emissions. In addition, Peruvian environmental law allows operators to enter into a Contrato de Estabilidad Administrativa Ambiental (Contract for Administrative Environmental Stabilization) ("Environmental Stabilization Agreement") in order to provide some potential limit to the applicability of new laws during the life of the PAMA.

    PAMA AND ENVIRONMENTAL STABILIZATION AGREEMENT

    The initial PAMA for Doe Run Peru's predecessor was submitted by Centromin and approved by the MEM on January 13, 1996. The PAMA was modified in connection with the acquisition of Metaloroya to reflect a reallocation of environmental responsibilities between Centromin and Doe Run Peru, and corresponding revisions were made to the investment schedule. The MEM approved separate PAMAs for Centromin and Doe Run Peru and an Environmental Stabilization Agreement for Doe Run Peru. Centromin has committed under its PAMA to implement the following projects over the next nine years, estimated to cost approximately $24 million:
(i) remediation of areas impacted by emissions during its period of operations;
(ii) closure of the lead and copper slag deposits (at Huanchan); (iii) improved management of the Huanchan deposit (E.G. storm water diversion and slope stability); and (iv) closure of the arsenic trioxide deposits (at Malpaso and
Vado).

    Doe Run Peru has committed under its PAMA to implement the following projects over the next nine years, estimated in the PAMA to cost approximately $107.5 million: (i) new sulfuric acid plants; (ii) elimination of fugitive gases from the coke plant; (iii) use of oxygenated gases in the anodic residue plant;
(iv) water treatment plant for the copper refinery; (v) a recirculation system for cooling waters at

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the smelter; (vi) management and disposal of acidic solutions at the silver refinery; (vii) industrial waste water treatment plant for the smelter and refinery; (viii) containment dam for the lead muds near the zileret plant; (ix) granulation process water at the lead smelter; (x) anode washing system at the zinc refinery; (xi) management and disposal of lead and copper slag wastes; and
(xii) domestic waste water treatment and domestic waste disposal. The actual current estimate for the environmental projects and related process changes for Doe Run Peru is $195.0 million.

    Doe Run Peru's operations historically and currently exceed some of the applicable MEM maximum permissible limits pertaining to air emissions, ambient air quality and waste water effluent quality. The PAMA projects, which are more fully discussed below, have been designed to achieve compliance with such requirements prior to the expiration of the PAMA on January 13, 2007. No assurance can be given that implementation of the PAMA projects is feasible or that their implementation will achieve compliance with the applicable legal requirements by the end of the PAMA period. Doe Run Peru has advised the MEM that it intends to seek changes in certain PAMA projects that it believes will more effectively achieve compliance. However, there can be no assurance that the MEM will approve proposed changes to the PAMA or that implementation of the changes will not increase the cost of compliance. Further, there can be no assurance that the Peruvian government will not in the future require compliance with additional environmental obligations that could adversely affect Doe Run Peru's business, financial condition or results of operations. Under the Subscription Agreement, Centromin agreed to indemnify Metaloroya against environmental liability arising out of its prior operations, and performance of the indemnity has been guaranteed by the Peruvian government through the enactment of the Supreme Decree No. 042-97-PCM. However, there can be no assurance that Centromin will satisfy its environmental obligations and investment requirements, including those in its PAMA, or that the guarantee will be honored. Any failure by Centromin to satisfy its environmental obligations could adversely affect Doe Run Peru's business, financial condition or results of operations.

    ENVIRONMENTAL CONSIDERATIONS

    GASEOUS EMISSIONS. Doe Run Peru is required to control gaseous emission to meet ambient air quality standards and the applicable emissions rate by January 2007. In 1997, sulfur dioxide emissions from the smelter complex amounted to approximately 990 tons per day. The MEM has established a maximum sulfur dioxide rate for Doe Run Peru of 17% of incoming sulfur based on current production levels.

    Dust emissions currently total approximately 9.8 tons per day, consisting of approximately 2.5 tons of lead, 2.0 tons of arsenic, 0.3 tons of zinc and smaller quantities of other metals. Although the main stack is the largest source of gaseous emissions, significant quantities of the same effluents are issued from the numerous smaller stacks, as well as from many non-stack sources.

    LIQUID EFFLUENTS. Doe Run Peru is required to control liquid effluents to meet the MEM's discharge limits and DIGESA's water quality standards. Forty individual discharge sources were identified by the monitoring program of the EVAP as releases from Doe Run Peru to the Yauli and Mantaro Rivers. Liquid effluents contain metals in solution and solids in suspension. Five liquid effluent discharges account for 90% of the total discharge volume from the smelter and refinery facilities. The highest volumetric discharge of the total includes a combination of effluents from the copper-lead slag granulation process and cooling water from the powerhouse.

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    SOLID RESIDUES.  The principal solid residues generated by Doe Run Peru's facility are shown below:

RESIDUE                                                                       ESTIMATED VOLUME
----------------------------------------------------------------------------  -----------------
                                                                              (TONS PER MONTH)
Copper Slag.................................................................         22,000
Lead Slag...................................................................         14,000
Zinc Ferrites...............................................................          2,400
Arsenic Trioxide............................................................            280

    Granulated copper and lead slag is transported across the Mantaro River by aerial tram and stockpiled at Huanchan. Zinc leaching residue, consisting mainly of zinc ferrites, is pumped into ponds in the same area. Arsenic trioxide is transported by rail to the Vado site, where it is stored under water spray for dust suppression.

                                                                   DISTANCE FROM
DEPOSIT                                                            DOE RUN PERU     ESTIMATED SIZE
---------------------------------------------------------------  -----------------  --------------
                                                                      (MILES)           (TONS)
Huanchan copper and lead slag..................................            2.5         11,000,000
Zinc Ferrites..................................................            1.2          1,400,000
Vado arsenic trioxide slag.....................................            5.6            180,000
Malpaso arsenic trioxide slag (historical).....................            8.7            Unknown

    OVERVIEW OF THE ENVIRONMENTAL PROJECTS

    In accordance with the PAMA, Doe Run Peru has included in its capital expenditure plans specific capital projects to accomplish the goals of the PAMA. Excluding the process-related projects which assist in meeting the environmental requirements, Doe Run Peru's major environmental projects include slag handling, industrial wastewater treatment, sulfur dioxide capture and recovery as sulfuric acid, and sewage and garbage management. The total costs of these projects and associated process changes and other environmental control projects are expected to approach $195.0 million over the next nine years starting in 1998.

    SLAG HANDLING AND DISPOSAL. A new mechanical slag handling system will be installed for the 1,100 tons of copper and lead slag per day to either dewater granulated slag and deliver it to the ultimate disposal site or to deliver the hot slag to its ultimate disposal site. The objective of the project is to replace the undersized tramway slag system, which currently loses 30% to 40% of the slag into the Mantaro River, with a system capable of safely delivering all slag to its final disposition site and to minimize any discharge of heavy metals into the river.

    A number of mechanical systems will be evaluated both for continuing granulation and for delivering the material hot. A Trommel dewatering system was outlined in the PAMA. Installation of the dewatering system, when selected, is expected to occur in fiscal 1999. The capital cost for the project is estimated to be $6.0 million. If a new slag site is developed, approximately $3.0 to $5.0 million is expected to be expended in preparing the site.

    ZINC FERRITE DISPOSAL

    Doe Run Peru has the option to continue to use the existing disposal site for three years and then either take ownership of it or develop a new site and pay Centromin $7.2 million for closure costs. It is probable that Doe Run Peru will retain ownership of the disposal site and develop a new disposal site on property currently owned for that purpose. The cost of developing this site is expected to be approximately $3.0 to 5.0 million.

    INDUSTRIAL WASTEWATER TREATMENT. Recycling projects will be implemented to recirculate and reuse wastewater after cooling or intermediate treatment. The water recycling project for slag handling will reduce the 20,000 gallons per minute rate to approximately 3,000 gallons per minute for discharge. An industrial sewer network will be constructed to drain effluent from approximately 35 outfalls to several pumping stations, which, after solids removal, will be treated and discharged to the river. The purpose of this project is to eliminate the untreated discharge of metal bearing wastes into the Mantaro River. This system is different from and more costly than the project set forth in the PAMA. The system will be designed to meet the MEM's discharge limits and DIGESA's water quality standards. However, there can be no assurance that the MEM will approve this project, or that DIGESA will not require additional actions at increased cost.

    The recycling and pre-treatment steps are expected to be installed in fiscal 1999. The collection systems and sedimentation tanks are expected to be installed in fiscal 2000, and the first stage treatment plant is expected to be installed in fiscal 2001. If a second stage treatment is required, it will be deferred for three to four years. The estimated cost of the project is $25.0 million which reflects local labor rates and the deferral of the second stage treatment, which may not prove to be necessary. Addition of the second stage could cost approximately $2.0 million.

    SULFUR DIOXIDE CAPTURE AND LEAD EMISSION REDUCTION. The PAMA provides for process gas from the copper, zinc and lead process circuits to be treated in two sulfuric acids plants for the conversion of sulfur dioxide to sulfur trioxide and the recovery as sulfuric acid, a by-product that Doe Run Peru expects to sell. The objective of this project is to increase the capture of sulfur dioxide from approximately 11% to a minimum of 83%, which is the MEM standard. The second objective is to reduce the sulfur dioxide and metal emissions in the ambient air surrounding the plant to within MEM standards. The acid plants will be installed in fiscal 2005 and 2006. The estimated costs of each of the two plants is approximately $39.0 million.

    The PAMA also provides for replacement of the existing lead circuit with a new technology to assist in insuring at least 83% capture. However, Doe Run Peru does not believe that this process has been adequately demonstrated and likely will seek a change to the PAMA to avoid this process change. Other options are available if needed to meet the sulfur dioxide emission limit, which are estimated to cost in the range of $50.0 to $80.0 million.

    Given the complex terrain and valley configuration of the Doe Run Peru facility, there can be no assurance that the measures contemplated in the PAMA will achieve compliance with the ambient air quality standard for sulfur dioxide or for lead, particularly during inversion conditions. Other actions, such as altering the present main stack configuration and increased efforts to reduce fugitive emissions, may be necessary at significant increased costs to achieve compliance commencing during the later years of or after the nine-year PAMA compliance period.

    SEWAGE/GARBAGE MANAGEMENT. Two conventional sewage treatment systems and collection systems will be installed to service the 3,000 employees of Doe Run Peru living in company housing in La Oroya. A garbage collection system and disposal landfill also will be developed. This project is designed to comply with the PAMA and will improve living conditions in La Oroya. The project is intended to eliminate the discharge of raw sewage and garbage by Doe Run Peru to the Yauli and Mantaro Rivers. Planning and design work will begin in fiscal 1998, and construction will follow in the next two years at an estimated cost of $3.0 million.

    COBRIZA

    With the purchase of the Cobriza mine, Doe Run Mining undertook to meet a five year environmental program that is expected to be completed in May 2002. The main project is to redirect coarse tailings into the mine as backfill. The remaining fine tailings will be contained in a tailings impoundment. The mine water effluent will be clarified and discharged. Domestic sewage will be treated in lagoons. Solid waste must be collected and buried in a landfill.

  PENDING LITIGATION

    All existing litigation of Doe Run Peru at the time of the acquisition of Metaloroya was retained by Centromin. Doe Run Peru is involved in various claims and lawsuits incidental to the ordinary course of its business that are not expected to have a material adverse effect on the business, financial condition and results of operations of Doe Run Peru.

ASARCO MLD ACQUISITION

    On September 1, 1998, Doe Run acquired certain assets relating to the ASARCO MLD, including a primary lead smelter located in Glover, Missouri, the lead mining operations at the Westfork and Sweetwater production shafts located on the Viburnum Trend and associated equipment, licenses, permits and leases, pursuant to the Asset Purchase Agreement, dated July 28, 1998 (the "Asset Purchase Agreement"). The Westfork and Sweetwater production shafts are located adjacent to Doe Run's mining operations. The purchase price for these assets was $54.4 million paid with the net proceeds of the offering of outstanding notes and borrowings under the Doe Run Revolving Credit Facility, plus contingent deferred payments, if any. Such deferred payments are contingent upon prevailing LME lead prices during the five-year period subsequent to the acquisition of the ASARCO MLD. Specifically, Doe Run's obligations under the deferred purchase price arrangement are determined annually and are only due if the annual LME spot lead price exceeds $.285 per pound, with such payments not to exceed $12.5 million in the aggregate.

  ASSETS AND LIABILITIES ASSUMED AND DISPOSED

    Upon closing the acquisition of the ASARCO MLD, Doe Run assumed certain assets, properties and rights of the ASARCO MLD, including the Sweetwater and Westfork mines and the Glover smelter and machinery, equipment, contracts and permits related thereto. Doe Run did not acquire certain excluded assets, such as accounts receivable, as specified in the Asset Purchase Agreement. Doe Run will also expressly assume liabilities of the ASARCO MLD arising out of the conduct of the ASARCO MLD assets acquired on or after the closing date.

  INDEMNIFICATION OF DOE RUN BY ASARCO

    ASARCO will indemnify Doe Run from and against any and all losses and expenses incurred in connection with or arising from (i) any breach by ASARCO of any of its covenants or warranties contained in the Asset Purchase Agreement;
(ii) the inaccuracy of any of ASARCO's representations or warranties contained in the Asset Purchase Agreement; and (iii) any liability specifically retained by ASARCO. Further, Doe Run and ASARCO have agreed upon a mechanism for allocating certain environmental liabilities which may arise in the future. The indemnification obligations of ASARCO (except as such obligations relate to certain specified provisions of the Asset Purchase Agreement) are subject to the following limitations: (a) ASARCO will indemnify Doe Run only to the extent the aggregate amount of loss suffered by Doe Run exceeds $100,000 and (b) the indemnification liability of ASARCO to Doe Run shall not exceed the adjusted purchase price. Except as such obligations relate to certain specified provisions of the Asset Purchase Agreement, the indemnification obligations of ASARCO terminate 24 months after the closing date.

  REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Asset Purchase Agreement contains customary representations and warranties from ASARCO concerning, among other things, the accuracy of all financial information provided to Doe Run in anticipation of the acquisition of the ASARCO MLD, the availability of the transferred assets for use by Doe Run, the legality of the use of the transferred assets, the status of governmental permits, the transferred real property, the assigned leases, the transferred personal property, the transferred intellectual property, the condition of the transferred assets, condemnation, receivables and inventory, employment issues, the status of contracts, environmental matters, the absence of claims or actions pertaining to the ASARCO MLD, insurance, customers and supplies, and the absence of undisclosed liabilities. In addition to the foregoing representations and warranties, the Asset Purchase Agreement contains customary covenants by ASARCO concerning, among other things, access to the purchased assets, notification, securing of consents and approvals of regulatory bodies, securing of consents to transfers of contracts from third parties, actions prior to the closing date, and certain employment matters. Doe Run also makes customary representations, warranties and covenants under the Asset Purchase Agreement.

ENFORCEABILITY OF CIVIL LIABILITIES

    Each of Doe Run Peru, Doe Run Mining, Doe Run Air S.A.C. ("Doe Run Air"), Doe Run Development S.A.C. ("Doe Run Development") and Cobriza is organized under the laws of the Peru. Doe Run Cayman is incorporated under the laws of the Cayman Islands. Certain experts named herein with respect to Doe Run Peru and Doe Run Mining reside outside of the United States, and substantially all of the assets of such persons and of Doe Run Peru and Doe Run Mining are located outside of the United States. As a result, it may not be possible for investors to effect service of process upon such persons or Doe Run Peru, Doe Run Cayman and Doe Run Mining or to enforce against them in the United States, or to realize judgments of courts located outside of the Cayman Islands or Peru predicated upon civil liability provisions of the federal or state securities laws of the United States. The Company believes that there are potential defenses to the enforceability, in original actions in Cayman Islands or Peruvian courts, of liabilities predicated solely on the U.S. federal and state securities laws and as to the enforceability in Cayman Islands or Peruvian courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal and state securities laws.

AVAILABLE INFORMATION

    Doe Run and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to Doe Run, and the Exchange Notes offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents filed as exhibits to the Registration Statement are not necessarily complete and, in each case, are qualified by reference to the copy of the document so filed. The Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material also can be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

    Doe Run intends to furnish to each holder of the Exchange Notes annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Doe Run also will furnish to each holder of the Exchange Notes such other reports as may be required by applicable law.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of the Company:

NAME                                         AGE                                   POSITION
---------------------------------------      ---      ------------------------------------------------------------------
Ira Leon Rennert.......................          64   Chairman and Director of Doe Run, Doe Run Cayman and FPI.

Jeffrey L. Zelms.......................          55   President and Chief Executive Officer of Doe Run and President of
                                                      Doe Run Cayman

Marvin K. Kaiser.......................          57   Vice President and Chief Financial Officer of Doe Run and FPI,
                                                      Vice President of Doe Run Cayman and Finance Manager of Doe Run
                                                      Mining and Doe Run Peru

Richard L. Amistadi....................          54   Vice President--Sales and Marketing of Doe Run

Gary E. Boyer..........................          57   Vice President--Mining of Doe Run

Kenneth R. Buckley.....................          60   Vice President--Primary and Secondary Smelting of Doe Run and
                                                      General Manager of Doe Run Mining, Doe Run Peru and Cobriza

Juan Carlos Huyhua, Ph.D. .............          46   Operations Manager of Doe Run Peru

Jerry L. Pyatt.........................          40   President of FPI

Anthony W. Worcester...................          57   Technical Manager of Doe Run Mining and Doe Run Peru

    IRA LEON RENNERT has been Chairman, Chief Executive Officer and principal shareholder of Doe Run's and the Guarantors' parent company, Renco (including predecessors), since Renco's first acquisition in 1975, Chairman and Director of Doe Run since April 1994, Chairman and Director of Doe Run Cayman since October 1997 and Chairman and Director of FPI since August 1996. Renco holds controlling interests in a number of manufacturing and distribution concerns operating in businesses not competing with Doe Run including, WCI Steel, Inc., Renco Metals, Inc., AM General Corporation and Lodestar Energy, Inc.

    JEFFREY L. ZELMS has served as President and Chief Executive Officer of Doe Run's predecessor and Doe Run since August 1984 and President of Doe Run Cayman since October 1997. Mr. Zelms has over 30 years of experience in the mining industry. Mr. Zelms serves on the boards of directors of BW/ IP International, Inc. and Homestake Mining Company.

    MARVIN K. KAISER has served as Vice President and Chief Financial Officer of Doe Run's predecessor and Doe Run since January 1994 and of FPI since April 1998, Vice President of Doe Run Cayman since October 1997 and Finance Manager of Doe Run Mining and Doe Run Peru since October 1997. From June 1989 to December 1993, Mr. Kaiser was the Chief Financial Officer of AMAX Gold, Inc., a gold producing company. Mr. Kaiser is a Certified Public Accountant.

    RICHARD L. AMISTADI has served as Vice President--Sales and Marketing of Doe Run's predecessor and Doe Run since November 1986. Mr. Amistadi has over twenty years of experience in sales, marketing and product development of lead metal, lead alloys, zinc metal, lead, zinc and copper concentrates and associated by-products.

    GARY E. BOYER has been Vice President--Mining at Doe Run since January 1993. He served as General Manager of mining and smelting operations of Doe Run's predecessor and Doe Run from January 1988 to April 1997. From January 1990 to January 1993, he served as Vice President--Smelting of Doe Run's predecessor.

    KENNETH R. BUCKLEY has served as Vice President--Primary and Secondary Smelting of Doe Run since September 1996, General Manager of Doe Run Mining and Doe Run Peru since October 1997 and General Manager of Cobriza since August 31, 1998. From January 1996 until September 1996, Mr. Buckley was Vice President--Smelting of Doe Run. Mr. Buckley served as General Manager-- Resource Recycling Division of Doe Run's predecessor and Doe Run from September 1988 until January 1996. Mr. Buckley has over 34 years of experience in managing metal milling and smelting operations in five countries.

    JUAN CARLOS HUYHUA, PH.D., has been Operations Manager of Doe Run Peru since October 1997. From January 1995 to June 1997, Dr. Huyhua was Chief Operating Officer of Centromin. Dr. Huyhua has served in various capacities for Centromin since 1978, including as Assistant General Manager-- Metallurgical Operations, General Superintendent--Smelting and Refining Department and Manager-- Metallurgical Operations. Dr. Huyhua received his doctorate in Extractive Metallurgy from the New Mexico Institute of Mining and Technology in 1989.

    JERRY L. PYATT has been President of FPI since October 1, 1998. Mr. Pyatt has served, and will continue to serve, as General Manager of Doe Run's Resource Recycling Division. Mr. Pyatt joined Doe Run in 1991 as a Metallurgical Engineer.

    ANTHONY W. WORCESTER has served as Technical Manager of Doe Run Mining and Doe Run Peru since October 1997. From January 1991 to October 1997, Mr. Worcester was Technical Service Manager at Doe Run's lead smelter for Doe Run and its predecessor. Mr. Worcester has held various other positions with Doe Run's predecessor since 1960.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation of the named executive officers by Doe Run for services rendered to it in all capacities:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                               ANNUAL COMPENSATION(A)     PAYOUTS
                                                                                       -------------
                                                    FISCAL     ----------------------      LTIP          ALL OTHER
NAME AND POSITION                                    YEAR        SALARY      BONUS      PAYOUTS(B)    COMPENSATION(C)
------------------------------------------------  -----------  ----------  ----------  -------------  ---------------
Ira Leon Rennert(d).............................        1997       --          --           --         $   1,200,000
  Chairman of the Board
Jeffrey L. Zelms................................        1997   $  240,000  $  100,000   $   262,068           34,885
  President and Chief Executive Officer
Marvin K. Kaiser................................        1997      156,000      74,000        52,414           22,164
  Chief Financial Officer
Richard L. Amistadi.............................        1997      163,248      60,000        78,620           23,197
  Vice President--Sales and Marketing
Gary E. Boyer...................................        1997      135,216      60,000        52,414            5,492
  Vice President--Mining
Kenneth R. Buckley..............................        1997      142,132      60,000        26,207           21,657
  Vice President--Primary and Secondary Smelting

------------------------

(a) Value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus per named executive officer.

(b) The amounts shown as "LTIP Payouts" in the table for each named executive officer represent contractual payments under such officer's net worth appreciation agreements. See "--Net Worth Appreciation Agreements."

(c) The amounts shown as "All Other Compensation" in the table for each named executive officer, except Mr. Rennert, represent payments to Messrs. Zelms, Kaiser, Amistadi, Boyer and Buckley under the Profit Sharing Program of $2,688, $1,747, $1,828, $2,028 and $1,592, respectively, and under the gainsharing plan of $31,416, $20,420, $21,369, $3,464 and $20,065, respectively, and $781 of life insurance premiums for Mr. Zelms. See "Business--The Company's Domestic Operations-- Benefit Plans--Profit Sharing Program" and "--Gainsharing Plan."

(d) Mr. Rennert receives no compensation directly from Doe Run. He is Chairman of the Board and the principal stockholder of Renco which receives a management fee from Doe Run pursuant to the Management Consultant Agreement (as defined). The amount shown as all other compensation to Mr. Rennert are the management fees paid by Doe Run to Renco for fiscal 1997. See "Certain Transactions--Transactions with Renco and its Affiliates."

  NET WORTH APPRECIATION AGREEMENTS

    The named executive officers (with the exception of Mr. Rennert) and six other employees of Doe Run are each parties to net worth appreciation agreements with Doe Run, pursuant to which, upon termination of each person's employment with Doe Run, he is entitled to receive a fixed percentage of the increase in the net worth of Doe Run, as defined, from a base date until the end of the fiscal quarter preceding the date of his termination. Such amount is payable without interest in 40 equal quarterly installments, commencing three months after the termination of each person's employment, and at three month intervals thereafter. It is anticipated that certain key employees of Doe Run Peru will enter into net worth appreciation agreements with Doe Run Peru comparable to Doe Run's net worth appreciation agreements.

    The following table summarizes the net worth appreciation agreements now held by the named executive officers and the amounts earned thereunder.

                                                                                      ACCUMULATED
                                                                                         AS OF
                                                       NET WORTH                      OCTOBER 31,
                                                     PERCENTAGE(A)     BASE DATE        1997(B)
                                                   -----------------  -----------  -----------------

Jeffrey L. Zelms.................................         5.0   %         4/7/94      $   333,700

Marvin K. Kaiser.................................         1.0             4/7/94           66,740

Richard L. Amistadi..............................         1.5             4/7/94          100,110

Gary E. Boyer....................................         1.0             4/7/94           66,740

Kenneth R. Buckley...............................         0.5             4/7/94           33,370

------------------------

(a) Vested for each participant as to 80% as of March 31, 1998 and vesting for an additional 20% on March 31, 1999, provided that the respective participant remains in the employ of Doe Run until such date.

(b) Represents the gross aggregate amount that each participant is entitled to receive as of October 31, 1997, subject to the vesting terms of the applicable agreement.

    The net worth appreciation agreements also provide that, in the event of payment of a dividend or a sale of Doe Run, the active participants will be entitled to receive a percentage of the dividend or the net proceeds of the sale equal to their maximum percentages under the agreements. Upon consummation of the Transactions, approximately $264,000 was paid to Messrs. Zelms, Kaiser, Amistadi, Buckley, Boyer and other employees of Doe Run, pursuant to the net worth appreciation agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Doe Run, Doe Run Cayman, Doe Run Mining and Doe Run Peru have no compensation committee. The compensation for the executive officers is fixed by negotiations between such executive officers and Mr. Rennert on behalf of Renco.

EMPLOYMENT AGREEMENTS

    The named executive officers are parties to employment agreements with Doe Run. Set forth below is a brief description of each such agreement.

    JEFFREY L. ZELMS entered into an Employment Agreement with Doe Run effective as of April 7, 1994, with an initial term continuing until October 31, 1999 and automatically renewable thereafter for additional one-year terms. Pursuant to the terms of his agreement, Mr. Zelms's compensation is composed of (a) a base annual salary, (b) a year-end bonus of not less than $50,000 nor more than $100,000 as may be determined by Doe Run in its sole discretion and (c) such additional amounts, if any, as the Board of Directors may determine from time to time in its discretion.

    MARVIN K. KAISER entered into an Employment Agreement with Doe Run effective as of April 7, 1994, with an initial term continuing until October 31, 1999 and automatically renewable thereafter for additional one-year terms. Pursuant to the terms of his agreement, Mr. Kaiser's compensation is composed of (a) a base annual salary, (b) a year-end bonus of not less than $30,000 nor more than $60,000 as may be determined by Doe Run in its sole discretion and (c) such additional amounts, if any, as the Board of Directors may determine from time to time in its discretion.

    RICHARD L. AMISTADI entered into an Employment Agreement with Doe Run effective as of April 7, 1994, with an initial term continuing until October 31, 1999 and automatically renewable thereafter for additional one-year terms. Pursuant to the terms of his agreement, Mr. Amistadi's compensation is composed of (a) a base annual salary, (b) a year-end bonus of not less than $30,000 nor more than $60,000 as may be determined by Doe Run in its sole discretion and (c) such additional amounts, if any, as the Board of Directors may determine from time to time in its discretion.

    GARY E. BOYER entered into an Employment Agreement with Doe Run effective as of April 7, 1994, with an initial term continuing until October 31, 1999 and automatically renewable thereafter for additional one-year terms. Pursuant to the terms of his agreement, Mr. Boyer's compensation is composed of (a) a base annual salary, (b) a year-end bonus of not less than $30,000 nor more than $60,000 as may be determined by Doe Run in its sole discretion and (c) such additional amounts, if any, as the Board of Directors may determine from time to time in its discretion.

    KENNETH R. BUCKLEY entered into an Employment Agreement with Doe Run effective as of January 1, 1996 (replacing a prior agreement), with an initial term continuing until December 31, 2000, and automatically renewable thereafter for additional one-year terms. Pursuant to the terms of his agreement, Mr. Buckley's compensation is composed of (a) a base annual salary, (b) a year-end bonus of not less than $30,000 nor more than $60,000 as may be determined by Doe Run in its sole discretion and (c) such additional amounts, if any, as the Board of Directors may determine from time to time in its discretion.

    Each of the above described employment agreements requires that, during the term of their employment, each of the above executive officers not, directly or indirectly, engage in any aspect of the business of lead mining, milling, recycling or sale within the continental United States as an officer, director, partner, proprietor, investor, associate, employee or consultant except with Doe Run. In addition, each of the above executive officers has agreed to maintain the confidentiality of information obtained during employment with Doe Run.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of the date hereof with respect to beneficial ownership of Doe Run's common stock by each beneficial owner of 5% or more of the common stock, each director and each named executive officer of Doe Run during the last fiscal year, and by all directors and executive officers of Doe Run as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares or interests, as applicable, shown as beneficially owned by them.

                                                                                                NUMBER OF
NAME                                                                                             SHARES       PERCENT
---------------------------------------------------------------------------------------------  -----------  -----------
The Renco Group, Inc.(a)(b)..................................................................       1,000        100.0%
DR Acquisition Corp.(a)......................................................................       1,000        100.0
Ira Leon Rennert(a)(c).......................................................................       1,000        100.0
Jeffrey L. Zelms.............................................................................      --           --
Marvin K. Kaiser.............................................................................      --           --
Richard L. Amistadi..........................................................................      --           --
Gary E. Boyer................................................................................      --           --
Kenneth R. Buckley...........................................................................      --           --
All directors and executive officers of Doe Run as a group (7 persons).......................       1,000        100.0

------------------------

(a) The address of this beneficial owner is c/o The Renco Group, Inc., 30 Rockefeller Plaza, Suite 4225, New York, New York 10112.

(b) Renco is deemed to beneficially own the shares owned by DRA due to Renco's ownership of all of the outstanding capital stock of DRA.

(c) Mr. Rennert is deemed to beneficially own the interests and shares owned by Renco due to the ownership trusts established by him (but of which he is not a trustee) for himself and members of his family of a total of 97.9% of the outstanding common stock of Renco.

    By virtue of Renco's indirect ownership of 100.0% of the outstanding common stock of Doe Run, and Mr. Rennert's ownership of a majority of the stock of Renco, Mr. Rennert is in position to control actions that require the consent of a majority of the holders of equity interests in Doe Run and its subsidiaries.

    The 2,500 shares of preferred stock of Doe Run, all of which were held by Renco, were redeemed as part of the Transactions.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH RENCO AND ITS AFFILIATES

    Under a management consultant agreement, dated as of April 7, 1994, as amended (the "Management Consultant Agreement"), between Renco and Doe Run, Doe Run pays an annual fee of $2.4 million to Renco. The Management Consultant Agreement provides that Doe Run shall not make any payment thereunder which would violate any of its agreements with respect to any of its outstanding indebtedness. The Management Consultant Agreement extends to October 31, 2000 and thereafter shall continue for additional terms of three years each unless sooner terminated by either party by giving six months prior written notice. In the year ended October 31, 1997, Doe Run paid management fees to Renco in the amount of $1.2 million. The Company believes that the cost of obtaining the type and quality of services rendered by Renco under the Management Consultant Agreement was, and continues to be, no less favorable than that at which the Company could obtain such services from unaffiliated entities.

    To obtain the advantages of volume, Renco purchases certain insurance coverages for its subsidiaries, including Doe Run and Doe Run Peru, and the cost of such insurance, without markup, is reimbursed by the covered subsidiaries. Currently, the major areas of insurance coverage obtained under the Renco programs for Doe Run are property, business interruption and fidelity and for Doe Run Peru are foreign general liability and fidelity, and the premiums for property, business interruption, fidelity and foreign general liability (as applicable) are allocated by Renco to its covered subsidiaries, substantially as indicated in the underlying policies. Renco also purchases and administers certain insurance policies exclusively for Doe Run, including fiduciary, general and product liability, workers' compensation, political risk, automobile liability, and casualty umbrella, and for Doe Run Peru, including property, business interruption, general and product liability, workers' compensation, automobile liability and casualty umbrella. The cost of such insurance, without markup, is reimbursed by Doe Run and Doe Run Peru (as applicable) as incurred. The total insurance cost under the Renco insurance programs incurred in fiscal 1997 by Doe Run was approximately $2.5 million and by Doe Run Peru was DE MINIMIS. Doe Run and Doe Run Peru believe that their insurance costs were less than they would have incurred if they had obtained their respective insurance directly.

    Pursuant to a tax sharing agreement between Doe Run and Renco, Doe Run pays to Renco an amount equal to the amount Doe Run would have been required to pay for taxes on a stand-alone basis to the Internal Revenue Service and the applicable state taxing authority, as the case may be, except that Doe Run will not have the benefit of any of its tax loss carryforwards unless such tax losses were a result of timing differences between Doe Run's accounting for tax and financial reporting purposes. This agreement also provides that transactions between Doe Run and Renco and its other subsidiaries are accounted for on a cash basis and not on an accrual basis.

    Beginning in fiscal 1998, Doe Run sold, and may from time to time in the future sell, zinc and other alloys to WCI Steel, Inc., an indirect subsidiary of Renco. Doe Run believes that such sales were on an arm's length basis at a price no less favorable than that at which Doe Run could have sold to unaffiliated entities.

    Upon consummation of the Existing Notes Offering, Doe Run paid a transaction fee of $2.3 million to Renco.

INTERCOMPANY TRANSACTIONS

    Doe Run Peru pays a sales agency commission to Doe Run Mining pursuant to a sales agency contract, dated as of March 9, 1998, by and between Doe Run Peru and Doe Run Mining. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run Mining acts as the sales agent for Doe Run Peru with respect to all sales of Doe Run Peru's products within Peru and receives a commission of 3% of such sales.

    Doe Run Peru pays a sales agency commission to Doe Run pursuant to an international sales agency and hedging services contract, dated as of March 9, 1998, by and between Doe Run Peru and Doe Run. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run acts as the sales agent for Doe Run Peru with respect to all sales of Doe Run Peru's products outside of Peru and receives a commission of 3% of such sales.

    Doe Run Peru pays a fee to Doe Run Mining pursuant to a technical, managerial and professional services agreement, dated as of March 9, 1998, by and between Doe Run Peru and Doe Run Mining. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run Mining provides technical, managerial and professional services to Doe Run Peru with respect to its day-to-day operations and the capital investment program. As its technical, managerial and professional services fee, Doe Run Mining receives 2% of Doe Run Peru's cash operating expenses (excluding the sales agency commissions to Doe Run and Doe Run Mining) and 10% of Doe Run Peru's capital expenditures.

    Doe Run Mining pays a fee to Doe Run pursuant to a United States services agreement, dated as of March 9, 1998, by and between Doe Run Mining and Doe Run. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run provides professional services with respect to U.S. related matters and receives an annual fee of between $4.0 and $5.0 million.

    Doe Run Mining pays a fee to Doe Run pursuant to a technical, managerial and professional services agreement, dated as of March 9, 1998, by and between Doe Run Mining and Doe Run. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run provides technical, managerial and professional assistance with respect to all aspects to Doe Run Peru's operations for an annual fee of $500,000.

    Doe Run Mining pays a fee to Doe Run pursuant to a Peruvian professional services agreement, dated as of March 9, 1998, by and between Doe Run Mining and Doe Run. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run provides all technical, managerial and professional services within and partially outside of Peru that Doe Run Mining will provide to Doe Run Peru in their agreement, and Doe Run receives an annual fee of $350,000.

    Doe Run Mining pays a fee to Doe Run pursuant to a technology assistance agreement, dated as of March 9, 1998, by and between Doe Run Mining and Doe Run. The initial term is for a period of two years, automatically renewable for additional one-year terms. Under this agreement, Doe Run provides technology assistance for an annual fee of $250,000.

    Doe Run and Doe Run Peru have negotiated a fee of approximately $5.5 million payable to Doe Run for management services provided by Doe Run for the period October 23, 1997 through March 8, 1998.

                   DESCRIPTION OF REVOLVING CREDIT FACILITIES

    The following descriptions of the Doe Run Revolving Credit Facility and the Doe Run Peru Revolving Credit Facility do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the respective credit agreements relating to the Doe Run Revolving Credit Facility and the Doe Run Peru Revolving Credit Facility, copies of which are filed as exhibits to the Registration Statement. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the revolving credit facilities.

DOE RUN REVOLVING CREDIT FACILITY

  GENERAL

    The $100.0 million Doe Run Revolving Credit Facility is provided pursuant to a Loan and Security Agreement, dated March 12, 1998, as amended, by and among Doe Run, FPI and Congress Financial Corporation ("Congress"). As of September 30, 1998, $31.8 million (exclusive of outstanding letters of credit) was outstanding under the Doe Run Revolving Credit Facility. Under the Doe Run Revolving Credit Facility, Congress will, in its discretion, lend on a revolving basis to Doe Run and/or FPI up to the sum of (a) 85% of the Net Amount of Eligible Accounts plus (b) 60% of the Value of Eligible Inventory (but not more than a loan value of $50.0 million) and (c) 25% of the Value of Eligible Stores Inventory of Doe Run (but not more than a loan value of $2.5 million). Collections from accounts are applied to reduce the loan balance, which may be reborrowed up to the aforesaid limits. Congress may extend up to $10.0 million of letter of credit accommodations within the limits set forth above.

  INTEREST

    Interest on the loan balance is payable monthly at the prime rate plus 0.75% per annum. The interest rate on September 30, 1998 was 9.25%. In the event of a default under the Doe Run Revolving Credit Facility, the interest rate will be 2.75% per annum in excess of such prime rate.

  SECURITY

    As security for the indebtedness under the Doe Run Revolving Credit Facility, Doe Run and FPI have granted to Congress a first security interest in
(a) all accounts, (b) certain general intangibles, (c) inventory, (d) all present and future books and records relating to the foregoing and (e) all products and proceeds of the foregoing.

  TERM

    The Doe Run Revolving Credit Facility has a three-year term and beginning on March 2001, can be renewed from year to year thereafter, PROVIDED that the agreement may be terminated by any party as of March 2001 or any subsequent anniversary date on 60 days advance written notice.

  CERTAIN COVENANTS

    In addition to customary covenants, the Doe Run Revolving Credit Facility requires that Doe Run and FPI be subject to certain covenants, including, without limitation, a restriction on the incurrence of additional indebtedness, a restriction on the creation of additional liens, compliance with certain financial covenants, certain restrictions on dividends, loans and investments, restrictions on mergers and sales of assets and certain restrictions on capital expenditures. If Doe Run or FPI were to fail to comply with the covenants contained in the Doe Run Revolving Credit Facility and such noncompliance were not cured within the applicable cure period, if any, such noncompliance would constitute an event of default that could, among other things, result in the termination of the Doe Run Revolving Credit

Facility and/or the acceleration of all amounts due thereunder. See "--Events of Default." In connection with the offering of Old Notes and the acquisition of the ASARCO MLD, Doe Run, FPI and Congress entered into Amendment No. 1 to Loan and Security Agreement (i) to include the acquired ASARCO MLD assets in Eligible Inventory as of the date of the consummation of the acquisition and (ii) to permit the incurrence of indebtedness represented by the Old Notes.

  EVENTS OF DEFAULT

    The Doe Run Revolving Credit Facility contains certain events of default, including, without limitation, the following: (i) the failure of Doe Run or FPI to pay any of its obligations under the Doe Run Revolving Credit Facility within three days after the due date; (ii) certain defaults by Doe Run or FPI under various other indebtedness, in each case after any applicable grace period;
(iii) any default by Doe Run or FPI in the performance or observance of the conditions and covenants of the Doe Run Revolving Credit Facility or related agreements, beyond any applicable cure period; (iv) any representation or warranty made by Doe Run or FPI to Congress under the Doe Run Revolving Credit Facility proved to be false in any material respect; (v) certain judgments against Doe Run or FPI; (vi) certain events of bankruptcy or insolvency of Doe Run or FPI; or (vii) the occurrence of (a) any sale of all or substantially all of the assets of Renco, Doe Run or FPI, (b) approval by shareholders of any liquidation or dissolution of Renco, Doe Run or FPI, (c) Renco or DRA ceasing to own 100% of the capital stock of Doe Run, (d) Renco ceasing to own 100% of the capital stock of DRA, (e) Doe Run ceasing to own 100% of the capital stock of FPI or (f) Ira Leon Rennert and his affiliates ceasing to own at least 90% of Renco.

DOE RUN PERU REVOLVING CREDIT FACILITY

  GENERAL

    Under the Doe Run Peru Revolving Credit Facility, the revolving credit lender will, in its discretion, lend and relend to Doe Run Peru up to not more than $40,000,000. The loans shall not exceed the sum of (a) 85% of eligible sales accounts plus (b) 70% of the eligible inventory accounts of purchased concentrates plus (c) 30% of the eligible inventory accounts of raw materials and products in process plus (d) 80% of the eligible inventory accounts of final products. Doe Run Peru's collections from accounts are applied to reduce the loan balance, which may be reborrowed up to the aforesaid limits. The revolving credit lender may extend loans or letters of credit. The amount of individual loans must be $1,000,000 or more.

  INTEREST

    Interest on Doe Run Peru's loan balance is payable at LIBOR (1-month, 3-month or 6-month, depending on the length of the loan) plus 1.5% per annum for the first year of the term of the facility. The interest rate on September 30, 1998 was 6.85%. In the event of a nonpayment of any part of the principal or interest owed under the Doe Run Peru Revolving Credit Facility, Doe Run Peru would pay additional interest of 3% per annum. After the first year of the term of the loan and the end of each subsequent term, the revolving credit lender, in its sole discretion, can review the interest rate with 30 days notice to Doe Run Peru.

  SECURITY

    As security for the indebtedness of Doe Run Peru to the revolving credit lender, Doe Run Peru has granted a security interest in certain sales collection accounts and in certain concentrates, raw materials, products in process and end products. Pursuant to a concentration collection agreement, Doe Run Peru has agreed to maintain, irrevocably and unconditionally, two accounts, one in New York, New York and one in Lima, Peru containing the proceeds of present and future sales operations, as well as the collections generated from them. Customers of Doe Run Peru are to deposit their payments directly into these collection accounts. Pursuant to an ore collateral contract, Doe Run Peru has granted a first priority interest to the revolving credit lender in Doe Run Peru's concentrates, raw materials, products in process and end products, in whatever state.

  TERM

    The Doe Run Peru Revolving Credit Facility has a maximum term of four years. The revolving credit lender may, in its sole discretion, at the end of the first year or any subsequent year, extend the maximum term of the facility. Doe Run Peru is to pay the revolving credit lender an annual agency fee and an annual commitment fee under the Doe Run Peru Revolving Credit Facility.

  CERTAIN COVENANTS

    In addition, the Doe Run Peru Revolving Credit Facility requires that Doe Run Peru be subject to certain covenants, including, without limitation, compliance with financial reporting requirements, abstaining from selling, leasing, transferring or assigning the use of fixed assets without written approval from the revolving credit lender, abstaining from selling or transferring all or substantially all of any part of Doe Run Peru's assets without the written approval from the revolving credit lender, abstaining from assuming, creating or incurring additional indebtedness without the written approval of the revolving credit lender, restrictions on liens unless they are required by the concentration account agreement or the ore collateral contract or by a governmental body or authority, and abstaining from paying dividends if Doe Run Peru is in default under the Doe Run Peru Revolving Credit Facility. If Doe Run Peru were to fail to comply with the covenants in the Doe Run Peru Revolving Credit Facility and such noncompliance were not cured within the applicable cure period, if any, such noncompliance would constitute an event of default that could, among other things, result in the termination of the Doe Run Peru Revolving Credit Facility and/or the acceleration of all amounts due thereunder. See "--Events of Default." In connection with the offering of Old Notes, Doe Run Peru obtained written approval of the incurrence of indebtedness represented by the Old Notes.

  EVENTS OF DEFAULT

    The Doe Run Peru Revolving Credit Facility contains certain events of default, including, without limitation, the following: (i) the failure of Doe Run Peru to pay any of its obligations to the lender when due; (ii) the falsity of any representation or warranty; (iii) any default by Doe Run in the performance or observance of its obligations under Doe Run Peru Revolving Credit Facility; (iv) certain events of bankruptcy or insolvency of Doe Run; (v) the invalidity of the concentration account agreement or the ore collateral contract; (vi) the failure of Doe Run to own directly or indirectly 66.66% of the shares of Doe Run Peru; (vii) the expropriation by the Peruvian government of any rights of the revolving credit lender in Doe Run Peru or of the ownership or control of Doe Run Peru; and (viii) the occurrence of acts of war, revolution, insurrection or terrorism in Peru that has a material adverse effect on Doe Run Peru's capacity to comply with its obligations under the Doe Run Peru Revolving Credit Facility.

                      DESCRIPTION OF THE MARCH 1998 NOTES

    The March 1998 Notes were issued under an indenture, dated as of March 12, 1998 (the "March 1998 Indenture"), as supplemented, among Doe Run, the Guarantors and State Street Bank and Trust Company, as trustee. The provisions of the March 1998 Indenture are substantially similar to the provisions of the Indenture governing the Old Notes and the Exchange Notes with the exception that the March 1998 Notes are unsecured. See "Description of the Notes."

    The 11 1/4% Senior Notes due 2005 (the "March 1998 Fixed Rate Notes") mature on March 15, 2005, and the Floating Interest Rate Senior Notes due 2003 (the "March 1998 Floating Rate Notes") mature on March 15, 2003. The March 1998 Notes and the guarantees thereof are general unsecured obligations of Doe Run and the Guarantors, respectively.

    Interest on the March 1998 Fixed Rate Notes accrues at the rate of 11 1/4% per annum. Interest on the March 1998 Floating Rate Notes accrues interest at a rate per annum, reset semi-annually, equal to LIBOR (as defined in the March 1998 Indenture) plus 6.29%.

    The redemption provisions applicable to the March 1998 Fixed Rate Notes are substantially similar to those applicable to the Old Notes and the Exchange Notes. The March 1998 Floating Rate Notes are subject to redemption in whole or in part at any time at a redemption price equal to 104% of the aggregate principal amount thereof through March 14, 1998 and declining annually by 1% to 100% on or after March 15, 2002.

                            DESCRIPTION OF THE NOTES

    The Old Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of September 1, 1998 (the "Indenture"), among Doe Run, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." The Old Notes and Exchange Notes are collectively referred to as the "Notes."

GENERAL

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of Doe Run in New York City maintained for such purposes (which initially is the Trustee or its agent); PROVIDED that payment of interest may be made at the option of Doe Run by check mailed to the registered holders of the Notes (the "Holders") at their registered addresses. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

INTEREST

    Interest on the Notes will be payable semi-annually in cash on each March 15 and September 15 (each an "Interest Payment Date") commencing on September 15, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include September 1, 1998 and end on and include September 14, 1998. Interest is payable to the persons who are registered Holders at the close of business on the March 1 and September 1 immediately preceding the applicable Interest Payment Date.

    Interest on the Notes will accrue at the rate of 11 1/4% per annum. Interest on the Notes will be computed on the basis of a 360 day year composed of twelve 30 day months. Commencing on December 1, 1998, the interest rate on the aggregate principal amount of the Notes shall increase by 1.0% per annum for each 90-day period that the Notes are not secured by the assets described below under "--Security"; PROVIDED that the interest rate on the the Notes shall in no event exceed 18 1/4% per annum and upon the date that the Notes are so secured, such additional interest shall cease to accrue.

OPTIONAL REDEMPTION

    The Notes will be subject to redemption, in whole or in part, at the option of Doe Run, at any time on or after March 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the twelve month period beginning on March 15 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................     105.625%
2003..............................................................................     102.813%
2004 and thereafter...............................................................     100.000%

  OPTIONAL REDEMPTION UPON EQUITY OFFERINGS

    In addition, at any time prior to March 15, 2001, Doe Run may redeem up to 35% of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 111.25% plus accrued interest to the redemption date; PROVIDED that at least 65% of the Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, Doe Run shall make such redemption not more than 120 days after the consummation of any such Equity Offering. "Equity Offering" means an offering of Qualified Capital Stock of Doe Run (other than to any Subsidiary of Doe Run).

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or quotation system, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange or quotation system, on a proportionate basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that (i) no Notes of a principal amount of $1,000 or less shall be redeemed in part and (ii) a redemption of Notes with the net cash proceeds of an Equity Offering shall be made on a proportionate basis unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

GUARANTEES

    Doe Run's obligations under the Notes are guaranteed in the manner described below by the following Subsidiaries of Doe Run, FPI, Doe Run Cayman, Doe Run Mining and Doe Run Peru and its subsidiaries, and, in the future, may be guaranteed by certain of Doe Run's Restricted Subsidiaries. See "--Certain Covenants--Future Guarantees." The only existing Subsidiary of Doe Run that is not a Guarantor is DR Exploration. The laws of South Africa, DR Exploration's jurisdiction of organization, may not permit DR Exploration to be a Guarantor.

    Each Guarantor fully and unconditionally guarantees, on a senior basis (except as described below under "--Ranking" with respect to the Guarantee of Doe Run Peru), jointly and severally, to each Holder and the Trustee, the full and prompt performance of Doe Run's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, in the case of domestic Guarantors, or any applicable foreign law, in the case of foreign Guarantors. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a proportionate amount, based on the net assets of each Guarantor determined in accordance with GAAP.

    Each Guarantor may consolidate with or merge into or sell its assets to Doe Run or to another Guarantor that is a Wholly-Owned Restricted Subsidiary without limitation, or with other persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets." In the event that either all of the Capital Stock of a Guarantor is sold by Doe Run or one of the Restricted Subsidiaries (whether by merger, stock purchase or otherwise) or all or substantially all of the assets of a Guarantor are sold by such Guarantor and such sale complies with the provisions set forth in "--Certain Covenants--Limitation on Sale of Assets" and "--Change of Control" and any other applicable provisions in the Indenture, the Guarantor's Guarantee will be released.

RANKING

    Except to the extent of any assets securing the Notes (see "--Security"), the Notes will rank equally in right of payment with the Existing Notes. Except as described below with respect to the Guarantee of Doe Run Peru, the indebtedness of Doe Run and the Guarantors evidenced by the Notes and the Guarantees rank senior in right of payment to all future unsecured senior subordinated and subordinated indebtedness of Doe Run and the Guarantors, respectively, and equally in right of payment with all other existing and future unsubordinated indebtedness of Doe Run and the Guarantors. However, holders of other secured indebtedness of Doe Run and secured indebtedness of the Guarantors will have claims that effectively rank prior to those of the Holders with respect to the assets securing such indebtedness. As of September 30, 1998, on a consolidated basis, the Company had approximately $477.7 million of indebtedness outstanding (excluding the original issue discount recorded on the Notes, the back-to-back loan of $125.0 million and aggregate unused commitments of $73.5 million under the revolving credit facilities), and none of the Company's indebtedness was subordinated to the Notes or the March 1998 Notes.

    Notwithstanding the foregoing, the indebtedness of Doe Run Peru evidenced by its Guarantee will be contractually subordinated to the indebtedness under the Peruvian Revolving Credit Facility. In addition, except as described in the preceding sentence, the indebtedness of Doe Run Mining and Doe Run Peru evidenced by their Guarantee rank senior in right of payment to all future unsecured indebtedness of Doe Run Mining and Doe Run Peru, respectively, subject to statutorily preferred exceptions and statutorily mandated priorities based on the date of issuance with respect to payment of obligations under applicable Peruvian law.

SECURITY

    Pursuant to the Security Documents, Doe Run is expected to assign and pledge as collateral to the Trustee for the benefit of the Trustee and the Holders of the Notes a security interest in substantially all of the existing property, plant and equipment of the ASARCO MLD to be acquired by Doe Run (other than inventory, accounts receivable, or other current assets and intangibles of the ASARCO MLD) by November 30, 1998. Other than such fixed assets of the ASARCO MLD, no existing or future assets of Doe Run and its Subsidiaries will be pledged to secure the Notes. As of the date of issuance of the Notes, the Notes will be unsecured. If the Notes are not secured by November 30, 1998, the interest rate will increase. See "--Interest."

    No appraisals of any of the Collateral have been prepared in connection with the offering of Old Notes. The net book value of the Collateral as of June 30, 1998 was approximately $61.8 million. There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy payments due on the Notes. See "Risk Factors--Security." In addition, the ability of the Holders of Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Bankruptcy Limitations" below.

    Doe Run will be permitted to transfer all or a portion of the Collateral to one or more of its Wholly-Owned Restricted Subsidiaries; PROVIDED that any such Wholly-Owned Restricted Subsidiary executes a senior guarantee (secured by the Collateral transferred) of Doe Run's obligations under the Notes and the Indenture. See "--Certain Covenants--Future Guarantees."

    The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "--Release of Collateral." As described under "--Certain Covenants--Limitation on Sale of Assets", the Net Cash Proceeds of such Asset Sales may be required to be utilized to make an offer to purchase Notes. To the extent an offer to purchase Notes is not subscribed to by Holders thereof on the basis described under "--Certain Covenants--Limitation on Sale of Assets," the unutilized Net Cash Proceeds may be retained by Doe Run, free of the lien of the Indenture and the Security Documents.

    Pursuant to the Security Documents, Doe Run will assign and pledge to the Trustee, for its benefit and the benefit of the Holders of the Notes, each of the following assets: (a) all machinery and equipment acquired in the acquisition of the ASARCO MLD (together with all improvements and additions thereto and replacements thereof); (b) the instruments deposited or required to be deposited in the Collateral Account upon the sale or other disposition of Collateral; (c) all real property acquired in the acquisition of the ASARCO MLD Acquisition (together with all additions, improvements and accessions thereto) (the "Real Property Collateral"); and (d) all proceeds and products of any and all of the foregoing.

    The personal property Collateral will be pledged pursuant to a security agreement between Doe Run and the Trustee (the "Security Agreement") and the Real Property Collateral will be pledged pursuant to mortgages (the "Mortgages").

    If an Event of Default occurs under the Indenture and a declaration of acceleration of the Notes occurs as a result thereof, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay the principal, premium, if any, and interest on the Notes.

    Dispositions of Real Property Collateral may be subject to delay pursuant to an intercreditor agreement to be entered into with the lenders under the U.S. Revolving Credit Facility. Such intercreditor agreement will provide that the Trustee will provide access to and use of the real property and, under certain circumstances, may delay liquidation of the real property for a period of time to permit the agent for the lenders under the U.S. Revolving Credit Facility to conduct an orderly liquidation of inventory located on the real property (including, without limitation, the processing of work in process).

    Real property pledged as security to a lender may be subject to known and unforeseen environmental risks. Under CERCLA, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous substances at or from a mortgaged property. There may be similar risks under various state laws and common law theories. Lender liability may be imposed where the lender actually participates in the management or operational affairs of the mortgaged property with certain exceptions.

    Under the Indenture, the Trustee may, prior to taking certain actions, request that Holders of Notes provide an indemnification against its costs, expenses and liabilities. It is possible that CERCLA (or analogous) cleanup costs could become a liability of the Trustee and cause a loss to any Holders of Notes that provided an indemnification. In addition, such Holders may act directly rather than through the Trustee, in specified circumstances, in order to pursue a remedy under the Indenture. If Holders of Notes exercise that right, they could, under certain circumstances, be subject to the risks of environmental liability discussed above.

CERTAIN BANKRUPTCY LIMITATIONS

    The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against Doe Run prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee is

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prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

CERTAIN COVENANTS

    The Indenture contains, among others, the covenants discussed below. If Doe Run or the Guarantors were to fail to comply with the covenants contained in the Indenture and such noncompliance were not cured within the applicable cure period, if any, such noncompliance would constitute an Event of Default that could, among other things, result in the acceleration of all amounts due under the Notes. See "--Events of Default."

  LIMITATION ON INDEBTEDNESS

    (a) Doe Run will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED that Doe Run and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if: (A) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence, and (B) after giving effect to such proposed incurrence, the Consolidated Fixed Charge Coverage Ratio of Doe Run is at least equal to 2.25 to 1.0. Notwithstanding the foregoing, a Restricted Subsidiary that is not a Guarantor may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by Doe Run and the Guarantors pursuant to the proviso in the immediately preceding sentence.

    (b) Doe Run and the Guarantors shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of Doe Run or such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Doe Run or such Guarantor.

  LIMITATION ON RESTRICTED PAYMENTS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, after the Issue Date (a) declare or pay any dividend or make any distribution on Doe Run's Capital Stock or make any payment to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of Doe Run), (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Doe Run or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) purchase, redeem, prepay, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of Doe Run or any of the Guarantors that is expressly subordinate in right of

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payment to the Notes or the Guarantee of such Guarantor, as the case may be, or
(d) make any Investment (excluding any Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the Fair Market Value of such property proposed to be transferred by Doe Run or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment) shall exceed the sum of:

        (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Doe Run earned subsequent to March 12, 1998 and prior to the date the Restricted Payment occurs (treating such period as a single accounting period);

        (x) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by Doe Run from any person (other than a Subsidiary of Doe Run) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Doe Run (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Doe Run or any Subsidiary of Doe Run, until and to the extent such borrowing is repaid and (C) any net proceeds from any Equity Offering which are used to redeem the Notes pursuant to, and in accordance with, the provisions described under the caption "--Optional Redemption--Optional Redemption upon Equity Offerings" above);

        (y) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by Doe Run from any person (other than a Subsidiary of Doe Run) from the issuance and sale of Disqualified Capital Stock and/or Indebtedness, in each case that has been converted into or exchanged for Qualified Capital Stock of Doe Run after the Issue Date; and

        (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by Doe Run or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of Doe Run) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary; PROVIDED, HOWEVER, that the sum of clauses (1),(2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

    The foregoing provisions shall not prohibit:

        (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

        (2) the acquisition of Capital Stock of Doe Run or Indebtedness of Doe Run or any Guarantor either (i) solely in exchange for shares of Qualified Capital Stock of Doe Run or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Doe
    Run) of shares of Qualified Capital Stock of Doe Run;

        (3) the acquisition of Indebtedness of Doe Run or any Guarantor that is expressly subordinate in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for Indebtedness of Doe Run or such Guarantor which is expressly subordinate in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Notes or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being exchanged or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Doe Run) of Indebtedness of Doe Run or such Guarantor which is expressly subordinate in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, at least to the

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    extent that the Indebtedness being acquired is subordinated to the Notes or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being refinanced;

        (4) the making of payments by Doe Run or any of the Restricted Subsidiaries to DRA or Renco (A) no earlier than ten days prior to the date on which Renco is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be, pursuant to a tax sharing agreement (which tax sharing agreement provides that the payments thereunder shall not exceed the amount Doe Run and its subsidiaries would have been required to pay for taxes on a stand-alone basis, except that Doe Run and its Subsidiaries will not have the benefit of any of its tax loss carryforwards unless such tax losses were a result of timing differences between Doe Run's and its Subsidiaries' accounting for tax and financial reporting purposes, and which tax sharing agreement also provides that transactions between Doe Run, DRA and Renco and Renco's other Subsidiaries are accounted for on a cash basis and not on an accrual basis) and (B) to reimburse DRA or Renco for out of pocket insurance payments made by DRA or Renco on behalf of Doe Run and its Subsidiaries; and

        (5) the payment by Doe Run or any of the Restricted Subsidiaries of a management fee to Renco in an amount not to exceed $200,000 in any month;

PROVIDED that in the case of clauses (2), (3) and (5), no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof.

    In determining the aggregate amount of Restricted Payments permissible under clause (ii) of the first paragraph of this section, amounts expended, incurred or outstanding pursuant to clauses (1) and (2) (but not pursuant to clauses (3), (4) or (5)) of the second paragraph of this section shall be included as Restricted Payments; PROVIDED that any proceeds received from the issuance of Qualified Capital Stock pursuant to clause (2) of the second paragraph of this section shall be included in calculating the amount referred to in clause (x) or clause (y), as the case may be, of the first paragraph of this section.

  LIMITATION ON SALE OF ASSETS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, consummate any Asset Sale unless (i) such Asset Sale is for at least Fair Market Value, (ii) at least 80% of the consideration therefrom received by Doe Run or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) Doe Run or such Restricted Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, as follows:

        (a) first, to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay (and, in the case of any revolving credit facility, effect a permanent reduction in the commitment thereunder) any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof; and

        (b) second, with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (a) equal to the Notes Pro Rata Amount (as defined) and any Net Cash Proceeds received from an Asset Sale involving Collateral ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds equal to the Notes Pro Rata Amount, the "Available Amount"), Doe Run shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that Doe Run will not be required to apply pursuant to this paragraph (b) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are applied to a Related Business Investment within 270 days of such Asset Sale; and, if the Net Cash Proceeds so invested were Collateral Proceeds, the property and assets constituting such Related Business Investment and any other non-cash consideration received as a result of such Asset Sale are made

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    subject to the Lien of the Indenture and the applicable Security Documents;
    PROVIDED, FURTHER, that to the extent any such assets subject to an Asset Sale constituted Collateral, any property and assets constituting a Related Business Investment and any other non-cash consideration received as a result of such Asset Sale shall not consist of inventory or receivables and shall constitute Collateral under the terms of the Indenture and under the terms of the Security Documents; PROVIDED, FURTHER, that if at any time any non-cash consideration received by Doe Run or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with this "Limitation on Sale of Assets" covenant; and PROVIDED, FURTHER, that Doe Run may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders of Notes, Doe Run and the Restricted Subsidiaries may obtain a release of the unutilized portion of the Available Amount from the Lien of the Security Documents and use it for any purpose not prohibited by the Indenture.

    The "Notes Pro Rata Amount" means an amount equal to the Non-Collateral Proceeds remaining after application pursuant to clause (a) of the preceding paragraph multiplied by a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding on the second business day immediately preceding the commencement of the applicable Asset Sale Offer and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes determined pursuant to clause (i) above and (y) the aggregate principal amount of Indebtedness outstanding under the Existing Notes Indenture on the second business day immediately preceding the commencement of the applicable Asset Sale Offer.

    All Collateral Proceeds shall constitute Trust Moneys and shall be delivered by Doe Run (or the applicable Subsidiary) to the Trustee and shall be deposited in the Collateral Account in accordance with the Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account pursuant to the Indenture.

    In the event of the transfer of substantially all (but not all) of the property and assets of Doe Run and the Restricted Subsidiaries as an entirety to a person in a transaction permitted under "--Merger, Consolidation, Etc." below, the successor corporation shall be deemed to have sold the properties and assets of Doe Run and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of Doe Run or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notice of an Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Available Amount, Notes of tendering Holders will be repurchased on a proportionate basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, Doe Run will comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

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  CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, Doe Run shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 45 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon to the date of purchase. Doe Run shall, subject to the provisions described below, be required to purchase all Notes validly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date. See the definition of "Change of Control" under the caption "--Certain Definitions" for a description of the events that would constitute a Change of Control.

    In order to effect such Change of Control Offer, Doe Run shall, not later than the 30th day after the Change of Control, mail to each Holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of Notes must follow to accept the Change of Control Offer.

    If a Change of Control Offer is made, there can be no assurance that Doe Run will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes and the Outstanding Notes that might be delivered by Holders of Notes seeking to accept the Change of Control Offer. Doe Run shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Doe Run and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    In addition to the provisions of the Indenture relating to a Change of Control described in this section, the Existing Notes ($255 million outstanding) and the Revolving Credit Facilities ($10.3 million outstanding as of June 30, 1998) contain provisions that would trigger an event of default in the event of a change of control. See "Description of Revolving Credit Facilities--Doe Run Revolving Credit Facility--Events of Default" and "--Doe Run Peru Revolving Credit Facility--Events of Default." Doe Run and the Guarantors could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect their respective capital structure or the value of the Notes, but that would not constitute a Change of Control or a change of control under the Existing Notes Indenture or the Revolving Credit Facilities. Doe Run's and the Guarantors' ability to repurchase Notes following a Change of Control, or to repay indebtedness outstanding under the Revolving Credit Facilities following a change of control, may be limited by Doe Run's and the Guarantors' then existing financial resources.

    In the event that a Change of Control occurs and Doe Run is required to purchase the Notes as described above, Doe Run will comply with all tender offer rules under state and Federal securities laws, including, but not limited to,
Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

  LIMITATION ON LIENS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens
(i) upon any item of Collateral other than the Liens created by the Notes, the Indenture and the Security Documents and the Liens expressly permitted by the applicable Security Document and (ii) upon any other properties or assets of Doe Run (including, without limitation, any Capital Stock of a Restricted Subsidiary) or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, (ii) Liens on the non-fixed assets of Doe Run and the Restricted Subsidiaries securing Indebtedness under the Revolving Credit Facilities and (iii) Permitted Liens.

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  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by Doe Run or by any Restricted Subsidiary, or pay any Indebtedness owed to Doe Run or any Restricted Subsidiary; (b) make loans or advances to Doe Run or any Restricted Subsidiary; or (c) transfer any of its properties or assets to Doe Run or to any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the Indenture; (iii) customary non-assignment provisions of any lease governing a leasehold interest of Doe Run or any Restricted Subsidiary; (iv) any instrument governing Indebtedness of a person acquired by Doe Run or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or its Subsidiaries so acquired; (v) any written agreement existing on the Issue Date or amendments or modifications thereto, PROVIDED that no such agreement shall be modified or amended in such a manner as to make the encumbrance or restriction more restrictive than as in effect on the Issue Date;
(vi) Indebtedness existing and as in effect on the Issue Date, including, without limitation, the U.S. Revolving Credit Facility or any refinancing, refunding, replacement or extensions thereof, PROVIDED that any such encumbrance or restriction contained in any refinancing, refunding, replacement or extension of the U.S. Revolving Credit Facility shall be no more restrictive than such encumbrance or restriction contained in the U.S. Revolving Credit Facility as in effect on the Issue Date; (vii) Indebtedness under the Peruvian Revolving Credit Facility or any refinancings, refundings, replacements or extensions thereof, PROVIDED that such restrictions do not prohibit payments pursuant to the intercompany agreements between Doe Run and the Restricted Subsidiaries as in effect on the Issue Date or pursuant to any replacements thereof or pursuant to any comparable agreements thereto, in each case providing for the same or similar payments; and (viii) Indebtedness incurred in accordance with the Indenture, PROVIDED that such encumbrance or restriction shall be no more restrictive than any encumbrance or restriction contained in the Revolving Credit Facilities.

  LIMITATION ON SALE/LEASEBACK TRANSACTIONS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale/ leaseback. Notwithstanding the foregoing, Doe Run and the Restricted Subsidiaries may enter into a Sale/leaseback of assets not constituting Collateral if (i) after giving pro forma effect to any such Sale/ leaseback, Doe Run and the Restricted Subsidiaries shall be in compliance with the "Limitation on Indebtedness" covenant described above, (ii) the sale price in such Sale/leaseback is at least equal to the Fair Market Value of such property and (iii) Doe Run or such Restricted Subsidiary shall apply the Net Cash Proceeds of the sale as provided under "Limitation on Sale of Assets" above, to the extent required by such covenant.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

    (a) Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of an Affiliate of Doe Run or any Restricted Subsidiary (other than transactions between Doe Run and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under (b) below and (y) Affiliate Transactions (including lease transactions) on terms that are no less favorable to Doe Run or the relevant Restricted Subsidiary in the aggregate than those that might reasonably have been obtained in a comparable transaction by Doe Run or such Restricted Subsidiary on an arm's-length basis (as determined in good faith by the Board of Directors of Doe Run, as evidenced by a Board Resolution) from a person that is not an Affiliate; PROVIDED that except as otherwise provided under (b) below, neither

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Doe Run nor any of the Restricted Subsidiaries shall enter into an Affiliate
Transaction or series of related Affiliate Transactions involving or having a value of more than $5.0 million unless Doe Run or such Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor, with a copy thereof to the Trustee, to the effect that the financial terms of such Affiliate Transaction are fair and reasonable to Doe Run or such Restricted Subsidiary, as the case may be, and such terms are no less favorable to Doe Run or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction on an arm's-length basis with a person that is not an Affiliate.

    (b) The foregoing provisions shall not apply to (i) any Restricted Payment that is made in compliance with the covenant entitled "Limitation on Restricted Payments," (ii) payments by Doe Run or any of the Restricted Subsidiaries to Renco or DRA of the amounts set forth in clauses (4), (5), (6) and (7) of the second paragraph of the covenant entitled "Limitation on Restricted Payments" and (iii) reasonable and customary regular fees to directors of Doe Run and the Restricted Subsidiaries who are not employees of Doe Run and the Restricted Subsidiaries.

  LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    Doe Run will not permit any Restricted Subsidiary to issue any Preferred Stock (except to Doe Run or a Wholly-Owned Restricted Subsidiary), nor will Doe Run permit any person (other than Doe Run or a Wholly-Owned Restricted Subsidiary) to hold any Preferred Stock of a Restricted Subsidiary.

  QUALIFYING INVESTMENT REQUIREMENTS

    At least semi-annually commencing April 30, 1998 until $120 million has been expended by Doe Run Peru in the manner required by Section 4.5 of the Subscription Agreement, (i) Doe Run Peru shall make Investments in Doe Run Mining, which Investments, including any interest payable thereon, shall be represented by promissory notes (the "Qualifying Investments Promissory Notes"), in an amount equal to Doe Run Peru's expected Qualifying Investments for the following six months and (ii) Doe Run Mining shall use the proceeds of each such Qualifying Investment to prepay in part the promissory note issued by Doe Run Mining to Metaloroya on October 23, 1997, the date of consummation of the Acquisition; PROVIDED, FURTHER, that pending utilization of such proceeds for Qualifying Investments, Doe Run Peru may repay outstanding loans under the Peruvian Revolving Credit Facility.

  FUTURE GUARANTEES

    If Doe Run or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if Doe Run or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary, in each case having total assets with a book value in excess of $1 million, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Doe Run's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. Notwithstanding the foregoing, the following Restricted Subsidiaries shall not be required to become Guarantors under the Indenture: (i) DR Exploration; (ii) any Restricted Subsidiary formed or acquired in connection with Related Business Investments made by Doe Run or any of the Restricted Subsidiaries pursuant to clause (iii) of the definition of "Permitted Investment"; and (iii) any Restricted Subsidiary which is not permitted by law to become a Guarantor under the Indenture.

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  CONDUCT OF BUSINESS

    Doe Run and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which Doe Run and the Restricted Subsidiaries are engaged on the Issue Date.

  IMPAIRMENT OF SECURITY INTEREST

    Doe Run shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders of the Notes, with respect to the Collateral, and Doe Run shall not grant to any Person (other than the Trustee on behalf of itself and the Holders of the Notes) any interest whatsoever in the Collateral other than Liens permitted by the Indenture and the Security Documents.

REPORTS

    So long as any Note is outstanding, Doe Run will file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Notes copies of the annual reports on Form 10-K and of the information, documents and other reports which Doe Run is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which Doe Run would be required to file with the Commission if Doe Run then had a class of securities registered under the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of every fiscal year.

MERGER, CONSOLIDATION, ETC.

    Doe Run will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a Plan of Liquidation unless: (i) either (1) Doe Run shall be the surviving or continuing corporation or (2) the person (if other than Doe Run) formed by such consolidation or the person into which Doe Run is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or otherwise all or substantially all of the assets of Doe Run or in the case of a Plan of Liquidation, the person to which assets of Doe Run have been transferred
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Notes, and the performance of every covenant of the Indenture, the Notes and the registration rights agreements relating to the Notes on the part of Doe Run to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Doe Run (in the case of clause (1) of the foregoing clause (i)) or such person (in the case of clause (2) thereof) (a) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of Doe Run immediately prior to such transaction and
(b) shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) as if it were Doe Run under paragraph (a) of "--Certain Covenants--Limitation on Indebtedness" above; (iii) immediately before and after giving effect to such transaction and the assumption contemplated by clause (y) above (including giving

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effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (iv) Doe Run or such person shall have delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel of Doe Run) each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and (B) a certificate from Doe Run's independent certified public accountants stating that Doe Run has made the calculations required by clause (ii) above in accordance with the terms of the Indenture; and
(v) neither Doe Run nor any Restricted Subsidiary nor such person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its property or assets subject to any Lien, unless Doe Run or such Restricted Subsidiary or such person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under the Indenture (giving effect to such person being bound by all the terms of the Indenture).

    Notwithstanding the foregoing, (i) the merger of Doe Run with an Affiliate incorporated solely for the purpose of incorporating Doe Run in another jurisdiction shall be permitted and (ii) the merger of Doe Run and any Restricted Subsidiary shall be permitted.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Doe Run, shall be deemed to be the transfer of all or substantially all of the properties and assets of Doe Run.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Sale of Assets") will not, and Doe Run will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person (other than a merger of Doe Run with any Guarantor or a merger of Guarantors) unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or an entity organized and validly existing under the laws of the foreign jurisdiction in which such Guarantor is organized; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under such Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor person formed by such consolidation or into which Doe Run or any other Guarantor, as the case may be, is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, Doe Run or such Guarantor, as the case may be, under the Indenture with the same effect as if such successor had been named as Doe Run or such Guarantor, as the case may be, therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes, in the case of Doe Run, or its Guarantee, in the case of any Guarantor.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture:

        (a) Doe Run defaults in the payment of interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days;

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        (b) Doe Run defaults in the payment of the stated principal amount of the Notes when the same becomes due and payable at maturity, upon acceleration or redemption pursuant to an offer to purchase required under the Indenture or otherwise;

        (c) Doe Run or any of the Guarantors fails to comply in all material respects with any of their other agreements contained in the Notes or the Indenture (including, without limitation, under the provisions of "--Certain Covenants--Change of Control," "--Certain Covenants--Limitation on Sale of Assets" and "--Merger, Consolidation, Etc."), and the Default continues for the period and after the notice specified below;

        (d) there shall be any default or defaults in the payment of principal or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate;

        (e) there shall be any default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

        (f) Doe Run or any of the Restricted Subsidiaries fails to perform (after giving effect to any applicable grace periods) any term, covenant, condition or provision of one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any of the Restricted Subsidiaries then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such failure to perform results in the commencement of judicial proceedings to foreclose upon any assets of Doe Run or any of the Restricted Subsidiaries securing such Indebtedness or the holders of such Indebtedness shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

        (g) one or more judgments, orders or decrees for the payment of money which either individually or in the aggregate at any one time exceed $7.5 million shall be rendered against Doe Run or any of the Restricted Subsidiaries by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final and nonappealable;

        (h) Doe Run or any Significant Subsidiary (1) admits in writing its inability to pay its debts generally as they become due, (2) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (3) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
    (4) consents to the appointment of a Custodian of it or for substantially all of its property, (5) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (6) makes a general assignment for the benefit of its creditors or (7) takes any corporate action to authorize or effect any of the foregoing;

        (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Doe Run or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (1) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Doe Run or any Significant Subsidiary, (2) appoint a Custodian of Doe Run or any Significant Subsidiary or for substantially all of its property or (3) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

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        (j) any of the Guarantees of any Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or, any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

        (k) any of the Security Documents after the date of its effectiveness ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect.

    A Default under clause (c) above (other than in the case of any Default under the provisions of "--Certain Covenants--Limitation on Sale of Assets," "--Certain Covenants--Change of Control" or "--Merger, Consolidation, Etc.," which Defaults shall be Events of Default without the notice and without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Doe Run, or the Holders of at least 25% in principal amount of the outstanding Notes notify Doe Run and the Trustee, of the Default and Doe Run does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

    If an Event of Default (other than an Event of Default specified in clause
(h) or (i) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to Doe Run (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the Indenture or the Notes to the contrary. If an Event of Default specified in clause (h) or (i) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes or that resulted from the failure to comply with the provisions of "--Certain Covenants--Change of Control" or "--Merger, Consolidation, Etc.") if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive any past Default or Event of Default under the Indenture and its consequences, except a Default in the payment of principal of or premium, if any, or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of all Holders.

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    Under the Indenture, Doe Run is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. In addition, for each fiscal year, Doe Run's independent certified public accountants are required to certify to the Trustee that they have reviewed the terms of the Indenture and the Notes as they relate to accounting matters and whether, during the course of their audit examination, any Default or Event of Default has come to their attention, and specifying the nature and period of existence of any such Default or Event of Default.

AMENDMENT, SUPPLEMENT AND WAIVER

    From time to time, Doe Run, the Guarantors and the Trustee may, without the consent of the Holders, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA or making any change that does not adversely affect the rights of any Holder. In addition, the Indenture contains provisions permitting Doe Run, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, to enter into any supplemental indenture for the purpose of adding, changing or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; PROVIDED that no such supplemental indenture may without the consent of the Holder of each outstanding Note affected thereby: (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver; (ii) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Note; (iii) reduce the principal of or premium on or change the fixed maturity of any Note;
(iv) make the principal of, or interest on, any Note payable in money other than as provided for in the Indenture and the Notes; (v) make any change in provisions relating to waivers of defaults, the ability of Holders to enforce their right under the Indenture or in the matters discussed in these clauses (i) through (x); (vi) waive a default in the payment of principal of or interest on, or redemption or repurchase payment with respect to, any Notes or, including, without limitation, a failure to make payment when required upon a Change of Control or after an Asset Sale Offer; (vii) adversely affect the ranking of the Notes or the Guarantees in any material respect; (viii) change the Maturity Date or alter the redemption provisions in a manner adverse to Holders; (ix) after Doe Run's obligation to purchase the Notes arises thereunder, amend, modify or change the obligation of Doe Run to make and consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; (x) release the Guarantee of any Significant Subsidiary; or (xi) directly or indirectly release any Lien on the Collateral except in compliance with the terms of the Indenture, the Notes and the Security Documents.

DISCHARGE; DEFEASANCE

    The Indenture provides that Doe Run and the Guarantors may terminate their obligations under the Notes, the Guarantees and the Indenture if: (i) all Notes previously authenticated and delivered have been delivered to the Trustee for cancellation or Doe Run and the Guarantors have paid all sums payable by them thereunder, or (ii) Doe Run has irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent and conveyed all right, title and interest for the benefit of the Holders of such Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or U.S. government obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay principal of, premium, if any, and interest on such outstanding Notes to maturity; PROVIDED that, among other things, Doe Run

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shall have delivered to the Trustee (i) either (a) in the case of a legal defeasance, a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of Doe Run's exercise of its option under the defeasance provision of the Indenture and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (b) an Opinion of Counsel to the same effect as the ruling described in clause (a) above and, in the case of a legal defeasance, accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable Federal income tax since the date of the Indenture such that a ruling from the Internal Revenue Service is no longer required, and
(ii) an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Doe Run between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of Doe Run, after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. Certain obligations of Doe Run and the Guarantors under the Indenture or the Notes, including the payment of interest and principal, shall remain in full force and effect until such Notes have been paid in full. Notwithstanding the foregoing, the ruling of the Internal Revenue Service and the Opinion of Counsel required by clause (i) above with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Doe Run.

POSSESSION, USE AND RELEASE OF COLLATERAL

    Unless an Event of Default shall have occurred and be continuing, Doe Run will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes or freely operate the Collateral and to collect, invest and dispose of any income therefrom.

  RELEASE OF COLLATERAL

    Upon compliance by Doe Run with the conditions set forth below in respect of any Asset Sale Release, and upon delivery by Doe Run to the Trustee of an opinion of counsel to the effect that such conditions have been met, the Trustee will release the Released Interests (as hereinafter defined) from the Lien of the Security Documents and reconvey the Released Interests to Doe Run.

  ASSET SALE RELEASE

    Doe Run will have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition that Doe Run deliver to the Trustee the following:

        (a) A notice from Doe Run requesting the release of Released Interests,
    (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests, (iv) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (v) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto;

        (b) An Officers' Certificate of Doe Run stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to

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    Asset Sales, (ii) all Net Cash Proceeds from the sale of any of the Released
    Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with;

        (c) The Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to the Indenture; and

        (d) All documentation required by the TIA prior to the release of Collateral by the Trustee.

  DISPOSITION OF COLLATERAL WITHOUT RELEASE

    So long as no Event of Default shall have occurred and be continuing, Doe Run may, without any release or consent by the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding individually, in Fair Market Value, $250,000.

USE OF TRUST MONEYS

    All Trust Moneys (including, without limitation, all Collateral Proceeds) shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either
(i) be released in accordance with "Possession, Use and Release of Collateral" above if such Trust Moneys represent Collateral Proceeds in respect of any Asset Sale or (ii) at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Notes at maturity or upon redemption or to the purchase of Notes upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with the Indenture. The Company may also withdraw Trust Moneys constituting the proceeds of insurance upon any part of the Collateral or an award for any Collateral taken by eminent domain to reimburse the Company for repair or replacement of such Collateral, subject to certain conditions.

    The Trustee shall be entitled to apply any Trust Moneys to the cure of any Default or Event of Default under the Indenture. Trust Moneys deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Company and, so long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

GOVERNING LAW

    The Indenture provides that it, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    State Street Bank and Trust Company is serving as Trustee under the Indenture.

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use

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the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Doe Run or the Guarantors, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a person or any of its Subsidiaries existing at the time such person becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) or assumed in connection with the acquisition of assets from such person, including, without limitation, Indebtedness incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary (Restricted Subsidiary, in the case of Doe Run) or such acquisition.

    "Acquisition" means the acquisition on October 23, 1997 by Doe Run Peru of Metaloroya pursuant to the Subscription Agreement.

    "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of "--Certain Covenants--Limitation on Transactions with Affiliates," the term "Affiliate" shall include any person who, as a result of any transaction described therein, would become an Affiliate.

    "Asset Acquisition" means (i) an Investment by Doe Run or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary or shall be merged with Doe Run or any Restricted Subsidiary or (ii) the acquisition by Doe Run or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such person.

    "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by Doe Run or any of the Restricted Subsidiaries (including, without limitation, any Sale/leaseback (other than a Sale/leaseback of an asset constituting Collateral)) to any person, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of Doe Run or any Restricted Subsidiary; or (iii) any other properties or assets of Doe Run or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is consummated in accordance with the provisions of "--Merger, Consolidation, Etc." above and (ii) the sale of inventory in the ordinary course of business.

    "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

    "Capital Expenditures" shall mean payments for any assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with GAAP consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).

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    "Capital Lease," as applied to any person, means any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such person.

    "Capital Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's capital stock, whether outstanding at the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

    "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a Capital Lease and, for purposes of the Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Notwithstanding the foregoing, for purposes of clause (i) of the definition of "Permitted Investment," 20% of the Cash Equivalents may include securities having a rating of at least BBB by S&P and Baa by Moody's.

    "Centromin" shall mean Empresa Minera del Centro del Peru S.A.

    "Change of Control" means the occurrence of one or more of the following events: (i) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Doe Run, DRA or Renco to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than a Permitted Holder or a Group controlled by a Permitted Holder), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of Doe Run, DRA or Renco, as the case may be, of any plan or proposal for the liquidation or dissolution of Doe Run, DRA or Renco, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition in one or more transactions of "beneficial ownership" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) by any person, entity or Group (other than a Permitted Holder or a Group controlled by any Permitted Holder) of any Capital Stock of Doe Run, DRA or Renco such that, as a result of such acquisition, such person, entity or Group either (A) beneficially owns (within the meaning of Rules 13d-3 and

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13d-5 under the Exchange Act), directly or indirectly, more than 50% of Doe
Run's, DRA's or Renco's then outstanding voting securities entitled to vote on a regular basis in an election for a majority of the Board of Directors of Doe Run, DRA or Renco or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of Doe Run's, DRA's or Renco's Board of Directors; or (iv) the shareholders of Renco as of the Issue Date and the Permitted Holders shall cease to own at least 50% of the equity of Renco owned by such shareholders on the Issue Date. Notwithstanding anything to the contrary contained in this definition or in the Indenture, a merger of DRA with and into Doe Run or Renco shall not constitute a "Change of Control" under the Indenture.

    In deeming a sale of assets by a corporation to be a sale of "all or substantially all its assets" under New York law, the focus is not on the dollar amount involved, but rather on the nature of the sale as it affects the ability of the corporation to conduct the business for which it was established. If the sale of certain assets is significant enough to render the corporation unable, in whole or in part, to accomplish the purposes or objects for which it was incorporated, such sale is not in the ordinary course of business and would be deemed a sale of "all or substantially all its assets." So long as the corporation remains able to conduct its business, the sale of such corporation's assets, even its sole asset, may be within the ordinary course of business and will not be deemed a sale of "all or substantially all its assets."

    "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Security Documents.

    "Collateral Account" means the collateral account to be established pursuant to the Indenture.

    "Commission" means the Securities and Exchange Commission.

    "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), Consolidated Interest Expense (net of any interest income), amortization expense (including amortization of deferred financing costs) and depletion and depreciation expense and (iii) other non-cash items (other than non-cash interest) reducing Consolidated Net Income (including, without limitation, any non-cash charges in respect of post-employment benefits for health care, life insurance and long- term disability benefits required in accordance with GAAP) less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) in accordance with GAAP.

    "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the date on which four full fiscal quarters have elapsed subsequent to the Issue Date and financial statements with respect thereto are available, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated, in the case of Doe Run, after giving effect on a pro forma basis to the issuance of the Notes and the application of the net proceeds therefrom as if the Notes were issued on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness (and the application of the net proceeds therefrom) of such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) giving rise to the need to make such calculation and any incurrence of other Indebtedness at any time on or after the first day of the Four Quarter

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Period and on or prior to the Transaction Date (the "Reference Period"), as if
such incurrence occurred on the first day of the Reference Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (Restricted Subsidiaries, in the case of Doe
Run) (including any person who becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense of such person (net of any interest income) less non-cash amortization of deferred financing costs and (ii) the product of (x) the amount of all dividends declared, paid or accrued on Preferred Stock of such person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such person during such period (as reflected in the audited consolidated financial statements of such person for the most recently completed fiscal year).

    "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) all accrued interest, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

    "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run), on a consolidated basis for such period determined in accordance with GAAP; PROVIDED that (i) the net income of any person in which such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person has an ownership interest with a third party (other than a person that meets the definition of a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary, in the case of Doe Run)) shall be included only to the extent of the amount that has actually been received by such person or its Wholly-Owned Subsidiaries (Wholly-Owned Restricted Subsidiaries, in the case of Doe Run) in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary,

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in the case of Doe Run) of such person, the restrictions set forth in clause
(ii) below) and (ii) the net income of any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; PROVIDED, FURTHER that there shall be excluded (a) the net income (or loss) of any person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person or is merged into or consolidated with such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person, (b) any gain (or loss) (and related tax effects) resulting from an Asset Sale by such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run), (c) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP and (d) any compensation-related expenses arising as a result of the application of the net proceeds from the issuance of the Existing Notes. For purposes of the "Limitation on Restricted Payments" covenant, the amortization of deferred financing costs relating to the issuance of the Notes shall be excluded from this definition of "Consolidated Net Income."

    "Consolidated Net Worth" means, with respect to any person at any date, the sum of (i) the consolidated shareholder's equity of such person less the amount of such shareholder's equity attributable to Disqualified Capital Stock of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run), as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such person not included in the shareholder's equity of such person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Capital Stock.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Capital Stock" means any class of Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

    "Doe Run" means The Doe Run Resources Corporation, a New York corporation.

    "Doe Run Cayman" means Doe Run Cayman Ltd., a Cayman Islands company.

    "Doe Run Mining" means Doe Run Mining S.R.L., a Peruvian company.

    "Doe Run Peru" means Doe Run Peru S.R.L., a Peruvian company.

    "DRA" means DR Acquisition Corp., a Missouri corporation.

    "DR Exploration" means Doe Run Exploration SA (Proprietary) Limited, a South African corporation.

    "Event of Default" has the meaning set forth under "--Events of Default" herein.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Existing Notes" means (i) the $200 million 11 1/4% Senior Notes due 2005 and (ii) the $55 million Floating Interest Rate Senior Notes due 2003, in each case issued by Doe Run and guaranteed by the Guarantors.

    "Existing Notes Indenture" means the indenture governing the Existing Notes.

    "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any

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asset of Doe Run or the Restricted Subsidiaries shall be determined by the Board of Directors of Doe Run acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee; PROVIDED that with respect to any Asset Sale which involves in excess of $5 million, the Fair Market Value of any such asset or assets shall be determined by an Independent Financial Advisor.

    "FPI" means Fabricated Products Inc., a Delaware corporation.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "Guarantor" means each of FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru and any Restricted Subsidiary that in the future executes a supplemental indenture pursuant to the covenant entitled "Future Guarantees" or otherwise in which any such Restricted Subsidiary agrees to be bound by the terms of the Indenture; PROVIDED that any person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "Hedging Agreement" shall mean any agreement with respect to (i) the hedging of price risk associated with the purchase or sale of lead, copper, zinc, gold and silver under which Doe Run or any Restricted Subsidiary is a party or beneficiary and (ii) the hedging of currency risks in connection with funding payroll expenses, so long as any such agreement has been entered into in the ordinary course of business consistent with past price risk or currency management practices of Doe Run and the Restricted Subsidiaries and not for purposes of speculation.

    "Indebtedness" means with respect to any person, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations (but not obligations under Operating Leases) of such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, accrued expenses and deferred taxes arising in the ordinary course of business), (v) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business, (vi) all obligations of any other person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such first person and the amount of such obligation shall be the lesser of the value of such property or asset or the amount of the obligation so secured, (vii) all guarantees of Indebtedness by such person, (viii) Disqualified Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) all obligations under interest rate agreements or hedging agreements of such person and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the person issuing such Disqualified Capital Stock. Notwithstanding anything to the contrary contained herein or in the Indenture, any obligation of Doe Run or any Restricted Subsidiary in the form of an earn-out arrangement undertaken in connection with any acquisition of property or assets by Doe Run or such Restricted Subsidiary, which obligation shall be

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based upon increases in metal prices above price levels existing on the date of such acquisition, shall not constitute Indebtedness under the Indenture.

    "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of Doe Run, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to Doe Run and its Affiliates.

    "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "Investment" means, with respect to any person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment (other than an Investment covered by clause (z) of the first paragraph thereof) shall be the original cost of such Investment plus the cost of all additional Investments by Doe Run or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.

    "Issue Date" means the date on which the Notes are originally issued under the Indenture.

    "Lien" means (x) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and (y) any agreement to enter into any of the foregoing.

    "Maturity Date" means March 15, 2005.

    "Metaloroya" means Empresa Metalurgica La Oroya S.A., a Peruvian company, prior to the merger of such entity with and into Doe Run Peru.

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Doe Run or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a direct result of such Asset Sale and (iii) appropriate amounts to be provided by Doe Run or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by Doe Run or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

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    "Operating Lease" means, as applied to any person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that person is the lessor.

    "Permitted Holders" means Ira Leon Rennert and his Affiliates, estate, heirs and legatees, and the legal representatives of any of the foregoing, including, without limitation, the trustee of any trust of which one or more of the foregoing are the sole beneficiaries.

    "Permitted Indebtedness" means (i) any Indebtedness of Doe Run and the Restricted Subsidiaries under (A) the U.S. Revolving Credit Facility in an aggregate amount not to exceed $100.0 million in aggregate principal amount at any time outstanding and (B) the Peruvian Revolving Credit Facility in an aggregate principal amount not to exceed $60.0 million in aggregate principal amount at any time outstanding, in each case plus any interest, fees and expenses from time to time owed thereunder, (ii) the Existing Notes in an aggregate principal amount not to exceed $255.0 million and the related Guarantees, (iii) any other Indebtedness of Doe Run and the Restricted Subsidiaries outstanding on the Issue Date, (iv) purchase money Indebtedness and any Indebtedness incurred for Capitalized Lease Obligations (A) of Doe Run and the Restricted Subsidiaries (other than Doe Run Cayman and its Subsidiaries) not to exceed $5.0 million in the aggregate at any time outstanding and (B) of Doe Run Cayman and its Subsidiaries not to exceed $20.0 million in the aggregate at any time outstanding, (v) Interest Rate Protection Obligations to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate, and Hedging Agreements, in each case entered into in the ordinary course of business, (vi) additional Indebtedness of Doe Run and the Restricted Subsidiaries not to exceed $25.0 million in the aggregate at any time outstanding, (vii) Indebtedness owed by Doe Run or any of the Wholly-Owned Restricted Subsidiaries to Doe Run or any Wholly-Owned Restricted Subsidiary; PROVIDED that this clause (vii) shall also include Indebtedness indirectly between or among Doe Run and/or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements of the Notes and any Indebtedness described in the preceding clauses (i), (ii) and (iii) above and this clause (viii), so long as such renewal, extension, substitution, refunding, refinancing or replacement does not result in an increase in the aggregate principal amount of the outstanding Indebtedness represented thereby (except if such Indebtedness refinances Indebtedness under the Revolving Credit Facilities or any other agreement providing for subsequent borrowings, does not result in an increase in the commitment available under the Revolving Credit Facilities or such other agreement), and (ix) any guarantees of the foregoing.

    "Permitted Investment" means (i) cash and Cash Equivalents, (ii) any Investment by Doe Run or any of the Restricted Subsidiaries in Doe Run or any Wholly-Owned Restricted Subsidiary; PROVIDED that this clause (ii) shall also include indirect Investments by Doe Run and the Wholly-Owned Restricted Subsidiaries in Doe Run or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (iii) Related Business Investments by Doe Run or any of the Restricted Subsidiaries in joint ventures, partnerships or persons (including Unrestricted Subsidiaries) that are not Wholly-Owned Restricted Subsidiaries in an amount not to exceed $25.0 million in the aggregate at any one time outstanding, (iv) Investments by Doe Run or any Restricted Subsidiary in another person, if as a result of such Investment (a) such other person becomes a Wholly-Owned Restricted Subsidiary or
(b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Doe Run or a Wholly-Owned Restricted Subsidiary, (v) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business, (vi) the non-cash proceeds of any Asset Sale, (vii) Investments under or pursuant to Interest Rate Protection Obligations or Hedging Agreements, in each case in the ordinary course of business, (viii) loans and advances to employees of Doe Run and

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
the Restricted Subsidiaries made in the ordinary course of business and (ix) Investments represented by the Qualifying Investments Promissory Notes.

    "Permitted Liens" means (i) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith and for which adequate provision has been made, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business, (v) Liens to support trade letters of credit issued in the ordinary course of business, (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property,
(vii) Liens securing Indebtedness permitted under clause (iv) of the definition of Permitted Indebtedness; PROVIDED that the Fair Market Value of the asset at the time of the incurrence of the Indebtedness subject to the Lien shall not exceed the principal amount of the Indebtedness secured, (viii) Liens with respect to Acquired Indebtedness permitted to be incurred in accordance with the provisions of "--Certain Covenants--Limitation on Indebtedness" above; PROVIDED that such Liens secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries and were not incurred in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries; PROVIDED, FURTHER, that such Liens do not extend to or cover any property or assets of Doe Run or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Doe Run or any of the Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (x) Liens on assets or property (including any real property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or construct such assets or property, which Indebtedness is permitted to be incurred under the Indenture, (xi) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be refinanced or replaced under the Indenture, PROVIDED that such Liens do not extend to or cover any property or assets of Doe Run or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced or replaced, and (xii) Liens securing reimbursement obligations under letters of credit but only in or upon the goods the purchase of which was financed by such letters of credit.

    "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any similar entities.

    "Peruvian Revolving Credit Facility" means one or more working capital facilities or other working capital financings or programs entered into by Doe Run Peru and its Subsidiaries from time to time as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacement of all or any portion of the Indebtedness under such agreement.

    "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

    "Preferred Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, and including, without limitation, all classes and series of preferred or preference stock of such person.

    "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Exchange Act.

    "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

    "Qualifying Auditors" shall mean the firm of independent auditors of acknowledged international prestige elected annually by Centromin in accordance with Section 4.2 of the Subscription Agreement.

    "Qualifying Investment" shall mean investments that meet the qualifications of Section 4.5 of the Subscription Agreement, as determined in good faith by the Qualifying Auditors.

    "Qualifying Investments Promissory Notes" shall have the meaning given to such term under the caption "Certain Covenants--Qualifying Investment Requirements."

    "Related Business Investment" means any Investment, Capital Expenditure or other expenditure by Doe Run or any Restricted Subsidiary which is related to the business of Doe Run and the Restricted Subsidiaries as it is conducted on the Issue Date or any business which is the same, similar or reasonably related to such business.

    "Renco" means The Renco Group, Inc., a New York corporation, which is the ultimate parent of Doe Run, or any successor thereto.

    "Restricted Subsidiary" means any Subsidiary of Doe Run which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of Doe Run may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, Doe Run and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant, on a pro forma basis taking into account such designation.

    "Revolving Credit Facilities" means the U.S. Revolving Credit Facility and the Peruvian Revolving Credit Facility.

    "Sale/leaseback" means any lease, whether an Operating Lease or a Capital Lease, whereby Doe Run or any of the Restricted Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that Doe Run or the Restricted Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other person (other than Doe Run or any Restricted Subsidiary), or (ii) that Doe Run or any of the Restricted Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Doe Run or any such Restricted Subsidiary to any person (other than Doe Run or any Restricted Subsidiary) in connection with such lease.

    "Security Documents" means the Security Agreement and the Mortgages referred to under "Security" above and the documentation relating to the Collateral Account.

    "Significant Subsidiary" means any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

    "Subsidiary" of any person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

    "Unrestricted Subsidiary" means (i) any Subsidiary of Doe Run which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Doe Run, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Doe Run may designate any Subsidiary of Doe Run (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any Restricted Subsidiary of Doe Run which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (a) Doe Run certifies that such designation complies with the "Limitation on Restricted Payments" covenant and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Doe Run or any of the Restricted Subsidiaries. The Board of Directors of Doe Run may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, Doe Run and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant, on a pro forma basis taking into account such designation.

    "U.S. Revolving Credit Facility" means the Loan and Security Agreement dated as of March 12, 1998, among Doe Run, FPI, and Congress Financial Corporation, as Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacement of all or any portion of the Indebtedness under such agreement.

    "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary which is a Wholly-Owned Subsidiary of Doe Run.

    "Wholly-Owned Subsidiary" means any Subsidiary of such person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (x) directors' qualifying shares, (y) with respect to Doe Run Peru, any shares purchased by employees of Doe Run Peru or Centromin in connection with the Acquisition, which retained amount shall not exceed 1% of the total interests in Doe Run Peru, and (z) an immaterial interest owned by other persons solely to comply with applicable law) is owned directly or indirectly by such person or a Wholly-Owned Subsidiary of such person.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain U.S. federal income tax consequences of the acquisition, beneficial ownership and disposition of Exchange Notes. This summary deals only with a beneficial owner of an Exchange Note that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. Holder").

    This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued under the Code, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described in this summary. This summary addresses only U.S. Holders that own Exchange Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, securities dealers, or investors whose functional currency is not the U.S. dollar). No ruling from the Internal Revenue Service (the "IRS") will be sought with respect to the Exchange Notes, and the I.R.S. could take a contrary view with respect to the matter described below. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF OWNING EXCHANGE NOTES, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION TO WHICH THEY MAY BE SUBJECT.

CONSEQUENCES OF THE EXCHANGE

    The exchange of Old Notes for Exchange Notes in the Exchange Offer will not be a taxable exchange for federal income tax purposes. A U.S. Holder will not recognize taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange.

TAX TREATMENT OF U.S. HOLDERS

  STATED INTEREST

    Stated interest on the Exchange Notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the U.S. Holder's method of tax accounting).

  ORIGINAL ISSUE DISCOUNT

    The Exchange Notes will be treated as issued with original issue discount ("OID") for federal income tax purposes. The aggregate amount of OID in respect of an Exchange Note will be equal to the difference between its principal amount and its "issue price." An Exchange Note's "issue price" is equal to the first price (including any accrued interest) at which a substantial portion of the Old Notes were first sold to investors.

    U.S. Holders generally will be required to include OID on an Exchange Note in income over the term of the Exchange Note as the OID accrues, without regard to the timing of receipt of the cash attributable to such income. OID will accrue under a constant yield method based on the original yield

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
to maturity of the Exchange Note calculated by reference to its issue price. The amount of OID on an Exchange Note allocable to each semi-annual accrual period is determined by (i) multiplying the "adjusted issue price" (as defined) of the Exchange Note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the Exchange Note and the denominator of which is two and (ii) subtracting from that product the stated interest payable on the Exchange Note with respect to that semi-annual accrual period. The "adjusted issue price" of an Exchange Note generally will be the sum of its issue price and the amount of accrued OID. Doe Run will provide to U.S. Holders OID information with respect to the Exchange Notes upon request to the Chief Financial Officer at Doe Run's address set forth under "Business--Available Information."

  ACQUISITION PREMIUM

    If a U.S. Holder purchases an Exchange Note (or purchased the Old Note for which the Exchange Note was exchanged, as the case may be) for an amount that is
(i) less than or equal to the principal amount of the Exchange Note, and (ii) greater than the adjusted issue price of the Exchange Note (or the Old Note), then the Exchange Note will be treated as having been purchased with "acquisition premium" in an amount equal to the difference between the purchase price and the Exchange Note's (or Old Note's) adjusted issue price. A U.S. Holder acquiring an Exchange Note with acquisition premium generally will reduce the amount of OID includible in income for each accrual period by a fraction, the numerator of which is the acquisition premium on the Exchange Note, and the denominator of which is the principal amount of the Exchange Note, less its adjusted issue price. Alternatively, a U.S. Holder may elect to compute accruals of OID on a constant yield method by treating the purchase of an Exchange Note (or Old Note) with acquisition premium as a purchase of the Exchange Note (or Old Note) at initial issuance.

  MARKET DISCOUNT

    If a U.S. Holder purchases an Exchange Note (or purchased the Old Note for which the Exchange Note was exchanged, as the case may be) for an amount that is less than its adjusted issue price, the excess of the adjusted issue price over the U.S. Holder's purchase price will be treated as "market discount." However, such market discount will be considered to be zero if it is less than 1/4 of 1% of the adjusted issue price multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such Exchange Note (or Old
Note). Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an Exchange Note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the Exchange Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Note (or the Old Note for which the Exchange Note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of acquisition of the Exchange Note (or Old Note for which the Exchange Note was exchanged, as the case may be) to the maturity date of the Exchange Note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. Holder may elect to include in income market discount currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment of gain as ordinary income upon the disposition of the Exchange Note and upon the receipt of certain payments, and the deferral of interest deductions, will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the I.R.S.

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
  AMORTIZABLE BOND PREMIUM

    If a U.S. Holder purchases an Exchange Note (or purchased the Old Note for which the Exchange Note was exchanged, as the case may be) for an amount in excess of its principal amount (or, in certain circumstances, the amount payable upon redemption by Doe Run), the excess of the purchase price over the principal amount (or, in certain circumstances, the amount payable upon redemption by Doe
Run) will be treated as "amortizable bond premium." A U.S. Holder may elect to amortize such premium, if any, using a constant yield method over the period ending on the maturity date of the Exchange Notes (or, in certain circumstances, the first date on which the Exchange Notes are subject to redemption by Doe
Run). The amortized amount of such premium for a taxable year generally will be treated first as a reduction of interest on such Exchange Note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder's prior interest inclusions on such Exchange Note, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on such Exchange Note. Such election, once made, is irrevocable without the consent of the I.R.S. and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

  SALE, EXCHANGE AND RETIREMENT OF EXCHANGE NOTES

    Upon the sale, exchange or retirement of an Exchange Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount received (other than amounts in respect of accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the Exchange Note. A U.S. Holder's adjusted tax basis in an Exchange Note will be, in general, such U.S. Holder's cost therefor, increased by the aggregate OID with respect thereto previously included in income by the U.S. Holder and by the amount of any market discount previously included in the U.S. Holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, as a deduction against, interest with respect to such Exchange Notes. Any such gain or loss will be capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income) and will be long-term capital gain or loss if, at the time of sale, exchange or retirement, the Exchange Note has been held for more than one year.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

    Under certain circumstances, the Code requires "information reporting" annually to the I.R.S., and "backup withholding" at a rate of 31% with respect to certain payments (including OID) made on or with respect to the Exchange Notes. Backup withholding generally does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

    Backup withholding is not an additional tax and may be refunded (or credited against the U.S. Holder's U.S. federal income tax liability, if any) provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required.

STATE, LOCAL AND FOREIGN TAXES

    U.S. Holders should consult their tax advisors with respect to state, local and foreign tax considerations relevant to an investment in Exchange Notes.

                              PLAN OF DISTRIBUTION

    A broker-dealer that is the holder of Old Notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities (other than Old Notes acquired directly from Doe Run or any affiliate of Doe Run) may exchange such Old Notes for Exchange Notes pursuant to the Exchange Offer; PROVIDED, that each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Doe Run has agreed that for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in
connection with any such resale. In addition, until            , 1998, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

    Doe Run will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other holder of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after consummation of the Exchange Offer, Doe Run will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Doe Run has agreed to pay all expenses incident to the Exchange Offer and to Doe Run's performance of, or compliance with, the Registration Rights Agreement (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters related to the Exchange Notes being offered hereby are being passed upon for Doe Run and the Guarantors by Cadwalader, Wickersham & Taft, New York, New York.

                                    EXPERTS

    The audited consolidated financial statements of the Company as of October 31, 1996 and 1997 and for each of the years in the three year period ended October 31, 1997 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to certain subsidiaries, its opinion is based on the reports of other independent public accountants, namely Medina, Zaldivar y Asociados S. Civ. R.L., a member firm of Andersen Worldwide SC, independent certified public accountants, appearing elsewhere herein.

    The audited consolidated financial statements of Doe Run Peru's predecessor as of December 31, 1994, 1995 and 1996 and October 23, 1997 and for each of the years in the three year period ended December 31, 1996 and the period January 1, 1997 to October 23, 1997, and of Doe Run Peru as of October 31, 1997, included herein have been audited by Medina, Zaldivar y Asociados S. Civ. R.L., a member firm of Andersen Worldwide SC, independent certified public accountants, as stated in their reports with respect thereto.

    The financial statements of the Missouri Lead Division as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein. With respect to the unaudited interim financial information of the Missouri Lead Division for the six month periods ended June 30, 1998 and 1997, included in this Registration Statement, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein, states that they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
                                     THE DOE RUN RESOURCES CORPORATION
Independent Auditors' Report...............................................................................        F-2
Report of Independent Public Accountants...................................................................        F-3
Consolidated Balance Sheets as of October 31, 1996 and 1997................................................        F-4
Consolidated Statements of Operations and Shareholders' Equity for the years ended October 31, 1995, 1996
  and 1997.................................................................................................        F-5
Consolidated Statements of Cash Flows for the years ended October 31, 1995, 1996 and 1997..................        F-6
Notes to Consolidated Financial Statements.................................................................        F-7
Condensed Consolidated Balance Sheet as of October 31, 1997 and unaudited as of July 31, 1998..............       F-33
Condensed Consolidated Statements of Operations for the nine months ended July 31, 1997 and 1998...........       F-34
Condensed Consolidated Statements of Cash Flows for the nine months ended July 31, 1997 and 1998...........       F-35
Notes to Condensed Consolidated Financial Statements.......................................................       F-36
                                            DOE RUN PERU S.R.L.
Report of Independent Public Accountants...................................................................       F-45
Consolidated Balance Sheet as of October 31, 1997..........................................................       F-46
Consolidated Statement of Income for the period from October 23, 1997 (Inception Date) to October 31,
  1997.....................................................................................................       F-47
Consolidated Statement of Changes in Shareholders' Equity for the period from October 23, 1997 (Inception
  Date) to October 31, 1997................................................................................       F-48
Consolidated Statement of Cash Flows for the period from October 23, 1997 (Inception Date) to October 31,
  1997.....................................................................................................       F-49
Notes to the Consolidated Financial Statements.............................................................       F-50
Condensed Consolidated Balance Sheet as of July 31, 1998...................................................       F-57
Condensed Consolidated Statements of Operations for the nine months ended July 31, 1997 and 1998...........       F-58
Condensed Consolidated Statement of Cash Flows for the nine months ended July 31, 1997 and 1998............       F-59
Notes to Condensed Consolidated Financial Statements.......................................................       F-60
              EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A., LA OROYA DIVISION
Report of Independent Public Accountants...................................................................       F-61
Statements of Assets and Liabilities as of December 31, 1995 and 1996 and October 23, 1997.................       F-62
Statements of Revenues and Expenses for the years ended December 31, 1994, 1995, 1996 and the period
  January 1 to October 23, 1997............................................................................       F-63
Statements of Changes in Net Assets for the years ended December 31, 1994, 1995, 1996 and the period
  January 1 to October 23, 1997............................................................................       F-64
Statements of Cash Flows for the years ended December 31, 1994, 1995, 1996 and the period January 1 to
  October 23, 1997.........................................................................................       F-65
Notes to Financial Statements..............................................................................       F-66
                                ASARCO INCORPORATED--MISSOURI LEAD DIVISION
Report of Independent Accountants..........................................................................       F-80
Statements of Operations for the years ended December 31, 1995, 1996 and 1997..............................       F-81
Balance Sheets as of December 31, 1996 and 1997............................................................       F-82
Statement of Cash Flows for the years ended December 31, 1995, 1996 and 1997...............................       F-83
Statement of Changes in Divisional Equity for years ended December 31, 1995, 1996 and 1997.................       F-84
Notes to Financial Statements..............................................................................       F-85
Report of Independent Accountants..........................................................................       F-91
Condensed Statements of Operations for the six months ended June 30, 1997 and 1998.........................       F-92
Condensed Balance Sheets as of June 30, 1997 and 1998......................................................       F-93
Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1998.........................       F-94
Notes to Condensed Financial Statements....................................................................       F-95

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Doe Run Resources Corporation and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of The Doe Run Resources Corporation and subsidiaries as of October 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Doe Run Cayman Ltd., a wholly-owned subsidiary, which statements reflect total assets constituting 45% and total revenues constituting 1% in 1997, of the related consolidated totals. Those consolidated statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Doe Run Cayman Ltd. and its subsidiaries, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Doe Run Resources Corporation and subsidiaries as of October 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

December 19, 1997, except for

    note 15 as to which the date is

    March 12, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
Doe Run Cayman Ltd.:

    We have audited the accompanying consolidated balance sheet of Doe Run Cayman Ltd. (a company incorporated in Cayman Islands) as of October 31, 1997 and the related consolidated statements of operations, changes in shareholder's equity and cash flows for the period from October 23, 1997 (inception date) to October 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Doe Run Cayman Ltd. as of October 31, 1997, and its consolidated results of operations and cash flows for the period from October 23, 1997 (inception date) to October 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

                                          MEDINA, ZALDIVAR Y ASOCIADOS

                                          a member firm of Andersen Worldwide SC

Countersigned by:

Marco Antonio Zaldivar
C.P.C. Register 12477
Lima, Peru
December 5, 1997

                       THE DOE RUN RESOURCES CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              AS OF OCTOBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
  Cash....................................................................................      --      $    8,943
  Trade accounts receivable, net of allowance for doubtful accounts of $947 and $729 at
    October 31, 1996 and 1997, respectively...............................................  $   54,493      52,470
  Inventories.............................................................................      30,019      88,648
  Prepaid expenses and other current assets...............................................       2,919       5,263
  Net deferred tax assets.................................................................       3,792          69
                                                                                            ----------  ----------
    Total current assets..................................................................      91,223     155,393
Property, plant and equipment, net........................................................     104,162     206,348
Special term deposit......................................................................      --          --
Net deferred tax assets...................................................................      --           7,481
Other noncurrent assets, net..............................................................       8,529      15,218
                                                                                            ----------  ----------
    Total assets..........................................................................  $  203,914  $  384,440
                                                                                            ----------  ----------
                                                                                            ----------  ----------


                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt....................................................  $   16,590  $   12,345
  Accounts payable........................................................................      16,324      41,086
  Accrued liabilities.....................................................................      24,320      28,893
  Net deferred tax liabilities............................................................      --           7,481
                                                                                            ----------  ----------
    Total current liabilities.............................................................      57,234      89,805
Long-term debt, less current maturities...................................................      66,201     222,395
Net deferred tax liabilities..............................................................       3,792      --
Postretirement benefits...................................................................      12,817      12,455
Reclamation and environmental costs.......................................................      26,773      31,685
Other noncurrent liabilities..............................................................      16,267      13,926
                                                                                            ----------  ----------
    Total liabilities.....................................................................     183,084     370,266

Shareholders' equity:
  Preferred stock, $1,000 par value, 2,500 shares issued, authorized and outstanding;
    liquidation and redemption value of $2,668 and $2,618 on October 31, 1996 and 1997,
    respectively..........................................................................       2,500       2,500
  Common stock, $.10 par value, 1,000 shares authorized, issued, and outstanding..........      --          --
  Additional paid in capital..............................................................       5,000       5,000
  Retained earnings.......................................................................      13,330       6,674
                                                                                            ----------  ----------
    Total shareholders' equity............................................................      20,830      14,174
                                                                                            ----------  ----------
    Total liabilities and shareholders' equity............................................  $  203,914  $  384,440
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

         CONSOLIDATED STATEMENTS OF OPERATIONS AND SHAREHOLDERS' EQUITY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    YEAR ENDED OCTOBER 31,
                                                                -------------------------------
                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Net sales.....................................................  $ 225,143  $ 274,930  $ 280,467
Costs and expenses:
  Cost of sales...............................................    180,398    215,489    234,351
  Depletion, depreciation and amortization....................     12,486     13,654     14,718
  Selling, general and administrative expenses, including
    related party management fees of $1,200 per year..........      8,405     10,079     10,959
  Exploration expense.........................................      1,926      2,912      2,705
                                                                ---------  ---------  ---------
    Total costs and expenses..................................    203,215    242,134    262,733
                                                                ---------  ---------  ---------
    Income from operations....................................     21,928     32,796     17,734
Other income (expense):
  Interest expense............................................    (14,361)   (14,348)   (13,740)
  Interest income.............................................        140        113         21
  Other, net..................................................       (132)       355        (37)
                                                                ---------  ---------  ---------
                                                                  (14,353)   (13,880)   (13,756)
                                                                ---------  ---------  ---------
    Income before income tax expense and extraordinary item...      7,575     18,916      3,978

Income tax expense............................................      3,252      6,451      4,331
                                                                ---------  ---------  ---------
    Net income (loss) before extraordinary item...............      4,323     12,465       (353)

Extraordinary item related to early retirement of debt, net of
  income tax benefit..........................................     --         --         (1,062)
                                                                ---------  ---------  ---------
    Net income (loss).........................................  $   4,323  $  12,465  $  (1,415)

  Shareholders' equity, beginning of year.....................      5,995     10,318     20,830
  Less dividends declared and paid:
    Preferred stock--$140 and $100 per share, respectively....     --           (350)      (250)
    Redemption of preferred stock.............................
    Common stock--$1,603 and $4,991 per share, respectively...     --         (1,603)    (4,991)
                                                                ---------  ---------  ---------
  Shareholders' equity, end of period.........................  $  10,318  $  20,830  $  14,174
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                           YEAR ENDED OCTOBER 31,
                                                                                      ---------------------------------
                                                                                        1995       1996        1997
                                                                                      ---------  ---------  -----------
Cash flows from operating activities:
  Net income (loss).................................................................  $   4,323  $  12,465  $    (1,415)
  Extraordinary item related to retirement of debt..................................     --         --            1,327
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation, depletion and amortization........................................     12,486     13,654       14,718
    Amortization of deferred financing fees.........................................      1,140        898          257
    Imputed interest................................................................      7,132      6,617        5,635
    Increase (decrease) resulting from changes in assets and liabilities, net of effects of business acquisitions:
      Trade accounts receivable.....................................................     (5,641)   (10,291)       2,023
      Inventories...................................................................        665      3,209       (3,062)
      Prepaid expenses and other current assets.....................................       (994)      (339)      (1,201)
      Accounts payable..............................................................      2,028        771        6,636
      Accrued liabilities...........................................................      3,955      1,492       (1,939)
      Other noncurrent assets and liabilities, net..................................     (5,028)      (526)      (4,959)
                                                                                      ---------  ---------  -----------
        Net cash provided by (used in) operating activities.........................     20,066     27,950       18,020

Cash flows from investing activities:
  Special term deposit..............................................................     --         --          --
  Purchases of property, plant and equipment........................................     (5,377)   (10,534)     (13,476)
  Payments for acquisitions.........................................................     --         (1,742)    (128,242)
                                                                                      ---------  ---------  -----------
        Net cash used in investing activities.......................................     (5,377)   (12,276)    (141,718)

Cash flows from financing activities:
  Proceeds from (payments on) revolving loan, net...................................     (5,139)     1,044       (6,399)
  Proceeds from short-term borrowings...............................................     --         --          --
  Proceeds from long-term debt......................................................     --         --          365,945
  Payments on long-term debt........................................................     (9,550)   (14,765)    (212,453)
  Payment of deferred financing costs...............................................     --         --           (8,573)
  Extraordinary item related to retirement of debt..................................     --         --             (638)
  Payment of dividends..............................................................     --         (1,953)      (5,241)
  Redemption of preferred stock.....................................................     --         --          --
                                                                                      ---------  ---------  -----------
        Net cash provided by (used in) financing activities.........................    (14,689)   (15,674)     132,641
                                                                                      ---------  ---------  -----------
        Net increase in cash........................................................     --         --            8,943

Cash at beginning of period.........................................................     --         --          --
                                                                                      ---------  ---------  -----------
Cash at end of period...............................................................  $  --      $  --      $     8,943
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------
Supplemental disclosure of cash flow information--
  Cash paid during the period for:

    Interest, net of capitalized interest...........................................  $   6,850  $   6,575  $     9,196
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------
    Income taxes....................................................................  $  --      $   6,787  $     3,480
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    These consolidated financial statements include the accounts of The Doe Run Resources Corporation and its wholly owned subsidiaries (the "Company"). All material intercompany balances and transactions have been eliminated.

    NATURE OF BUSINESS

    The principal domestic business of the Company is the exploration, development, mining and processing of base metals, primarily lead, and recycling of lead-acid batteries and other lead-bearing materials. The Company's fabrication businesses fabricate lead products used in radiation and X-ray shielding, pollution control devices, and medical equipment, produce lead oxide for use in automotive batteries, and fabricate and repair lead-lined process equipment. In Peru, the Company is engaged in the smelting and refining of polymetallic concentrates, mainly copper, lead and zinc, which are sold as refined metals primarily to customers located outside of Peru.

    FOREIGN CURRENCY TRANSLATION

    The functional currency of the Company's foreign subsidiaries is the U.S. Dollar. Accordingly, translation gains and losses are included in determining net income.

    USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

    CASH

    All of the Company's domestic accounts are zero balance accounts. Checks cleared on domestic bank accounts are funded by advances drawn on revolving loans. Cash received from domestic operations is transferred to the Company's primary lender daily and applied to outstanding revolving loans, if any.

    INVENTORIES

    Finished metals and concentrates, metals and concentrates in process, and raw materials are stated at the lower of cost or market. The last-in, first-out ("LIFO") method of determining cost is used for the majority of the Company's U.S. inventories. Inventory costs of the Company's foreign subsidiaries are determined using the first-in, first-out ("FIFO") method. Inventory costs include labor, material and other production costs. Supplies and repair parts are principally stated at average cost, net of reserves for obsolescence.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost. Major additions and improvements to property, plant and equipment are capitalized, at cost, when they significantly increase the productive capacity or the life of the asset.

    Routine or unanticipated repair and maintenance expenditures, which do not extend the useful life or increase the productive capacity of the asset, are charged to operations as incurred. Major expenditures required to maintain the originally anticipated productive capacity and life of the asset (such as furnace rebuilds), for which both the amount and timing can be reasonably estimated, are accrued and charged to operations over the period through the next anticipated maintenance date.

    Mineral interests are amortized using the units of production method.

    Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                  3 to 20
Buildings and improvements....................................     years
                                                                  2 to 15
Machinery and equipment.......................................     years

    Facilities at which operations have temporarily ceased may be placed on a standby care and maintenance basis. The Company continues to depreciate the related assets during the standby period, however, the expected useful lives are adjusted. During the standby period all care and maintenance expenditures incurred are expensed.

    IMPAIRMENT OF LONG-LIVED ASSETS

    In fiscal 1997, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets be reviewed for impairment when events or circumstances indicate that the carrying amount of the assets may not be recoverable. The impairment loss on such assets, as well as long-lived assets and certain identifiable intangibles to be disposed of, is measured as the amount by which the carrying value of the assets exceeds the fair value of the assets. No impairment losses have been recognized.

    DEFERRED FINANCING COSTS

    Deferred financing costs represent fees paid in conjunction with the acquisition of long-term debt and are amortized using the interest method over the term of the respective debt.

    EXPLORATION AND DEVELOPMENT COSTS

    All exploration costs are charged to operations as incurred. Development costs incurred to maintain production at operating mines are charged to operations as incurred. Development expenditures for mining properties that are considered to be commercially feasible, but are not yet producing, and major development expenditures at operating mines that are expected to benefit future production are capitalized and amortized using the units of production method over the estimated proven ore reserves to be benefited.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECLAMATION COSTS

    The Company's mines and related processing facilities are subject to governance by various agencies that have established minimum standards for reclamation. Company estimates of mine closure costs are accrued and charged to expense using the units of production method during the estimated life of the operations. A reserve for reclamation costs has been established for the restoration of certain abandoned mining and processing sites based on current estimates of the cost to comply with existing standards. Routine environmental expenditures are expensed as incurred or capitalized and depreciated depending on their future economic benefit.

    COMMITMENTS AND CONTINGENCIES

    The Company accrues for loss contingencies, including costs associated with environmental remediation obligations, when such costs are probable and reasonably estimable. Accruals are reviewed and adjusted as circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

    REVENUE RECOGNITION

    Sales are recorded as products are shipped to customers. Concentrate and certain smelter product sales are recorded based on estimated weights, metal contents and prices using applicable customer agreements and hedge contracts. All such sales are adjusted when final weights, metal contents and prices are determined.

    RISK MANAGEMENT

    The Company's use of derivative financial instruments is limited to managing well-defined commodity price risks related to inventories and future production. Derivative financial instruments are not used for trading purposes. The Company may, from time to time, enter into forward physical sales agreements with customers or futures contracts, which fix prices for a portion of its anticipated future production, generally for periods not exceeding twelve months. The Company may also periodically buy futures contracts to offset the effect of certain fixed-price forward physical sales commitments. In addition, the Company may employ the use of commodity options to obtain the aforementioned transactions. Since these transactions meet the requirements for hedge accounting, gains and losses realized on such transactions, as well as any cost or revenue associated therewith, are recognized in net sales when the related production is sold. If an instrument does not meet the requirements for hedge accounting, gains and losses are recognized immediately.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of the Company's long-term debt were estimated using discounted cash flow analyses, based on the estimates of incremental borrowing rates for similar types of borrowing arrangements. At October 31, 1996 and 1997, the fair values of the Company's financial instruments, except for the hedge positions described in Note 13, were not materially different from their carrying amounts.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed when incurred and are included in selling, general and administrative expenses on the consolidated statements of operations. Research and development costs are not significant.

    INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the interim consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position and results of operations for the periods presented herein. Interim periods are not necessarily indicative of results to be expected for the year

(2) BUSINESS ACQUISITION

    Doe Run Cayman Ltd. ("Doe Run Cayman"), a Cayman Islands corporation and a wholly owned subsidiary of the Company, was incorporated on September 10, 1997. Doe Run Cayman had no business activity until October 23, 1997, when Doe Run Cayman, through its subsidiary Doe Run Peru S.R.L. ("Doe Run Peru"), acquired substantially all of the outstanding shares of Empresa Metalurgica La Oroya S.A. ("Metaloroya"). Metaloroya is a Peruvian corporation, which was formed for purposes of consummating the sale of certain assets and liabilities of La Oroya, a division of Empresa Minera del Centro del Peru S.A. ("Centromin"), an entity owned by the Peruvian government. Doe Run Cayman's operating subsidiaries in Peru will herein be referred to as "Doe Run Peru."

    The acquisition was made through a Contract of Stock Transfer, Capital Increase and Stock Subscription (the "Contract"). Peruvian law required a capital contribution to Metaloroya of $126,500 in exchange for 51% of the shares and a payment of $120,515 for the transfer of the remaining 49%. Subsequent to the acquisition, utilizing the proceeds from the capital contribution, Doe Run Peru repaid $125,000 on the $225,000 term loan used to finance the transaction.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(2) BUSINESS ACQUISITION (CONTINUED)
    The acquisition has been accounted for as a purchase and the effective purchase price of $123,015, including transaction costs of approximately $2,500, was allocated to the fair value of the assets acquired and liabilities assumed as follows:

Inventories.......................................................  $  55,567
Other current assets..............................................      1,382
Property, plant and equipment.....................................     97,761
Accounts payable and other accrued liabilities....................    (24,495)
Environmental contingency.........................................     (7,200)
                                                                    ---------
                                                                    $ 123,015
                                                                    ---------
                                                                    ---------

    The excess of the fair value of the net assets acquired over the purchase price, approximately $157,000, reduced the value of the fixed assets acquired. The results of the operations of Doe Run Peru have been included with those of the Company since the date of acquisition.

    The following unaudited pro forma results of operations for the years ended October 31, 1996 and 1997 assume that the acquisition of Doe Run Peru occurred as of the beginning of the respective periods. The pro forma information does not purport to be indicative of the results of operations that would have occurred had the acquisition occurred at the beginning of the periods presented or of the future results of operations.

                                                                        YEAR ENDED OCTOBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------

                                                                             (UNAUDITED)
Net sales.............................................................  $  731,727  $  709,780
Net income before extraordinary item..................................      22,649      15,195
Net income............................................................      22,649      14,133

(3) RELATED PARTY TRANSACTIONS

    The Company has entered into a management consulting agreement with The Renco Group, Inc. ("Renco"). Renco holds all of the preferred stock of the Company, and Renco's subsidiary, DR Acquisition Corp. holds all of the Company's common stock. Under the agreement, Renco will provide the Company with management services for a fee of $1,200 annually. The agreement expires October 31, 2000. Fees expensed under this agreement were $1,200 for each of the years ended October 31, 1995, 1996 and 1997.

    To obtain the advantages of volume, Renco purchases certain categories of property and casualty insurance for a number of its subsidiaries, including the Company, and the actual cost of such insurance, without markup, is reimbursed by the covered subsidiaries. For the years ended October 31, 1995, 1996 and 1997 the Company reimbursed Renco for costs of approximately $1,754, $1,821 and $2,473 respectively, under the Renco insurance program.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(4) INVENTORIES

    Inventories consist of the following:

                                                                              OCTOBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
Finished metals and concentrates........................................  $   6,408  $  11,460
Metals and concentrates in process......................................      9,520     51,129
Materials, supplies and repair parts....................................     14,091     26,059
                                                                          ---------  ---------
                                                                          $  30,019  $  88,648
                                                                          ---------  ---------
                                                                          ---------  ---------

    Materials, supplies and repair parts are stated net of reserves for obsolescence of $4,866 and $4,977 at October 31, 1996 and 1997, respectively.

    The FIFO cost of inventories valued under the LIFO cost method were $19,508 and $20,311 at October 31, 1996 and 1997, respectively. If the FIFO cost method had been used to determine cost, inventories would have been $5,996 higher at October 31, 1997.

    As a result of reducing certain inventory quantities valued on the LIFO basis, lower inventory costs prevailing in previous years were charged to cost of sales in 1995, 1996 and 1997. In 1996, the Company adopted a policy of calculating the effect of LIFO liquidations on net income based on the current cost method. The effect was an increase in net income of $111, $542, and $899 for the years ended October 31, 1995, 1996 and 1997, respectively.

(5) PROPERTY, PLANT AND EQUIPMENT, NET

    Property, plant and equipment, net consists of the following:

                                                                             OCTOBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
Land..................................................................  $    3,347  $    9,371
Buildings and improvements............................................      27,054      45,286
Machinery and equipment...............................................      77,056     172,582
Mineral interests.....................................................      20,920      22,005
Construction in progress..............................................       7,486       3,252
                                                                        ----------  ----------
                                                                           135,863     252,496
Less accumulated depreciation and depletion                                 31,701      46,148
                                                                        ----------  ----------
                                                                        $  104,162  $  206,348
                                                                        ----------  ----------
                                                                        ----------  ----------

    Rental expense applicable to minimum rentals under operating leases was $1,460, $3,101 and $5,543 for the years ended October 31, 1995, 1996, and 1997, respectively. Contingent rental payments, based primarily on equipment usage, were $309, $554, and $674 for the same periods.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(5) PROPERTY, PLANT AND EQUIPMENT, NET (CONTINUED)
    The Company's operating leases relate primarily to operating equipment, office facilities and office equipment. The minimum rental commitments under noncancellable leases, with terms in excess of one year, are as follows:

FISCAL YEAR ENDING OCTOBER 31,
-----------------------------------------------------------------------------------
1998...............................................................................  $   6,197
1999...............................................................................      4,486
2000...............................................................................      3,662
2001...............................................................................      2,924
2002...............................................................................      1,393
                                                                                     ---------
                                                                                     $  18,662
                                                                                     ---------
                                                                                     ---------

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(6) ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                              OCTOBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
Reclamation and environmental...........................................  $   4,393  $   3,842
Property taxes..........................................................      3,441      3,299
Compensated absences....................................................      2,734      3,076
Salaries, wages, fringes................................................      6,157      7,943
Other...................................................................      7,595     10,733
                                                                          ---------  ---------
                                                                          $  24,320  $  28,893
                                                                          ---------  ---------
                                                                          ---------  ---------

    Reclamation and environmental costs represents the estimate of reclamation and environmental spending for the following fiscal year. These costs relate primarily to the historical operations of the Company. See Note 14.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(7) LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                               AS OF OCTOBER 31,
                                                                                             ---------------------
                                                                                               1996        1997
                                                                                             ---------  ----------
$130,000 term loan--due quarterly in increasing amounts, with a balloon payment of $60,000
  due October 31, 2003; effective rate of 8.64% at October 31, 1997........................  $  --      $  130,000
$225,000 term loan--due quarterly in increasing amounts, with a balloon payment of $42,000
  due October 23, 2002; effective rate of 9.14% at October 31, 1997........................     --         100,000
Revolving loan dated October 23, 1997--expiring October 23, 2002, interest payable
  quarterly at the Eurodollar rate, plus 2.5% (8.12% at October 31, 1997)..................     --           3,000
Pollution control financing--maturing December 15,1998, annual principal payments due on
  December 15, interest at 5.75%, payable semi-annually....................................      2,540       1,740
Revolving loan dated April 7, 1994--interest payable monthly at the prime rate (8.75% at
  October 31, 1996) plus 1.75%, plus 0.5% on the unused portion of the loan................      9,399      --
Term loan--payable in monthly installments of $256 plus interest at the prime rate plus
  1.75%....................................................................................      4,823      --
Senior note--maturing September 1, 1998, principal payments of $125 due quarterly, interest payable monthly at a rate of 12%. Contingent interest is due quarterly, based on an
  indexed market rate, 16.72% at October 31, 1996..........................................      9,297      --
Promissory note--maturing February 28, 2002, principal payable as percentage of gross margin over a specific base amount, plus interest due annually, bearing interest at 4%
  through February 28, 1996 increasing 1% each year through February 28, 2001, face amount
  of $50,000 discounted to effective interest rate of 15.5%................................     36,772      --
Contract obligation--payable in annual principal payments of $5,100 and a balloon payment of $15,100 due April 1, 1999 non-interest bearing, face amount of $35,500 discounted to
  an effective interest rate of 14.5%......................................................     19,960      --
                                                                                             ---------  ----------
                                                                                             $  82,791  $  234,740

Less current maturities....................................................................     16,590      12,345
                                                                                             ---------  ----------
Long-term debt, less current maturities....................................................  $  66,201  $  222,395
                                                                                             ---------  ----------
                                                                                             ---------  ----------

    On October 23, 1997 the Company and Doe Run Peru borrowed $130,000 and $225,000, respectively, under credit agreements with a group of financial institutions. The proceeds were used to retire all of the Company's outstanding debt, except for the Pollution Control Bonds, and to finance the acquisition and capital contribution discussed in Note 2. The applicable interest rate on the loans is the greater of the Eurodollar rate (adjusted for the maximum reserve percentages as established by the Federal Reserve Board) or the ten-year U.S. Treasury bond rate, plus an applicable margin: 2.5%, to increase 0.25% per quarter on the $130,000 loan and 3%, to increase .25% annually, on the $225,000 loan.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(7) LONG-TERM DEBT (CONTINUED)
    The credit agreements also provided for borrowing under two credit facilities. The first facility allows the Company to borrow up to $100,000 and expires October 23, 2002. The availability of funds under the facility is limited to a percentage of eligible accounts receivable and inventories. Actual availability was $40,417 at October 31, 1997. The facility bears interest at a base rate plus an applicable margin. The base rate is equal to the greater of 1) the adjusted certificate of deposit rate plus .5%, 2) the financial institutions' prime lending rate, or 3) the Federal funds rate plus .5%; or the adjusted Eurodollar rate as specified by the Company. The applicable margin is 2.5%, or .75% in the case of Eurodollar rate loans. The Company is also obligated to pay an unused line fee equal to .375% on the amount by which the maximum credit of $100,000 exceeds outstanding loans and letters of credit. All cash received from the Company's domestic operations is wired daily to the financial institutions to pay down the outstanding loan balance, if any. Revolving loans and standby letters of credit outstanding under this facility were $0 and $6,100, respectively, at October 31, 1997.

    The second facility allows Doe Run Peru to borrow up to $50,000 and expires October 23, 2002. The interest rate is due to increase .25% annually. An unused line fee of .5% per annum on the average unused portion of the line is payable quarterly, in arrears. Availability of funds under the facility is limited to a percentage of eligible accounts receivable and inventories. Actual availability was $29,332 at October 31, 1997. Revolving loans and standby letters of credit outstanding under this facility were $3,000 and $3,300, respectively, at October 31, 1997.

    Pollution control financing represents the outstanding balances of revenue bonds issued to provide funding for pollution control facilities at the Company's domestic primary lead smelter. The debt is guaranteed by the former owner of the Company.

    Effective January 31, 1997, the Company amended the terms of the revolving and term loans dated April 7, 1994. The amendment reduced the interest rate payable, increased the amount of the term loan, and extended the term of the revolving and term loans, which were due to mature April 7, 1997 and April 7, 1998, respectively. Pursuant to the amendment, the Company borrowed an additional $10,945 on the term loan, for a new principal balance of $15,000, due in monthly installments, maturing January 2002. The proceeds were used to retire the senior note balance of $9,172 on January 31, 1997 and pay contingent interest of $1,426. These loans were retired with the proceeds of the $130,000 term loan as discussed above.

    Virtually all of the Company's assets are pledged to secure long-term debt.

    In conjunction with early extinguishments of long-term debt in 1997, the Company recognized extraordinary charges of $1,062, net of income tax benefit of $265.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(7) LONG-TERM DEBT (CONTINUED)
    The aggregate estimated amounts of long-term debt maturing after October 31, 1997 are as follows:

1998..............................................................  $  12,345
1999..............................................................     21,395
2000..............................................................     35,500
2001..............................................................     33,500
2002..............................................................     72,000
Thereafter........................................................     60,000
                                                                    ---------
                                                                    $ 234,740
                                                                    ---------
                                                                    ---------

    In addition to scheduled principal payments on the term loans, additional payments may be required based on cash flow for the previous fiscal year, beginning with the year ended October 31, 1998.

    The Company's various debt agreements contain certain requirements with respect to net worth, leverage ratios, and coverage of fixed charges, which begin in fiscal 1998. These agreements also place limitations on dividend payments and other outside borrowings and restrict annual capital expenditures. The Company was in compliance with all debt covenants at October 31, 1997, and accordingly, the related debt is classified as long-term. As of January 31, 1998, the Company had received waivers from its lenders with respect to the net worth and leverage ratio requirements under the $130,000 term loan and revolving loan under the $100,000 credit facility. The waivers are effective for the quarter ended January 31, 1998 with respect to the leverage ratio requirements and for the two quarters ending April 30, 1998 with respect to the net worth requirements. The Company refinanced all of the loans outstanding under the credit agreements during the quarter ending April 30, 1998.

(8) INCOME TAXES

    The Company files a consolidated federal income tax return with Renco. Pursuant to a tax sharing agreement with Renco, the Company provides for federal income taxes as if the Company filed separate income tax returns except that, generally, no carryforward of net operating losses is permitted, unless such losses are generated by net tax temporary differences. Under the terms of the agreement, the Company is required to remit annually to Renco the amount of federal income taxes provided. Renco files the Company's state income tax returns, and the Company remits the resulting tax to Renco. Doe Run Peru and its subsidiaries pay taxes directly to their respective jurisdictions in which income and other similar taxes arise.

    Doe Run Cayman is subject to the regulations of the Cayman Islands, which currently have no corporate income or capital gains tax. Doe Run Cayman's subsidiaries located in Peru are subject to Peruvian taxation. The statutory income tax rate in Peru is 30%. Doe Run Peru is subject to a ten-year tax stabilization agreement with the Peruvian government, which provides for Peruvian taxation based on tax statutes and regulations prevailing on October 21, 1997. Metaloroya is subject to a tax stabilization agreement with the Peruvian government, which provides for Peruvian taxation based on tax statutes and regulations prevailing on April 25, 1994. This agreement was modified, and an election was

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(8) INCOME TAXES (CONTINUED)
made to adopt the tax statutes and regulations as of November 6, 1997, beginning with the Peruvian tax year ending on December 31, 1997, through December 31, 2006.

    Income tax expense is comprised of the following:

                                                                       YEAR ENDED OCTOBER 31,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Current:
  Federal........................................................  $   3,175  $   6,383  $   3,882
  State..........................................................         77         68         99
  Foreign........................................................     --         --            419
                                                                   ---------  ---------  ---------
                                                                       3,252      6,451      4,400

Deferred:
  Foreign........................................................     --         --            (69)
                                                                   ---------  ---------  ---------
                                                                   $   3,252  $   6,451  $   4,331
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Income tax expense differed from the amount computed by applying the statutory federal corporate income tax rate of 35% to income before income tax expense as a result of the following:

                                                                    YEAR ENDED OCTOBER 31,
                                                                -------------------------------
                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Income tax expense at statutory rate..........................  $   2,651  $   6,620  $   1,392
Increase (reduction) in income tax expense resulting from:
  Percentage depletion in excess of basis.....................     (2,344)    (4,583)    (2,532)
  Change in the balance of the valuation allowance for
    deferred tax assets.......................................      2,808      4,095      4,487
  Nondeductible expenses......................................         66        385        477
  State income taxes, net of federal benefit..................         64         56         64
  Foreign income taxes at effective rates in excess of the
    statutory rate............................................     --         --            324
  Other, net..................................................          7       (122)       119
                                                                ---------  ---------  ---------
                                                                $   3,252  $   6,451  $   4,331
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(8) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                          AS OF OCTOBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
Deferred tax assets:
  Inventories and other current assets................................  $      364  $      514
  Accrued liabilities.................................................       3,268       3,099
  Postretirement benefits.............................................       4,920       4,781
  Reclamation and environmental costs.................................      10,278       9,399
  Other noncurrent assets and liabilities.............................      11,924      14,346
                                                                        ----------  ----------
                                                                            30,754      32,139
  Less valuation allowance............................................      (8,841)    (13,328)
                                                                        ----------  ----------
    Total deferred tax assets.........................................      21,913      18,811
                                                                        ----------  ----------
Deferred tax liabilities:
  Inventories and other current assets................................         (78)     --
  Property, plant and equipment.......................................     (10,883)    (11,557)
  Mineral Properties..................................................      (5,136)     (4,856)
  Pension asset.......................................................      (2,630)     (2,329)
  Long-term debt......................................................      (3,186)     --
                                                                        ----------  ----------
    Total deferred tax liabilities....................................     (21,913)    (18,742)
                                                                        ----------  ----------
      Net deferred tax assets.........................................  $   --      $       69
                                                                        ----------  ----------
                                                                        ----------  ----------

    The deferred tax liabilities related to inventories, other current assets and property, plant and equipment are principally due to differences in book and tax allocations of the excess of the fair value of the sum of assets acquired, less liabilities assumed over the purchase price paid. Accruals for financial reporting purposes, which have no tax basis, gave rise to a significant portion of the other temporary differences.

    The Company recognized a deferred tax asset of $8,451 and $10,188 for an alternative minimum tax carryforward at October 31, 1996 and 1997, respectively, which is included above in other noncurrent assets and liabilities. The alternative minimum tax carryforward is available to reduce future Federal regular income taxes, if any, over an indefinite period.

    Management has provided a valuation allowance against certain domestic deferred tax assets, to the extent that it is unlikely, that the benefits of those assets will be realized.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(9) EMPLOYEE BENEFITS

DOMESTIC PLANS

    DEFINED BENEFIT PLANS

    The Company sponsors a non-contributory defined benefit plan.

    Benefits provided to salaried employees under the defined benefit plan are based on final average compensation and years of service. Benefits provided to hourly employees are based on a flat rate and years of service. Net periodic pension expense (income) is comprised of the following:

                                                                    YEAR ENDED OCTOBER 31,
                                                                -------------------------------
                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Service cost..................................................  $     865  $   1,342  $   1,439
Interest cost on projected benefit obligation.................      3,025      3,506      3,660
Actual return on assets.......................................     (5,016)    (4,168)    (7,306)
Net amortization and deferral of unrecognized net losses......      1,007        176      3,333
                                                                ---------  ---------  ---------
Net periodic pension expense (income).........................  $    (119) $     856  $   1,126
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The following assumptions were used in the determination of net periodic pension expense (income):

                                                                     YEAR ENDED OCTOBER 31,
                                                                 -------------------------------
                                                                   1995       1996       1997
                                                                 ---------  ---------  ---------
Discount rates.................................................       9.00%      7.50%      7.75%
Rate of increase in compensation levels........................       3.00       3.00       3.00
Expected long-term rate of return on assets....................       9.00       9.00       9.00

    The following table sets forth the funded status of the Company's defined benefit plan:

                                                                          AS OF OCTOBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
Actuarial present value of benefit obligations:
  Vested benefit obligation...........................................  $  (38,385) $  (43,417)
  Non-vested obligation...............................................      (2,261)     (2,758)
                                                                        ----------  ----------
    Accumulated benefit obligation....................................  $  (40,646) $  (46,175)
                                                                        ----------  ----------
                                                                        ----------  ----------
Projected benefit obligation..........................................  $  (46,758)    (51,748)
Less plan assets at fair value, primarily investments in common stock
  and corporate bonds.................................................      47,401      51,359
                                                                        ----------  ----------
Plan assets in excess of projected benefit obligation.................         643        (389)
Unrecognized net loss.................................................       6,207       6,457
                                                                        ----------  ----------
    Pension asset, including in other noncurrent assets, net..........  $    6,850  $    6,068
                                                                        ----------  ----------
                                                                        ----------  ----------

    The weighted average discount rate used in determining the projected benefit obligation was 7.75% and 7.5% as of October 31, 1996 and 1997, respectively. The unrecognized net loss is amortized over the average remaining service period of employees expected to receive benefits under the plan.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(9) EMPLOYEE BENEFITS (CONTINUED)

    The Company also adopted a supplemental defined benefit plan, The Supplemental Employee Retirement Plan (SERP), effective November 1, 1996. The SERP provides benefits to those participants of the defined benefit plan whose benefits under the plan are limited by Sections 401(a)(17) or 415 of the Internal Revenue Code. Benefits under the SERP represent the amount by which the benefits under the defined benefit plan, if such benefits were not limited, exceed those benefits the participants are entitled to receive. The SERP is unfunded. The Company recorded pension expense of $259 for the year ended October 31, 1997, an intangible pension asset of $624, and a pension liability of $883 at October 31, 1997 with respect to the SERP plan.

    POSTRETIREMENT BENEFIT PLANS

    The Company sponsors three postretirement medical plans. The plans generally cover medical expenses subject to deductibles, copayments and limits on specified coverage. For persons retired on or before January 1, 1992, the retiree's contribution to the cost of these plans varies primarily based upon the date of retirement and the respective plan. Effective January 1, 1992, the Company's contribution to the cost of coverage of employees retiring after that date has decreased gradually, until, beginning in 1997, retirees pay 100% of the cost of coverage. The Company maintains stop-loss insurance for claims exceeding $200 per person in any calendar year.

    The postretirement benefit plans are unfunded. The following illustrates the Company's postretirement benefit obligation:

                                                                           AS OF OCTOBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees..............................................................  $  11,418  $  10,169
  Fully eligible active participants....................................        171        135
  Other actives.........................................................        257        248
                                                                          ---------  ---------
                                                                             11,846     10,552
Unrecognized net gain...................................................      1,901      2,818
                                                                          ---------  ---------
  Postretirement benefit obligation.....................................  $  13,747  $  13,370
                                                                          ---------  ---------
                                                                          ---------  ---------

    Net periodic postretirement benefit cost includes the following components:

                                                                          YEAR ENDED OCTOBER 31,
                                                                      -------------------------------
                                                                        1995       1996       1997
                                                                      ---------  ---------  ---------
Service cost........................................................  $      33  $      23  $      34
Interest cost.......................................................      1,076        886        789
Amortization of gains...............................................         --        (23)      (104)
                                                                      ---------  ---------  ---------
  Net periodic postretirement benefit cost..........................  $   1,109  $     886  $     719
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

    The weighted average annual assumed rate of increase in the per capita cost of covered benefits (I.E., health care cost trend rate) for the medical plans is 8% for fiscal 1998, and is assumed to decrease gradually to 5% by the year 2001, and remain at that level thereafter. A one-percentage point increase

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(9) EMPLOYEE BENEFITS (CONTINUED)
in each year would increase the accumulated postretirement benefit obligation and the net periodic postretirement benefit cost by $612 and $48, respectively.

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.75% and 7.50% at October 31, 1996 and 1997, respectively.

    DEFINED CONTRIBUTION AND PROFIT SHARING PLANS

    The Company sponsors a 401(k) plan that covers substantially all salaried and hourly employees. Participants can contribute up to 15% of compensation on a before-tax basis. The Company matches 25% of the first 6% of a participant's before-tax contribution. The Company's expense representing its matching contribution was $307, $360 and $499 for the years ended October 31, 1995, 1996 and 1997, respectively. Plan assets consist primarily of investments in common stock and debt securities.

    On February 28, 1995, the Company adopted a profit sharing program, which covers substantially all salaried and hourly employees. The program provides for a distribution to employees equal to 15% of income before income tax expense. At management's discretion, a portion of the distribution may be made in the form of a contribution to the 401(k) plan. The remainder is paid in cash to employees. The Company's expense for the years ended October 31, 1995, 1996 and 1997 was $1,388, $3,492 and $493, respectively.

    FOREIGN PLANS

    Doe Run Peru is required to make semi-annual deposits into a bank account for severance indemnity benefits for Doe Run Peru employees under Peruvian government regulations. The balance in the account represents the full benefit due to such employees upon termination. The Company accrues for the additional amount that would be contributed to the account since the last deposit date as if all such employees were to terminate as of the balance sheet date.

    In accordance with government regulations in Peru, employees are entitled to receive 8% of the Doe Run Peru's taxable income, 50% of which is distributed to employees based on number of days worked, and the remaining distributed in proportion to their salaries.

(10) PREFERRED STOCK (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The Company had 2,500 shares of preferred stock with a $1,000 par value authorized, issued and outstanding at October 31, 1996 and 1997. The shares are owned by Renco. The shares are redeemable solely at the option of the Company at $1,000 per share plus any unpaid dividends.

    Cumulative annual dividends of $80 per share are payable quarterly on the first day of January, April, July and October and must be paid before dividends on common stock can be paid. The Company declared and paid dividends of $100 per share on each of its 2,500 shares on December 30, 1996. Dividends in arrears at October 31, 1996 and 1997 were $168 and $118, respectively. At October 31, 1996 and 1997, no dividends were accrued as none had been declared.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(11) BUSINESS AND CREDIT CONCENTRATIONS

    Lead prices fluctuate and are affected by numerous factors beyond the Company's control, including expectations for inflation, speculative activities, the relative exchange rate of the U.S. dollar, global and regional demand and production, political and economic conditions and production costs in major producing regions. The aggregate effect of these factors makes it impossible for the Company to predict lead prices. Fluctuations in the lead price could have a material adverse effect on the results of operations, financial condition, and liquidity of the Company.

    For the years ended October 31, 1995, 1996 and 1997 approximately 59%, 67% and 63%, respectively, of the Company's revenues were from U.S. battery manufacturers (primarily automotive) or their suppliers. At October 31, 1996 and 1997, the accounts receivable balances related to these U.S. battery manufacturers were $39,246 and $35,162, respectively.

    For the years ended October 31, 1995, 1996 and 1997 the Company relied on one battery customer, Johnson Controls, Inc., for approximately 13%, 14% and 12% of its revenue, respectively. Related accounts receivable balances were $9,394 and $6,501 at October 31, 1996 and 1997, respectively. An additional 10% of revenues were attributed to East Penn Manufacturing Co., Inc., a battery manufacturer, for the year ended October 31, 1996, and Big River Zinc Corporation for the year ended October 31, 1997. No other customer accounted for greater than 10% of revenues for the year ended October 31, 1995.

(12) SEGMENT INFORMATION

    The Company operates in one industry segment for financial reporting purposes.

    Doe Run Peru's net sales and income from operations were $2,571 and $359, respectively, for the period from October 23 to October 31, 1997. There were no intraenterprise sales between geographic segments during this period. Doe Run Peru's identifiable assets were $171,000 at October 31, 1997.

(13) COMMITMENTS AND CONTINGENCIES

    INVESTMENT COMMITMENT

    According to the Contract described in Note 2, Doe Run Peru is obligated to invest $120,000 through October 23, 2002 to expand and modernize its operations, including certain expenditures to comply with environmental regulations in Peru, as discussed in Note 14. In the event Doe Run Peru has not fulfilled its obligations under the Contract, it will be obligated to pay in 2002 a penalty to Centromin Peru S.A. equal to 30% of any shortfall. Management plans to fund its commitments through future operating cash flows.

    TOLLING

    The Company has entered into a tolling arrangement with a major battery manufacturer whereby the manufacturer will deliver spent lead-acid batteries and other lead-bearing material to the Company's recycling facility and, for a processing fee, the Company will return finished lead metal. The agreement, which expires in September 1999, covers approximately 14% of the Company's anticipated domestic lead metal production.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    SALES

    The Company has commitments to sell approximately 70% of its anticipated domestic lead production under agreements, with terms of generally less than one year. Sales prices are generally based on the London Metal Exchange prices at the time of shipment, plus a premium.

    HEDGING

    The fair market value of the Company's hedging positions at October 31, 1996 and 1997, is the difference between quoted prices at the respective period-end and the contract settlement value. The fair market value represents the estimated net cash the Company would receive (pay) if the contracts were canceled on the respective dates. As management has designated these contracts as hedges, the related gains and losses will be recognized in net sales when the related production is sold.

    The Company's open hedging positions at October 31, 1997 were (numbers not in thousands):

    FUTURES SALES CONTRACTS

METAL                         QUANTITY             PRICE RANGE          FAIR MARKET VALUE         PERIOD
-------------------------  --------------  ---------------------------  -----------------  ---------------------
Lead.....................      5,594 tons  $ 0.2716/lb. to $0.3243/lb.     $   253,391     Nov. 97 to Dec. 98
Copper...................      1,213 tons  $ 0.9525/lb. to $1.0097/lb.     $   142,174     Nov. 97 to Feb. 98
Zinc.....................      2,535 tons  $ 0.6001/lb. to $0.6652/lb.     $   210,744     Nov. 97 to May 98

    The above commitments represent less than 20% of the Company's estimated sales for the year ending October 31, 1998.

    The Company's open hedging positions at October 31, 1996 were (numbers not in thousands):

    FUTURES SALES (PURCHASE) CONTRACTS

METAL                         QUANTITY              PRICE RANGE          FAIR MARKET VALUE         PERIOD
-------------------------  ---------------  ---------------------------  -----------------  ---------------------
Lead.....................    (19,869) tons  $ 0.3384/lb. to $0.3765/lb.     $    54,692     Nov. 96 to Oct. 97
Copper...................       2,811 tons  $ 0.8573/lb. to $1.1290/lb.     $   687,136     Nov. 96 to Mar. 97
Zinc.....................       6,063 tons  $ 0.4990/lb. to $0.5026/lb.     $   259,087     Nov. 96 to Jan. 97

    SOLD CALL OPTION CONTRACTS

METAL                                         QUANTITY    PRICE RANGE     FAIR MARKET VALUE           PERIOD
-------------------------------------------  -----------  ------------  ---------------------  ---------------------
Lead.......................................   2,576 tons  $ 0.3600/lb.           --               Nov. 96 to Dec. 96

    The Company is exposed to risk from market price fluctuations to the extent it cannot meet anticipated sales.

    The Company does not obtain collateral or other security to support hedge instruments subject to credit risk, but assesses the reliability and reputation of its counterparties before contracts are established.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LETTERS OF CREDIT

    At October 31, 1996 and 1997, the Company's lender had issued irrevocable standby letters of credit totaling $5,342 and $6,100, respectively, in connection with the Company's insurance and bonding activities. At October 31, 1997, the Company's lender had issued a $3,300 standby letter of credit as a guarantee for a potential purchase price adjustment related to the acquisition of Metaloroya, as required by the Contract.

    EMPLOYMENT AGREEMENTS

    The Company has employment agreements with a number of its senior executives through October 31, 1999.

    ADDITIONAL PAYMENTS RELATED TO ACQUISITIONS

    The terms of an agreement with the previous owners of The Doe Run Company (predecessor to the Company) provided that, beginning with the fiscal period ending October 31, 1994, additional payments may be required based on a percentage of gross margin for those periods in excess of a specified base amount. Payments made under the agreement were $237 and $5,778 in the fiscal years ended October 31, 1996 and 1997, respectively. In conjunction with the retirement of the obligations due to the previous owners, the amount paid exceeded recorded obligations by $5,108. This amount was recorded as additional purchase price paid for the assets of the Company acquired from the previous owners. The Company was released from further obligation under the agreement.

    Pursuant to an Asset Purchase Agreement (the "Purchase Agreement") additional consideration may be due to the former owners of Seafab if certain earnings levels are met for the five-year period beginning November 1, 1996. Payments made in fiscal 1997 totaled $181.

(14) ENVIRONMENTAL AND LITIGATION MATTERS

    ENVIRONMENTAL

    DOMESTIC OPERATIONS

    Doe Run is subject to numerous federal, state and local environmental laws and regulations governing, among other things, air emissions, waste water discharge, solid and hazardous waste treatment, and storage, disposal and remediation of releases of hazardous materials. In common with much of the mining industry, Doe Run's facilities are located on sites that have been used for heavy industrial purposes for decades and may require remediation. Doe Run has made and intends to continue making the necessary expenditures for environmental remediation and compliance with environmental laws and regulations. Environmental laws and regulations may become more stringent in the future which could increase costs of compliance.

    The Company has recorded a liability of $35,527 as of October 31, 1997, which represents management's best estimate of known obligations relating to environmental and reclamation matters, which are discussed below.

    Primary smelter slag produced by and stored at the primary smelter in Herculaneum, Missouri is currently exempt from hazardous waste regulation under the Resource Conservation and Recovery Act

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(14) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED) of 1976, as amended ("RCRA"). The Company has accrued approximately $1,200 related to the Herculaneum smelter's operations, primarily for closure obligations. However, the EPA recently published a proposed rule, which, if adopted, would require this slag to be managed as a hazardous waste. Certain other waste materials, including baghouse dust, generated at the smelter and now recycled in the smelter may also become regulated as hazardous wastes. At this time, the Company cannot predict the final outcome of the EPA's proposed rule. However, the EPA has indicated, notwithstanding the full RCRA requirements, the rule will not be imposed, in particular, that the slag will not be regulated. If the slag or other wastes at the smelter were to be regulated as hazardous waste, the Company may be required to take corrective action under RCRA at the smelter, as well as to adopt stricter management practices for these wastes.

    The Company is working with regulators at the Herculaneum smelter to develop a new three-year compliance plan to meet the ambient air quality standard for lead promulgated under the federal Clean Air Act. The plan will take effect after fiscal 1998 to implement control measures identified in the plan. The Company expects to make capital expenditures for additional control measures totaling approximately $2,800 for fiscal 1998 while the plan is developed and anticipates future cash requirements of $3,000 for the three-year plan.

    Doe Run has received notice that it is a potentially responsible party ("PRP") subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), at four sites in St. Francois County, Missouri: the Big River Mine Tailings Site, the Bonne Terre Site, the Federal site, and the National site; the Oronogo-Durenweg site in Jasper County, Missouri; the Cherokee County site in Cherokee County, Kansas; the Tar Creek site in Ottawa County, Oklahoma; the Block "P" site in Cascade County, Montana; and the Missouri Electric Works site in Cape Girardeau, Missouri. In addition, there are four sites in St. Francois County for which the EPA has indicated it will issue notice. These sites involve historical operations of predecessors of the Company. CERCLA provides for strict and, in certain circumstances, joint and several liability for response costs and natural resource damages. Doe Run signed a voluntary Administrative Order of Consent ("AOC") in 1994 with the EPA to remediate the Big River Mine Tailings Site. In February 1997, Doe Run signed an AOC to perform an Engineering Evaluation/Cost Analysis on the Bonne Terre Site. In addition to remediating the mine waste areas at these sites, the Company has signed an AOC with the EPA to conduct a Remedial Investigation/Feasibility Study ("RIFS") to assess potential off-site impacts of site operations on and the need for remediation regarding groundwater, residential soils, several creeks and a river. The RIFS is being conducted by a third party and is approximately one-third complete, with completion expected within one year. The Block "P" site in Montana was a polymetallic mine with a waste facility located on U.S. Forest Service land. Studies of the tailings site, mine and the potential impacts on surface water have been requested by the State of Montana. The Company has a reserve as of October 31, 1997 of approximately $17,800 for these sites, including the four additional sites in St. Francois County.

    The Company has been advised by the EPA that it is considering taking certain response actions at a mine site in Madison County, Missouri known as the LaMotte Site. A predecessor of the Company was a former operator of the site. The EPA has not decided whether any action will be taken, but held a meeting with the Company and two other PRPs at the site on June 17, 1998 to discuss possible future response actions. This site is substantially smaller than the sites in St. Francois County where the Company has been named a PRP, and the potential issues are less complex. At this time, based on this

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(14) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED) preliminary meeting and an inspection of the site, management does not believe that any future action will result in a material adverse impact to the results of operations, financial condition and liquidity of the Company.

    Doe Run's recycling facility is subject to corrective action requirements under RCRA, as a result of a storage permit for certain wastes issued in 1989. This has required and may involve future remediation of solid waste management units at the site. Although it is not possible to predict whether completed actions will be approved or new actions required, the Company has reserves as of October 31, 1997 of approximately $1,900 for future corrective actions and $2,600 for closure costs for the permitted storage area.

    The Company's domestic operating facilities have wastewater discharge permits issued under the federal Clean Water Act, as amended. It is expected that stricter discharge limits than previously in effect will be included in permits now subject to renewal. As a result, there will be additional treatment facilities required, with anticipated total capital expenditures of $4,000 over the next five years to meet applicable permit requirements. There will be no appreciable increase in operating costs.

    The Company's mining and milling operations include five mine waste disposal facilities that are subject to Missouri mine closure permit requirements. The total expected cost of closure is $11,000. The Company has begun certain closure requirements ahead of closure and is also accruing for the cost of ultimate closure at a rate of approximately $300 per year. The Company's mine closure reserves were approximately $4,800 as of October 31, 1997.

    FOREIGN OPERATIONS

    Doe Run Peru has negotiated a capital spending plan with the Peruvian government to invest $107,575 during the next nine years to meet its obligations under the Programa de Adecuacion y Manejo Ambiental (Environmental Adjustment and Management Program) (the "PAMA") as follows:

                                                                                    ESTIMATED
YEAR                                                                                  COSTS
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $    2,700
1999..............................................................................       3,612
2000..............................................................................       4,963
2001..............................................................................       3,300
2002..............................................................................       3,000
2003..............................................................................       3,800
2004..............................................................................       2,775
2005..............................................................................      38,700
2006..............................................................................      44,725
                                                                                    ----------
                                                                                    $  107,575
                                                                                    ----------
                                                                                    ----------

    According to the Contract, the Company has the option to continue the use of Doe Run Peru's existing zinc ferrite disposal site for three years, after which it can take ownership of the site or create a new site. If the Company chooses to take ownership of the site, it will be responsible for its closure costs. The Company has accrued for management's estimate of the closure costs, or $7,200. If the Company abandons the ferrite site, it must pay this amount to Centromin Peru S.A.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(14) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED)
    CONSOLIDATED

    The Company believes its reserves for domestic and foreign environmental and reclamation matters are adequate, based on the information available. Depending upon the type and extent of remediation activities required, costs in excess of established reserves are reasonably possible. Therefore, there can be no assurance that additional costs, both individually and in the aggregate, would not have a material adverse effect on the results of operations, financial condition and liquidity of the Company.

    LITIGATION

    The Company is a defendant in several lawsuits alleging certain damages stemming from the operations at the Herculaneum smelter. Two of these cases are class action lawsuits. In one case, the plaintiffs seek to have certified two separate classes. The first class would consist of property owners in a certain section of Herculaneum, alleging that property values have been damaged due to the operations of the smelter. The second class alleged is comprised of children who lived in Herculaneum during a period of time when they were six months to six years old, and the remedy sought is medical monitoring for the class. The second class action similarly is seeking certification of a class of property owners allegedly damaged by operations from the smelter, but the purported size of the class is every home in Herculaneum, Missouri. The other two cases are personal injury actions by fourteen individuals who allege damages from the effects of lead poisoning due to operations at the smelter. Punitive damages also are being sought in each case. The Company is vigorously defending all of these claims. Preliminary investigation and research by the Company indicates property values in Herculaneum are consistent with those of surrounding communities and have not been affected by the smelter. Finally, based on rules for class certification, the Company believes class certification is not appropriate. However, because the cases are in the early stages of discovery, the Company is unable at this time to state with certainty the expected outcome of and the final costs of any of these cases. Therefore, there can be no assurance that these cases would not have a material adverse effect, both individually and in the aggregate, on the results of operations, financial condition and liquidity of the Company.

(15) SUBSEQUENT EVENTS

    On March 12, 1998, the Company completed the sale of $200,000 11.25% Senior Notes due 2005 (the "Fixed Rate Notes") and $55,000 Floating Interest Rate Senior Notes due 2003 (collectively, the "Notes"). The Notes are guaranteed by certain subsidiaries of the Company (see Note 16). The Company used $125,000 of the proceeds from the Notes to make a deposit (the "Special Term Deposit") in a bank, which in turn loaned such amount (the "Back-to-Back Loan") to Doe Run Mining. The Special Term Deposit and the Back-to-Back Loan have payment terms that match the timing and amount of the payments on $125,000 of the Fixed Rate Notes, except that additional interest of 0.50% for the first six months and 0.25% thereafter through September 11, 2004 is payable on the Back-to-Back Loan. The Back-to-Back Loan is collateralized by the Special Term Deposit. Doe Run Mining used the proceeds of the Back-to-Back Loan to repay the $100,000 balance on the $225,000 term loan, plus accrued interest thereon of $1,004, repay the $23,000 subordinated note to the Company and pay fees of $313.

    The remaining $130,000 of the proceeds of the Notes, plus the $23,000 repayment of the subordinated note by Doe Run Mining, were used by the Company to: (i) repay principal and interest on the $130,000 term loan of $128,125 and $1,127, respectively, (ii) repay the revolving loan balance of

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(15) SUBSEQUENT EVENTS (CONTINUED)
$14,444, (iii) pay Renco $5,000 to redeem the $2,500 preferred stock, plus accrued dividends thereon of $189, and a transaction fee of $2,311 and (iv) pay related fees and expenses of $6,553.

    As a result of these transactions, the Company recognized an extraordinary loss of approximately $6,607, net of income tax benefit of $143.

(16) GUARANTOR SUBSIDIARIES

    The Guarantor Subsidiaries (Fabricated Products, Inc. ("FPI"), Doe Run Cayman and its wholly-owned subsidiary, Doe Run Mining S.R.L. ("Doe Run Mining"), and Doe Run Peru) have jointly and severally, fully, unconditionally and irrevocably guaranteed the Notes. Each of the Guarantor Subsidiaries is a wholly owned direct or indirect subsidiary of the Company, except Doe Run Peru which is over 99.97% indirectly owned by the Company, with the remainder of a de minimis number of shares owned by employees of Centromin pursuant to Peruvian law. Financial information regarding the Guarantor Subsidiaries as of and for the year ended October 31, 1997 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements of Doe Run Peru have been presented to fulfill the disclosure requirement for guarantor subsidiaries that are not wholly-owned. FPI was incorporated in August 1996, and its operations were not material to the results of operations of the Company for the year ended October 31, 1996. The results of operations of Doe Run Peru for the eight day period from October 24 to October 31, 1997 were not material to results of operations of the Company for the year ended October 31, 1997.

                       THE DOE RUN RESOURCES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

(16) GUARANTOR SUBSIDIARIES (CONTINUED)

                          CONSOLIDATING BALANCE SHEETS
                                OCTOBER 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          THE COMPANY
                                           EXCLUDING                DOE RUN CAYMAN
                                           GUARANTOR               AND WHOLLY-OWNED    DOE RUN
                                         SUBSIDIARIES      FPI        SUBSIDIARY         PERU     ELIMINATIONS   THE COMPANY
                                         -------------  ---------  -----------------  ----------  ------------  -------------
                                                           ASSETS
Current assets:
  Cash.................................   $     1,579   $  --         $     2,351     $    5,013   $   --        $     8,943
  Trade accounts receivable, net of
    allowance for doubtful accounts....        46,016       6,416         --                 390         (352)        52,470
  Inventories..........................        27,597       2,104         --              59,032          (85)        88,648
  Prepaid expenses and other current
    assets.............................         2,272         239             183          2,569       --              5,263
  Due from subsidiaries................        29,878      --                  78         --          (29,956)       --
  Due from parent......................       --           --             --             125,000     (125,000)       --
  Net deferred tax assets..............       --           --                 (91)           160       --                 69
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total current assets...............       107,342       8,759           2,521        192,164     (155,393)       155,393

Property, plant and equipment, net.....       104,822       3,787         --              97,739       --            206,348
Net deferred tax assets................         7,481      --             --              --           --              7,481
Other noncurrent assets, net...........        11,260         335           3,623         --           --             15,218
Investment in subsidiaries.............         4,000      --             247,817         --         (251,817)       --
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total assets.......................   $   234,905   $  12,881     $   253,961     $  289,903   $ (407,210)   $   384,440
                                         -------------  ---------  -----------------  ----------  ------------  -------------
                                         -------------  ---------  -----------------  ----------  ------------  -------------
                                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
    debt...............................   $     8,345   $  --         $     4,000     $   --       $   --        $    12,345
  Accounts payable.....................        15,583       2,704         --              23,151         (352)        41,086
  Accrued liabilities..................        18,510         383             625          9,375       --             28,893
  Net deferred tax liabilities.........         7,481      --             --              --           --              7,481
  Due to subsidiaries..................       --           --             125,000         --         (125,000)       --
  Due to parent........................       --           --              23,607          1,214      (24,821)       --
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total current liabilities..........        49,919       3,087         153,232         33,740     (150,173)        89,805
Long-term debt, less current
  maturities...........................       123,395      --              99,000         --           --            222,395
Postretirement benefits................        12,455      --             --              --           --             12,455
Reclamation and environmental costs....        24,485      --             --               7,200       --             31,685
Due to parent..........................       --            5,135         --              --           (5,135)       --
Other noncurrent liabilities...........        10,392       2,388         --               1,146       --             13,926
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total liabilities..................       220,646      10,610         252,232         42,086     (155,308)       370,266

Shareholders' equity:
  Preferred stock, $1,000 par value,
    2,500 shares issued, authorized and
    outstanding; liquidation and
    redemption value of $2,618 on
    October 31, 1997...................         2,500      --             --              --           --              2,500
  Common stock, $.10 par value, 1,000
    shares authorized, issued, and
    outstanding........................       --           --             --              --           --            --
  Common stock, $1 par value, 1,000
    shares authorized, issued and
    outstanding........................       --                1         --              --               (1)       --
  Common stock, $1 par value, 2,005,000
    shares authorized, issued and
    outstanding........................       --           --               2,005         --           (2,005)       --
  Common stock, one nuevos soles par
    value, 648,672,941 shares
    authorized, issued and
    outstanding........................       --           --             --             247,926     (247,926)       --
  Additional paid in capital...........         5,000         935         --              --             (935)         5,000
  Retained earnings....................         6,759       1,335            (276)          (109)      (1,035)         6,674
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total shareholders' equity.........        14,259       2,271           1,729        247,817     (251,902)        14,174
                                         -------------  ---------  -----------------  ----------  ------------  -------------
    Total liabilities and shareholders'
    equity.............................   $   234,905   $  12,881     $   253,961     $  289,903   $ (407,210)   $   384,440
                                         -------------  ---------  -----------------  ----------  ------------  -------------
                                         -------------  ---------  -----------------  ----------  ------------  -------------

                       THE DOE RUN RESOURCES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

(16) GUARANTOR SUBSIDIARIES (CONTINUED)

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                          YEAR ENDED OCTOBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                          THE COMPANY
                                           EXCLUDING
                                           GUARANTOR                  DOE RUN CAYMAN
                                         SUBSIDIARIES       FPI      AND SUBSIDIARIES  ELIMINATIONS   THE COMPANY
                                         -------------  -----------  ----------------  ------------  -------------
Net sales..............................   $   257,243    $  23,338      $    2,571      $   (2,685)   $   280,467

Costs and expenses:
  Cost of sales........................       214,742       20,194           2,027          (2,612)       234,351
  Depletion, depreciation and
    amortization.......................        14,091          476             151          --             14,718
  Selling, general and administrative
    expenses, including related party
    management fees of $1,200 per
    year...............................        10,005          920              34          --             10,959
  Exploration expense..................         2,705       --              --              --              2,705
                                         -------------  -----------        -------     ------------  -------------
      Total costs and expenses.........       241,543       21,590           2,212          (2,612)       262,733
                                         -------------  -----------        -------     ------------  -------------

      Income from operations...........        15,700        1,748             359             (73)        17,734

Other income (expense):
  Interest expense.....................       (13,038)        (445)           (257)         --            (13,740)
  Interest income......................            21       --              --              --                 21
  Other, net...........................           127         (136)            (28)         --                (37)
  Equity in earnings of subsidiaries...           887       --              --                (887)       --
                                         -------------  -----------        -------     ------------  -------------
                                              (12,003)        (581)           (285)           (887)       (13,756)
                                         -------------  -----------        -------     ------------  -------------

      Income before income taxes.......         3,697        1,167              74            (960)         3,978
Income tax expense.....................         3,977            4             350          --              4,331
                                         -------------  -----------        -------     ------------  -------------

      Income before extraordinary
        item...........................          (280)       1,163            (276)           (960)          (353)

      Extraordinary item...............        (1,062)      --              --              --             (1,062)
                                         -------------  -----------        -------     ------------  -------------
      Net income (loss)................   $    (1,342)   $   1,163      $     (276)     $     (960)   $    (1,415)
                                         -------------  -----------        -------     ------------  -------------
                                         -------------  -----------        -------     ------------  -------------

                       THE DOE RUN RESOURCES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

(16) GUARANTOR SUBSIDIARIES (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                          YEAR ENDED OCTOBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                             THE COMPANY
                                              EXCLUDING
                                              GUARANTOR                DOE RUN CAYMAN
                                            SUBSIDIARIES      FPI     AND SUBSIDIARIES  ELIMINATIONS    THE COMPANY
                                            -------------  ---------  ----------------  -------------  -------------
Net cash provided by operating
  activities..............................   $    12,040   $   1,585     $    4,395       $  --         $    18,020
Cash flows from investing activities:
  Purchases of property, plant and
    equipment.............................       (12,414)       (933)          (129)         --             (13,476)
  Payment for acquisitions................        (5,227)     --           (123,015)         --            (128,242)
  Investment in subsidiary................        (2,005)     --             --               2,005         --
                                            -------------  ---------       --------          ------    -------------
    Net cash used in investing
      activities..........................       (19,646)       (933)      (123,144)          2,005        (141,718)
Cash flows from financing activities:
  Proceeds from (payments on) revolving
    loan, net.............................        (9,399)     --              3,000          --              (6,399)
  Proceeds from long-term debt............       140,945      --            225,000          --             365,945
  Payments on long-term debt..............       (87,453)     --           (125,000)         --            (212,453)
  Payment of deferred financing costs.....        (4,938)     --             (3,635)         --              (8,573)
  Loans from parent.......................       (24,091)       (652)        24,743          --             --
  Extraordinary item related to retirement
    of debt...............................          (638)     --             --              --                (638)
  Cash received from issuance of stock....       --           --              2,005          (2,005)        --
  Payment of dividends....................        (5,241)     --             --              --              (5,241)
                                            -------------  ---------       --------          ------    -------------
    Net cash provided by (used in)
      financing activities................         9,185        (652)       126,113          (2,005)        132,641
                                            -------------  ---------       --------          ------    -------------
    Net increase in cash..................         1,579      --              7,364          --               8,943
Cash at beginning of period...............       --           --             --              --             --
                                            -------------  ---------       --------          ------    -------------
Cash at end of period.....................   $     1,579   $  --         $    7,364       $  --         $     8,943
                                            -------------  ---------       --------          ------    -------------
                                            -------------  ---------       --------          ------    -------------

                       THE DOE RUN RESOURCES CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          OCTOBER 31,   JULY 31,
                                                                                             1997         1998
                                                                                          -----------  -----------
                                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash..................................................................................   $   8,943    $  12,389
  Trade accounts receivable, net of allowance for doubtful accounts.....................      52,470       72,746
  Inventories...........................................................................      88,648      109,172
  Prepaid expenses and other current assets.............................................       5,263       34,299
  Net deferred tax assets...............................................................          69       --
                                                                                          -----------  -----------
    Total current assets................................................................     155,393      228,606
Property, plant and equipment, net......................................................     206,348      206,371
Special term deposit....................................................................      --          125,000
Net deferred tax assets.................................................................       7,481        8,364
Other noncurrent assets, net............................................................      15,218       18,010
                                                                                          -----------  -----------
    Total assets........................................................................   $ 384,440    $ 586,351
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current maturities of long-term debt........................   $  12,345    $  12,895
  Accounts payable......................................................................      41,086       52,219
  Accrued liabilities...................................................................      28,893       49,629
  Net deferred tax liabilities..........................................................       7,481        8,645
                                                                                          -----------  -----------
    Total current liabilities...........................................................      89,805      123,388
Long-term debt, less current maturities.................................................     222,395      386,767
Other noncurrent liabilities............................................................      58,066       57,661
                                                                                          -----------  -----------
    Total liabilities...................................................................     370,266      567,816
Shareholders' equity:
  Preferred stock, $1,000 par value, 2,500 shares issued, authorized and outstanding;
    liquidation and redemption value of $2,618 at October 31, 1997......................       2,500       --
  Common stock, $.10 par value, 1,000 shares authorized, issued, and outstanding........      --           --
  Additional paid-in capital............................................................       5,000        5,000
  Retained earnings.....................................................................       6,674       13,535
                                                                                          -----------  -----------
    Total shareholders' equity..........................................................      14,174       18,535
                                                                                          -----------  -----------
    Total liabilities and shareholders' equity..........................................   $ 384,440    $ 586,351
                                                                                          -----------  -----------
                                                                                          -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                                                 NINE MONTHS
                                                                                                ENDED JULY 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
Net sales.................................................................................  $  206,411  $  527,765
Costs and expenses:
  Cost of sales...........................................................................     170,145     439,691
  Depletion, depreciation and amortization................................................      10,959      17,012
  Selling, general and administrative.....................................................       8,049      25,731
  Exploration.............................................................................       2,262       2,764
                                                                                            ----------  ----------
    Total costs and expenses..............................................................     191,415     485,198
                                                                                            ----------  ----------
    Income from operations................................................................      14,996      42,567
Other income (expense):
  Interest expense........................................................................     (10,634)    (27,037)
  Interest income.........................................................................           7       6,000
  Other, net..............................................................................         (51)         69
                                                                                            ----------  ----------
                                                                                               (10,678)    (20,968)
                                                                                            ----------  ----------
    Income (loss) before income tax expense and extraordinary item........................       4,318      21,599
Income tax expense........................................................................       4,241       7,942
                                                                                            ----------  ----------
    Income (loss) before extraordinary item...............................................          77      13,657
    Extraordinary item related to early retirement of debt, net of income tax benefit.....        (314)     (6,607)
                                                                                            ----------  ----------
    Net income (loss).....................................................................  $     (237) $    7,050
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                                                 NINE MONTHS
                                                                                                ENDED JULY 31,
                                                                                            ----------------------
                                                                                              1997        1998
                                                                                            ---------  -----------
Net cash provided by (used in) operating activities.......................................  $  14,200  $    (3,825)
Cash flows from investing activities:
  Special term deposit....................................................................     --         (125,000)
  Purchases of property, plant and equipment                                                   (7,432)     (17,032)
                                                                                            ---------  -----------
    Net cash used in investing activities.................................................     (7,432)    (142,032)
Cash flows from financing activities:
  Proceeds from revolving loan and short-term borrowings, net.............................     12,961       15,767
  Proceeds from long-term debt............................................................     10,945      380,000
  Payments on long-term debt..............................................................    (25,186)    (230,845)
  Payment of deferred financing costs.....................................................       (247)     (12,930)
  Payment of dividends....................................................................     (5,241)        (189)
  Redemption of preferred stock...........................................................     --           (2,500)
                                                                                            ---------  -----------
    Net cash provided by (used in) financing activities...................................     (6,768)     149,303
                                                                                            ---------  -----------
    Net increase in cash..................................................................     --            3,446
Cash at beginning of period...............................................................     --            8,943
                                                                                            ---------  -----------
Cash at end of period.....................................................................  $  --      $    12,389
                                                                                            ---------  -----------
                                                                                            ---------  -----------
Supplemental disclosure of cash flow information-
  Cash paid during the period for:
    Interest, net of capitalized interest.................................................  $   7,202  $     9,445
                                                                                            ---------  -----------
                                                                                            ---------  -----------
    Income taxes..........................................................................  $   2,506  $    14,089
                                                                                            ---------  -----------
                                                                                            ---------  -----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       THE DOE RUN RESOURCES CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

(1) UNAUDITED INTERIM FINANCIAL STATEMENTS

    These condensed consolidated financial statements include the accounts of the Doe Run Resources Corporation and its subsidiaries (the "Company"). The common stock of the Company is owned by DR Acquisition Corp. a wholly-owned subsidiary of The Renco Group, Inc ("Renco"). In the opinion of management, the interim condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position as of July 31, 1998 and results of operations for the three month and nine month periods ended July 31, 1998 and 1997. Interim periods are not necessarily indicative of results to be expected for the year. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of October 31, 1997 and 1996 and for the years ended October 31, 1997, 1996 and 1995.

(2) INVENTORIES

                                                                       JULY 31,    OCTOBER 31,
                                                                         1998         1997
                                                                      -----------  -----------
                                                                      (UNAUDITED)
Finished metals and concentrates....................................   $  12,887    $  11,460
Metals and concentrates in process..................................      65,522       51,129
Materials, supplies and repair parts................................      30,763       26,059
                                                                      -----------  -----------
                                                                       $ 109,172    $  88,648
                                                                      -----------  -----------
                                                                      -----------  -----------

    Materials, supplies and repair parts are stated net of reserves for obsolescence of $4,747 and $4,738 as of July 31, 1998 and October 31, 1997, respectively.

(3) LONG-TERM DEBT

    On March 12, 1998, the Company completed the sale of $200,000 11.25% Senior Notes due 2005 (the "Fixed Rate Notes") and $55,000 Floating Interest Rate Senior Notes due 2003 (collectively, the "Notes"). The Notes are guaranteed by certain subsidiaries of the Company (see Note 7). The Company used $125,000 of the proceeds from the Notes offering to make a deposit (the "Special Term Deposit") in a bank, which in turn loaned such amount (the "Back-to-Back Loan") to Doe Run Mining S.R.L. ("Doe Run Mining"). The Special Term Deposit and the Back-to-Back Loan have payment terms that match the timing and amount of the payments on $125,000 of the Fixed Rate Notes, except that additional interest of 0.50% for the first six months and 0.25% thereafter through September 11, 2004 is payable on the Back-to-Back Loan. The Back-to-Back Loan is collateralized by the Special Term Deposit. Doe Run Mining used the proceeds of the Back-to-Back Loan to repay the $100,000 balance on a $225,000 term loan, plus accrued interest thereon of $1,004, repay a $23,000 subordinated note to the Doe Run Resources Corporation, and pay fees of $313.

    The remaining $130,000 of the proceeds of the Notes offering, plus the $23,000 repayment of the subordinated note by Doe Run Mining, were used by the Doe Run Resources Corporation to: i) repay principal and interest on a $130,000 term loan of $128,125 and $1,127, respectively, ii) repay the revolving loan balance of $14,444, iii) pay Renco $5,000 to redeem $2,500 of outstanding preferred stock, plus accrued dividends thereon of $189, and a transaction fee of $2,311 and iv) pay related fees and expenses of $6,553.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(3) LONG-TERM DEBT (CONTINUED)
    As a result of these transactions, the Company recognized an extraordinary loss of $6,607, net of income tax benefit of $143.

(4) HEDGING

    The fair market value of the Company's net hedging positions at July 31, 1998 is the difference between quoted prices at the respective period-end and the contract settlement value. The fair market value represents the estimated net cash the Company would receive (pay) if the contracts were canceled on the respective dates. As management has designated these contracts as hedges, the related gains and losses will be recognized in net sales when the related production is sold.

    The fair market value of the Company's net open hedging positions at July 31, 1998 was ($265).

    The Company is exposed to risk from market price fluctuations to the extent it cannot meet anticipated sales.

    The Company does not obtain collateral or other security to support hedge instruments subject to credit risk, but assesses the reliability and reputation of its counterparties before contracts are established.

(5) ENVIRONMENTAL AND LITIGATION MATTERS

    The Company is subject to numerous U.S. and Peruvian federal, state and local environmental laws and regulations governing, among other things, air emissions, waste water discharge, solid and hazardous waste treatment, and storage, disposal and remediation of releases of hazardous materials. In common with much of the mining industry, the Company's facilities are located on sites that have been used for heavy industrial purposes for decades and may require remediation. The Company has made and intends to continue making the necessary expenditures for environmental remediation and compliance with environmental laws and regulations. Environmental laws and regulations may become more stringent in the future which could increase costs of compliance.

    The Company has recorded a liability of $34,058 as of July 31, 1998, which represents management's best estimate of known obligations relating to environmental and reclamation matters, which are discussed below.

    DOMESTIC OPERATIONS

    Primary smelter slag produced by and stored at the primary smelter in Herculaneum, Missouri is exempt from hazardous waste regulation under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). The U.S. Environmental Protection Agency (the "EPA") has completed a rule making process where the status of slag and other secondary materials generated at primary lead smelters were considered for regulation under RCRA. The final rule has been issued, and slag will continue to be exempt from hazardous waste regulation under RCRA. Further, if certain management practices are followed for the handling and storage of other secondary materials, these materials will not be subject to full RCRA requirements. The Company is developing the requisite management practices, which will be in place by the end of 1999, and which will require expenditures, primarily capital, of no more than $500.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(5) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED)
    The Company is working with regulators at the Herculaneum smelter to develop a new three-year compliance plan to meet the ambient air quality standard for lead promulgated under the federal Clean Air Act. The plan will take effect after fiscal 1998 to implement control measures identified in the plan. The Company expects to make capital expenditures for additional control measures totaling approximately $2,800 while the plan is developed and anticipates future cash requirements of approximately $3,000 for the three-year plan.

    The Company has received notice that it is a potentially responsible party ("PRP") subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), at four sites in St. Francois County, Missouri: the Big River Mine Tailings Site, the Bonne Terre Site, the Federal site, and the National site; the Oronogo-Durenweg site in Jasper County, Missouri; the Cherokee County site in Cherokee County, Kansas; the Tar Creek site in Ottawa County, Oklahoma; the Block "P" site in Cascade County, Montana; and the Missouri Electric Works site in Cape Girardeau, Missouri. In addition, there are four sites in St. Francois County for which the EPA has indicated it will issue notice. These sites involve historical operations of predecessors of the Company. CERCLA provides for strict and, in certain circumstances, joint and several liability for response costs and natural resource damages. The Company has signed a voluntary Administrative Order of Consent ("AOC") in 1994 with the EPA to remediate the Big River Mine Tailings Site. In February 1997, The Company signed an AOC to perform an Engineering Evaluation/Cost Analysis on the Bonne Terre Site. In March 1998, the Company signed an AOC to perform an EE/CA on the National Site. In addition to remediating the mine waste areas at these sites, the Company has signed an AOC with the EPA to conduct a Remedial Investigation/Feasibility Study ("RIFS") to assess potential off-site impacts of site operations on, and the need for remediation regarding groundwater, residential soils, several creeks and a river. The RIFS is being conducted by a third party and is approximately one-third complete, with completion expected within one year. The Block "P" site in Montana was a polymetallic mine with a waste facility located on U.S. Forest Service land. Studies of the tailings site, mine and the potential impacts on surface water have been requested by the State of Montana and the U.S. Forest Service for the tailings site.

    The Company's recycling facility is subject to corrective action requirements under RCRA, as a result of a storage permit for certain wastes issued in 1989. This has required and may involve future remediation of solid waste management units at the site. Although it is not possible to predict whether completed actions will be approved or new actions required, the Company has reserved for closure costs for the permitted storage area. Spending against the reserve has not been significant since October 31, 1997.

    The Company's domestic operating facilities have wastewater discharge permits issued under the federal Clean Water Act, as amended. It is expected that stricter discharge limits than previously in effect will be included in permits now subject to renewal. As a result, there will be additional treatment facilities required, with anticipated total capital expenditures of $4,000 over the next five years to meet applicable permit requirements. There will be no appreciable increase in operating costs.

    The Company's mining and milling operations include five mine waste disposal facilities that are subject to Missouri mine closure permit requirements. The total expected cost of closure is $11,000. The Company has begun certain closure requirements ahead of closure and is also accruing for the cost

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(5) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED) of ultimate closure at a rate of approximately $300 per year. Spending against the reserve has not been significant since October 31, 1997.

    The Company has been advised by the EPA that it is considering taking certain response actions at a mine site in Madison County, Missouri known as the Mine La Motte site. A predecessor of the Company was a former operator of the site. The EPA has not decided whether any action will be taken, but held a meeting with the Company and two other PRPs at the site on June 17, 1998 to discuss possible future response actions. This site is substantially smaller than the sites in St. Francois county where the Company has been named a PRP, and the potential issues are less complex. At this time, based on this preliminary meeting and an inspection of the site, management does not believe that any future action will result in a material adverse impact to the Company's results of operations or cash flows.

    FOREIGN OPERATIONS

    In connection with the acquisition by the Company of Empresa Metalugica La Oroya S.A. ("La Oroya"), the Company is required to expand and modernize its operations, including certain expenditures to comply with environmental regulations within Peru as set forth in the Programa de Adecuacion y Manejo Ambiental (Environmental Remedy and Management Program (the "PAMA"), an environmental adjustment and management program that has been submitted to the Ministry for Energy and Mines (the "MEM"). The PAMA functions as the equivalent of an operating permit with which the operator must comply. To meet its obligations under the PAMA, the Company has negotiated a capital spending plan with the Peruvian government to invest $107,575 million during the next nine years as follows:

                                                                                        ESTIMATED
YEAR                                                                                      COSTS
--------------------------------------------------------------------------------------  ----------
1998..................................................................................       2,700
1999..................................................................................       3,612
2000..................................................................................       4,963
2001..................................................................................       3,300
2002..................................................................................       3,000
2003..................................................................................       3,800
2004..................................................................................       2,775
2005..................................................................................      38,700
2006..................................................................................      44,725
                                                                                        ----------
                                                                                        $  107,575
                                                                                        ----------
                                                                                        ----------

    The Company's operations at the La Oroya smelter historically and currently exceed some of the applicable MEM maximum permissible limits pertaining to air emissions, ambient air quality and waste water effluent quality. The projects contemplated by the PAMA have been designed to achieve compliance with the applicable legal requirements prior to the expiration of the PAMA on January 13, 2007. Under the PAMA, future changes in regulations and maximum permissible levels would not affect the Company for ten years from the date of the acquisition contract.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(5) ENVIRONMENTAL AND LITIGATION MATTERS (CONTINUED)
    According to the acquisition contract, the Company has the option to continue the use of an existing zinc ferrite disposal site for three years, after which it can take ownership of the site or create a new site. If the Company chooses to take ownership of the site, it will be responsible for its closure costs. The Company has accrued for management's estimate of the closure costs, or $7,200. If the Company abandons the ferrite site, it must pay this amount to Centromin Peru S.A., the former owner of La Oroya.

    CONSOLIDATED

    The Company believes its reserves for domestic and foreign environmental and reclamation matters are adequate, based on the information available. Depending upon the type and extent of remediation activities required, costs in excess of established reserves are reasonably possible. Therefore, there can be no assurance that additional costs, both individually and in the aggregate, would not have a material adverse effect on the results of operations, financial condition and liquidity of the Company.

    LITIGATION

    The Company is a defendant in several lawsuits alleging certain damages stemming from the operations at the Herculaneum, Missouri smelter. Two of these cases are class action lawsuits. In one case, the plaintiffs seek to have certified two separate classes. The first class would consist of property owners in a certain section of Herculaneum, alleging that property values have been damaged due to the operations of the smelter. The second class alleged is comprised of children who lived in Herculaneum during a period of time when they were six months to six years old, and the remedy sought is medical monitoring for the class. The second class action similarly is seeking certification of a class of property owners allegedly damaged by operations from the smelter, but the purported size of the class is every home in Herculaneum. The other two cases are personal injury actions by fourteen individuals who allege damages from the effects of lead poisoning due to operations at the smelter. Punitive damages are also being sought in each case. The Company is vigorously defending all of these claims. Preliminary investigation and research by the Company indicates property values in Herculaneum are consistent with those of surrounding communities and have not been affected by the smelter. Finally, based on rules for class certification, the Company believes class certification is not appropriate. However, because the cases are in the early stages of discovery, the Company is unable at this time to state with certainty the expected outcome of and the final costs of any of these cases. Therefore, there can be no assurance that these cases would not have a material adverse effect, both individually and in the aggregate, on the results of operations, financial condition and liquidity of the Company.

(6) SUBSEQUENT EVENT--ACQUISITION OF ASARCO MISSOURI LEAD DIVISION

    On September 1, 1998, the Company purchased the assets of the Missouri Lead Division ("MLD") of ASARCO Incorporated ("ASARCO"), including a smelter and refinery and two mines. Proceeds of $43,400 from an offering of $50,000 11.25% Senior Secured Notes due 2005 (the "Secured Notes"), plus loans under the revolving credit facility of $12,427 financed the payment of the purchase price made at the closing. The payment was based on the MLD's inventories as of July 31, 1998, and an adjustment based upon the inventories at the closing date is expected to result in an amount receivable from ASARCO of between $1,000 and $2,000.

                       THE DOE RUN RESOURCES CORPORATION

                             (DOLLARS IN THOUSANDS)

(7) GUARANTOR SUBSIDIARIES

    The Guarantor Subsidiaries (FPI, Doe Run Cayman and its wholly-owned subsidiary, Doe Run Mining, and Doe Run Peru) have jointly and severally, fully, unconditionally and irrevocably guaranteed the Notes and the Secured Notes. Each of the Guarantor Subsidiaries is a wholly-owned direct or indirect subsidiary of the Company with the exception of Doe Run Peru, which is over 99.97% indirectly owned by the Company, with the remainder owned by employees of Centromin pursuant to Peruvian law. Financial information regarding the Guarantor Subsidiaries as of July 31, 1998 and for the nine month period ending July 31, 1998 is presented for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements of Doe Run Peru have been presented to fulfill the disclosure requirements for guarantor subsidiaries that are not wholly-owned. FPI was incorporated in August 1996, and its operations were not material to the results of operations of the Company for the nine month period ending July 31, 1997. Doe Run Mining and Doe Run Cayman are holding companies which do not have operations separate from those of Doe Run Peru S.R.L. Separate financial statements and other disclosures concerning each Guarantor Subsidiary and disclosures concerning non-Guarantor Subsidiaries have not been presented because management has determined that such information is not material to investors.

                          CONSOLIDATING BALANCE SHEETS

                        AS OF JULY 31, 1998 (UNAUDITED)

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  THE COMPANY
                                                   EXCLUDING                 DOE RUN CAYMAN
                                                   GUARANTOR                AND WHOLLY-OWNED     DOE RUN
                                                 SUBSIDIARIES       FPI        SUBSIDIARY         PERU      ELIMINATIONS
                                                ---------------  ---------  -----------------  -----------  ------------
                                                         ASSETS
Current assets:
  Cash........................................     $  --         $  --          $   3,070       $   9,319    $   --
  Trade accounts receivable, net of allowances
    for doubtful accounts.....................        40,433         4,943         --              27,619          (249)
  Inventories.................................        37,211         2,533         --              69,441           (13)
  Prepaid expenses and other current assets...        10,022           156          4,384          24,265        (4,528)
  Due from subsidiary.........................        22,543        --              6,830          --           (29,373)
  Due from parent.............................        --            --             --             134,095      (134,095)
                                                ---------------  ---------       --------      -----------  ------------
    Total current assets......................       110,209         7,632         14,284         264,739      (168,258)

Property, plant and equipment, net............       102,040         7,690         --              96,641        --
Special term deposit..........................       125,000        --             --              --            --
Net deferred tax assets.......................         8,364        --             --              --            --
Other noncurrent assets, net..................        15,959           415            296           1,340        --
Investment in subsidiaries....................        20,299        --            275,393          --          (295,692)
                                                ---------------  ---------       --------      -----------  ------------
    Total assets..............................     $ 381,871     $  15,737      $ 289,973       $ 362,720    $ (463,950)
                                                ---------------  ---------       --------      -----------  ------------
                                                ---------------  ---------       --------      -----------  ------------

                                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current maturities
    of long-term debt.........................     $     895     $  --          $  --           $  12,000    $   --
  Accounts payable............................        13,803         3,173         --              35,492        --
  Accrued liabilities.........................        33,255           383          6,587          13,932        (4,528)
Net deferred tax liabilities..................         6,792        --             --               1,853        --
  Due to subsidiaries.........................        --            --            134,095          --          (134,095)
  Due to parent...............................        --             9,106          5,100          15,167       (29,373)
                                                ---------------  ---------       --------      -----------  ------------
    Total current liabilities.................        54,745        12,662        145,782          78,444      (168,245)
Long-term debt, less current maturities.......       261,767        --            125,000          --            --
Postretirement benefits.......................
Reclamation and environmental costs...........
Other noncurrent liabilities..................
                                                ---------------  ---------       --------      -----------  ------------
    Total liabilities.........................       363,336        14,616        270,782          87,327      (168,245)

Shareholders' equity:
  Common stock, $.10 par value, 1,000 shares
    authorized, issued, and outstanding.......        --            --             --              --            --
  Common stock, $1 par value, 1,000 shares
    authorized, issued and outstanding........        --                 1         --              --                (1)
  Common stock, $1 par value, 2,005,000 shares
    authorized, issued and
    outstanding...............................        --            --              2,005          --            (2,005)
  Common stock, one nuevos soles par value,
    648,672,941 shares authorized, issued and
    outstanding...............................        --            --             --             247,926      (247,926)
  Additional paid in capital..................         5,000           935         --              --              (935)
  Retained earnings...........................        13,535           185         17,186          27,467       (44,838)
                                                ---------------  ---------       --------      -----------  ------------
    Total shareholders' equity................        18,535         1,121         19,191         275,393      (295,705)
                                                ---------------  ---------       --------      -----------  ------------
    Total liabilities and shareholders'
      equity..................................     $ 381,871     $  15,737      $ 289,973       $ 362,720    $ (463,950)
                                                ---------------  ---------       --------      -----------  ------------
                                                ---------------  ---------       --------      -----------  ------------


                                                 THE COMPANY
                                                -------------

Current assets:
  Cash........................................    $  12,389
  Trade accounts receivable, net of allowances
    for doubtful accounts.....................       72,746
  Inventories.................................      109,172
  Prepaid expenses and other current assets...       34,299
  Due from subsidiary.........................       --
  Due from parent.............................       --
                                                -------------
    Total current assets......................      228,606
Property, plant and equipment, net............      206,371
Special term deposit..........................      125,000
Net deferred tax assets.......................        8,364
Other noncurrent assets, net..................       18,010
Investment in subsidiaries....................       --
                                                -------------
    Total assets..............................    $ 586,351
                                                -------------
                                                -------------
                                          LIAB
Current liabilities:
  Short-term borrowings and current maturities
    of long-term debt.........................    $  12,895
  Accounts payable............................       52,219
  Accrued liabilities.........................       49,629
Net deferred tax liabilities..................        8,645
  Due to subsidiaries.........................       --
  Due to parent...............................       --
                                                -------------
    Total current liabilities.................      123,388
Long-term debt, less current maturities.......      386,767
Postretirement benefits.......................
Reclamation and environmental costs...........
Other noncurrent liabilities..................
                                                -------------
    Total liabilities.........................      567,816
Shareholders' equity:
  Common stock, $.10 par value, 1,000 shares
    authorized, issued, and outstanding.......       --
  Common stock, $1 par value, 1,000 shares
    authorized, issued and outstanding........       --
  Common stock, $1 par value, 2,005,000 shares
    authorized, issued and
    outstanding...............................       --
  Common stock, one nuevos soles par value,
    648,672,941 shares authorized, issued and
    outstanding...............................       --
  Additional paid in capital..................        5,000
  Retained earnings...........................       13,535
                                                -------------
    Total shareholders' equity................       18,535
                                                -------------
    Total liabilities and shareholders'
      equity..................................    $ 586,351
                                                -------------
                                                -------------

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                  NINE MONTHS ENDED JULY 31, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                             THE COMPANY
                                              EXCLUDING                  DOE RUN CAYMAN
                                              GUARANTOR                 AND WHOLLY-OWNED      DOE RUN
                                            SUBSIDIARIES       FPI         SUBSIDIARY          PERU      ELIMINATIONS   THE COMPANY
                                           ---------------  ---------  -------------------  -----------  ------------  -------------
Net sales................................     $ 181,356     $  12,441       $   5,049        $ 349,444    $  (20,525)    $ 527,765
Costs and expenses:
    Cost of sales........................       148,674        11,470          --              283,037        (3,490)      439,691
    Depletion, depreciation and
      amortization.......................        11,463           539          --                5,010        --            17,012
    Selling, general and administrative
      expenses...........................        12,155         1,002           3,158           26,523       (17,107)       25,731
    Exploration expenses.................         2,764        --              --               --            --             2,764
                                           ---------------  ---------         -------       -----------  ------------  -------------
      Total costs and expenses...........       175,056        13,011           3,158          314,570       (20,597)      485,198
                                           ---------------  ---------         -------       -----------  ------------  -------------
      Income (loss) from operations......         6,300          (570)          1,891           34,874            72        42,567

Other income (expense):
    Interest expense.....................       (16,933)         (534)         (9,825)            (279)          534       (27,037)
    Interest income......................         5,975        --                  10              549          (534)        6,000
    Other, net...........................          (543)          (30)            179              463        --                69
    Equity in earnings of subsidiaries...        16,384        --              27,576           --           (43,960)       --
                                           ---------------  ---------         -------       -----------  ------------  -------------
                                                  4,883          (564)         17,940              733       (43,960)      (20,968)
                                           ---------------  ---------         -------       -----------  ------------  -------------
      Income (loss) before income taxes
        and extraordinary item...........        11,183        (1,134)         19,831           35,607       (43,888)       21,599
Income tax expense (benefit).............          (105)           16          --                8,031        --             7,942
                                           ---------------  ---------         -------       -----------  ------------  -------------
    Income (loss) before extraordinary
      item...............................        11,288        (1,150)         19,831           27,576       (43,888)       13,657
    Extraordinary item...................        (4,238)       --              (2,369)          --            --            (6,607)
                                           ---------------  ---------         -------       -----------  ------------  -------------
      Net income (loss)..................     $   7,050     $  (1,150)      $  17,462        $  27,576    $  (43,888)    $   7,050
                                           ---------------  ---------         -------       -----------  ------------  -------------
                                           ---------------  ---------         -------       -----------  ------------  -------------

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                  NINE MONTHS ENDED JULY 31, 1998 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                             THE COMPANY
                                              EXCLUDING                 DOE RUN CAYMAN
                                              GUARANTOR                AND WHOLLY-OWNED     DOE RUN
                                            SUBSIDIARIES       FPI        SUBSIDIARY         PERU      ELIMINATIONS   THE COMPANY
                                           ---------------  ---------  -----------------  -----------  ------------  -------------
Net cash provided by (used in) operating
  activities.............................     $  25,584     $     420      $  22,771       $  (8,640)   $  (43,960)   $    (3,825)
Cash flows from investing activities:
    Special term deposit.................      (125,000)       --             --              --            --           (125,000)
    Purchases of property, plant and
      equipment..........................        (8,729)       (4,391)        --              (3,912)       --            (17,032)
    Investment in subsidiary.............       (16,384)       --            (27,576)         --            43,960        --
                                           ---------------  ---------       --------      -----------  ------------  -------------
    Net cash used in investing
      activities.........................      (150,113)       (4,391)        27,576          (3,912)       43,960       (142,032)

Cash flows from financing activities:
    Proceeds from (payments on) revolving
      loan and short-term borrowings,
      net................................         6,767        --             (3,000)         12,000        --             15,767
    Proceeds from long-term debt.........       255,000        --            125,000          --            --            380,000
    Payments on long-term debt...........      (130,845)       --           (100,000)         --            --           (230,845)
    Payment of deferred financing
      costs..............................       (12,618)       --               (312)         --            --            (12,930)
    Loan from parent.....................         7,335         3,971        (16,164)          4,858        --            --
    Payment of dividends.................          (189)       --             --              --            --               (189)
    Redemption of preferred stock........        (2,500)       --             --              --            --             (2,500)
                                           ---------------  ---------       --------      -----------  ------------  -------------
    Net cash provided by financing
      activities.........................       122,950         3,971          5,524          16,858        --            149,303
                                           ---------------  ---------       --------      -----------  ------------  -------------
    Net increase (decrease) in cash......        (1,579)       --                719           4,306        --              3,446

Cash at beginning of period..............         1,579        --              2,351           5,013        --              8,943
                                           ---------------  ---------       --------      -----------  ------------  -------------
Cash at end of period....................     $  --         $  --          $   3,070       $   9,319    $   --        $    12,389
                                           ---------------  ---------       --------      -----------  ------------  -------------
                                           ---------------  ---------       --------      -----------  ------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
    DOE RUN PERU S.R.L.:

    We have audited the accompanying consolidated balance sheet of DOE RUN PERU S.R.L. (a Peruvian company) as of October 31, 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period from October 23, 1997 (inception date) to October 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of DOE RUN PERU S.R.L. as of October 31, 1997 and its consolidated results of operations and cash flows for the period from October 23, 1997 (inception date) to October 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

                                          MEDINA, ZALDIVAR Y ASOCIADOS
                                          a member firm of Andersen Worldwide SC

Countersigned by:

Marco Antonio Zaldivar
C.P.C. Register 12477

Lima, Peru
December 5, 1997

                              DOE RUN PERU S.R.L.

                           CONSOLIDATED BALANCE SHEET

                             AS OF OCTOBER 31, 1997

                         (IN THOUSANDS OF U.S. DOLLARS)

                                           ASSETS
CURRENT ASSETS:
  Cash............................................................................  $   5,013
  Trade accounts receivable.......................................................        390
  Inventory.......................................................................     59,032
  Prepaid expenses and other assets...............................................      2,729
                                                                                    ---------
    Total current assets..........................................................     67,164
DUE FROM SHAREHOLDER..............................................................    125,000
PROPERTY, PLANT AND EQUIPMENT, net................................................     97,739
                                                                                    ---------
    Total assets..................................................................  $ 289,903
                                                                                    ---------
                                                                                    ---------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable..........................................................  $  23,151
  Accrued liabilities.............................................................      9,375
  Due to related party............................................................      1,214
                                                                                    ---------
    Total current liabilities.....................................................     33,740
LONG-TERM LIABILITIES.............................................................      8,346
                                                                                    ---------
    Total liabilities.............................................................     42,086
                                                                                    ---------
SHAREHOLDERS' EQUITY
  Capital stock...................................................................    247,926
  Retained loss...................................................................       (109)
                                                                                    ---------
    Total shareholders' equity....................................................    247,817
                                                                                    ---------
    Total liabilities and shareholders' equity....................................  $ 289,903
                                                                                    ---------
                                                                                    ---------

       The accompanying notes are an integral part of this balance sheet.

                              DOE RUN PERU S.R.L.

                        CONSOLIDATED STATEMENT OF INCOME
    FOR THE PERIOD FROM OCTOBER 23, 1997 (INCEPTION DATE) TO OCTOBER 31,1997
                         (IN THOUSANDS OF U.S. DOLLARS)

NET SALES...........................................................................  $   2,571
                                                                                      ---------
OPERATING COSTS AND EXPENSES:
  Costs of sales....................................................................      2,048
  Depreciation expense..............................................................        151
  Administrative and general expenses...............................................         32
                                                                                      ---------
                                                                                          2,231
                                                                                      ---------
    Operating income................................................................        340

OTHER EXPENSES:
  Exchange loss.....................................................................         28
                                                                                      ---------
    Income before provision for
      income tax....................................................................        312

PROVISION FOR INCOME TAX............................................................        421
                                                                                      ---------
    Net loss........................................................................  $    (109)
                                                                                      ---------
                                                                                      ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                              DOE RUN PERU S.R.L.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM OCTOBER 23, 1997 (INCEPTION DATE) TO OCTOBER 31,1997
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                              CAPITAL     RETAINED
                                                                                               STOCK        LOSS
                                                                                             ----------  -----------
Capital contributions......................................................................  $  247,926   $  --
Net loss...................................................................................      --            (109)
                                                                                             ----------       -----
BALANCE AS OF OCTOBER 31, 1997.............................................................  $  247,926   $    (109)
                                                                                             ----------       -----
                                                                                             ----------       -----

  The accompanying notes are an integral part of these consolidated financial statements.

                              DOE RUN PERU S.R.L.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

   FOR THE PERIOD FROM OCTOBER 23, 1997 (INCEPTION DATE) TO OCTOBER 31, 1997

                         (IN THOUSANDS OF U.S. DOLLARS)

OPERATING ACTIVITIES:
  Net loss........................................................................  $    (109)
  Add:
    Depreciation..................................................................        151
    Deferred provision of income tax and workers' profit sharing..................          3
  Net changes in assets and liabilities:
    Increase in trade accounts receivable.........................................       (390)
    Increase in inventory.........................................................     (3,465)
    Increase in prepaid expenses and other assets.................................     (1,347)
    Increase in trade accounts payable............................................      5,025
    Increase in accrued liabilities...............................................      3,003
    Increase in long-term liabilities.............................................      1,146
                                                                                    ---------
  Net cash provided by operating activities.......................................      4,017
                                                                                    ---------
INVESTING ACTIVITIES:
  Increase in due from shareholder................................................   (125,000)
  Acquisition of net assets of Metaloroya.........................................   (123,015)
  Additions of property, plant and equipment......................................       (129)
                                                                                    ---------
  Net cash used in investing activities...........................................   (248,144)
                                                                                    ---------
FINANCING ACTIVITIES:
  Capital contributions...........................................................    247,926
  Increase in due to related party................................................      1,214
                                                                                    ---------
  Net cash provided by financing activities.......................................    249,140
                                                                                    ---------
NET INCREASE IN CASH AND DEPOSITS IN BANKS........................................      5,013
CASH AND DEPOSITS IN BANKS AT BEGINNING OF PERIOD.................................     --
                                                                                    ---------
CASH AND DEPOSITS IN BANKS AT END OF PERIOD.......................................  $   5,013
                                                                                    ---------
                                                                                    ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                              DOE RUN PERU S.R.L.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF OCTOBER 31, 1997

1. BUSINESS ACTIVITY AND ACQUISITION

    Doe Run Peru S.R.L. ("Doe Run Peru" or the "Company"), is a Peruvian Company incorporated on September 8, 1997 and 99.9% owned by Doe Run Mining S.R.L. On October 23, 1997, Doe Run Peru acquired substantially all of the outstanding shares of Metaloroya S.A. ("Metaloroya"), a Peruvian company which was formed for purposes of consummating the sale of certain assets and liabilities of La Oroya, a division of Centromin Peru S.A. ("CENTROMIN"), an entity owned by the Peruvian government.

    The acquisition was made through a Contract of Stock Transfer, Capital Increase and Stock Subscription (the "Contract"), which required a capital increase in Metaloroya of US$126.5 million in exchange for the 51% for the shares and a payment of US$121.4 million for the transfer of the remaining 49%. The acquisition has been accounted for as a purchase and the effective purchase price of US$123 million, including transaction costs of approximately US$2.5 million, has been allocated to the fair value of the assets acquired and liabilities assumed. Because of the "bargain purchase" inherent in the acquisition, the excess of the fair values of the net assets acquired over the purchase price of approximately US$157 million has been mainly used to reduce the value of the fixed assets acquired.

    Doe Run Peru and its subsidiary are engaged in the smelting and refining of polymetalic concentrates, mainly copper, lead and zinc, which are sold as refined metals primarily to customers located outside of Peru. Substantially all of the Company's assets and liabilities are denominated in U.S. dollars.

2. BASIS OF PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

    Unless otherwise indicated, all amounts in the financial statements and in these notes are presented in thousands of U.S. dollars (US$).

    The consolidated financial statements include all the accounts of the Company and its subsidiary, after eliminating intercompany balances and transactions, including gains and losses resulting from such transactions. The minority interest is not significant and represents a minimal ownership by Metaloroya's employees.

    Doe Run Peru had no operations prior to the acquisition of Metaloroya. Accordingly, the accompanying consolidated statements of income and cash flows reflect the results of operations for the period from October 23, 1997 to October 31, 1997.

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

    Inventory is stated at the lower of cost or net realizable value. The cost of refined metals and concentrates for sale, as well as metals and concentrates in process are determined under the first-in, first-out method (FIFO). Inventory costs include concentrates purchased, labor, depreciation and other production costs. The cost of materials, supplies and spare parts are determined using the average cost method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is calculated on a straight-line basis at the rates indicated in Note 7. Maintenance and minor repairs are charged to expenses as incurred. Material improvements and renewals are capitalized.

REVENUE RECOGNITION

    Sales are recorded when title passes to the customer, which occurs at the time of shipment. With respect to concentrates, sales are recorded based on estimated weights, assays and prices. All such concentrate sales are adjusted when final weights, assays and prices are known. Adjustments to the provisional billings are made in the period during which additional information becomes available.

INCOME TAX AND WORKERS' PROFIT SHARING

    Under Statement of Financial Accounting Standard N DEG.109, "Accounting for Income Taxes" ("SFAS 109"), which designates the liability method as the required accounting method for taxes under U.S. GAAP, the Company recognizes the tax effect of the temporary differences between the financial reporting basis of assets and liabilities and the related tax basis.

    The Company also recognizes the effect of the temporary differences between book and tax basis of assets and liabilities related to workers' profit sharing on a basis similar to that used for income tax.

4. REMEASUREMENT INTO U.S. DOLLAR

    The accounting records of Doe Run Peru and Metaloroya, which are kept in Peruvian nuevos soles, have been re-measured into U. S. dollars, their functional currency, following the methodology established by SFAS 52:

    (a) Non-monetary accounts have been re-measured at historical exchange rates.

    (b) Monetary accounts in Peruvian currency have been re-measured at free market average exchange rate in effect at October 31,1997, which is S/2.71 per each US$1.

    (c) Income and expenses have been re-measured at the average monthly exchange rates. Cost of sales was determined from its components once re-measured. The net effect of foreign exchange difference has been reflected in the accompanying statement of income.

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

5. FOREIGN CURRENCY TRANSACTIONS AND EXCHANGE RISK EXPOSURE

    Under current law, foreign currency transactions are made through the Peruvian financial banking system at free market exchange rates.

    As of October 31,1997, the assets and liabilities denominated in Peruvian nuevos soles are as follows (in thousands):

Assets -
  Prepaid expenses and other assets................................    S/7,396
                                                                     ---------
Liabilities -
    Accrued liabilities............................................      6,229
                                                                     ---------
Net position.......................................................    S/1,167
                                                                     ---------
                                                                     ---------

    The net effect of exchange differences applicable to the net assets position denominated in Peruvian nuevos soles was a loss of US$28 for the period from October 23, 1997 to October 31, 1997, which has been reflected in the accompanying statement of income.

6. INVENTORY

    Inventory consists of the following as of October 31, 1997:

Refined metals and concentrates for sale...........................  $   5,324
Metals and concentrates in process.................................     43,188
Materials, supplies and spare parts................................     10,520
                                                                     ---------
                                                                     $  59,032
                                                                     ---------
                                                                     ---------

7. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following as of October 31, 1997:

                                                                     ANNUAL
                                                                  DEPRECIATION
                                                                      RATE
                                                                 ---------------
Land...........................................................        --         $   5,866
Buildings......................................................  5% and 10%          16,619
Machinery and equipment........................................  6.67%               70,388
Transportation units...........................................  33.33%               1,955
Other equipments...............................................  10%                  2,933
Work in progress...............................................        --               129
                                                                                  ---------
                                                                                     97,890
Less--Accumulated depreciation.................................                        (151)
                                                                                  ---------
                                                                                  $  97,739
                                                                                  ---------
                                                                                  ---------

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

8. ACCRUED LIABILITIES

    Accrued liabilities consists of the following as of October 31, 1997:

Remunerations payable...............................................................  $   3,856
Taxes payable.......................................................................      1,521
Fees and expenses payable...........................................................      1,286
Severance indemnities...............................................................      1,238
Other...............................................................................      1,476
                                                                                      ---------
                                                                                      $   9,377
                                                                                      ---------
                                                                                      ---------

    Severance indemnities are determined according to legal regulations and are provided for on an accrual basis for the amount, which would be paid if all personnel were to retire at the balance sheet date. Under Legislative Decree 650, liabilities relating to severance indemnities earned currently by employees are accrued and semi-annually deposited into workers' individual bank accounts designated by the employees.

9. LONG-TERM LIABILITIES

    Long-term liabilities consists primarily of estimated closure costs of a zinc ferrite site of US$7.2 million, as explained in Note 12.

10. TAXATION AND WORKERS' PROFIT SHARING

    The Company and its subsidiary are subject to the Peruvian tax regulations. The statutory income tax rate in Peru is 30% of taxable income.

    Metaloroya has signed a Tax Stabilization Agreement with the Peruvian Government for a ten-year period effective November 6, 1997. The benefits are the following:

    - Utilization of the tax rules prevailing on April 25, 1994. In exercise of the regulation permitted in the tenth clause of the Tax Stabilization Agreement, Metaloroya has adopted the tax rules prevailing on November 6, 1997.

    - Custom duties will be calculated at rates ranging from 15% to 25%.

    - Free commercialization of its products.

    - No restrictions on the use of proceeds from export sales.

    - Free conversion of foreign currency generated by local sales.

    - No discrimination in foreign currency transactions.

    In accordance with current workers' profit sharing regulations in Peru, the Company's workers have the right to receive 8 percent of the Company's taxable income, of which 50 percent is distributed among all employees based on the number of days worked by each employee and the remaining amount is distributed in proportion to their salaries. Such profit sharing, which is taxable, is limited to 18 times the annual salary for each worker. Any excess is to be reserved and expensed for training of the workers.

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

10. TAXATION AND WORKERS' PROFIT SHARING (CONTINUED)
    The provision for income tax and workers' profit sharing is comprised of the following for the period from October 23, 1997 to October 31, 1997:

                                                                                                        WORKERS' PROFIT
                                                                                         INCOME TAX         SHARING
                                                                                        -------------  -----------------

Current provision.....................................................................    $     419        $     121
Deferred provision....................................................................            2                1
                                                                                              -----            -----
    Total.............................................................................    $     421        $     122
                                                                                              -----            -----
                                                                                              -----            -----

    The effective income tax rate recorded on a U.S. GAAP basis is 135% because of difference between inflation and devaluation of US$1,002, which is taxable.

11. SHAREHOLDERS' EQUITY

    The capital stock is comprised of 648,672,941 authorized, totally subscribed and paid-in common shares, with a face value of one Peruvian nuevos soles each.

    Under Peruvian current regulations, there are no restrictions on dividend remittance abroad or the repatriation of foreign capital. Dividend distribution is exempt from Peruvian income tax.

12. COMMITMENTS AND CONTINGENCIES

INVESTMENT COMMITMENT

    According to the Contract described in Note 1, Metaloroya is obligated to invest US$120 million through October 23, 2002 to expand and modernize its operations, including certain expenditures to comply with environmental regulations within Peru, as discussed below. In the event that Metaloroya has not fulfilled its obligations under the investment commitment by the end of October 23, 2002, it will be obligated to pay in 2002 a penalty to CENTROMIN equal to 30% of any shortfall.

ENVIRONMENTAL MATTERS

    On October 17, 1997, Metaloroya signed with the Peruvian government an Administrative Environmental Stabilization Contract, the purpose of which is to provide environmental stability to resolve the environmental matters included in the Environmental Protection Adequacy and Management Program (PAMA). Accordingly, future changes in legal rules and maximum permissible levels would not affect Metaloroya for ten years from the date of the Contract.

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Metaloroya's management estimates that it will invest US$107.6 million during the next nine years in order to meet its obligations under the PAMA. Also under this agreement, Metaloroya is obligated to invest a minimum of 1% of annual sales each year on such commitments. The schedule follows:

                                                                                    ESTIMATED
YEAR                                                                                  COSTS
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $    2,700
1999..............................................................................       3,612
2000..............................................................................       4,963
2001..............................................................................       3,300
2002..............................................................................       3,000
2003..............................................................................       3,800
2004..............................................................................       2,775
2005..............................................................................      38,700
2006..............................................................................      44,725
                                                                                    ----------
                                                                                    $  107,575
                                                                                    ----------
                                                                                    ----------

    Management expects that the cost of future investments will be capitalized in future periods and depreciated over periods to be benefited.

    In accordance with the Contract described in Note 1, damages caused to the environment on or prior to October 23, 1997, as well as any future claims originated by those damages are responsibility of CENTROMIN. These obligations of CENTROMIN have been guaranteed by the Republic of Peru through a Supreme Decree.

POTENTIAL TAX ASSESSMENTS

    All existing and pending tax contingencies at the time of the acquisition of Metaloroya were retained by CENTROMIN.

    Income tax and value added tax from October 23, 1997 to the date of this report are pending examination by the tax authorities. If tax assessments were made, any taxes or surcharges that must be paid would be charged to expenses in the years in which they are assessed. In the opinion of the Company's management, there are no matters that should result in significant tax contingencies.

LITIGATIONS

    All existing and pending litigations at the time of the acquisition of Metaloroya were retained by CENTROMIN.

ZINC FERRITE DISPOSAL

    According to the Contract described in Note 1, the Company has the option to continue to use the existing zinc ferrite disposal site for three years, after which it can either take ownership of the site or develop a new site. If the Company decides to take ownership of the site, it will be responsible for its

                              DOE RUN PERU S.R.L.

                             AS OF OCTOBER 31, 1997

12. COMMITMENTS AND CONTINGENCIES (CONTINUED) ultimate closure costs, which have been estimated at US$7.2 million and recorded as a reserve in the caption long-term liabilities in the accompanying consolidated balance sheet. If the Company decides to develop a new site, it is required to pay to CENTROMIN the US$7.2 million estimated closure costs.

13. RELATED PARTY TRANSACTION

    On October 23, 1997, Metaloroya granted to its shareholder, Doe Run Mining S.R.Ltda., a US$125 million loan which does not accrue interest and matures on October 23, 2002.

    In addition, Doe Run Peru has a payable to Doe Run Resources Corporation of US$1.2 million related to payments made on behalf of the Company for the acquisition of Metaloroya. This payable does not accrue interest.

14. SUBSEQUENT EVENT

    In the Extraordinary Shareholders' Meetings of Doe Run Peru and Metaloroya held on November 3, 1997, the merger of Metaloroya into Doe Run Peru was approved, being the surviving company Doe Run Peru. The merger will become effective on December 30, 1997.

                              DOE RUN PERU S.R.L.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF JULY 31, 1998

                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                           ASSETS
Current assets:
  Cash............................................................................  $   9,319
  Trade accounts receivable, net of allowance for doubtful accounts...............     27,619
  Inventories.....................................................................     69,441
  Prepaid expenses and other current assets.......................................     24,265
  Due from parent.................................................................    134,095
                                                                                    ---------
      Total current assets........................................................    264,739
Property, plant and equipment, net................................................     96,641
Other noncurrent assets, net......................................................      1,340
                                                                                    ---------
      Total assets................................................................  $ 362,720
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowing............................................................  $  12,000
  Accounts payable................................................................     35,492
  Accrued liabilities.............................................................     13,932
  Net deferred tax liabilities....................................................      1,853
  Due to parent...................................................................     15,167
                                                                                    ---------
      Total current liabilities...................................................     78,444

Other non-current liabilities.....................................................      8,883
                                                                                    ---------
      Total liabilities...........................................................     87,327
                                                                                    ---------

Shareholders' equity:
  Common stock, one nuevo sd par value, 648,672,941 shares authorized, issued and
    outstanding...................................................................    247,926
  Retained earnings...............................................................     27,467
                                                                                    ---------
      Total shareholders' equity..................................................    275,393
                                                                                    ---------
      Total liabilities and shareholders' equity..................................  $ 362,720
                                                                                    ---------
                                                                                    ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              DOE RUN PERU S.R.L.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                  (UNAUDITED)

                                                                                                         DOE RUN
                                                                                            LA OROYA   PERU S.R.L.
                                                                                           -----------------------
                                                                                              NINE MONTHS ENDED
                                                                                                  JULY 31,
                                                                                           -----------------------
                                                                                              1997        1998
                                                                                           ----------  -----------
Net sales................................................................................  $  332,518   $ 349,444

Costs and expenses:
  Costs of sales.........................................................................     278,036     283,037
  Depreciation...........................................................................       4,254       5,010
  Selling, general and administrative expenses...........................................      14,762      26,523
                                                                                           ----------  -----------
      Total costs and expenses...........................................................     297,052     314,570
                                                                                           ----------  -----------
    Income from operations...............................................................      35,466      34,874

Other income (expense):
  Interest expense.......................................................................        (866)       (279)
  Interest income........................................................................      --             549
  Other, net.............................................................................      (1,189)        463
                                                                                           ----------  -----------
                                                                                               (2,055)        733
                                                                                           ----------  -----------
    Income before income tax expense.....................................................      33,411      35,607

Income tax expense.......................................................................      10,078       8,031
                                                                                           ----------  -----------
    Net income...........................................................................  $   23,333   $  27,576
                                                                                           ----------  -----------
                                                                                           ----------  -----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              DOE RUN PERU S.R.L.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                                      DOE RUN
                                                                         LA OROYA   PERU S.R.L.
                                                                         ----------------------
                                                                           NINE MONTHS ENDED
                                                                                JULY 31,
                                                                         ----------------------
                                                                           1997        1998
                                                                         ---------  -----------
Net cash provided by (used in) operating activities....................  $  20,733   $  (8,640)

Cash flows from investing activities:
  Purchases of property, plant and equipment...........................     --          (3,912)
                                                                         ---------  -----------
  Net cash used in investing activities................................     --          (3,912)

Cash flows from financing activities:
  Proceeds from short-term borrowing, net..............................     --          12,000
  Payments on long-term debt...........................................    (15,068)     --
  Loans from parent....................................................     --           4,858
  Transfer to Centromin................................................     (6,197)     --
                                                                         ---------  -----------
  Net cash provided by (used in) financing activities..................    (21,265)     16,858
                                                                         ---------  -----------

  Net increase (decrease) in cash......................................       (532)      4,306

Cash at beginning of period............................................        572       5,013
                                                                         ---------  -----------

Cash at end of period..................................................  $      40   $   9,319
                                                                         ---------  -----------
                                                                         ---------  -----------

The accompanying notes are an integral part of these condensed consolidated financial statements.

                              DOE RUN PERU S.R.L.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

                              AS OF JULY 31, 1998

1. BASIS OF PRESENTATION

COMPARABILITY OF FINANCIAL STATEMENTS

    The condensed consolidated statement of operations and the condensed consolidated statement of cash flows for the nine months ended July 31, 1997 reflect the basis of assets and liabilities of La Oroya, a division of Centromin Peru S.A. The condensed consolidated statement of operations and the consolidated statement of cash flows for the nine months ended July 31, 1998 reflect the new basis of assets and liabilities of Doe Run Peru S.R.L. (the "Company") acquired as of October 23, 1997. The Company's results may not be comparable in all respects to those of La Oroya.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the interim consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position as of July 31, 1998 and results of operations for the nine months ended July 31, 1998 and 1997. Interim periods are not necessarily indicative of results to be expected for the year.

2. INVENTORIES

    Inventories consist of the following as of July 31, 1998:

Refined metals and concentrates for sale...........................  $   1,347
Metals and concentrates in process.................................     53,724
Materials, supplies and spare parts................................     14,370
                                                                     ---------
                                                                     $  69,441
                                                                     ---------
                                                                     ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors

Empresa Minera del Centro del Peru S.A.--Centromin Peru S.A.:

    We have audited the accompanying statements of assets and liabilities of La Oroya Metallurgical Complex (La Oroya), a division of the Peruvian state-owned corporation Empresa Minera del Centro del Peru S.A.--Centromin Peru S.A. (Centromin), as of December 31, 1995 and 1996 and October 23, 1997 and the related statements of revenues and expenses, changes in net assets and cash flows for each of the years in the three-year period ended December 31, 1996 and the period from January 1 to October 23, 1997. These financial statements are the responsibility of Centromin's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As explained in Note 2, the above financial statements which have been prepared from Centromin's accounting records, remeasured into U.S. dollars and prepared following generally accepted accounting principles in the United States of America, are intended to reflect separately the assets, liabilities, revenues and expenses of La Oroya, as if La Oroya had operated as a separate entity and applying certain allocations by Centromin on the basis described in Note 4 and therefore, they may not necessarily reflect the financial position and results of operations of La Oroya as if it were effectively a separate legal entity for the periods indicated above.

    In our opinion, the financial statements referred to above, present fairly, for the purpose described in the preceding paragraph, the assets and liabilities of La Oroya as of December 31, 1995 and 1996 and October 23, 1997, and its revenues and expenses and cash flows for each of the years in the three-year period ended December 31, 1996 and the period from January 1 to October 23, 1997, in conformity with accounting principles generally accepted in the United States of America.

                                          MEDINA, ZALDIVAR Y ASOCIADOS,

                                          a member firm of Andersen Worldwide SC

Countersigned by:

Marco Antonio Zaldivar
C.P.C. Register 12477

Lima, Peru
December 5, 1997

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.
                               LA OROYA DIVISION

                      STATEMENTS OF ASSETS AND LIABILITIES

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                 AS OF DECEMBER 31,       AS OF
                                                                               ----------------------  OCTOBER 23,
                                                                                  1995        1996        1997
                                                                               ----------  ----------  -----------

                                                      ASSETS
CURRENT ASSETS:
  Cash and deposits in banks.................................................  $       62  $      582   $      79
  Trade accounts receivable..................................................      15,335      30,277      10,423
  Inventory:
    Refined metals and concentrates for sale.................................      12,333       8,930      14,115
    Metal and concentrates in process........................................      74,175      43,555      43,007
    Materials, supplies and spare parts......................................      28,488       8,303      11,226
                                                                               ----------  ----------  -----------
                                                                                  114,996      60,788      68,348
                                                                               ----------  ----------  -----------
  Prepaid expenses...........................................................       2,524       1,591       1,922
                                                                               ----------  ----------  -----------
      Total current assets...................................................     132,917      93,238      80,772
                                                                               ----------  ----------  -----------
DEFERRED TAX AND WORKERS' PROFIT SHARING.....................................      --           4,262       2,853
PROPERTY, PLANT AND EQUIPMENT, net...........................................      55,557      50,814      46,145
                                                                               ----------  ----------  -----------
Total assets.................................................................  $  188,474  $  148,314   $ 129,770
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
                                            LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Bank loans.................................................................  $   19,626  $   15,068      --
  Accounts payable...........................................................      17,810       9,026   $  16,732
  Remuneration and taxes payable.............................................       5,275       4,709       4,535
  Advances from customers....................................................       7,925      10,750      --
  Accrued liabilities........................................................       3,266       4,477       2,369
  Severance indemnities......................................................      21,228       2,186       1,185
  Deposits of personnel's severance indemnities..............................       3,579       1,973      --
  Current portion of environmental liabilities...............................      --             730       2,530
                                                                               ----------  ----------  -----------
      Total current liabilities..............................................      78,709      48,919      27,351
                                                                               ----------  ----------  -----------
DEFERRED TAX AND WORKERS' PROFIT SHARING.....................................       2,098      --          --
ENVIRONMENTAL LIABILITIES, net of current portion............................      --          20,820      19,020
                                                                               ----------  ----------  -----------
      Total liabilities......................................................      80,807      69,739      46,371
                                                                               ----------  ----------  -----------
NET ASSETS...................................................................     107,667      78,575      83,399
                                                                               ----------  ----------  -----------
Total liabilities and net assets.............................................  $  188,474  $  148,314   $ 129,770
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.
                               LA OROYA DIVISION

                      STATEMENTS OF REVENUES AND EXPENSES

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                       FOR THE
                                                                                                        PERIOD
                                                                  FOR THE YEARS ENDED DECEMBER 31,   JANUARY 1 TO
                                                                 ----------------------------------  OCTOBER 23,
                                                                    1994        1995        1996         1997
                                                                 ----------  ----------  ----------  ------------
NET SALES......................................................  $  367,057  $  450,929  $  456,797   $  352,805
OPERATING COSTS AND EXPENSES:
  Costs of sales...............................................     339,302     397,524     397,158      305,959
  Depreciation and amortization................................       4,448       4,729       5,353        4,730
  Administrative and general...................................       4,569       4,479       5,660        5,223
  Selling and marketing........................................       5,715       5,972       6,669        4,808
  Workers' profit sharing......................................         813       2,995       1,197        2,284
  Personnel reduction costs....................................      --           2,504       3,894        1,490
                                                                 ----------  ----------  ----------  ------------
                                                                    354,847     418,203     419,931      324,494
                                                                 ----------  ----------  ----------  ------------
      Operating income.........................................      12,210      32,726      36,866       28,311
                                                                 ----------  ----------  ----------  ------------
OTHER INCOME (EXPENSES):
  Interest and bank charges....................................      (6,784)     (2,100)     (3,332)        (832)
  Exchange gains, net..........................................       3,840       2,050       1,884          269
  Other, net (see Note 15).....................................      (4,242)     (3,848)    (25,401)      (1,486)
                                                                 ----------  ----------  ----------  ------------
                                                                     (7,186)     (3,898)    (26,849)      (2,049)
                                                                 ----------  ----------  ----------  ------------
      Income before provision for income tax...................       5,024      28,828      10,017       26,262
PROVISION FOR INCOME TAX.......................................       2,803      10,332       4,128        7,879
                                                                 ----------  ----------  ----------  ------------
      Net income...............................................  $    2,221  $   18,496  $    5,889   $   18,383
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------

   The accompanying notes are an integral part of these financial statements.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.
                               LA OROYA DIVISION

                      STATEMENTS OF CHANGES IN NET ASSETS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                        NET ASSETS
                                                                                                        ----------
BALANCE AS OF JANUARY 1, 1994.........................................................................  $  123,901
  Net income..........................................................................................       2,221
  Transfers to Centromin..............................................................................     (61,632)
                                                                                                        ----------
BALANCE AS OF DECEMBER 31, 1994.......................................................................      64,490
  Net income..........................................................................................      18,496
  Transfers from Centromin............................................................................      24,681
                                                                                                        ----------
BALANCE AS OF DECEMBER 31, 1995.......................................................................     107,667
  Net income..........................................................................................       5,889
  Transfers to Centromin..............................................................................     (34,981)
                                                                                                        ----------
BALANCE AS OF DECEMBER 31, 1996.......................................................................      78,575
  Net income..........................................................................................      18,383
  Transfers to Centromin..............................................................................     (13,559)
                                                                                                        ----------
BALANCE AS OF OCTOBER 23, 1997........................................................................  $   83,399
                                                                                                        ----------
                                                                                                        ----------

   The accompanying notes are an integral part of these financial statements.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                            STATEMENTS OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                     FOR THE
                                                                                                      PERIOD
                                                                FOR THE YEARS ENDED DECEMBER 31,   JANUARY 1 TO
                                                               ----------------------------------  OCTOBER 23,
                                                                  1994        1995        1996         1997
                                                               ----------  ----------  ----------  ------------
OPERATING ACTIVITIES:
  Net income.................................................  $    2,221  $   18,496  $    5,889   $   18,383
    Add (less):
      Depreciation and amortization..........................       4,448       4,729       5,353        4,730
      Deferred provision (benefit) of income tax and workers'
        profit sharing.......................................         692       1,406      (6,360)       1,409
      Increase in environmental liabilities..................      --          --          21,550       --
      Other..................................................         337      (1,281)       (610)         (61)
    Net changes in assets and liabilities:
      Decrease (increase) in trade accounts receivables......      11,325       1,679     (14,942)      19,854
      Decrease (increase) in inventory.......................      26,686     (35,035)     54,208       (7,560)
      Decrease (increase) in prepaid expenses................         423         926         933         (331)
      Increase (decrease) in accounts payable................      16,972      (8,786)     (8,784)       7,706
      Increase (decrease) in remuneration and taxes
        payable..............................................         386       1,210        (566)        (174)
      Advances from (payments to) customers, net.............       2,302      (3,749)      2,825      (10,750)
      Increase (decrease) in accrued liabilities.............           2       1,004       1,211       (2,108)
      Decrease in severance indemnities......................         (51)     (5,324)    (19,042)      (1,001)
      Increase (decrease) in deposits of personnel's
        severance indemnities................................         143       3,579      (1,606)      (1,973)
                                                               ----------  ----------  ----------  ------------
    Net cash provided by (used in) operating activities......      65,886     (21,146)     40,059       28,124
                                                               ----------  ----------  ----------  ------------
FINANCING ACTIVITIES:
  Repayments of bank loans, net..............................      (4,262)     (3,534)     (4,558)     (15,068)
  Transfers (to) from Centromin..............................     (61,632)     24,681     (34,981)     (13,559)
                                                               ----------  ----------  ----------  ------------
  Net cash provided by (used in) financing activities........     (65,894)     21,147     (39,539)     (28,627)
                                                               ----------  ----------  ----------  ------------
NET INCREASE (DECREASE) IN CASH AND DEPOSITS IN BANKS........          (8)          1         520         (503)
CASH AND DEPOSITS IN BANKS AT BEGINNING OF THE PERIOD........          69          61          62          582
                                                               ----------  ----------  ----------  ------------
CASH AND DEPOSITS IN BANKS AT THE END OF THE PERIOD..........  $       61  $       62  $      582   $       79
                                                               ----------  ----------  ----------  ------------
                                                               ----------  ----------  ----------  ------------
CASH FLOWS ADDITIONAL INFORMATION
  Interest paid..............................................  $    6,163  $    2,096  $    3,017   $    1,776
  Income tax paid (see Note 3)...............................  $   --      $   --      $   --       $   --
                                                               ----------  ----------  ----------  ------------
                                                               ----------  ----------  ----------  ------------

   The accompanying notes are an integral part of these financial statements.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                       NOTES TO THE FINANCIAL STATEMENTS

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(1) BUSINESS AND DISPOSITION

    The metallurgical complex of La Oroya (hereinafter "La Oroya") a division of Empresa Minera del Centro del Peru S.A.--Centromin Peru S.A. (hereinafter "Centromin") is engaged in the smelting and refining of polymetalic concentrates and marketing and sale of refined metals. La Oroya primarily smelts and refines the concentrates of polymetalic ores from the mining units of Centromin, which include copper, lead and zinc. The operations of La Orya are conducted through the Centromin organization systems, which include administrative, legal, operating tasks, and all other necessary functions that support its operations.

    Centromin is engaged in mining activities as specified by the General Mining Law (Supreme Decree 014-92-EM), as well as in industrial activities necessary to sustain mining operations.

    On October 23, 1997, Centromin Peru S.A. contributed certain assets and liabilities of La Oroya to a newly formed company, Metaloroya S.A. ("Metaloroya"), in exchange for shares in Metaloroya. Concurrent with the transfer, Centromin sold all of the shares received to Doe Run Peru S.R.L. ("Doe Run Peru"), a wholly owned subsidiary of Doe Run Mining S.R.L., an indirect wholly owned subsidiary of The Doe Run Resources Corporation.

(2) BASIS OF PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The financial statements of La Oroya division have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP"), which differ in certain significant respects from generally accepted accounting principles in Peru. In addition, these financial statements were prepared based on Centromin's accounting records related to the metallurgical complex of La Oroya as if La Oroya had operated as a separate entity and applying certain allocation methodologies, as specified in
Note 4.

    Unless otherwise indicated, all amounts in the financial statements and in these notes are presented in thousands of U.S. dollars (US$).

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVENTORY

    Inventory is stated at the lower of cost or net realized value. The cost of refined metals and concentrates for sale, as well as metal and concentrates for sale, as well as metal and concentrates in process is determined under the first-in, first-out method ("FIFO"). The cost of materials, supplies and spare parts is determined using the average cost method.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is calculated on a straight-line basis at the rates indicated in Note 8. Maintenance and minor repairs are charged to expenses as incurred. Material improvements and renewals are capitalized.

    In accordance with the Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), La Oroya's management has determined that there is no impairment of its long-lived assets.

    SEVERANCE INDEMNITIES

    Severance indemnities are determined according to governmental regulations and are provided for on an accrual basis for the amount, which would be paid if all personnel were to retire at the date of each statement of assets and liabilities. Under Legislative Decree 650, an accrued liability was established to recognize the liability for personnel severance indemnities earned by employees prior to December 31, 1990. These severance indemnities, which are adjusted for subsequent wage increases, are required to be funded over a maximum term of ten years, beginning in June 1991. The funding of this obligation eliminates any adjustment for subsequent wages increases. In 1996, La Oroya fully funded this obligation. Liabilities relating to personnel severance indemnities earned by employees after 1991 are accrued and semi-annually deposited into workers' individual bank accounts.

    REVENUE RECOGNITION

    Sales are recorded when title passes to the customer, which occurs at the time of shipment. With respect to concentrates, sales are recorded based on estimated weights, assays and prices. All such concentrate sales are adjusted when final weights, assays and prices are known. Adjustments to the provisional billings are made in the period during which additional information becomes available.

    INTEREST CAPITALIZATION

    Interest expense allocable to the construction of the oxygen plant of US $4,297 was capitalized until the start-up of its operations in 1994. Capitalized interest is expensed over the depreciable life of the asset to which it relates.

    INCOME TAX AND WORKERS' PROFIT SHARING

    La Oroya is included in Centromin's income tax return. According, La Oroya has provided income tax and remitted to Centromin any tax payable, calculated as if it were filing separate tax returns.

    Under Statement of Financial Accounting Standard No. 109, "Accounting for Income taxes" ("SFAS 109"), which designates the liability method as the required accounting method for taxes under U.S. GAAP, La Oroya recognizes the tax effect of certain temporary differences between the financial reporting basis of assets and liabilities and the related tax basis.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Likewise, La Oroya recognizes the effect of temporary differences between book and tax basis of assets and liabilities related to workers' profit sharing on a basis similar to that used for income taxes.

(4) ALLOCATION METHODOLOGIES

    As described in Note 2, La Oroya's transactions are recorded in Centromin's accounting systems. The operations of La Oroya conducted through Centromin have been presented using assumptions and allocations which management believes are reasonable. They include the following:

    (a) Centromin's assets and liabilities not specifically identifiable to La Oroya have not been allocated in the accompanying financial statements. These are cash and bank accounts, credit on value-added tax and liabilities to certain suppliers of administrative services.

    (b) Sales have been allocated based on the preliminary and final billings of the exported refined metals and concentrates identified with La Oroya.

    (c) Costs of production have been allocated based on the following:

       - Concentrates acquired from Centromin's mining units were transferred at market value as if La Oroya were an independent party.

       - The depreciation charge was based on the fixed assets specifically identifiable to La Oroya.

       - Other allocated costs, included power, were based on the ratio of La Oroya's usage to total usage by Centromin (mainly time incurred and consumption of goods and services).

    (d) Expenses relating to corporate accounting, finance and administrative services provided by Centromin have been allocated based on the ratio of La Oroya's usage to total usage by Centromin.

    (e) Selling and marketing expenses have been allocated based on usage estimated by management.

    (f) Interest and bank charges are those which are directly related to La Oroya's bank loans and overdrafts obtained during the year.

    (g) Workers' profit sharing and income tax were provided based on the actual results as if La Oroya had been operating as a separate entity.

(5) REMEASUREMENT INTO U.S. DOLLAR

    La Oroya maintains its accounting records in Peruvian Nuevos Soles. Those financial statements have been remeasured into U.S. dollars, which is its functional currency, for all periods presented, in accordance with SFAS 52 using the following methodology:

    (a) Non-monetary accounts have been remeasured at historical exchange rates.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(5) REMEASUREMENT INTO U.S. DOLLAR (CONTINUED)
    (b) Monetary accounts in Peruvian currency have been remeasured at the following free market exchange rates for buying (assets) and selling (liabilities) in effect at the end of the respective period, which are in Peruvian Nuevos soles per U.S. dollar:

                                                                 AS OF DECEMBER 31,             AS OF
                                                           -------------------------------   OCTOBER 23,
                                                             1994       1995       1996         1997
                                                           ---------  ---------  ---------  -------------
Assets...................................................       2.16      2.299      2.596        2.667
Liabilities..............................................       2.19      2.322      2.603        2.669

    (c) Income and expenses, other than depreciation, that have been remeasured at the historical exchange rates that applied to the related assets, have been remeasured at average monthly basis at average exchange rates. Cost of sales was determined from its components once remeasured.

    The net effect of foreign exchange difference for each period is reflected in the accompanying statement of revenues and expenses.

(6) FOREIGN CURRENCY TRANSACTIONS AND EXCHANGE RISK EXPOSURE

    Under current law, foreign currency transactions are made through the financial banking system at free market exchange rates.

    The assets and liabilities denominated in Peruvian Nuevos Soles are as follows (in thousands):

                                                               AS OF DECEMBER 31,      AS OF
                                                              --------------------  OCTOBER 23,
                                                                1995       1996        1997
                                                              ---------  ---------  -----------
Assets--
  Cash and deposits in banks................................     --            184         169
  Accounts receivable.......................................      4,055      1,602       3,698
                                                              ---------  ---------  -----------
                                                                  4,055      1,786       3,867
                                                              ---------  ---------  -----------

Liabilities--
  Trade accounts payable....................................      7,549      6,919           6
  Remuneration and taxes payable............................     12,249     12,257      15,298
  Accrued liabilities.......................................      5,721      9,504       2,200
                                                              ---------  ---------  -----------
                                                                 25,519     28,680      17,504
                                                              ---------  ---------  -----------
    Net position............................................    (21,464)   (26,894)    (13,637)
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

    The net effects of exchange differences were US$3,840, US$2,050 and US$1,884 for the 1994, 1995 and 1996 years, respectively and US$269 for the period from January 1 to October 23, 1997.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(7) MATERIALS, SUPPLIES AND SPARE PARTS

    This account is comprised of the following:

                                                               AS OF DECEMBER 31,      AS OF
                                                              --------------------  OCTOBER 23,
                                                                1995       1996        1997
                                                              ---------  ---------  -----------
Materials, supplies and spare parts.........................  $  25,714  $   8,335   $  11,748
Supplies in transit.........................................      2,935        490      --
                                                              ---------  ---------  -----------
                                                                 28,649      8,825      11,748
                                                              ---------  ---------  -----------
Less--allowance for obsolescence............................       (161)      (522)       (522)
                                                              $  28,488  $   8,303   $  11,226
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

    In management's opinion, the balance of the allowance for obsolescence adequately covers the related risk as of each statement of assets and liabilities date.

(8) PROPERTY, PLANT AND EQUIPMENT AND ACCUMULATED DEPRECIATION

    This account is comprised of the following:

                                                                               AS OF DECEMBER 31,        AS OF
                                                            ANNUAL RATE OF   -----------------------  OCTOBER 23,
DESCRIPTION                                                  DEPRECIATION       1995        1996         1997
---------------------------------------------------------  ----------------  ----------  -----------  -----------
Land.....................................................         --         $       97  $        97  $        97
Buildings and other premises.............................         3% to 10%      21,335       21,335       21,335
Machinery and equipment..................................      6.67% to 30%     112,072      112,072      112,072
Furniture and fixtures...................................        10% to 15%       1,388        1,388        1,388
Other equipment..........................................        10% to 20%      13,153       13,153       13,153
Construction in progress.................................         --              3,005        3,005        3,005
                                                                             ----------  -----------  -----------
                                                                                151,050      151,050      151,050
Accumulated depreciation.................................                       (95,493)    (100,236)    (104,905)
                                                                             ----------  -----------  -----------
                                                                             $   55,557  $    50,814  $    46,145
                                                                             ----------  -----------  -----------
                                                                             ----------  -----------  -----------

    Fully depreciated assets amounted to US$80,684, US$80,857, and US$80,907 as of December 31, 1995, 1996 and October 23, 1997.

    There were no significant additions to property, plant and equipment during the period presented above. The accounting records of Centromin do not identify the minor additions to fixed assets (other than construction in progress) by specific year and, therefore, it is not possible to determine fixed asset additions specifically related to La Oroya in each year. Accordingly, in the preparation of the accompanying financial statements, the fixed assets in service at October 23, 1997 have been assumed to be in service as of each balance sheet date and for each period presented.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(9) BANK LOANS

    Bank loans are short-term obligations, which were obtained from local and foreign financial institutions for working capital purposes. As of December 31, 1995 and 1996 and as of October 23, 1997, 70 percent, 100 percent and 100 percent, respectively, of bank loans were denominated in U.S. dollars. The fair value of these loans approximate their carrying value.

    The loans bear interest at international market rates. The weighted average interest rate on bank loans at December 31, 1995 and 1996 and October 23, 1997 was 8.1 percent, 6.5 percent and 6.7 percent, respectively.

(10) REMUNERATIONS AND TAXES PAYABLE

    This account is comprised of the following:

                                                                 AS OF DECEMBER 31,        AS OF
                                                              ------------------------  OCTOBER 23,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Remunerations:
  Bonus.....................................................      --           --        $   1,023
  Vacations.................................................   $   1,691    $   1,465        1,248
  Vacation bonus............................................       1,747        1,229        1,109
  Payroll and other.........................................         552          544          102
                                                              -----------  -----------  -----------
                                                                   3,990        3,238        3,482
                                                              -----------  -----------  -----------
Taxes and contributions:
  Social security...........................................         694          669          275
  National housing fund.....................................         339          263          150
  Private pension system....................................      --              202          161
  Income tax withholdings...................................          92          211          240
  Others....................................................         160          126          227
                                                              -----------  -----------  -----------
                                                                   1,285        1,471        1,053
                                                              -----------  -----------  -----------
    Total...................................................   $   5,275    $   4,709    $   4,535
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

(11) ADVANCES FROM CUSTOMERS

    Advances from customers located abroad are denominated in U.S. dollars. Advances bore interest at the rate of 8.5% per annum and are offset against receivables resulting from subsequent sales. The fair value of these advances approximate their carrying value at each date.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(12) ACCRUED LIABILITIES

    This account is comprised of the following:

                                                                 AS OF DECEMBER 31,        AS OF
                                                              ------------------------  OCTOBER 23,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Contingencies (see Note 17).................................   $   1,808    $   1,808    $   1,706
Interest and bank charges payable...........................   $     525    $     855       --
Withholdings to contractors.................................         454          284          122
Personnel reduction accrual.................................      --              953       --
Other.......................................................         479          577          541
                                                              -----------  -----------  -----------
                                                               $   3,266    $   4,477    $   2,369
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

(13) SEVERANCE INDEMNITIES

    According to current government regulations, the liability for personnel severance indemnities earned by employees prior to December 31, 1990, as adjusted for subsequent wage increases until such time as the liability is funded, must be accrued and funded over a maximum term of 10 years, beginning in June 1991. The funding of this obligation eliminates any retroactive adjustments from subsequent wage increases. In 1996, La Oroya fully funded this obligation. Obligations relating to personnel severance indemnities accrued subsequent to 1990 are paid semi-annually through deposits in workers' individual bank accounts. The analysis of the account is as follows:

                                                              AS OF DECEMBER 31,      AS OF
                                                             --------------------  OCTOBER 23,
                                                               1995       1996        1997
                                                             ---------  ---------  -----------
Balance at the beginning of period.........................  $  22,540  $  21,228   $   2,186
  Provision................................................  $   6,040  $   5,926       2,154
  Payments and advances....................................     (5,750)   (23,365)     (2,960)
  Exchange difference......................................     (1,602)    (1,603)       (195)
                                                             ---------  ---------  -----------
Balance at the end of period...............................  $  21,228  $   2,186   $   1,185

    In addition, as of December 31, 1995 and 1996, certain employees had elected to deposit their indemnity payments amounting to US$3,579 and US$1973 respectively, with Centromin. In 1997, all such indemnity liabilities were transferred to banks as directed by each employee.

(14) TAXATION AND WORKERS' PROFIT SHARING

    Centromin is subject to the Peruvian tax regulations, which require that income tax be determined based on financial statements adjusted to reflect the changes in the wholesale price level, following the methodology prescribed by Legislative Decree 797. The statutory income tax rate in Peru is 30% of the taxable income. In 1992, the Peruvian law established an alternative minimum tax of 2 percent, which is calculated based on the total assets. Beginning in 1994, exporting corporations may deduct from the

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(14) TAXATION AND WORKERS' PROFIT SHARING (CONTINUED) minimum income tax base the accounts receivable and inventories related to export activities and the value of fixed assets acquired during the current year, for two consecutive years. In May 1997, the minimum income tax was abrogated and an extraordinary tax was imposed equal to 0.5% of the net assets declared in the 1996 income tax return. This tax constitutes a credit against the monthly income tax prepayments made from July through December 1997 and the regularization payment for the 1997 year.

    La Oroya is included in Centromin's tax return. As such it has provided income tax, and remitted any tax due to Centromin, based upon the statutory tax rate in effect for each period, applied as if La Oroya filed a separate income tax return.

    In May 1994, Centromin signed a Tax Stabilization Agreement with the Peruvian government for a ten-year period beginning in 1997.

    The following conditions would be guaranteed to Centromin:

    -  Utilization of the tax rules prevailing on April 25, 1994.

    -  Custom duties will be calculated at rates ranging from 15% to 25%.

    -  Free commercialization of its products.

    -  No restriction in the use of proceeds from export sales.

    -  Free conversion of foreign currency generated by local sales.

    -  No discrimination in foreign currency transactions.

    In accordance with current workers' profit sharing government regulations, La Oroya's workers have the right to receive 8 percent of La Oroya's taxable income, of which 50 percent is distributed among all employees based on the number of days worked by each employee and the remaining amount is distributed in proportion to their salaries. Such profit sharing is limited to 18 times the annual salary for each worker. Any excess is to be reserved and expended for training of workers.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(14) TAXATION AND WORKERS' PROFIT SHARING (CONTINUED)
    The provision for income tax and workers' profit sharing is comprised of the following for each of the years in the period ended December 31, 1996 and for the period from January 1 to October 23, 1997:

                                                     1994       1995       1996       1997
                                                  ----------  ---------  ---------  ---------
Current provision...............................  $    2,924  $  11,921  $  11,685  $   8,754
Deferred provision (benefit)....................         692      1,406     (6,360)     1,409
                                                  ----------  ---------  ---------  ---------
Total...........................................  $    3,616  $  13,327  $   5,325  $  10,163
                                                  ----------  ---------  ---------  ---------
                                                  ----------  ---------  ---------  ---------
Breakdown--

Income tax......................................  $    2,803  $  10,332  $   4,128  $   7,879
Workers' profit sharing.........................         813      2,995      1,197      2,284
                                                  ----------  ---------  ---------  ---------
                                                  $    3,616  $  13,327  $   5,325  $  10,163
                                                  ----------  ---------  ---------  ---------
                                                  ----------  ---------  ---------  ---------

    The following are the components of deferred tax and workers' profit sharing assets (liability) at December 31, 1995 and 1996 and October 23, 1997:

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Environmental costs not deducted in tax return................  $  --      $   7,672  $   7,672
Tax depreciation in excess of book depreciation...............     (2,656)    (4,104)    (5,283)
Contingencies not deducted in tax return......................        644        644        644
Other.........................................................        (86)        50       (180)
                                                                ---------  ---------  ---------
                                                                $  (2,098) $   4,262  $   2,853
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(14) TAXATION AND WORKERS' PROFIT SHARING (CONTINUED)
    The reconciliation of the income tax provision computed at the statutory Peruvian income tax rate to the provision for income tax recorded on a U.S. GAAP basis in the statements of revenues and expenses is as follows:

                                                       1994       1995       1996       1997
                                                     ---------  ---------  ---------  ---------
Income before income tax...........................  $   5,024  $  28,828  $  10,017  $  26,262
Statutory tax rate.................................         30%        30%        30%        30%
                                                     ---------  ---------  ---------  ---------
Income tax provision at statutory tax rate.........      1,507      8,648      3,005      7,879
Effects of items increasing (decreasing) the
  effective tax rate:
  Permanent items
    Write off of unrecoverable taxes...............     --            883     --         --
    Tax penalties and assessments..................      1,266     --            335     --
  Adjustment of inventory affecting years prior to
    1994...........................................     --          1,270     --         --
  Adjustment of inventory affecting 1995 and
    1996...........................................     --           (616)       616     --
  Other............................................         30        147        172     --
                                                     ---------  ---------  ---------  ---------
Actual provision for income tax....................  $   2,803  $  10,332  $   4,128  $   7,879
                                                     ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(15) OTHER INCOME AND (EXPENSES)

    This caption includes the following:

                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                     FOR THE YEARS ENDED DECEMBER 31,  JANUARY 1 TO
                                                                     --------------------------------  OCTOBER 23,
                                                                       1994       1995        1996         1997
                                                                     ---------  ---------  ----------  ------------
Income:
  Storage and other services.......................................  $     136  $     470  $    1,038   $    1,226
  Other............................................................        417        434          --          706
                                                                     ---------  ---------  ----------  ------------
                                                                           553        904       1,038        1,932
                                                                     ---------  ---------  ----------  ------------
Expenses:
  Privatization costs..............................................     --         --          (3,570)      (3,200)
Environmental program..............................................     --         --         (21,550)      --
  Write off of unrecoverable taxes.................................     --         (2,944)     --           --
  Contingencies....................................................     --         (1,808)     --           --
  Tax penalties and assessments....................................     (4,219)    --          (1,116)      --
  Other............................................................       (576)    --            (203)        (218)
                                                                     ---------  ---------  ----------  ------------
                                                                        (4,795)    (4,752)    (26,439)      (3,418)
                                                                     ---------  ---------  ----------  ------------
        Other, net.................................................  $  (4,242) $  (3,848) $  (25,401)  $   (1,486)
                                                                     ---------  ---------  ----------  ------------
                                                                     ---------  ---------  ----------  ------------

    The privatization costs include costs related to moving La Oroya's personnel away from the metallurgical complex of Centromin. These costs consist mainly of demolition and construction of apartments, colleges and parks at the new location.

(16) PERSONNEL REDUCTION COSTS

    La Oroya recognized a charge in 1995 of US$2,504 related to the first part of its personnel reduction program. This amount was fully paid in 1995. In January 1996, the Board of Directors approved a second personnel reduction program which applied to an additional 600 workers. The estimated cost of US$3,894 was recorded in expenses in 1996. An additional provision of US$1,490 was recorded in the period from January 1 to October 23, 1997, in connection with the second personnel reduction program.

(17) COMMITMENTS AND CONTINGENCIES

    ENVIRONMENTAL MATTERS

    In 1995, in compliance with Supreme Decree 016-93-EM, amended by Supreme Decree 059-93-EM, (Regulation for the Environmental Protection in the Mining and Metallurgical Activities), Centromin filed a preliminary evaluation of its mining units and of the smelter and refineries in La Oroya, which were approved by the Ministry of Energy and Mining (the competent authority).

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(17) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At the date of that report, in compliance with the provisions of such decrees and according to the preliminary evaluation above mentioned, Centromin prepared a Programa de Adecuacion y Manejo Ambiental (Environmental Adjustment and Management Program) (the "PAMA") for La Oroya metallurgical complex. The program comprises the development of engineering projects to remediate any existing environmental problems and to comply with current environmental regulations. This program, which was approved by the competent authority in January 1997, establishes total future disbursements of US$21.5 million to remediate the damages to the environment and to establish methods of compliance with current environmental regulations. The Company recognized a charge to operations in 1996 for the estimated cost of such remedial actions (see Note
15).

    The remediation program and the investment in environmental control equipment required to comply with current regulations is to be implemented over a ten year period beginning in 1997. Management expects that the cost of future investments, principally for pollution control equipment, will be capitalized in future periods and depreciated over the periods to be benefited.

    In accordance with a revised program approved by the Ministry of Energy and Mining, the disbursements are estimated by management to be as follows:

                                                                                            FUTURE
                                                                                          EXPENDITURE
                                                                             REMEDIATION  FOR CONTROL
                                                                                COSTS      EQUIPMENT     TOTAL
                                                                             -----------  -----------  ----------
1997.......................................................................   $     730       --       $      730
1998.......................................................................       1,800    $   2,700        4,500
1999.......................................................................       1,950        3,612        5,562
2000.......................................................................       4,000        4,963        8,963
2001.......................................................................       3,750        3,300        7,050
2002.......................................................................       2,050        3,800        5,850
2003.......................................................................       2,100        3,000        5,100
2004.......................................................................       2,100        2,775        4,875
2005.......................................................................       3,070       38,700       41,770
2006.......................................................................      --           44,725       44,725
                                                                             -----------  -----------  ----------
    Total..................................................................   $  21,550    $ 107,575   $  129,125
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

    In addition, PAMA estimated the cost to eventually close the metallurgical complex of La Oroya at US$24 million. No provision has been recorded for this amount, since there are no plans to close the complex.

    The timing and amounts listed in the above table are estimates and actual amounts and timing of payments could vary from the estimates. Furthermore, in accordance with the Article 9 of the rules of the General Law on Mining, annual expenditures for environmental remediation and control cannot be less than 1 percent of total sales.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(17) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    POTENTIAL TAX ASSESSMENTS

    Centromin's income tax returns of 1993 through 1996, as well as the net worth tax returns of 1992 and 1993, are pending review by the National Superintendency of Tax Administration. No significant liabilities arose as a result of the 1992 income tax return review. If tax assessments were made, any tax, interest or surcharges would be charged to expense in the years in which the assessment is known. In the opinion of Centromin's management there are no matters that should result in significant additional tax assessments.

    INVESTMENT PROGRAM

    As discussed in Note 14, in May 1994 Centromin signed a Tax Stabilization Agreement with the Peruvian Government for a ten-year period beginning the year in which Centromin meets the Investment Program for La Oroya metallurgical complex, which was then estimated at US$11.1 million. The investment program was completed in December, 1996. In March 1997, the Mining Bureau approved the completion of the Investment Program. Actual expenditures amounted to approximately US$11.5 million.

    CONTINGENCIES

    At October 23, 1997, La Oroya metallurgical complex has legal suits aggregating US$15.7 million related to labor matters. The financial statements include a reserve of US$1.7 million (see note 12) estimated to cover the cost of defending and settling such matters. In management and legal advisors' opinion, the ultimate outcome of these suits will not result in a material adverse effect on La Oroya's financial position and results of operations.

    In addition, there is a contingency amounting to approximately US$12 million, related to demands filed by 19 local mining companies, which are claiming the refund of value-added-tax withheld by La Oroya from 1975 to 1980. In opinion of La Oroya's management and its legal advisors, the ultimate outcome of these demands will be favorable to La Oroya.

    SALES COMMITMENTS AND CONCENTRATION

    La Oroya derives its revenue from the sale of its refined metals and concentrates to several customers. La Oroya's three largest customers accounted for: 11%, 6% and 6%, respectively, of net sales in the period from January 1 to October 23, 1997. The percentages in 1994 were 13%, 11% and 10%; in 1995 were 15%, 14% and 12% and in 1996 were 11%, 7% and 6%. These customers have sales contracts, which guarantee their supply at prices derived from international market quotations.

(18) RELATED PARTY TRANSACTIONS

    Expenses allocated from Centromin to the operations of La Oroya related primarily to accounting and administrative support services. These expenses amounted to US$5,223 in the period from January 1 to October 23, 1997, US$5,660 in 1996, US$4,479 in 1995 and US$4,569 in 1994.

          EMPRESA MINERA DEL CENTRO DEL PERU S.A.--CENTROMIN PERU S.A.

                               LA OROYA DIVISION

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           AS OF OCTOBER 23, 1997 AND
                        DECEMBER 31, 1996, 1995 AND 1994

(18) RELATED PARTY TRANSACTIONS (CONTINUED)
    Purchases of concentrates of polymetalic ores from the mining units of Centromin were:

                                                                                   PERCENTAGE OF
                                                                     VALUE OF     THE TOTAL VALUE
PERIOD                                                              PURCHASES       OF PURCHASE
------------------------------------------------------------------  ----------  -------------------
1994..............................................................  $  146,673              60%
1995..............................................................     182,218              58
1996..............................................................     178,018              67
For the period from January 1 to October 31, 1997.................     135,644              59

(19) GEOGRAPHIC DATA

    The following is an analysis of net sales by geographic region:

                                                                                                       FOR THE
                                                                                                        PERIOD
                                                                  FOR THE YEARS ENDED DECEMBER 31,   JANUARY 1 TO
                                                                 ----------------------------------  OCTOBER 23,
                                                                    1994        1995        1996         1997
                                                                 ----------  ----------  ----------  ------------
USA............................................................  $  131,644  $  105,837  $  184,546   $   94,050
Latin America..................................................     177,627     201,631     162,620      165,866
Asia...........................................................      28,672     112,401      84,964       65,975
Europe.........................................................      29,114      31,060      24,667       26,914
                                                                 ----------  ----------  ----------  ------------
                                                                 $  367,057  $  450,929  $  456,797   $  352,805
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------

(20) SUBSEQUENT EVENT

    In the Extraordinary Shareholders' Meetings of Doe Run Peru and Metaloroya held on November 3, 1997, the merger of Metaloroya into Doe Run Peru was approved, the surviving company being Doe Run Peru. The merger will be on December 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
ASARCO Incorporated

    In our opinion, the accompanying balance sheets and the related statements of income and statements of divisional equity and of cash flows present fairly, in all material respects, the financial position of the Missouri Lead Division at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
July 28, 1998

                             MISSOURI LEAD DIVISION

                            STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31,
                                 (IN THOUSANDS)

                                                                                    1997        1996       1995
                                                                                  ---------  ----------  ---------
Revenues........................................................................  $  85,308  $  104,247  $  97,455
Cost of sales...................................................................     68,429      69,501     60,546
General and administrative......................................................      4,605       4,160      4,235
Depreciation and depletion......................................................      8,209       6,543      7,723
Research........................................................................        349         327        370
                                                                                  ---------  ----------  ---------
Operating expenses..............................................................     81,592      80,531     72,874
                                                                                  ---------  ----------  ---------
Earnings before income taxes....................................................      3,716      23,716     24,581
Income tax expense (benefit)....................................................       (168)      5,018      5,758
                                                                                  ---------  ----------  ---------
Net earnings....................................................................  $   3,884  $   18,698  $  18,823
                                                                                  ---------  ----------  ---------
                                                                                  ---------  ----------  ---------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                                 BALANCE SHEETS

                               AS OF DECEMBER 31,

                                 (IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
Cash........................................................................................  $     232  $      92
Receivables, net of allowance for doubtful accounts of $150 for 1997 and 1996...............      9,414     16,967
Metal inventories...........................................................................      5,635      8,010
Supply inventories..........................................................................      5,564      6,266
Other current assets........................................................................         86        188
                                                                                              ---------  ---------
  Current assets............................................................................     20,931     31,523

Mineral land................................................................................     30,542     30,209
Buildings...................................................................................     37,069     34,937
Machinery and equipment.....................................................................     86,689     83,384
                                                                                              ---------  ---------
  Total cost................................................................................    154,300    148,530
Accumulated depreciation and depletion......................................................    (89,380)   (81,553)
                                                                                              ---------  ---------
  Property, net.............................................................................     64,920     66,977
                                                                                              ---------  ---------
  Total assets..............................................................................  $  85,851  $  98,500
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Accounts payable and accrued expenses.......................................................  $   5,976  $   7,337
Salaries and wages accrued..................................................................      1,096        916
Reserve for workers compensation............................................................      1,432      1,506
Other current liabilities...................................................................        704        821
                                                                                              ---------  ---------
  Current liabilities.......................................................................      9,208     10,580
Reclamation reserves........................................................................        534     --
Other non-current liabilities...............................................................          7     --
Deferred tax liability......................................................................      8,227      9,241
                                                                                              ---------  ---------
  Total liabilities.........................................................................     17,976     19,821

Commitments and contingencies
Divisional equity...........................................................................     67,875     78,679
                                                                                              ---------  ---------
  Total liabilities and equity..............................................................  $  85,851  $  98,500
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part to these financial statements.

                             MISSOURI LEAD DIVISION

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31,

                                 (IN THOUSANDS)

                                                                                    1997       1996        1995
                                                                                 ----------  ---------  ----------
OPERATING ACTIVITIES
Net Earnings...................................................................  $    3,884  $  18,698  $   18,823
Adjustments to reconcile net earnings to to net cash provided from operating activities:
  Deferred income taxes........................................................      (1,014)     1,336       1,595
  Depreciation and depletion...................................................       8,209      6,543       7,723
  Cash provided from operating assets and liabilities:
    Accounts receivable........................................................       7,553     (7,214)      4,699
    Accounts payable and accrued expenses......................................      (1,298)    (3,285)      6,134
    Inventories................................................................       3,077      1,072      (3,189)
    Other assets and liabilities...............................................         570         35         240
                                                                                 ----------  ---------  ----------
Net cash provided from operating activities....................................      20,981     17,185      36,025

INVESTING ACTIVITIES
Capital expenditures...........................................................      (6,153)   (15,858)     (7,431)
                                                                                 ----------  ---------  ----------
Net cash used for investing activities.........................................      (6,153)   (15,858)     (7,431)

FINANCING ACTIVITIES
Net distributions to Asarco....................................................     (14,688)    (1,252)    (28,615)
                                                                                 ----------  ---------  ----------
Net cash used for financing activities.........................................     (14,688)    (1,252)    (28,615)
Increase (decrease) in cash....................................................         140         75         (21)
Cash at beginning of year......................................................          92         17          38
                                                                                 ----------  ---------  ----------
Cash at end of year............................................................  $      232  $      92  $       17
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

                        FOR THE YEARS ENDED DECEMBER 31,

                                 (IN THOUSANDS)

                                                                                    1997       1996        1995
                                                                                 ----------  ---------  ----------
Balance at beginning of year...................................................  $   78,679  $  61,233  $   71,025
Net earnings...................................................................       3,884     18,698      18,823
Net distribution to Asarco.....................................................     (14,688)    (1,252)    (28,615)
                                                                                 ----------  ---------  ----------
Balance at end of year.........................................................  $   67,875  $  78,679  $   61,233
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

(1) BASIS OF PRESENTATION

    The Missouri Lead Division ("the Company") is an unincorporated division of Asarco Incorporated ("Asarco"). The financial statements reflect the financial position, results of operations, changes in divisional equity and cash flows of the Company as if it were a separate entity for all periods presented. The financial statements include allocations of certain Asarco corporate headquarters expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other Asarco corporate overhead). Management believes these allocations are reasonable. However, the costs of these services and benefits charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed or provided these functions as a separate entity.

    The financial information included herein may not necessarily reflect the results of operations, financial position, changes in divisional equity and cash flows of the Company in the future or what they would have been had it been a separate stand-alone entity during the periods presented.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used in the determination of allowances for doubtful accounts, depreciation and depletion, expense accruals, taxes and contingencies, among others.

    Cash and cash equivalents: Cash equivalents include highly liquid investments with a maturity of less than three months at the time of investment.

    Inventories: Metal inventories are valued at the lower of first-in, first-out (FIFO) cost or market. Supply inventories are valued at the lower of average cost or net realizable value.

    Long-lived assets: Long-lived assets are valued at cost. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of," the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

    The Company evaluates the carrying value of assets based on undiscounted future cash flows and also considers expected metal prices based on historical metal prices and price trends.

    Depreciation, amortization and betterments: Plant assets are depreciated over their estimated useful lives, generally by the units-of-production method. Depreciation and depletion of mine assets are computed generally by the units-of-production method using proven and probable ore reserves. Other non-plant assets are depreciated using the straight-line method. Renewals and the cost of major development programs at existing mines are capitalized as mineral land. Maintenance, repairs, normal development costs at existing mines, and gains or losses on assets retired or sold are reflected in earnings as incurred.

    Revenue Recognition: Revenue is recognized in the month product is shipped to customers. Substantially all of the Company's lead production is sold to customers pursuant to annual contracts which

                             MISSOURI LEAD DIVISION

                             (DOLLARS IN THOUSANDS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) provide for pricing at the average price for lead, on the London Metal Exchange
(LME), during the month of shipment plus a fixed premium. The Company's zinc production is sold in the form of concentrates under contracts of one to three years which provide for pricing at the average price for zinc, on the LME, during the month of shipment.

    Financial Instruments: The Company may use derivative instruments to manage its exposure to market risk from changes in commodity prices or the value of its assets and liabilities. Derivative instruments which are designated as hedges must be deemed effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Gains and losses on such instruments are reported as a component of the underlying transaction. Pre-tax earnings include a gain of $216 in 1996, and a loss of $250 in 1995, related to lead hedging contracts. At December 31, 1997, the Company's financial instruments also include cash, receivables and accounts payable. At December 31, 1997 the fair value of cash, receivables and accounts payable approximates carrying values because of the short-term nature of these instruments.

    Exploration: Tangible and intangible costs incurred in the search for mineral properties are charged to expense when incurred.

    Taxes on Income: The Company's results of operations have been included in the federal and certain state income tax returns of Asarco. The provisions for income taxes in the financial statements has been calculated on a separate --company basis; income taxes paid on behalf of the Company are included in divisional equity. Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

    Reclamation Reserve: As the Company's mines approach the end of their ore reserves and the costs of reclamation are estimable, the Company establishes a reclamation reserve for restoration of mineral land to usable conditions. The reserve is accrued for monthly, over the remaining life of the mine, based on production.

    Impact of New Accounting Standards: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, requires the Company to make certain disclosures but will have no impact on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." This statement, which is effective for fiscal years beginning after December 15, 1997, is not expected to have any impact on the Company's financial statements.

    In March 1998, the FASB issued SFAS No. 132 "Employers Disclosure about Pensions and other Postretirement Benefits". This statement, which is effective for fiscal years beginning after December 15, 1997, revises employers' disclosures about pensions and other postretirement benefit plans but does not change the measurement or recognition of those plans.

    In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and hedging activities. Management has not fully assessed what effect, if any, this statement will have on the financial statements.

                             MISSOURI LEAD DIVISION

                             (DOLLARS IN THOUSANDS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Nature of Business and Concentration of Credit Risk: The Company's principal business is the mining and processing of lead. The Company's primary product is refined lead, the majority of which is consumed in storage batteries for automobiles and other equipment, principally in the United States. A change in refined lead consumption could have a material impact on the Company. The Company's four largest customers accounted for 19.3%, 19.1%, 13.2% and 10.4% of revenues in 1997 and 13.5%, 8.5%, 23.8% and 0% of accounts receivable at December 31, 1997.

(3) TAXES ON INCOME

    The components of the income tax expense (benefit) was:

FOR THE YEARS ENDED DECEMBER 31,                                                          1997       1996       1995
--------------------------------------------------------------------------------------  ---------  ---------  ---------
U.S. Federal:
  Current.............................................................................  $     768  $   3,056  $   3,520
  Deferred............................................................................       (910)     1,199      1,431
                                                                                        ---------  ---------  ---------
                                                                                             (142)     4,255      4,951
                                                                                        ---------  ---------  ---------
State:
  Current.............................................................................         78        626        643
  Deferred............................................................................       (104)       137        164
                                                                                        ---------  ---------  ---------
                                                                                              (26)       763        807
                                                                                        ---------  ---------  ---------
Total income tax expense (benefit)....................................................  $    (168) $   5,018  $   5,758
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    Total taxes paid by Asarco and charged to the Company were: 1997--$846; 1996--$3,682; 1995-- $4,163.

    Following is a reconciliation of the U.S statutory income tax rate to the Company's effective tax rate:

FOR THE YEARS ENDED DECEMBER 31,                                                         1997       1996       1995
-------------------------------------------------------------------------------------  ---------  ---------  ---------
U.S. statutory income tax rate.......................................................       35.0%      35.0%      35.0%
Percentage depletion.................................................................      (39.1)     (16.2)     (15.9)
Fines and penalties..................................................................     --            0.3        2.2
State taxes, net of federal effect...................................................       (0.5)       2.1        2.1
                                                                                       ---------  ---------  ---------
Effective income tax rate............................................................       (4.6)%      21.2%      23.4%
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The deferred tax liability relates to the depreciation and depletion of property, plant and equipment.

                             MISSOURI LEAD DIVISION

                             (DOLLARS IN THOUSANDS)

(4) INTERCOMPANY TRANSACTIONS

    Asarco uses a centralized cash management system to finance its operations. Cash deposits from the Company's business are transferred to Asarco on a daily basis and Asarco funds the Company's disbursement bank accounts as required. No interest has been charged on these transactions.

    Asarco provided certain centralized services (see Note 1 to the financial statements) to the Company. Expenses related to these services were allocated to the Company based on utilization of specific services or, where an estimate could not be determined, based on the Company's operating expenses in proportion to Asarco's total operating expenses. Management believes these allocation methods are reasonable. However, the costs of these services and benefits charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed or provided these services and benefits as a separate entity. These allocations were $6,048, $8,449 and $8,826 in 1997, 1996 and 1995, respectively and are included in the Statement of Operations. Amounts due to Asarco for these expenses are included in divisional equity.

    The following table summarizes the expenses allocated to the Company by Asarco.

FOR THE YEARS ENDED DECEMBER 31,                                                         1997       1996       1995
-------------------------------------------------------------------------------------  ---------  ---------  ---------
General & administrative.............................................................  $   4,114  $   3,663  $   3,819
Pension expense......................................................................        411        454        316
Postretirement benefit expense.......................................................        360        360        266
Current income taxes.................................................................        846      3,682      4,163
Savings plan contributions...........................................................        317        290        262

    The Company has a contract with an environmental services subsidiary of Asarco for the treatment and disposal of an intermediate product. The net treatment cost paid by the Company is dependent upon the quantities and value of salable metal contained in the material. The Company paid $1,800, $2,100 and $100 in 1997, 1996 and 1995, respectively, to the subsidiary under the contract. In addition, the Company sells refined lead to a specialty metals subsidiary of Asarco. Total revenues received for these sales were $1,033, $904 and $767 in 1997, 1996 and 1995, respectively. Contracts between the Company and related parties are at market terms.

(5) COMMITMENTS

    Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1997 for each of the next five years and in the aggregate are:

YEAR                                                             AMOUNT
----------------------------------------------------------  -----------------
1998......................................................      $      91
1999......................................................             91
2000......................................................             91
2001......................................................             28
2002......................................................              8
Thereafter................................................             25
                                                                $     334

    Total rental expense was $305 in 1997, $211 in 1996 and $254 in 1995.

                             MISSOURI LEAD DIVISION

                             (DOLLARS IN THOUSANDS)

(5) COMMITMENTS (CONTINUED)
    At December 31, 1997 the Company was committed to the completion of construction on equipment projects with a value of $448.

    The Company is subject to a lease agreement with an owner of land which contains a portion of the Company's Sweetwater mine. Under the terms of the lease, the lessors are entitled to certain royalties. A monthly royalty is paid based on a net profit per ton of ore subject to certain limitation, as defined. In addition, an annual royalty is paid based upon the number of acres leased, as defined. The lease expires in June 2012 and is renewable at the option of the Company for an additional fifty years. The total royalties paid by the Company were $27, $86 and $95 in 1997, 1996 and 1995, respectively.

(6) BENEFIT PLANS

    The Company participates in the Asarco non-contributory, defined benefit pension plan which covers substantially all domestic employees. Benefits for salaried employees are based on salary and years of service. Benefits for hourly employees are based on negotiated benefits and years of service. The Company accounts for the plan as a multi-employer plan. Accordingly, the Company has recorded pension costs as allocated by Asarco totaling $411, $454 and $316 in 1997, 1996 and 1995, respectively. The assumptions of the multi-employer plan are described below.

    The weighted average expected long-term rate of return on pension plan assets was 10% for 1997 and 1996 and 8% for 1995. At December 31, 1997 and 1996, the projected benefit obligations were determined using a weighted average discount rate of 7% and weighted average rates of increase in future compensation levels of 4%. Plan assets are invested principally in commingled stock funds, mutual funds and securities issued by the United States.

    In addition to providing pension benefits, Asarco provides health care coverage under the Asarco Health Plan to substantially all U.S. retirees not eligible for Medicare. A cost sharing Medicare supplemental plan is available for retired salaried employees and life insurance coverage is provided to substantially all retirees. Employees are eligible for these benefits if they reach normal retirement age while working for the Company.

    The Company accounts for the plan as a multi-employer plan. Accordingly, the Company has recorded post-retirement benefits costs as allocated by Asarco totaling $360 in 1997 and 1996 and $226 in 1995. The accumulated post-retirement benefit obligation at December 31, 1997 and 1996 was determined using discount rates of 7%. The assumed rate of future increases in per capita cost of covered health care benefits is 6% for 1997, decreasing to 5% by 1999 and remaining at that level thereafter.

    EMPLOYEE SAVINGS PLAN:

    The Company participates in the employee savings plans for salaried and hourly employees maintained by Asarco. These plans permit employees to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. Asarco matches contributions up to 3% of compensation. In connection with the required match, Asarco's contributions, totalling $317 in 1997, $290 in 1996 and $262 in 1995, were allocated to the Company and charged to expense.

                             MISSOURI LEAD DIVISION

                             (DOLLARS IN THOUSANDS)

(7) CONTINGENCIES AND LITIGATION

    The operations of the Company are subject to stringent federal, state and local laws and regulations, including those relating to improving or maintaining environmental quality and those relating to plant and mine safety and health conditions. Although the Company believes that it is currently in substantial compliance with material laws and regulations, it is possible that substantial additional expenditures in the future may be required to comply with such legislation and regulations. In light of the frequent changes in such laws and regulations and the uncertainty inherent in this area, the Company is unable to estimate accurately the total amount of future expenditures.

    The Company is involved in pending litigation in the ordinary course of its business. It is the opinion of management that the outcome of the legal proceedings and environmental contingencies mentioned will not materially adversely affect the financial position of the Company. However, it is possible that litigation and environmental contingencies could have a material effect on quarterly or annual operating results, when they are resolved in future periods. This opinion is based on considerations including experience related to previous court judgments and settlements and remediation costs and terms.

(8) SUBSEQUENT EVENT

    On July 28, 1998, Asarco entered into an asset purchase and sale agreement pursuant to which Asarco will sell certain assets of the Company to The Doe Run Resources Corporation, a subsidiary of The Renco Group, Inc. The assets to be sold include the lead smelter and refinery and two mines and associated equipment.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
ASARCO Incorporated

We have reviewed the accompanying interim condensed balance sheet of the Missouri Lead Division as of June 30, 1998 and the related interim condensed statements of operations and cash flows for the six month period ended June 30, 1998 and 1997. These interim condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

                                        PricewaterhouseCoopers LLP

New York, New York
August 19, 1998

                             MISSOURI LEAD DIVISION

                       CONDENSED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                       FOR THE SIX MONTHS ENDED JUNE 30,

                                 (IN THOUSANDS)

                                                                                                1998       1997
                                                                                              ---------  ---------
Revenues....................................................................................  $  37,904  $  44,178
                                                                                              ---------  ---------
Cost of sales...............................................................................     31,193     34,661
General and administrative..................................................................      2,148      2,472
Depreciation and depletion                                                                        4,374      3,997
Research....................................................................................        138        174
                                                                                              ---------  ---------
Operating expenses..........................................................................     37,853     41,304
                                                                                              ---------  ---------
Earnings before income taxes................................................................         51      2,874
Income tax expense..........................................................................         19        143
                                                                                              ---------  ---------
Net earnings................................................................................  $      32  $   2,731
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION
                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)
                                 AS OF JUNE 30,
                                 (IN THOUSANDS)

                                                                                               1998        1997
                                                                                            ----------  ----------
Cash......................................................................................  $       62  $       44
Receivables, net of allowance for doubtful accounts of $150 for 1998 and 1997.............       8,482      12,712
Metal inventories.........................................................................       3,887       5,967
Supply inventories........................................................................       5,569       5,939
Other current assets......................................................................         199         316
                                                                                            ----------  ----------
  Current assets..........................................................................      18,199      24,978
                                                                                            ----------  ----------
Mineral land..............................................................................      30,542      30,515
Buildings.................................................................................      37,320      35,249
Machinery & equipment.....................................................................      87,647      84,622
  Total cost..............................................................................     155,509     150,386
Accumulated depreciation and depletion....................................................     (93,754)    (85,550)
  Property, net...........................................................................      61,755      64,836
                                                                                            ----------  ----------
Total assets..............................................................................  $   79,954  $   89,814
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Accounts payable and accrued expenses.....................................................  $    4,653  $    7,053
Salaries and wages accrued................................................................         653         322
Reserve for workers compensation..........................................................       1,432       1,469
Other current liabilities.................................................................       1,051       1,393
                                                                                            ----------  ----------
  Current liabilities.....................................................................       7,789      10,237
Reclamation reserve.......................................................................         808         267
Other non-current liabilities.............................................................           8      --
                                                                                            ----------  ----------
Deferred income taxes.....................................................................       7,946       8,395
                                                                                            ----------  ----------
  Total liabilities.......................................................................      16,551      18,899
  Divisional equity.......................................................................      63,403      70,915
                                                                                            ----------  ----------
  Total liabilities and divisional equity.................................................  $   79,954  $   89,814
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                       FOR THE SIX MONTHS ENDED JUNE 30,

                                 (IN THOUSANDS)

                                                                                                1998        1997
                                                                                              ---------  ----------
OPERATING ACTIVITIES
Net Earnings................................................................................  $      32  $    2,731
Adjustments to reconcile net earnings to net cash provided from operating activities:
  Deferred income taxes.....................................................................       (281)       (846)
  Depreciation and depletion................................................................      4,374       3,997
  Cash provided from operating assets and liabilities:
      Accounts receivable...................................................................        932       4,255
      Accounts payable and accrued expenses.................................................     (1,323)       (284)
      Salaries and wages accrued............................................................       (443)       (594)
      Inventories...........................................................................      1,743       2,370
      Other assets and liabilities..........................................................        509         674
                                                                                              ---------  ----------
Net cash provided from operating activities.................................................      5,543      12,303
INVESTING ACTIVITIES
Capital expenditures........................................................................     (1,209)     (1,856)
                                                                                              ---------  ----------
Net cash used for investing activities......................................................     (1,209)     (1,856)
FINANCING ACTIVITIES
Net distributions to Asarco.................................................................     (4,504)    (10,495)
                                                                                              ---------  ----------
Net cash used for financing activities......................................................     (4,504)    (10,495)
Decrease in cash............................................................................       (170)        (48)
Cash at beginning of the period.............................................................        232          92
                                                                                              ---------  ----------
Cash at end of the period...................................................................  $      62  $       44
                                                                                              ---------  ----------
                                                                                              ---------  ----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

A.

    The Missouri Lead Division ("the Company") is an unincorporated division of Asarco Incorporated ("Asarco"). The financial statements reflect the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. The financial statements include allocations of certain Asarco corporate headquarters expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other Asarco corporate overhead). Management believes these allocations are reasonable. However, the costs of these services and benefits charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed or provided these functions as a separate entity. The accompanying condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 1997 and 1996 and for the three year periods ended December 31, 1997 included in the Registration Statement on Form S-4 (File No. 333-52285) filed by The Doe Run Resources Corporation and certain of its subsidiaries with the Securities and Exchange Commission.

    The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what they would have been had it been a separate stand-alone entity during the periods presented.

B.

    In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of June 30, 1998 and 1997 and the results of operations and cash flows for the six months ended June 30, 1998 and 1997. This financial data has been subjected to a review by PricewaterhouseCoopers LLP, the Company's independent accountants. The results of operations for the six month period are not necessarily indicative of the results to be expected for the full year.

C. FINANCIAL INSTRUMENTS:

    The Company may use derivative instruments to manage its exposure to market risk from changes in commodity prices or the value of its assets and liabilities. Derivative instruments which are designated as hedges must be deemed effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Gains and losses on such instruments are reported as a component of the underlying transaction. The Company had no hedging contracts outstanding during the six months ended June 30, 1998 or 1997. At June 30, 1998, the Company's financial instruments also include cash, receivables and accounts payable. At June 30, 1998 the fair value of cash, receivables and accounts payable approximates carrying values because of the short-term nature of these instruments.

D. INCOME TAXES:

    Total taxes paid by Asarco and charged to the Company were $300 and $989 for the six months ended June 30, 1998 and 1997, respectively. Income tax expense in 1997 includes a tax benefit for percentage depletion arising from the Company's mine earnings.

                             MISSOURI LEAD DIVISION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

                             (DOLLARS IN THOUSANDS)

E. CONTINGENCIES AND LITIGATION:

    The operations of the Company are subject to stringent federal, state and local laws and regulations, including those relating to improving or maintaining environmental quality and those relating to plant and mine safety and health conditions. Although the Company believes that it is currently in substantial compliance with material laws and regulations, it is possible that substantial additional expenditures in the future may be required to comply with such legislation and regulations. In light of the frequent changes in such laws and regulations and the uncertainty inherent in this area, the Company is unable to estimate accurately the total amount of future expenditures.

    The Company is involved in pending litigation in the ordinary course of its business. It is the opinion of management that the outcome of the legal proceedings and environmental contingencies mentioned, will not materially adversely affect the financial position of the Company. However, it is possible that litigation and environmental contingencies could have a material effect on quarterly or annual operating results, when they are resolved in future periods. This opinion is based on considerations including experience related to previous court judgments and settlements and remediation costs and terms.

F.

    On July 28, 1998, Asarco entered into an asset purchase and sales agreement, pursuant to which Asarco will sell certain assets to The Doe Run Resources Corporation, a subsidiary of The Renco Group, Inc., which is expected to close in the third quarter. The assets to be sold include the lead smelter and refinery and two mines and associated equipment.

                      GLOSSARY OF CERTAIN METALLURGY TERMS

    "Anode copper" means copper blister that, in a furnace, has been blown with air and natural gas to upgrade its purity to approximately 99.0% copper, which is then cast into keystone shaped slabs that are shipped to an electrolytic refinery.

    "Bullion" means unrefined raw metals containing impurities.

    "By-products" means the products recovered during the refining process, such as silver, germanium and indium, which may produce gains for the smelter.

    "Cathode" means the electrolytically refined form of copper removed from the refining cells in the refining process that are sold "as is" or melted and cast into cakes, billets, wirebar or rods.

    "Concentrates" means ores that have been crushed, ground and treated in a flotation process that separates and concentrates the minerals creating the raw material for smelting.

    "Converter" means a principal phase of the smelting process that involves the blowing of oxygen-enriched air through molten metal, causing oxidation and the removal of sulfur and other impurities.

    "Copper blister" means the material resulting from passing copper concentrates through a converter that is approximately 98.5% copper and takes its name from "blisters" that form on the surface.

    "Electrolytic refining" means the process of placing copper anodes alternately with refined copper sheets in a tank through which a copper sulfate solution and sulfuric acid are circulated and a low voltage current is introduced that causes the copper metal to transfer from the anodes to the pure copper sheets, producing 99.9% copper cathodes.

    "Electrowinning" means the process of removing metal from solution by the action of electric currents.

    "Flotation" means the process by which minerals attach themselves to the bubbles in an oily froth and rise to the top where they are skimmed off.

    "Flux" means inert oxides of iron, calcium, silica added to the charge to be smelted or pyrometallurgically converted to assist with the creation of a molten slag to assist separation of the metal from the low melting molten oxides.

    "Galvanizing" means the anti-corrosion process for steel components that consists of dipping components in a molten zinc bath after chemically stripping off impurities.

    "Leaching" means the process of extracting a metal from ores via hydrometallurgical techniques by dissolving the metal into a solution for subsequent treatment or recovery.

    "Lead/zinc bullion" means unrefined raw metals containing impurities.

    "Ore" means a mineral or aggregate of minerals from which metal can be economically mined or extracted.

    "Refining" means the chemical or metallurgical steps required to purify a metal or compound into a commercially usable product.

    "Reverberatory furnace" means a furnace with a shallow hearth and a roof which deflects the flame and radiates heat toward the hearth or the surface of the charge.

    "Residues" means impurities remaining after the metallurgical treatment of concentrates.

    "Secondary materials" means products obtained from residues resulting from the primary smelting process or other industrial activities containing metals which can be recycled.

    "Sintering" means the agglomeration and desulfurization of concentrates into a lumpy product suitable for smelting in a blast furnace.

    "Slag" means complex silicates formed mainly by silica, iron oxide and lime that are residues collected from the blast furnace.

    "Smelting" means a pyrometallurgical process of separating metal by fusion from, those impurities with which it may be chemically combined or physically mixed.

    "Treatment charges" means the amount of money charged per ton of concentrate by the smelter (buyer) to the miner (seller) to cover the cost (plus profit) for processing the concentrate.

    "Zinc electrolytic process" means the hydrometallurgical process consisting of the electrolysis of a purified zinc sulfate solution (which is obtained by dissolving zinc oxidized concentrates in sulfuric acid) and obtaining a zinc deposit on aluminum cathodes.

    "Zinc oxide" means the oxide of zinc normally produced as a fine white power used mainly as a catalyst for the vulcanization of rubber and also used in paint pigments and as compounds in the pharmaceutical industry.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.
                                  ------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Special Note Regarding Forward-Looking
  Statements...................................          2
Presentation of Certain Financial
  Information..................................          2
Exchange Rates.................................          2
Prospectus Summary.............................          4
Risk Factors...................................         17
Use of Proceeds................................         26
Capitalization.................................         27
Unaudited Pro Forma Consolidated Financial
  Data.........................................         28
Selected Historical Consolidated Financial
  Data.........................................         35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         39
The Exchange Offer.............................         50
Industry.......................................         58
Business.......................................         62
Management.....................................         99
Principal Shareholders.........................        103
Certain Transactions...........................        104
Description of Revolving Credit Facilities.....        106
Description of the March 1998 Notes............        109
Description of the Notes.......................        110
Certain U.S. Federal Income Tax
  Considerations...............................        139
Plan of Distribution...........................        142
Legal Matters..................................        143
Experts........................................        143
Index to Consolidated Financial Statements.....        F-1
Glossary of Certain Metallurgy Terms...........        G-1

                                  ------------

    UNTIL             (40 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                                  THE DOE RUN
                             RESOURCES CORPORATION

                                 EXCHANGE OFFER
                                      FOR
                          11 1/4% SENIOR SECURED NOTES
                                    DUE 2005

                                 GUARANTEED BY:
                           FABRICATED PRODUCTS, INC.
                              DOE RUN CAYMAN LTD.
                             DOE RUN MINING S.R.L.
                              DOE RUN PERU S.R.L.
                               DOE RUN AIR S.A.C.
                           DOE RUN DEVELOPMENT S.A.C.
                          EMPRESA MINERA COBRIZA S.A.

                               -----------------
                                   PROSPECTUS
                               -----------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 722 and 723 of the Business Corporation Law of New York (the "NYBCL") empower The Doe Run Resources Corporation, a New York corporation ("Doe Run"), to indemnify, subject to the limitations and standards set forth therein, any person made or threatened to be made a party to an action or proceeding brought or threatened by reason of the fact that such person is or was a director or officer of Doe Run, Section 726 of the NYBCL provides that Doe Run may purchase insurance on behalf of any such director or officer. Article V of Doe Run's By-Laws provides, in effect, for the indemnification by Doe Run of each director, officer, employee or agent of Doe Run to the full extent permitted by the NYBCL.

    The By-Laws of Doe Run provide, in effect, that Doe Run shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of Doe Run to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other enterprise which any director or officer of Doe Run served in any capacity at the request of Doe Run, by reason of the fact that he, his testator or intestate is or was a director or officer of Doe Run, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein.

    Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    The Certificate of Incorporation of Fabricated Products, Inc., a Delaware corporation ("FPI"), provides that a director of FPI shall not be personally liable to FPI or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to FPI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit.

    The Bylaws of FPI provide, in effect, that FPI shall indemnify every person who was or is a party, or is or was threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of FPI, or is or was serving at the request of FPI as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceedings, to the fullest extent permitted by applicable law. Such indemnifications may, in the discretion of the board of directors, include advances of the person's expenses in advance of final disposition of such action, suit, or proceeding, subject to the provisions of any applicable statute. FPI is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of FPI, or is or was serving at the request of FPI as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person's capacity.

    The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law, which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or willful default on the part of the officer or director or reckless disregard of his duties and obligations to the company.

    Article 123 of the Articles of Association of Doe Run Cayman Ltd., a Cayman Islands company ("Doe Run Cayman"), provides, in effect, that Doe Run Cayman shall indemnify the directors and officers of Doe Run Cayman and any trustees acting in relation to any of the affairs of Doe Run Cayman and their heirs, executors, administrators and personal representatives respectively from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively.

    Peruvian law does not provide for the indemnification of directors or officers of entities organized as Sociedades de Responsibilidad Limitada (which do not have directors), Sociedades Anonima Cerrada and Sociedades Anonima. The Constituciones de Sociedad Comercial de Responsibilidad Limitada for Doe Run Mining S.R.L. ("Doe Run Mining") and Doe Run Peru S.R.L. ("Doe Run Peru"), the Constitucion Simultanea de Sociedad Anonima Cerrada for Doe Run Air S.A.C. ("Doe Run Air") and Doe Run Development S.A.C. ("Doe Run Development"), and the Modificacion Total de Estatuto Social, Designacion de membros de Directorio, Nombramiento de Gerente General,

Nombriento de Apoderados Especiales y Otorgamiento de Poderes Especiales of Empresa Miera Cobriza S.A. ("Cobriza") do not contain any provisions regarding the indemnification of directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

  2.1      --Asset Purchase and Sale Agreement, dated as of July 28, 1998, between ASARCO Incorporated and Doe Run for the Missouri Lead Division and the Sugar Creek Project.(1)

  3.1      --Certificate of Incorporation of Doe Run.(1)

  3.2      --Amended and Restated By-laws of Doe Run.(1)

  3.3      --Certificate of Incorporation of FPI.(1)

  3.4      --Bylaws of FPI.(1)

  3.5      --Certificate of Incorporation of Doe Run Cayman.(1)

  3.6      --Memorandum and Articles of Association of Doe Run Cayman.(1)

  3.7      --Constitucion de Sociedad Comercial de Responsibilidad Limitada de Doe Run Mining (with English translation).(1)

  3.8      --Constitucion de Sociedad Comercial de Responsibilidad Limitada de Doe Run Peru (with English translation).(1)

  3.9.1    --Constitucion Simultanea de Sociedad Anonima Cerrada de Doe Run Air (with English translation).

  3.9.2    --Constitucion Simultanea de Sociedad Anonima Cerrada de Doe Run Development (with English translation).

  3.9.3    --Modificacion Total de Estatuto Social, Designacion de membros de Directorio, Nombramiento de Gerente
             General, Nombriento de Apoderados Especiales y Otorgamiento de Poderes Especiales de Cobriza (with
             English translation).

  4.1.1    --Indenture, dated as of March 12, 1998, by and among Doe Run, as issuer, FPI, Doe Run Cayman, Doe Run
             Mining and Doe Run Peru, as guarantors, and State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Notes due 2005, Series A, Floating Interest Rate Senior Notes due 2003, Series
             A, 11 1/4% Senior Notes due 2005, Series B and Floating Interest Rate Senior Notes due 2003, Series B
             and the Guarantees thereof (containing, as exhibits, specimens of the Notes and the Guarantees).(1)

  4.1.2    --First Supplemental Indenture, dated as of September 1, 1998, by and among Doe Run, as issuer, FPI,
             Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development, as guarantors, and
             State Street Bank and Trust Company, as trustee, supplementing the Indenture, dated as of March 12,
             1998.(2)

  4.1.3    --Second Supplemental Indenture, dated as of September 16, 1998, by and among Doe Run, as issuer, FPI,
             Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development and Cobriza, as
             guarantors, and State Street Bank and Trust Company, as trustee, supplementing the Indenture, dated as of March 12, 1998.

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  4.2.1    --Indenture, dated as of September 1, 1998, by and among Doe Run, as issuer, FPI, Doe Run Cayman, Doe
             Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development, as guarantors, and State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Secured Notes due 2005, Series A and
             11 1/4% Senior Secured Notes due 2005, Series B and the Guarantees thereof (containing, as exhibits, specimens of the Notes and the Guarantees).(2)

  4.2.2    --First Supplemental Indenture, dated as of September 16, 1998, by and among Doe Run, as issuer, FPI,
             Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development and Cobriza, as
             guarantors, and State Street Bank and Trust Company, as trustee, supplementing the Indenture, dated as of September 1, 1998.

  4.3      --Purchase Agreement, dated August 26, 1998, among Doe Run, FPI, Doe Run Cayman, Doe Run Mining, Doe
             Run Peru, Doe Run Air, Doe Run Development and Jefferies & Company, Inc., relating to the 11 1/4%
             Senior Secured Notes due 2005.(2)

  4.4      --Registration Rights Agreement, dated as of September 1, 1998, by and among Doe Run, FPI, Doe Run
             Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development and Jefferies & Company, Inc.,
             relating to the 11 1/4% Senior Secured Notes due 2005.(2)

  4.5      --Form Letter of Transmittal.

  5.1      --Opinion of Cadwalader, Wickersham & Taft.

  8.1      --Opinion of Cadwalader, Wickersham & Taft (included in Exhibit 5.1).

 10.1.1    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Jeffrey L. Zelms.(1)

 10.1.2    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and Marvin
             K. Kaiser.(1)

 10.1.3    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Richard L. Amistadi.(1)

 10.1.4    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and Gary
             E. Boyer.(1)

 10.1.5    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Kenneth R. Buckley.(1)

 10.2.1    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Jeffrey L. Zelms.(1)

 10.2.2    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Marvin K. Kaiser.(1)

 10.2.3    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Richard L. Amistadi.(1)

 10.2.4    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Gary E. Boyer.(1)

 10.2.5    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Kenneth R. Buckley.(1)

 10.3      --The Doe Run Resources Corporation Supplemental Employee Retirement Plan.(1)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
 10.4      --The Doe Run Company Executive Tax Services Plan.(1)

 10.5.1    --Loan and Security Agreement, dated March 12, 1998, by and among Doe Run, FPI and Congress Financial
             Corporation.(1)

 10.5.2    --Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, among Doe Run, FPI and
             Congress Financial Corporation. (2)

 10.6      --Contrato de Transferencia de Acciones, Aumento del Capital Social y Suscripcion de Acciones de La
             Empresa Metalurgica La Oroya S.A. (Contract of Stock Transfer, Capital Increase and Stock
             Subscription) (with English translation).(1)

 10.7      --Programa de Adecuacion y Manejo Ambiental (Environmental Remedy and Management Program) (with English translation).(1)

 10.8.1    --Convenio de Estabilidad Juridica Entre el Estado y La Empresa Metalurgica La Oroya S.A. (Legal
             Stability Agreement between the State and Empresa Metalurgica La Oroya S.A.) (with English translation).(1)

 10.8.2    --Convenio de Estabilidad Juridica con Doe Run Mining S.R. Ltda. (Legal Stability Agreement with Doe
             Run Mining--Commission for Foreign Investments and Technologies) (with English translation).(1)

 10.8.3    --Convenio de Estabilidad Juridica con Doe Run Mining S.R. Ltda. (Legal Stability Agreement with Doe
             Run Mining--Ministry of Energy and Mines) (with English translation).(1)

 10.8.4    --Convenio de Estabilidad Juridica con Doe Run Peru S.R. Ltda. (Legal Stability Agreement with Doe Run
             Peru--Minister of Energy and Mines) (with English translation).(1)

 10.8.5    --Convenio de Estabilidad Juridica con Doe Run Peru S.R. Ltda. (Legal Stability Agreement with Doe Run
             Peru--Vice Minister of Mines) (with English translation).(1)

 10.8.6    --Convenio de Estabilidad Juridica con Doe Run Cayman Ltd. (Legal Stability Agreement with Doe Run
             Cayman--Commission for Foreign Investments and Technologies) (with English translation).(1)

 10.8.7    --Remite Contrato de Estabilidad Administrativa Ambiental (Environmental Stability Agreement) (with
             English translation).(1)

 10.9.1    --Contrato de Linea de Credito en Moneda Extranjero (Contract for a Line of Credit in Foreign
             Currency), dated June 11, 1998, between Banco de Credito del Peru and Doe Run Peru (with English translation).(1)

 10.9.2    --Modificacion al Contrato de Linea de Credito en Moneda Extranjera y al Contrato de Afectacion en
             Garantia de Pagos y/o Cobranzas y de Cuentas Cobranza (amendment to the Contract for Line of Credit in Foreign Currency and Collection Account Agreement, dated as of October 6, 1998, between Banco de
             Credito del Peru and Doe Run Peru S.R.L. (English translation to be filed by amendment).

 10.10     --Contrato de Afectacion en Garantia de Pagos y/o Cobranzas y de Cuentas Cobranza (Collection Account
             Agreement), dated June 11, 1998, between Banco de Credito del Peru and Doe Run Peru (with English translation).(1)

 10.11     --Contrato de Prenda de Minerales (Ore Collateral Agreement), dated June 11, 1998, between Banco de
             Credito del Peru and Doe Run Peru (with English translation).(1)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
 10.12     --Security Agreement, dated as of September 1, 1998, by Doe Run in favor of State Street Bank and Trust
             Company, as trustee and collateral agent.(2)

 10.13     --Intercreditor Agreement, dated as of September 1, 1998, between State Street Bank and Trust Company, as note trustee, and Congress Financial Corporation, as lender.(2)

 10.14     --Management Consulting Agreement, dated as of April 17, 1994, as amended, between The Renco Group,
             Inc. and The Doe Run Resources Corporation.

 12        --Statement regarding computation of ratios.

 15        --Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

 21        --List of Subsidiaries of Registrant.

 23.1      --Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1).

 23.2      --Consent of KPMG Peat Marwick LLP.

 23.3      --Consent of Medina, Zaldivar y Asociados S. Civ. R.L., a member firm of Andersen Worldwide SC.

 23.4      --Consent of PricewaterhouseCoopers LLP.

 23.5      --Consent of Pincock, Allen & Holt.

 24        --Power of Attorney (included on the signature page).

 25        --Statement of Eligibility and Qualification on Form T-1 of State Street Bank and Trust Company.

------------------------

(1) Incorporated by reference to the Registration Statement on Form S-4, as amended, (File No. 333-52285) originally filed May 11, 1998

(2) Incorporated by reference to Form 8-K (File No. 333-52285) filed September 16, 1998.

(b) Financial Statement Schedules.

    All schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling any Registrant pursuant to the foregoing provisions, each Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply be means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

\

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 28, 1998.

                                THE DOE RUN RESOURCES CORPORATION

                                By:             /s/ JEFFREY L. ZELMS
                                     -----------------------------------------
                                                  JEFFREY L. ZELMS
                                       President and Chief Executive Officer

                                FABRICATED PRODUCTS, INC.

                                By:             /s/ MARVIN K. KAISER
                                     -----------------------------------------
                                                  MARVIN K. KAISER
                                     Vice President and Chief Financial Officer

                                DOE RUN CAYMAN LTD.

                                By:             /s/ JEFFREY L. ZELMS
                                     -----------------------------------------
                                                  JEFFREY L. ZELMS
                                                     President

                                DOE RUN MINING S.R.L.

                                By:            /s/ KENNETH R. BUCKLEY
                                     -----------------------------------------
                                                 KENNETH R. BUCKLEY
                                                  General Manager

                                DOE RUN PERU S.R.L.

                                By:            /s/ KENNETH R. BUCKLEY
                                     -----------------------------------------
                                                 KENNETH R. BUCKLEY
                                                  General Manager

                                DOE RUN AIR S.A.C.

                                By:             /s/ JEFFREY L. ZELMS
                                     -----------------------------------------
                                                  JEFFREY L. ZELMS
                                                  Attorney-in-Fact

                                DOE RUN DEVELOPMENT S.A.C.

                                By:             /s/ JEFFREY L. ZELMS
                                     -----------------------------------------
                                                  JEFFREY L. ZELMS
                                                  Attorney-in-Fact

                                EMPRESA MINERA COBRIZA S.A.

                                By:             /s/ JEFFREY L. ZELMS
                                     -----------------------------------------
                                                  JEFFREY L. ZELMS
                                                  Attorney-in-Fact

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Zelms and Marvin K. Kaiser and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 28, 1998

          SIGNATURE                       TITLE
------------------------------  --------------------------

            THE DOE RUN RESOURCES CORPORATION

     /s/ IRA LEON RENNERT
------------------------------  Chairman of the Board and
       IRA LEON RENNERT           Director

                                President and Chief
     /s/ JEFFREY L. ZELMS         Executive Officer
------------------------------    (Principal Executive
       JEFFREY L. ZELMS           Officer)

                                Vice President and Chief
     /s/ MARVIN K. KAISER         Financial Officer
------------------------------    (Principal Financial and
       MARVIN K. KAISER           Accounting Officer)

                FABRICATED PRODUCTS, INC.

     /s/ IRA LEON RENNERT
------------------------------  Chairman of the Board and
       IRA LEON RENNERT           Director

      /s/ JERRY L. PYATT
------------------------------  President (Principal
        JERRY L. PYATT            Executive Officer)

                                Vice President, Chief
     /s/ MARVIN K. KAISER         Financial Officer and
------------------------------    Treasurer (Principal
       MARVIN K. KAISER           Financial and Accounting
                                  Officer)

                   DOE RUN CAYMAN LTD.

     /s/ IRA LEON RENNERT
------------------------------  Chairman of the Board and
       IRA LEON RENNERT           Director

     /s/ JEFFREY L. ZELMS
------------------------------  President (Principal
       JEFFREY L. ZELMS           Executive Officer)

     /s/ MARVIN K. KAISER       Vice President (Principal
------------------------------    Financial and Accounting
       MARVIN K. KAISER           Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

                  DOE RUN MINING S.R.L.

    /s/ KENNETH R. BUCKLEY
------------------------------  General Manager (Principal
      KENNETH R. BUCKLEY          Executive Officer)

     /s/ MARVIN K. KAISER       Finance Manager (Principal
------------------------------    Financial and Accounting
       MARVIN K. KAISER           Officer)

                   DOE RUN PERU S.R.L.

    /s/ KENNETH R. BUCKLEY
------------------------------  General Manager (Principal
      KENNETH R. BUCKLEY          Executive Officer)

     /s/ MARVIN K. KAISER       Finance Manager (Principal
------------------------------    Financial and Accounting
       MARVIN K. KAISER           Officer)

                    DOE RUN AIR S.A.C.

   /s/ ANTHONY W. WORCESTER
------------------------------  General Manager (Principal
     ANTHONY W. WORCESTER         Executive Officer)

      /s/ HENRY E. PEITZ        Finance Manager (Principal
------------------------------    Financial and Accounting
        HENRY E. PEITZ            Officer)

                DOE RUN DEVELOPMENT S.A.C.

                                General Manager (Principal
  /s/ VICTOR RAUL EYZAGUIRRE      Executive Officer and
------------------------------    Principal Financial and
    VICTOR RAUL EYZAGUIRRE        Accounting Officer)

               EMPRESA MINERA COBRIZA S.A.

                                General Manager (Principal
    /s/ KENNETH R. BUCKLEY        Executive Officer and
------------------------------    Principal Financial and
      KENNETH R. BUCKLEY          Accounting Officer)

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                               DESCRIPTION
---------  ------------------------------------------------------------------------------------------------

  2.1      --Asset Purchase and Sale Agreement, dated as of July 28, 1998, between ASARCO Incorporated and
             Doe Run for the Missouri Lead Division and the Sugar Creek Project.(1)

  3.1      --Certificate of Incorporation of Doe Run.(1)

  3.2      --Amended and Restated By-laws of Doe Run.(1)

  3.3      --Certificate of Incorporation of FPI.(1)

  3.4      --Bylaws of FPI.(1)

  3.5      --Certificate of Incorporation of Doe Run Cayman.(1)

  3.6      --Memorandum and Articles of Association of Doe Run Cayman.(1)

  3.7      --Constitucion de Sociedad Comercial de Responsibilidad Limitada de Doe Run Mining (with English translation).(1)

  3.8      --Constitucion de Sociedad Comercial de Responsibilidad Limitada de Doe Run Peru (with English translation).(1)

  3.9.1    --Constitucion Simultanea de Sociedad Anonima Cerrada de Doe Run Air (with English translation).

  3.9.2    --Constitucion Simultanea de Sociedad Anonima Cerrada de Doe Run Development (with English translation).

  3.9.3    --Modificacion Total de Estatuto Social, Designacion de membros de Directorio, Nombramiento de
             Gerente General, Nombriento de Apoderados Especiales y Otorgamiento de Poderes Especiales de
             Cobriza (with English translation).

  4.1.1    --Indenture, dated as of March 12, 1998, by and among Doe Run, as issuer, FPI, Doe Run Cayman,
             Doe Run Mining and Doe Run Peru, as guarantors, and State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Notes due 2005, Series A, Floating Interest Rate
             Senior Notes due 2003, Series A, 11 1/4% Senior Notes due 2005, Series B and Floating Interest
             Rate Senior Notes due 2003, Series B and the Guarantees thereof (containing, as exhibits, specimens of the Notes and the Guarantees).(1)

  4.1.2    --First Supplemental Indenture, dated as of September 1, 1998, by and among Doe Run, as issuer,
             FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development, as
             guarantors, and State Street Bank and Trust Company, as trustee, supplementing the Indenture, dated as of March 12, 1998.(2)

  4.1.3    --Second Supplemental Indenture, dated as of September 16, 1998, by and among Doe Run, as issuer, FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development
             and Cobriza, as guarantors, and State Street Bank and Trust Company, as trustee, supplementing the Indenture, dated as of March 12, 1998.

  4.2.1    --Indenture, dated as of September 1, 1998, by and among Doe Run, as issuer, FPI, Doe Run
             Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development, as guarantors, and
             State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Secured Notes due 2005, Series A and 11 1/4% Senior Secured Notes due 2005, Series B and the Guarantees
             thereof (containing, as exhibits, specimens of the Notes and the Guarantees).(2)
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
  4.2.2    --First Supplemental Indenture, dated as of September 16, 1998, by and among Doe Run, as issuer,
             FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development and
             Cobriza, as guarantors, and State Street Bank and Trust Company, as trustee, supplementing the
             Indenture, dated as of September 1, 1998.

  4.3      --Purchase Agreement, dated August 26, 1998, among Doe Run, FPI, Doe Run Cayman, Doe Run Mining,
             Doe Run Peru, Doe Run Air, Doe Run Development and Jefferies & Company, Inc., relating to the
             11 1/4% Senior Secured Notes due 2005.(2)

  4.4      --Registration Rights Agreement, dated as of September 1, 1998, by and among Doe Run, FPI, Doe
             Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air, Doe Run Development and Jefferies &
             Company, Inc., relating to the 11 1/4% Senior Secured Notes due 2005.(2)

  4.5      --Form Letter of Transmittal.

  5.1      --Opinion of Cadwalader, Wickersham & Taft.

  8.1      --Opinion of Cadwalader, Wickersham & Taft (included in Exhibit 5.1).

 10.1.1    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Jeffrey L. Zelms.(1)

 10.1.2    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Marvin K. Kaiser.(1)

 10.1.3    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Richard L. Amistadi.(1)

 10.1.4    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Gary E. Boyer.(1)

 10.1.5    --Employment Agreement, dated as of April 7, 1994, between The Doe Run Resources Corporation and
             Kenneth R. Buckley.(1)

 10.2.1    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Jeffrey L. Zelms.(1)

 10.2.2    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Marvin K. Kaiser.(1)

 10.2.3    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Richard L. Amistadi.(1)

 10.2.4    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Gary E. Boyer.(1)

 10.2.5    --Net Worth Appreciation Agreement, dated as of April 7, 1994, as amended, between The Doe Run
             Resources Corporation and Kenneth R. Buckley.(1)

 10.3      --The Doe Run Resources Corporation Supplemental Employee Retirement Plan.(1)

 10.4      --The Doe Run Company Executive Tax Services Plan.(1)

 10.5.1    --Loan and Security Agreement, dated March 12, 1998, by and among Doe Run, FPI and Congress
             Financial Corporation.(1)

 10.5.2    --Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, among Doe Run, FPI and Congress Financial Corporation. (2)
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
 10.6      --Contrato de Transferencia de Acciones, Aumento del Capital Social y Suscripcion de Acciones de
             La Empresa Metalurgica La Oroya S.A. (Contract of Stock Transfer, Capital Increase and Stock
             Subscription) (with English translation).(1)

 10.7      --Programa de Adecuacion y Manejo Ambiental (Environmental Remedy and Management Program) (with
             English translation).(1)

 10.8.1    --Convenio de Estabilidad Juridica Entre el Estado y La Empresa Metalurgica La Oroya S.A. (Legal
             Stability Agreement between the State and Empresa Metalurgica La Oroya S.A.) (with English translation).(1)

 10.8.2    --Convenio de Estabilidad Juridica con Doe Run Mining S.R. Ltda. (Legal Stability Agreement with
             Doe Run Mining--Commission for Foreign Investments and Technologies) (with English translation).(1)

 10.8.3    --Convenio de Estabilidad Juridica con Doe Run Mining S.R. Ltda. (Legal Stability Agreement with
             Doe Run Mining--Ministry of Energy and Mines) (with English translation).(1)

 10.8.4    --Convenio de Estabilidad Juridica con Doe Run Peru S.R. Ltda. (Legal Stability Agreement with
             Doe Run Peru--Minister of Energy and Mines) (with English translation).(1)

 10.8.5    --Convenio de Estabilidad Juridica con Doe Run Peru S.R. Ltda. (Legal Stability Agreement with
             Doe Run Peru--Vice Minister of Mines) (with English translation).(1)

 10.8.6    --Convenio de Estabilidad Juridica con Doe Run Cayman Ltd. (Legal Stability Agreement with Doe
             Run Cayman--Commission for Foreign Investments and Technologies) (with English translation).(1)

 10.8.7    --Remite Contrato de Estabilidad Administrativa Ambiental (Environmental Stability Agreement)
             (with English translation).(1)

 10.9.1    --Contrato de Linea de Credito en Moneda Extranjero (Contract for a Line of Credit in Foreign
             Currency), dated June 11, 1998, between Banco de Credito del Peru and Doe Run Peru (with
             English translation).(1)

 10.9.2    --Modificacion al Contrato de Linea de Credito en Moneda Extranjera y al Contrato de Afectacion
             en Garantia de Pagos y/o Cobranzas y de Cuentas Cobranza (amendment to the Contract for Line of Credit in Foreign Currency and Collection Account Agreement, dated as of October 6, 1998, between Banco de Credito del Peru and Doe Run Peru S.R.L. (English translation to be filed by amendment).

 10.10     --Contrato de Afectacion en Garantia de Pagos y/o Cobranzas y de Cuentas Cobranza (Collection
             Account Agreement), dated June 11, 1998, between Banco de Credito del Peru and Doe Run Peru
             (with English translation).(1)

 10.11     --Contrato de Prenda de Minerales (Ore Collateral Agreement), dated June 11, 1998, between Banco de Credito del Peru and Doe Run Peru (with English translation).(1)

 10.12     --Security Agreement, dated as of September 1, 1998, by Doe Run in favor of State Street Bank and Trust Company, as trustee and collateral agent.(2)

 10.13     --Intercreditor Agreement, dated as of September 1, 1998, between State Street Bank and Trust
             Company, as note trustee, and Congress Financial Corporation, as lender.(2)
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
 10.14     --Management Consulting Agreement, dated as of April 17 1994, as amended, between The Renco
             Group, Inc. and the Doe Run Resources Corporation.

 12        --Statement regarding computation of ratios.

 15        --Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.

 21        --List of Subsidiaries of Registrant.

 23.1      --Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1).

 23.2      --Consent of KPMG Peat Marwick LLP.

 23.3      --Consent of Medina, Zaldivar y Asociados S. Civ. R.L., a member firm of Andersen Worldwide SC.

 23.4      --Consent of PricewaterhouseCoopers LLP.

 23.5      --Consent of Pincock, Allen & Holt.

 24        --Power of Attorney (included on the signature page).

 25        --Statement of Eligibility and Qualification on Form T-1 of State Street Bank and Trust Company.

------------------------

(1) Incorporated by reference to the Registration Statement on Form S-4, as amended, (File No. 333-52285) originally filed May 11, 1998

(2) Incorporated by reference to Form 8-K (File No. 333-52285) filed September 16, 1998.